UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934 (Amendment No.     )

Check the appropriate box:

☒  Preliminary Information Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐  Definitive Information Statement

POLYMER GROUP, INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Class A Common Stock, par value $0.01 per share
Class B Common Stock, par value $0.01 per share
Class C Common Stock, par value $0.01 per share

(2)	Aggregate number of securities to which transaction applies:

21,433,175 shares of Company Common Stock (which includes 21,326,939 outstanding shares of Class A common stock (including 565,541 restricted shares), 81,917 outstanding shares of Class B common stock and 24,319 outstanding shares of Class C common stock), 55,485 shares of Class A common stock issuable upon the exercise of outstanding stock options, 281,058 shares of Class A common stock subject to restricted stock units (assuming, in the case of performance-based restricted stock units, attainment of the target levels of performance applicable to such restricted stock units) and 393,675 shares of Company Common Stock issuable upon exercise of the Call Option (as defined in the Merger Agreement).

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was determined based upon the sum of (A) 21,433,175 shares of Company Common Stock multiplied by $18.16 per share; and (B) 55,485 shares of Class A common stock issuable upon the exercise of outstanding stock options multiplied by $12.16 (which is the difference between $18.16 and $6.00, the exercise price of each outstanding option); and (C) 281,058 shares of Class A common stock subject to restricted stock units multiplied by $18.16 per share; and (D) 393,675 shares of Company Common Stock issuable upon exercise of the Call Option multiplied by $18.16 per share. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.00007130 by the sum of the preceding sentence.

(4)	Proposed maximum aggregate value of transaction:

$402,154,307

(5)	Total fee paid:

$28,673.61

☐  Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

POLYMER GROUP, INC.
9335 Harris Corners Parkway, Suite 300
Charlotte, North Carolina 28269

NOTICE OF WRITTEN CONSENT AND APPRAISAL RIGHTS
AND
INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.

To our Stockholders:

This notice of written consent and appraisal rights and information statement is being furnished to the holders of shares of common stock of Polymer Group, Inc., which we refer to as “PGI” or the “Company”, in connection with the Agreement and Plan of Merger, dated as of October 4, 2010 (the “merger agreement”), among PGI, Scorpio Acquisition Corporation (“Parent”), a Delaware corporation that was formed by Blackstone Capital Partners V L.P., Scorpio Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Subsidiary”), and MatlinPatterson Global Opportunities Partners L.P., a Delaware limited partnership, as the Stockholder Representative (the “Stockholder Representative”), pursuant to which Merger Subsidiary will merge with and into PGI, with PGI continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “merger”). A copy of the merger agreement is attached as Annex A to this information statement.

If the merger is completed, each of your shares of PGI Class A common stock, PGI Class B common stock and PGI Class C common stock (collectively, “Company Common Stock”), other than (i) shares owned by Parent, Merger Subsidiary, PGI or any subsidiary of PGI and (ii) shares in respect of which appraisal rights have been properly exercised under Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”), will be converted into the right to receive up to $18.16 in cash, subject to the escrow arrangement described in this information statement. In addition, if the merger is completed after December 31, 2010, the amount of consideration paid in respect of each such share will increase by an amount equal to the product of (a) the number of calendar days within the period beginning on January 1, 2011 and ending on the calendar day immediately prior to the closing date of the merger and (b) a fraction, the numerator of which is $53,571.42 and the denominator of which is the total number of shares of Company Common Stock outstanding at the effective time of the merger, determined on a fully diluted basis (the “Additional Per Share Consideration”).

At the effective time of the merger, a portion of the aggregate merger consideration totaling $64.5 million, or approximately $2.91 per share (calculated on a fully diluted basis), will be deposited in an escrow fund to cover liabilities, costs and expenses related to the potential application of the “personal holding company” rules of the Internal Revenue Code of 1986, as amended, to the Company and its subsidiaries. As a result of such amount being deposited in an escrow fund, each outstanding share of Company Common Stock (other than those shares described in clauses (i) and (ii) of the preceding paragraph) will be converted into the right to receive, at the effective time of the merger, approximately $15.25 per share (plus, if the merger is completed after December 31, 2010, the Additional Per Share Consideration), and the holders of such shares at the effective of the merger will thereafter be entitled to receive amounts if and when released from the escrow fund in accordance with the merger agreement and as described in this information statement. The right to receive amounts released from the escrow fund will not be evidenced by any certificate, will be allocated to the Company stockholders of record (and holders of stock option and restricted stock units) as of the effective time of the merger and will not be transferable, except by operation of law or by intestacy.

PGI’s board of directors (the “Board of Directors”), acting in part upon the unanimous recommendation of a special committee comprised solely of independent members of the Board of Directors, unanimously (i) approved and declared advisable the merger agreement, (ii) declared that it was in the best interests of the stockholders of the Company that the Company enter into the merger agreement and consummate the transactions contemplated by the merger agreement on the terms and subject to the conditions set forth in the merger agreement, (iii) declared that the terms of the merger were fair to the Company and the stockholders of the Company, (iv) approved the submission of the Merger Agreement for adoption by the irrevocable written consent of MatlinPatterson Global Opportunities Partners L.P. and certain of its affiliates (“MatlinPatterson”) and (v) recommended that the stockholders of the Company adopt and approve the Merger Agreement.

The adoption of the merger agreement by PGI’s stockholders required the affirmative vote or written consent of the holders of a majority of the outstanding shares of Company Common Stock. On October 4, 2010, following execution of the merger agreement by the parties thereto, MatlinPatterson, which on such date owned shares of Company Common Stock representing approximately 63.4% of the outstanding shares of Company Common Stock entitled to vote on the adoption of the merger agreement, delivered a written consent adopting and approving in all respects the merger agreement and the transactions and agreements contemplated thereby. As a result, no further action by any other stockholder of PGI is required to adopt the merger agreement and PGI has not solicited, and will not be soliciting, your adoption of the merger agreement and does not intend to call a stockholders’ meeting for purposes of voting on the adoption of the merger agreement. This notice and the accompanying information statement shall constitute notice to you from PGI of the action by written consent taken by MatlinPatterson contemplated by Section 228 of the DGCL.

Under Section 262 of the DGCL, if the merger is completed, subject to compliance with the requirements of Section 262 of the DGCL, holders of shares of Company Common Stock, other than MatlinPatterson, will have the right to seek an appraisal for, and be paid the “fair value” of, their shares of Company Common Stock (as determined by the Court of Chancery of the State of Delaware) instead of receiving the consideration to be paid pursuant to the merger agreement. In order to exercise your appraisal rights, you must submit a written demand for an appraisal no later than 20 days after the mailing of this information statement, or [•], 2010, and comply with other procedures set forth in Section 262 of the DGCL, which are summarized in the accompanying information statement. A copy of Section 262 of the DGCL is attached to the accompanying information statement as Annex B. This notice and the accompanying information statement shall constitute notice to you from PGI of the availability of appraisal rights under Section 262 of the DGCL.

We urge you to read this entire information statement carefully. Please do not send in your stock certificates at this time. If the merger is completed, you will receive instructions regarding the surrender of your stock certificates and payment for your shares of Company Common Stock.

By Order of the Board of Directors of the Company.

Sincerely,

Veronica M. Hagen
Chief Executive Officer

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosures in this notice or the accompanying information statement. Any representation to the contrary is a criminal offense.

This information statement is dated [•], 2010 and is first being mailed to stockholders on or about [•], 2010.

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SUMMARY

The following summary highlights selected information from this information statement and may not contain all of the information that is important to you. Accordingly, we encourage you to read carefully this entire information statement, its annexes and the documents referred to in this information statement. Each item in this summary includes a page reference directing you to a more complete description of that item in this information statement. You may obtain the information incorporated by reference into this information statement by following the instructions under “Where to Find More Information” beginning on page [•].

The Parties to the Merger (page [•] of this information statement)

Polymer Group, Inc.  PGI, a Delaware corporation, is one of the world’s leading producers of nonwovens and a global, technology-driven developer, producer and marketer of engineered materials. With the broadest range of process technologies in the nonwovens industry, PGI is a global supplier to leading consumer and industrial product manufacturers. PGI operates 14 manufacturing and converting facilities in nine countries throughout the world.

Scorpio Acquisition Corporation.  Parent is a newly formed Delaware corporation that was formed by Blackstone Capital Partners V L.P., which we refer to as “BCP”. Parent has not carried on any activities to date, except for activities incidental to its formation, in connection with the financing of the merger and as otherwise contemplated by the merger agreement. Upon completion of the merger, the Company will be a wholly owned subsidiary of Parent.

Scorpio Merger Sub Corporation.  Merger Subsidiary, a newly formed Delaware corporation, is a wholly owned subsidiary of Parent and has not conducted any business operations except for activities incidental to its formation and as contemplated by the merger agreement.

The Stockholder Representative.  In order to efficiently administer certain actions to be taken by or on behalf of the Company’s stockholders under the merger agreement and the escrow agreement to be entered into in connection therewith, MatlinPatterson Global Opportunities Partners L.P. has been designated, pursuant to the terms of the merger agreement, as the Stockholder Representative.

The Merger (page [•] of this information statement)

On October 4, 2010, the Company entered into a merger agreement with Parent, Merger Subsidiary and the Stockholder Representative (the “merger agreement”). Upon the terms and subject to the conditions of the merger agreement, at the effective time of the merger, Merger Subsidiary will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “merger”). The merger agreement is attached as Annex A to this information statement, and we encourage you to read it carefully and in its entirety because it is the legal document that governs the merger.

Merger Consideration (page [•] of this information statement)

If the merger is completed, you will be entitled to receive, for each share of the Company’s Class A common stock, Class B common stock and Class C common stock (together, the “Company Common Stock”) that you own, up to $18.16 in cash (subject to the escrow arrangement described in this information statement). In addition, if the merger is completed after December 31, 2010, the amount of consideration paid in respect of each such share will increase by an amount, which we refer to in this information statement as the “Additional Per Share Consideration”, equal to the product of (a) the number of calendar days within the period beginning on January 1, 2011 and ending on the calendar day immediately prior to the closing date of the merger and (b) a fraction, the numerator of which is $53,571.42 and the denominator of which is the total number of shares of Company Common Stock outstanding at the effective time of the merger, determined on a fully diluted basis.

Of the $18.16 per share, approximately $15.25 will be payable upon the closing of the merger, and approximately $2.91 (the per share portion of $64.5 million, calculated on a fully diluted basis) will be placed into an escrow fund to cover liabilities, costs and expenses related to the potential application of the “personal holding company” rules of the Internal Revenue Code of 1986, as amended (the “Code”), to the Company and its subsidiaries, to be distributed ratably to stockholders as of the effective time of the merger if and when released from the escrow fund in accordance with the terms of the merger agreement and the escrow agreement to be entered into in connection therewith (substantially in the form attached as Exhibit D to the merger agreement, the “escrow agreement”). We refer in this information statement to the amount to be paid in respect of each share of Company Common Stock at closing as the “Per Share Closing Payment”, and to the amounts released from the escrow fund in respect of each share of Company Common Stock, if any, as the “Per Share Escrow Payments”. The right to receive the Per Share Escrow Payments will not be evidenced by any certificate, will be allocated to the Company stockholders of record (and holders of stock options and restricted stock units) as of the effective time of the merger and will not be transferable, except by operation of law or intestacy.

The calculation of the estimated Per Share Closing Payment of approximately $15.25 and the approximately $2.91 per share portion of the escrow amount assumes, (1) there will have been no change in the total number of outstanding shares of Company Common Stock, determined on a fully diluted basis, between October 1, 2010 and the effective date of the merger and (2) there are no shares of Company Common Stock in respect of which appraisal rights have been properly exercised. The calculation of fully diluted shares for purposes of these calculations excludes any shares of Company Common Stock in respect of which appraisal rights have been properly exercised.

Treatment of PGI Equity Awards (page [•] of this information statement)

Company Stock Options.  At the effective time of the merger, each outstanding stock option to acquire shares of Company Common Stock will be canceled and converted into the right to receive, in full satisfaction of the rights of such holder with respect thereto, (i) upon the effective time of the merger, an amount in cash equal to the number of shares of Company Common Stock subject to such stock option multiplied by the excess of the Per Share Closing Payment over the exercise price for such stock option, which is in all cases $6.00 per share, and (ii) on each date on which amounts are released from the escrow fund to the Company’s stockholders (each, an “escrow release date”), an amount in cash equal to the number of shares of Company Common Stock subject to such stock option multiplied by the Per Share Escrow Payment, in each case, less any applicable withholding taxes.

Company Restricted Shares.  At the effective time of the merger, each outstanding Company restricted share will be converted into the right to receive (i) upon the effective time of the merger, an amount in cash equal to the Per Share Closing Payment and (ii) on each escrow release date, an amount in cash equal to the Per Share Escrow Payment, in each case, less any applicable withholding taxes.

Company Restricted Stock Units.  At the effective time of the merger, each outstanding Company restricted stock unit will be converted into the right to receive, in full satisfaction of the rights of such holder with respect thereto, (i) upon the effective time of the merger, an amount in cash equal to the number of shares of Company Common Stock issuable pursuant to such restricted stock unit multiplied by the Per Share Closing Payment and (ii) on each escrow release date, an amount in cash equal to the number of shares of Company Common Stock issuable pursuant to such restricted stock unit multiplied by the Per Share Escrow Payment, in each case, less any applicable withholding taxes.

Company Performance Restricted Stock Units.  At the effective time of the merger, each outstanding Company restricted stock unit subject to performance goals will be converted into the right to receive, in full satisfaction of the rights of such holder with respect thereto, (i) upon the effective time of the merger, an amount in cash equal to the number of shares of Company Common Stock issuable pursuant to such performance-based restricted stock unit, assuming attainment of the target level of performance applicable to such restricted stock unit, multiplied by the Per Share Closing Payment, and (ii) on each escrow release date, an amount in cash equal to the number of shares of Company Common Stock issuable pursuant to such performance-based restricted stock unit, assuming attainment of the target level of performance applicable to such restricted stock unit, multiplied by the Per Share Escrow Payment, in each case, less any applicable withholding taxes.

Reasons for the Merger; Recommendation of the Special Committee and Our Board of Directors (page [•] of this information statement)

The Board of Directors of the Company (the “Board of Directors”) created a special committee (the “Special Committee”), comprised solely of independent members of the Board of Directors, to evaluate and make recommendations with respect to strategic alternatives available to the Company. After careful consideration, the Special Committee deemed it advisable and in the best interests of the Company and its stockholders that the Company enter into the merger agreement, determined that the terms of the merger were fair to the Company and its stockholders (other than MatlinPatterson Global Opportunities Partners L.P. and its affiliates, which we refer to collectively as “MatlinPatterson”), approved the merger agreement and the transactions contemplated thereby and recommended that the Board of Directors approve the merger agreement.

After careful consideration, the Board of Directors, acting in part on the unanimous recommendation of a special committee of the Special Committee, unanimously (i) approved and declared advisable the merger agreement, (ii) declared that it was in the best interests of the stockholders of the Company that the Company enter into the merger agreement and consummate the transactions contemplated by the merger agreement on the terms and subject to the conditions set forth in the merger agreement, (iii) declared that the terms of the merger were fair to the Company and the stockholders of the Company, (iv) approved the submission of the merger agreement for adoption by the irrevocable written consent of MatlinPatterson and (v) recommended that the stockholders of the Company adopt and approve the merger agreement.

For a discussion of the material factors considered by the Special Committee and the Board of Directors in reaching their respective conclusions, please see the section titled “The Merger − Reasons for the Merger” beginning on page [•].

Required Stockholder Approval (page [•] of this information statement)

The merger requires the adoption of the merger agreement by the holders of a majority of the outstanding shares of Company Common Stock voting or consenting together as a single class. On October 4, 2010, following execution of the merger agreement by the parties thereto, MatlinPatterson, the holder of approximately 63.4% of the voting power of the outstanding shares of Company Common Stock on that date, delivered a written consent adopting and approving in all respects the merger agreement and the transactions and agreements contemplated thereby. As a result, no further approval of the stockholders of the Company is required to approve and adopt the merger agreement and the transactions contemplated thereby.

Opinion of the Financial Advisor of the Special Committee (page [•] of this information statement)

Janney Montgomery Scott LLC (“Janney”), the Special Committee’s financial advisor, delivered its opinion to the Special Committee and the Board of Directors that, as of September 24, 2010, and based upon and subject to the factors and assumptions set forth therein, the $18.16 per share, to be paid to holders of shares of Company Common Stock (other than MatlinPatterson) was fair, from a financial point of view, to such holders. The full text of the written opinion of Janney, dated September 24, 2010, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection therewith, is attached as Annex C to this information statement. Janney provided its opinion for the information and assistance of the Special Committee and the Board of Directors in connection with their consideration of the proposed merger. Janney’s opinion does not address any other aspects of the merger and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should act with respect to the merger or any matter related thereto.

Financing of the Merger (page [•] of this information statement)

Parent has obtained debt and equity financing commitments, each dated as of October 4, 2010, to fund the merger and the other transactions contemplated by the merger agreement.

The debt financing commitments, obtained from Citigroup Global Markets Inc., Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Barclays Capital, Royal Bank of Canada and RBC Capital Markets, provide for (1) a senior secured revolving asset-based facility in an aggregate principal amount of $50 million and (2) $545 million of either (i) senior secured notes issued in a public offering or in a Rule 144A or other private placement and/or (ii) senior secured increasing rate loans under a senior secured credit facility, provided that such $545 million will be reduced on a dollar-for-dollar basis in the amount (not to exceed $50 million) by which certain existing indebtedness of the Company or its subsidiaries is rolled over in connection with the merger. The equity financing and debt financing are each subject to the satisfaction of the conditions set forth in the commitment letter pursuant to which such financing will be provided.

For a description of certain covenants in the merger agreement pertaining to the debt financing commitments, please see the section titled “The Merger Agreement – Financing Covenant” beginning on page [•].

The equity financing commitment was obtained from Blackstone Capital Partners V L.P. in the amount up to $260 million. The Company is a third party beneficiary under the equity financing commitment and has the ability to specifically enforce the equity financing if (i) Parent and Merger Subsidiary are required to consummate the merger on account of the closing conditions having been satisfied and (ii) the debt financing (or alternative financing if the debt financing becomes unavailable on the agreed upon terms and conditions) has been funded or will be funded at the closing if the equity financing is funded at the closing, in each case as described in the section titled “The Merger Agreement – Termination Fees and Remedies” beginning on page [•].

The obligations of Parent and Merger Subsidiary to close the merger are not conditioned upon the consummation of the financing. A failure of Parent and Merger Subsidiary to close the merger resulting from a failure or inability to consummate the financing would constitute a breach for purposes of the merger agreement, the remedies for which would include (i) the right to receive the Parent Termination Fee and (ii) under the circumstances set forth in the previous paragraph, the right to specifically enforce the equity financing, in each case as described in the section titled “The Merger Agreement – Termination Fees and Remedies” beginning on page [•].

Interests of the Company’s Directors and Officers in the Merger (page [•] of this information statement)

You should be aware that certain of our directors and officers have interests in the merger that may be different from, or in addition to, your interests as a stockholder and that may present actual or potential conflicts of interest. These interests include the following:

•	the cancelation and cash-out of all outstanding stock options, restricted stock and restricted stock units, in each case whether vested or unvested, held by our officers and directors;

•	the vesting of awards under our annual incentive plan;

•	Parent’s entering into an employment agreement with the Company’s Chief Executive Officer, the effectiveness of which is contingent on the consummation of the merger, and which provides for, among other things, certain investment opportunities in Parent; and

•	Parent’s agreement to indemnify the Company’s directors and officers against certain claims and liabilities and, for six years after the effective time of the merger, to provide officers’ and directors’ liability insurance with respect to acts or omissions occurring prior to the effective time of the merger.

Our Special Committee and Board of Directors were aware of these interests and considered that these interests may be different from, or in addition to, the interests of our stockholders generally, among other matters, in making their respective determinations regarding the merger agreement. For further information regarding the interests of the Company’s directors and officers, please see the section titled “The Merger – Interests of the Company’s Directors and Officers in the Merger” beginning on page [•].

Restrictions on Solicitations (page [•] of this information statement)

The merger agreement prohibits the Board of Directors from soliciting, initiating or knowingly encouraging any takeover proposal. Prior to the receipt of MatlinPatterson’s written consent adopting the merger agreement, however, the Board of Directors was permitted under the terms of the merger agreement to furnish information to (pursuant to a customary confidentiality agreement no less restrictive than the confidentiality agreement between Blackstone Management Partners L.L.C. and an affiliate of MatlinPatterson Global Opportunities Partners L.P. entered into in connection with the sale process), and participate in discussions with, any third party that made a bona fide written takeover proposal, if the Company had otherwise complied with the provisions of the merger agreement described in this section and the Board of Directors determined in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) that such proposal constituted, or could have reasonably been expected to lead to, a superior proposal. No such proposal was received by the Company.

In addition, the merger agreement prohibits the Board of Directors from changing or withdrawing its approval or recommendation of the merger agreement or the merger, from recommending, adopting or approving any takeover proposal and from entering into any acquisition agreement constituting or related to, or that is intended to or would reasonably be expected to lead to, any takeover proposal. Prior to the receipt of MatlinPatterson’s written consent adopting the merger agreement, however, the Board of Directors, if it determined in good faith (after consultation with outside counsel) that a failure to do so would be inconsistent with its fiduciary duties to the Company’s stockholders, was permitted under the terms of the merger agreement to (x) change its recommendation of the merger agreement or recommend a takeover proposal or (y) provided that the Company had otherwise complied in all material respects with the provisions of the merger agreement described in this section, enter into an acquisition agreement with respect to a superior proposal, terminate the merger agreement in accordance with its terms and pay the Company Termination Fee (as described in the section titled “The Merger Agreement – Termination Fees and Remedies” beginning on page [•]).

Regulatory Approvals Required for the Merger (page [•] of this information statement)

The merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the rules promulgated by the Federal Trade Commission (the “FTC”), which prevent transactions such as the merger from being completed until (i) certain information and materials are furnished to the Department of Justice (the “DOJ”) and the FTC and (ii) the applicable waiting period is terminated or expires. On October 12, 2010, Parent filed the requisite notification and report forms under the HSR Act. On October 22, 2010, the FTC advised the parties that early termination of the HSR waiting period had been granted. Notwithstanding the foregoing, at any time before or after the completion of the merger, the DOJ, the FTC or any state may still challenge the merger on antitrust grounds. Private parties and non-U.S. governmental authorities may also institute legal actions under the antitrust laws under some circumstances.

Under the merger agreement, consummation of the merger is also conditional upon the filings and receipt, termination or expiration, as applicable, of the approvals, consents or waiting periods as may be required under the competition, merger control, antitrust or similar applicable laws of certain foreign jurisdictions.

There can be no guarantee if and when any of the consents or approvals described above, or any other regulatory consents or approvals that might be required to consummate the merger, will be obtained or as to the conditions that such consents and approvals may contain.

Conditions to the Merger (page [•] of this information statement)

The obligations of each of Parent’s, Merger Subsidiary’s and the Company’s obligations to complete the merger are subject to the satisfaction or waiver of the following conditions:

•	the adoption of the merger agreement by the affirmative vote or written consent of the holders of a majority of the then outstanding shares of Company Common Stock (the “stockholder approval”, which was obtained on October 4, 2010);

•	20 days having elapsed since the mailing of this information statement to the Company’s stockholders;

•	the expiration or termination of the waiting period under the HSR Act and the receipt of consents required under the competition, merger control, antitrust or similar applicable laws of certain foreign jurisdictions (the “foreign merger control laws”); and

•	no applicable law or injunction enacted, entered, promulgated, enforced or issued by any governmental entity preventing consummation of the merger shall be in effect.

In addition, the obligations of Parent and Merger Subsidiary to complete the merger are subject to the following conditions:

•	the Company’s representations and warranties in the merger agreement must be true and correct to the extent described in the section titled “The Merger Agreement – Conditions to the Merger” beginning on page [•];

•	the Company must have performed in all material respects all the obligations, and complied in all material respects with the agreements and covenants, required to be performed by it under the merger agreement at or prior to the closing date of the merger;

•	the Company must have delivered to Parent a certificate, dated as of the closing date of the merger and signed on behalf of the Company by the chief executive officer of the Company, certifying that the two immediately preceding conditions have been satisfied;

•	there must not have been a material adverse effect on the Company since January 2, 2010;

•	consolidated EBITDA of the Company for the 12 month period ending October 4, 2010 must not be less than $111 million; and

•	the “Closing Phase II”, as defined in the Asset Transfer Agreement between the Company, PGI Spain, Tesalca-99, S.A., Texnovo, S.A. and Grupo Corinpa, S.L. dated October 30, 2009 and as amended on November 30, 2009, must have occurred or occur simultaneously with the closing of the merger.

In addition, the Company’s obligation to complete the merger is subject to the following conditions:

•	the representations and warranties of Parent and Merger Subsidiary must be true and correct to the extent described in the section titled “The Merger Agreement – Conditions to the Merger” beginning on page [•];

•	Parent and Merger Subsidiary must have performed in all material respects all the obligations, and complied in all material respects with the agreements and covenants, required to be performed by them under the merger agreement at or prior to the closing date of the merger; and

•	Parent must have delivered to the Company a certificate, dated as of the closing date of the merger and signed on behalf of Parent by a duly authorized officer of Parent, certifying that the two immediately preceding conditions have been satisfied.

Termination of the Merger Agreement (page [•] of this information statement)

At any time prior to the effective time of the merger, in addition to termination by the mutual consent of the Company, Parent and Merger Subsidiary, either the Company or Parent may terminate the merger agreement if:

•	the merger is not consummated prior to February 8, 2011 (the “outside date”) (provided that (a) the right to terminate the merger agreement will not be available to any party whose actions have been the principal cause of, or directly resulted in, the failure of the effective time of the merger to occur prior to such date and (b) if all closing conditions other than the mutual condition relating to the HSR Act and foreign merger control laws have been satisfied by February 8, 2011, Parent will seek a three month extension of the debt financing commitments (on terms no less favorable, in the aggregate, than the current commitments) which, if obtained, will permit each of Parent and the Company, in its sole discretion, to postpone the outside date to May 6, 2011); or

•	a final and nonappealable injunction or applicable law preventing consummation of the Merger is in effect.

In addition, Parent is or was permitted, as the case may be, to terminate the merger agreement prior to the effective time of the merger if:

•	the stockholder approval had not been obtained by 11:59 p.m., New York City time, on the date of the merger agreement (which approval was timely obtained, as described in this information statement); or

•	the Company breaches or fails to perform any of its representations, warranties, covenants or agreements under the merger agreement, if such breach or failure to perform (A) would rise to the level at which Parent and Merger Subsidiary would not be required to effect the merger and (B) is incapable of being cured by the Company by the outside date, or, if capable of being cured by the Company by the outside date, is not cured by the Company within 45 calendar days following receipt of written notice of such breach or failure to perform from Parent, provided that neither Parent nor Merger Subsidiary is in breach of any representations, warranties, covenants or agreements that would rise to the level at which the Company would not be required to effect the merger.

In addition, the Company is or was permitted, as the case may be, to terminate the merger agreement prior to the effective time of the merger if:

•	Parent or Merger Subsidiary breaches or fails to perform any of its representations, warranties, covenants or agreements under the merger agreement, if such breach of failure to perform (A) would rise to the level at which the Company would not be required to effect the merger and (B) is incapable of being cured by Parent or Merger Subsidiary by the outside date, or, if capable of being cured by Parent or Merger Subsidiary by the outside date, is not cured by Parent or Merger Subsidiary within 45 calendar days following receipt of written notice of such breach or failure to perform from the Company, provided that the Company is not then in breach of any representations, warranties, covenants or agreements that would rise to the level at which Parent and Merger Subsidiary would not be required to effect the merger;

•	prior to obtaining the stockholder approval (which approval was timely obtained, as described in this information statement), the Company had entered into an acquisition agreement or similar agreement relating to a superior proposal, terminated the merger agreement in accordance with the terms thereof and paid the Company Termination Fee (as described in the section titled “The Merger Agreement – Termination Fees and Remedies” beginning on page [•]); or

•	Parent breaches its obligation to timely consummate the closing of the merger, despite the relevant closing conditions having been satisfied or waived.

Termination Fees and Remedies (page [•] of this information statement)

Termination Fees

If the merger agreement is terminated, (a) in certain circumstances the Company would have been required to pay Parent a termination fee of $8 million (the “Company Termination Fee”) and (b) in certain circumstances Parent may be required to pay the Company a termination fee of either $15 million or $30 million (the “Parent Termination Fee”), in each case as described in the section titled “The Merger Agreement – Termination Fees and Remedies” beginning on page [•].

Specific Performance

The parties will be entitled to an injunction or injunctions to prevent breaches of the merger agreement and to specifically enforce the terms of the merger agreement without proof of actual damages. However, the Company may specifically enforce Parent’s right to cause the equity financing to be funded and to consummate the merger only if:

•	Parent and Merger Subsidiary are required to consummate the merger on account of the closing conditions having been satisfied;

•	the debt financing (or alternative financing if the debt financing becomes unavailable on the agreed upon terms and conditions) has been funded or will be funded at the closing if the equity financing is funded at the closing;

•	Parent and Merger Subsidiary fail to consummate the closing of the merger despite being required to do so; and

•	the Company has irrevocably confirmed that the closing of the merger will occur if specific performance is granted and the equity financing and debt financing are funded.

If, for any reason, Parent and Merger Subsidiary fail to close the merger when required or otherwise breach or fail to perform under the merger agreement, then, except for an order of specific performance as and to the extent permitted under the merger agreement, the Company’s only remedies against Parent, Merger Subsidiary, BCP, the financing sources and the related parties for any breach, loss or damage will be:

•	to terminate the merger agreement and receive payment of the Parent Termination Fee, as described in the section titled “The Merger Agreement – Termination Fees and Remedies” beginning on page [•]; or

•	to terminate the merger agreement pursuant to Parent’s or Merger Subsidiary’s breach or failure to perform any of its representations, warranties, covenants and agreements and seek to recover monetary damages from Parent in an amount up to $15 million in the aggregate.

The merger agreement prohibits the Company from receiving both a grant of specific performance and payment of the Parent Termination Fee.

Limited Guarantee (page [•] of this information statement)

Concurrently with the execution of the merger agreement, BCP (the “Guarantor”) executed and delivered a limited guarantee in favor of the Company, pursuant to which the Guarantor absolutely, irrevocably and unconditionally guarantees the due and punctual payment when due of the Parent Termination Fee (as described in the section titled “The Merger Agreement – Termination Fees and Remedies” beginning on page [•]) and any other amounts payable by Parent to the Company under the merger agreement, subject to a cap of $15 million, provided that such cap shall be $30 million under those circumstances where the Parent Termination Fee is equal to $30 million.

Delisting and Deregistration of the Company’s Common Stock (page [•] of this information statement)

Shares of the Company’s Class A common stock and Class B common stock currently trade on the OTC Bulletin Board under the stock symbols “POLGA” and “POLGB”, respectively. Upon completion of the merger, all shares of the Company’s Class A common stock and Class B common stock will cease to be listed for trading on the OTC Bulletin Board and will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Payment of Merger Consideration and Surrender of Stock Certificates (page [•] of this information statement)

You will be sent a letter of transmittal by the paying agent with related instructions promptly after the completion of the merger describing how you may exchange your shares of Company Common Stock for the consideration to be paid pursuant to the merger agreement. If your shares of Company Common Stock are held in “street name” by your bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your “street name” shares of Company Common Stock in exchange for the consideration to be paid pursuant to the merger agreement. You should not return your certificates to the paying agent without a letter of transmittal, and you should not return your certificates to the Company.

Certain U.S. Federal Income Tax Consequences of the Merger (page [•] of this information statement)

The merger will be a taxable transaction to our stockholders who are U.S. Holders (as defined in “The Merger – Certain U.S. Federal Income Tax Consequences of the Merger to Our Stockholders” beginning on page [•]) for U.S. federal income tax purposes. In general, under the Fair Market Value Method (as described in “The Merger – Certain U.S. Federal Income Tax Consequences of the Merger to Our Stockholders” beginning on page [•]), a U.S. Holder holding shares of Company Common Stock will recognize capital gain or loss in an amount equal to the difference, if any, between the trading price of the Company Common Stock immediately before the merger and the U.S. Holder’s adjusted tax basis in such shares. However, the law is not entirely clear, and alternative results are possible. Some of those alternative results may be more favorable to the U.S. Holder and others may be less favorable. In addition, backup withholding tax may apply with respect to cash a holder receives in the merger, unless such holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with the applicable requirements of the backup withholding rules. For further information, please see the section titled “The Merger – Certain U.S. Federal Income Tax Consequences of the Merger to Our Stockholders” beginning on page [•]). You should consult your own tax advisor for a full understanding of the particular tax consequences of the merger to you, including the tax consequences under state, local, foreign and other tax laws.

Accounting Treatment (page [•] of this information statement)

The merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Market Price of Common Stock (page [•] of this information statement)

The Company’s Class A common stock and Class B common stock are listed on the OTC Bulletin Board under the stock symbols “POLGA” and “POLGB”, respectively. The closing sale prices of our Class A common stock and Class B common stock on October 1, 2010, the last trading day before the announcement of the execution of the merger agreement, were $22.50 and $18.50 per share, respectively. The closing sale prices of our Class A common stock and Class B common stock on April 6, 2010, the last trading day before the Company announced that the Board of Directors was conducting a review of strategic alternatives, were $17.25 and $16.00 per share, respectively.

Appraisal Rights (page [•] of this information statement)

The holders of shares of Company Common Stock, other than MatlinPatterson, may elect to pursue appraisal rights to receive, in lieu of the consideration to be paid pursuant to the merger agreement, the judicially determined “fair value” of their shares, which could be more or less than, or the same as, the consideration to be paid pursuant to the merger agreement. Stockholders of the Company electing to exercise appraisal rights must comply with the strict procedures set forth in Section 262 of the General Corporation

Law of the State of Delaware (the “DGCL”), the full text of which appears as Annex B to this information statement, in order to demand and perfect their rights. Failure to so comply may result in termination or waiver of such stockholder’s appraisal rights. For a summary of the material provisions of Section 262 of the DGCL required to be followed by dissenting stockholders of the Company wishing to demand and perfect their appraisal rights, please see the section titled “Appraisal Rights” beginning on page [•].

Litigation Related to the Merger (page [•] of this information statement)

The Company, the Company’s Board of Directors and The Blackstone Group LP are named as defendants in a purported class action lawsuit brought by a minority stockholder of the Company. The stockholder action alleges, among other things, that the Company’s Board of Directors breached its fiduciary duties owed to the Company’s public stockholders and seeks, among other things, to enjoin the defendants from completing the merger on the agreed upon terms. The defendants believe the claims are without merit and intend to defend against them vigorously.

QUESTIONS AND ANSWERS ABOUT THE MERGER

Set forth below are commonly asked questions and answers regarding the merger and the merger agreement. These questions and answers may not address all questions that may be important to you as a Company stockholder. For a more complete description of the legal and other terms of the merger and the merger agreement, please read carefully this entire information statement, including the merger agreement attached as Annex A to this information statement and the documents incorporated by reference herein. You may obtain a list of the documents incorporated by reference into this information statement in the section titled “Where to Find More Information” beginning on page [•].

Q:	Why am I receiving this document?

A:	As a result of entering into the merger agreement, applicable laws and regulations require us to provide you with notice of the written consent delivered on October 4, 2010 by MatlinPatterson, the holder of approximately 63.4% of the voting power of the outstanding shares of Company Common Stock on that date, adopting and approving in all respects the merger agreement and the transactions and agreements contemplated thereby. As a result, your vote is not required and is not being sought. We are not asking you for a proxy and you are requested not to send us a proxy.

Q:	What is the proposed transaction?

A:	In the merger, upon the terms and subject to the satisfaction or waiver of the conditions in the merger agreement, Merger Subsidiary, a wholly owned subsidiary of Parent, will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent. For further information, please see the sections titled “The Merger” and “The Merger Agreement” beginning on pages [•] and [•], respectively.

Q:	What will I be entitled to receive as a result of the merger?

A:	If the merger is completed, you will be entitled to receive, for each share of Company Common Stock that you own, up to $18.16 in cash (subject to the escrow arrangement described in this information statement) plus, if the merger is completed after December 31, 2010, an amount equal to the product of (a) the number of calendar days within the period beginning on January 1, 2011 and ending on the calendar day immediately prior to the closing date of the merger and (b) a fraction, the numerator of which is $53,571.42 and the denominator of which is the total number of shares of Company Common Stock outstanding at the effective time of the merger, determined on a fully diluted basis. Of the $18.16, approximately $15.25 (calculated on a fully diluted basis) will be payable upon the closing of the merger, and approximately $2.91 (the per share portion of $64.5 million, calculated on a fully diluted basis) will be placed into an escrow fund, to be distributed ratably to stockholders if and when released from the escrow fund in accordance with the terms of the merger agreement.

Q:	Why is a portion of the aggregate merger consideration being held in escrow?

A:	At the effective time of the merger, a portion of the aggregate merger consideration totaling $64.5 million, or approximately $2.91 per share (calculated on a fully diluted basis, and which this information statement refers to as the “Per Share Escrow Amount”), will be deposited in an escrow fund to cover liabilities, costs and expenses related to the potential application of the “personal holding company” (“PHC”) rules of the Internal Revenue Code of 1986, as amended (the “PHC Rules”), to the Company and its subsidiaries. The Company’s most recent financial statements reflect a liability for uncertain tax positions associated with potential PHC issues of approximately $24.5 million. However, the Company has initiated discussions with the Internal Revenue Service (the “IRS”) to request a series of rulings related to these PHC issues, and the actual tax liability related thereto, whether higher or lower than the amount reflected on the Company’s financial statements, will be determined based on the results of such process. For further information, please see the section titled “The Merger Agreement – Escrow Fund” beginning on page [•].

Q:	When is the merger expected to be completed? What is the “marketing period”?

A:	Parent and the Company will complete the merger when all the conditions to completion of the merger in the merger agreement have been satisfied or waived and the marketing period, as described below, has ended. Parent and the Company are working toward satisfying these conditions and completing the merger as promptly as possible. Parent and the Company currently expect to complete the merger no later than during the first quarter of 2011. However, because the merger is subject to a number of conditions, some of which are beyond the control of Parent and the Company, exact timing for completion of the merger cannot be predicted with any amount of certainty.

Parent is not obligated to complete the merger until the expiration of a 20 consecutive business day “marketing period” that Parent may use to complete its debt financing in connection with the merger. The marketing period will begin to run once certain closing conditions are satisfied and the Company has provided Parent with required financial information relating to the arrangement of debt financing, and once commenced, may be terminated before its completion under certain circumstances. If the marketing period would not end prior to December 18, 2010, it is not required to commence prior to January 3, 2011. For further information, please see the section titled “The Merger Agreement – When the Merger Becomes Effective” beginning on page [•].

Q:	What happens if the merger is not consummated?

A:	If the merger is not consummated for any reason, stockholders will not receive any payment for their shares in connection with the merger. Instead, the Company will remain a publicly owned company and the Class A common stock and Class B common stock will continue to be listed and traded on the OTC Bulletin Board. Under specified circumstances in connection with the termination of the merger agreement, the Company may be required to pay to, or receive from, Parent a termination fee, as described in the section titled “The Merger Agreement – Termination Fees and Remedies” beginning on page [•].

Q:	Why am I not being asked to vote on the merger?

A:	Consummation of the merger requires the adoption of the merger agreement by the holders of a majority of the outstanding shares of Company Common Stock voting or consenting as a single class. The requisite stockholder approval was obtained on October 4, 2010 when, following execution of the merger agreement by the parties thereto, MatlinPatterson, the holder of 13,596,921 shares of Company Common Stock, constituting approximately 63.4% of the voting power of the outstanding shares of Company Common Stock on that date, executed a written consent adopting and approving in all respects the merger agreement and the transactions and agreements contemplated thereby. As a result, no further approval of the stockholders of the Company is required to approve and adopt the merger agreement and the transactions contemplated thereby.

Q:	Did our Board of Directors approve and recommend the merger agreement?

A:	Yes. The Board of Directors, acting in part on the unanimous recommendation of the Special Committee (comprised solely of independent members of the Board of Directors), unanimously voted to approve the merger agreement and the merger and recommended that the Company’s stockholders adopt the merger agreement.

Q:	Am I entitled to appraisal rights in connection with the merger?

A:	Yes. You are entitled to exercise your appraisal rights in accordance with the procedures specified in the DGCL in connection with the merger. For further information, please see “Appraisal Rights” beginning on page [•].

Q:	What are the U.S. federal income tax consequences to the Company’s stockholders of the merger?

A:	The merger will be a taxable transaction to a U.S. Holder (as defined in “The Merger – Certain U.S. Federal Income Tax Consequences of the Merger to Our Stockholders” beginning on page [•]) for U.S. federal income tax purposes. In general, under the Fair Market Value Method (as defined in “The Merger – Certain U.S. Federal Income Tax Consequences of the Merger to Our Stockholders” beginning on page [•]), a U.S. Holder holding shares of Company Common Stock will recognize capital gain or loss in an amount equal to the difference, if any, between the trading price of the Company Common Stock immediately before the merger and the U.S. Holder’s adjusted tax basis in such shares. However, the law is not entirely clear, and alternative results are possible. Some of those alternative results may be more favorable to the U.S. Holder and others may be less favorable. Backup withholding tax may apply with respect to cash you receive in the merger, unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with the applicable requirements of the backup withholding rules.

Please carefully review the information set forth in the section titled “The Merger – Certain U.S. Federal Income Tax Consequences of the Merger to Our Stockholders” beginning on page [•] for a more complete discussion of the U.S. federal income tax consequences of the merger to U.S. Holders. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. We urge you to consult your tax advisor on the tax consequences of the merger to you.

Q:	What happens if I sell my shares before completion of the merger?

A:	If you transfer your shares of Company Common Stock before completion of the merger, you will have transferred the right to receive the consideration to be paid pursuant to the merger agreement. In order to receive such consideration, you must hold your shares through the completion of the merger.

Q:	May I transfer my right to receive amounts released from the escrow fund?

A:	No. The Per Share Escrow Payments are not assignable or otherwise transferable, except by operation of law or by intestacy.

Q:	Should I send in my stock certificates now?

A:	No. You will be sent a letter of transmittal with related instructions promptly after completion of the merger, describing how you may exchange your shares of Company Common Stock for the consideration to be paid pursuant to the merger agreement. If your shares of Company Common Stock are held in “street name” by your bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your “street name” shares of Company Common Stock in exchange for the consideration pursuant to the merger agreement.

Q:	Who can help answer my other questions?

A:	If you have more questions about the merger or would like additional copies of this information statement, please contact the Company in writing at our principal executive offices at 9335 Harris Corners Parkway, Suite 300, Charlotte, NC 28269, ATTN: Chief Financial Officer, or by telephone at (704) 697-5100.

FORWARD-LOOKING STATEMENTS

This information statement, and the documents to which we refer you in this information statement, contain forward-looking statements that involve numerous risks and uncertainties which may be difficult to predict. The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, including, without limitation, statements regarding projections of total revenue, EBITDA, net income, free cash flow or other financial items, the expected timing of the closing of the proposed merger, the management of the Company and the Company’s expectations, beliefs, strategies, objectives, plans, intentions, anticipated financial performance, business prospects, critical accounting policies, technological developments, new services, consolidation activities, research and development activities, future challenges and opportunities, regulatory, market and industry trends and similar matters. All forward-looking statements included in this communication are based on information available to the Company on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology.

Forward-looking statement involve a number of risks and uncertainties, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:

•	the outcome of settlement discussions with the IRS regarding the final amount of the potential tax liabilities and payments relating to the application of the PHC Rules to the Company and its subsidiaries;

•	general economic factors including, but not limited to, changes in interest rates, foreign currency translation rates, consumer confidence, trends in disposable income, changes in consumer demand for goods produced, and cyclical or other downturns;

•	the cost and availability of raw materials, labor and natural and other resources and the inability to pass raw material costs increases along to customers;

•	changes to selling prices to customers which are based, by contract, on an underlying raw material index;

•	substantial debt levels and the potential inability to maintain sufficient liquidity to finance the Company’s operations and make necessary capital expenditures;

•	the inability to meet existing debt covenants or obtain necessary waivers;

•	achievement of objectives for strategic acquisitions and dispositions;

•	the inability to achieve successful or timely start-up on new or modified production lines;

•	reliance on major customers and suppliers;

•	domestic and foreign competition;

•	information and technological advances;

•	risks related to operations in foreign jurisdictions;

•	changes in laws or regulations;

•	the failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory or other approvals in connection with the merger;

•	the failure to consummate or delay in consummating the merger for any reason;

•	the outcome of any legal proceedings that have been or may be instituted against the Company and others related to the merger agreement;

•	the failure to obtain the necessary equity or debt financing set forth in financing commitments received in connection with the merger; and

•	information contained under the heading “Risk Factors” and other factors identified in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC.

We caution against placing undue reliance on forward-looking statements, which reflect our current beliefs and are based on information currently available to us as of the date a forward-looking statement is made. Forward-looking statements set forth or incorporated by reference herein speak only as of the date of this information statement or the date of the document incorporated by reference into this information statement, as the case may be. We undertake no obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs. In the event that we do update any forward-looking statements, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements may appear in the Company’s public filings with the SEC, which are accessible at www.sec.gov, and which you are advised to consult. For additional information, please see the section titled “Where To Find More Information” beginning on page [•].

THE PARTIES TO THE MERGER

The Company

Polymer Group, Inc.
9335 Harris Corners Parkway, Suite 300
Charlotte, NC 28269
Phone: (704) 697-5100

Polymer Group, Inc., a Delaware corporation, is one of the world’s leading producers of nonwovens and a global, technology-driven developer, producer and marketer of engineered materials. With the broadest range of process technologies in the nonwovens industry, PGI is a global supplier to leading consumer and industrial product manufacturers. PGI operates 14 manufacturing and converting facilities in nine countries throughout the world.

Additional information about PGI and its subsidiaries is included in documents incorporated by reference into this information statement. Please see “Where To Find More Information” on page [•].

Parent and Merger Subsidiary

c/o The Blackstone Group
345 Park Avenue
New York, NY 10154
Phone: (212) 583-5000

Scorpio Acquisition Corporation, which this information statement refers to as “Parent”, is a newly formed Delaware corporation that was formed by BCP. Parent has not carried on any activities to date, except for activities incidental to its formation, in connection with financing the merger and as otherwise contemplated by the merger agreement. Upon completion of the merger the Company will be a wholly owned subsidiary of Parent.

Scorpio Merger Sub Corporation, which this information statement refers to as “Merger Subsidiary”, is a newly formed Delaware corporation. Merger Subsidiary is a wholly owned subsidiary of Parent and has not conducted any business operations except for activities incidental to its formation and as contemplated by the merger agreement. Upon consummation of the merger, Merger Subsidiary will merge with and into the Company, Merger Subsidiary will cease to exist and the Company will continue as the surviving corporation and a wholly owned subsidiary of Parent.

The Blackstone Group L.P. is one of the world’s leading investment and advisory firms. Its alternative asset management businesses include the management of private equity funds, real estate funds, hedge funds, credit-oriented funds, collateralized loan obligation vehicles (CLOs) and closed-end mutual funds. The Blackstone Group also provides various financial advisory services, including mergers and acquisitions advisory, restructuring and reorganization advisory and fund placement services.

The Stockholder Representative

MatlinPatterson Global Opportunities Partners L.P.
520 Madison Avenue
New York, NY 10022-4213
Phone: (212) 651-4010

In order to efficiently administer certain actions to be taken by or on behalf of the Company’s stockholders under the merger agreement and the escrow agreement, MatlinPatterson Global Opportunities Partners L.P. has been designated, pursuant to the terms of the merger agreement, as the Stockholder Representative.

THE MERGER

Background of the Merger

Over the past several years, the Company has explored strategic alternatives to maximize value for its stockholders, including a process launched in 2005 to consider, among other things, a sale transaction and a recapitalization of the Company, and a proposed public offering in 2007 of newly issued shares of Class A common stock, as well as shares of Class A common stock owned by MatlinPatterson and other stockholders.

In November 2009, at the request of MatlinPatterson, the Company began preparing information to be made available to potential buyers of MatlinPatterson’s shares of Company Common Stock. At a regular meeting of the Board of Directors held in Charlotte, North Carolina on December 8, 2009, Mr. Mark Patterson, a director of the Company and the chairman and co-founder of MatlinPatterson, informed the Board of Directors that MatlinPatterson had engaged Blackstone Advisory Partners L.P. (“Blackstone Advisory”) to provide financial advisory services in connection with MatlinPatterson’s evaluation of certain strategic alternatives, including a potential sale of MatlinPatterson’s shares of Company Common Stock and a sale of the entire Company. At the time, MatlinPatterson owned approximately 64.8% of the outstanding shares of Company Common Stock and the Company’s Class A common stock was trading at approximately $13.77 per share.

In early January, MatlinPatterson directed Blackstone Advisory to initiate a private process to solicit offers in connection with a sale of MatlinPatterson’s shares of Company Common Stock. Blackstone Advisory performed an extensive screening process of financial and strategic buyers and provided to MatlinPatterson a list which included BCP, that was approved by MatlinPatterson. During the weeks of January 11, 2010 and January 18, 2010, Blackstone Advisory contacted 36 potential buyers to gauge their interest in participating in the private process. Twenty-five of those potential buyers received a confidential information memorandum and executed confidentiality agreements.

During the weeks of February 1, 2010 and February 8, 2010, 10 potential buyers, including BCP, submitted first round indications of interest based on publicly available information and the contents of the confidential information memorandum. Each indication of interest was expressed in a value range that the potential buyer proposed to pay, which equated to price ranges from $13.14 to $15.51 per share, on the low end, to $23.00 to $25.00, on the high end.

On February 10, 2010, the Board of Directors held a special meeting by telephone conference, in which representatives of MatlinPatterson and, at MatlinPatterson’s request, Blackstone Advisory and Whalen LLP, MatlinPatterson’s outside counsel, participated. During the meeting, representatives of Blackstone Advisory provided an update to the Board of Directors regarding the initial indications of interest received by MatlinPatterson from the potential buyers. Because certain potential buyers had indicated an interest in acquiring the entire Company rather than just MatlinPatterson’s shares, the Board of Directors (with Mr. Patterson and Mr. Jurriaan Van der Schee, also a director of the Company and the head of MatlinPatterson’s London office, abstaining) formed a Special Committee, comprised of James A. Ovenden (Chairman), Elizabeth A. Fessenden, Keith B. Hall and William B. Hewitt, to (i) evaluate and negotiate certain proposals relating to strategic alternatives on behalf of the Company’s minority stockholders, (ii) review and evaluate the terms and conditions of documents and agreements relating to such strategic alternatives, (iii) negotiate, with the assistance of management, on behalf of the Company, documents and agreements relating to such strategic alternatives, (iv) hire, as necessary, legal counsel to advise the Special Committee and (v) recommend to the Board of Directors what action, if any, should be taken by the Company with respect to such strategic alternatives.

On February 12, 2010, the Special Committee engaged Richards, Layton & Finger, P.A. (“Richards, Layton”) as its outside counsel. On February 24, 2010, the Special Committee, after considering seven candidates and interviewing three candidates, engaged Janney as its financial advisor based on, among other things, Janney’s qualifications. Later that week, the Company retained Cravath, Swaine & Moore LLP (“Cravath”) as outside counsel in connection with its evaluation of strategic alternatives.

Throughout late February and early March, presentations were given by members of our management to seven of the 10 first round bidders, including BCP.

On March 9, 2010 and March 10, 2010, the Board of Directors held a regular meeting in Charlotte, North Carolina. During the meeting, at the request of MatlinPatterson, representatives of Blackstone Advisory provided an update on the private process initiated by MatlinPatterson. Following such update, Ms. Hagen and Mr. Norman provided feedback on the management presentations and representatives of Cravath provided an overview of the fiduciary duties of the Board of Directors in connection with its evaluation of strategic alternatives. In addition, the Board of Directors discussed potential issues relating to MatlinPatterson’s existing engagement of Blackstone Advisory as financial advisor in light of BCP’s submission of an indication of interest in the Company. In the course of such discussion, representatives of Cravath relayed Blackstone Advisory’s assurances conveyed during a prior conversation that adequate measures had been taken to address any issues arising from Blackstone Advisory’s participation in the process in light of BCP’s indication of interest, including firewalls that were designed to prevent the exchange of information between Blackstone Advisory and BCP that would be inappropriate under the circumstances.

On March 10, 2010, the Special Committee held a meeting in Charlotte, North Carolina, attended by members of management and representatives of Richards, Layton, Janney, Cravath and, at the request of MatlinPatterson, Blackstone Advisory. At that meeting, Ms. Hagen and Mr. Norman presented their views regarding the Company’s stand-alone business plan and financial outlook. Representatives of Janney discussed the results of their preliminary financial analysis of the Company and engaged in a discussion regarding the Company’s review of strategic alternatives in 2005 and consideration of a public offering in 2007, each of which had been publicly-disclosed and subsequently discontinued. Representatives of Janney also summarized the strategic alternatives potentially available to the Company. Upon conclusion of Janney’s presentation, the Special Committee considered, among other things, the likelihood that a sale of MatlinPatterson’s shares, in lieu of a sale of the entire Company, would detrimentally impact the economic interests of the Company’s minority stockholders. After further discussion, the Special Committee unanimously recommended to the Board of Directors that the Company assume control of the private process from MatlinPatterson and explore a sale of the entire Company. The Special Committee further recommended that the Company seek to solicit interest both from potential strategic buyers and additional potential financial buyers. The Special Committee then discussed and considered the risks and benefits of Blackstone Advisory’s continued involvement in the process in light of the potential conflict of interest that might arise from BCP being a potential buyer. The Special Committee considered the benefits of retaining Blackstone Advisory, including Blackstone Advisory’s familiarity with the Company and involvement in the process to date. The Special Committee noted Janney’s role as its financial advisor, including Janney’s being able to deliver a fairness opinion if BCP were the prevailing bidder. The Special Committee, having considered such risks and benefits and having discussed on several occasions the adequacy of measures taken to preserve the integrity of such process in light of BCP’s role in the auction process, recommended that the Board of Directors proceed to explore and negotiate a potential engagement of Blackstone Advisory as financial advisor to the Company.

The Board of Directors, at a special meeting held by telephone conference on March 12, 2010 in which representatives of Cravath participated, duly considered and unanimously approved the Special Committee’s recommendations.

At a Special Committee meeting held by telephone conference on March 17, 2010 in which representatives of Richards, Layton participated, several days after a presentation was given by members of management to one of the financial buyers that had submitted a first round indication of interest, Mr. Ovenden reported that, at the instruction of the Special Committee, Janney and Blackstone Advisory had identified and contacted five strategic buyers and two additional financial buyers, which resulted in a total of 43 potential buyers having been contacted in connection with the strategic review process. Two of the strategic buyers and both financial buyers executed confidentiality agreements and thereafter began conducting diligence with respect to the Company. Both financial buyers and one of the strategic buyers declined to make a proposal after receiving a confidential information memorandum.

At a Special Committee meeting held by telephone conference on March 29, 2010 in which representatives of Richards, Layton participated, the Special Committee, after further discussion regarding the potential engagement of Blackstone Advisory, authorized management to execute, on behalf of the Company, a proposed letter agreement engaging Blackstone Advisory as financial advisor to the Company.

On April 5, 2010, the Company engaged Blackstone Advisory as its financial advisor in connection with its evaluation of strategic alternatives. MatlinPatterson and Blackstone Advisory concurrently executed a letter agreement providing that Blackstone Advisory would have no further obligations pursuant to its existing engagement by MatlinPatterson. On April 6, 2010, at which point there were six potential buyers remaining (five of which were financial buyers and one of which was a strategic buyer), Blackstone Advisory distributed a process letter, along with a draft merger agreement, to each of the remaining buyers requesting that each such buyer submit its best and final offer by April 23, 2010, including a mark-up of the draft merger agreement and evidence that it had obtained commitments for any financing that it may need to complete a proposed transaction. Two potential buyers thereafter indicated that they would no longer be participating in the process.

On April 7, 2010, rumors of a possible offer or transaction to acquire the Company were publicly reported. The trading prices of our Class A common stock and Class B common stock on the OTC Bulletin Board closed that day at $19.90 and $20.00, respectively, increases of approximately 15.3% and 25.0%, respectively, over the $17.25 and $16.00 closing prices of our Class A common stock and Class B common stock, respectively, on April 6, 2010, the last trading day before such rumors were publicly reported. Later that day, the Company issued a press release announcing that our Board of Directors was evaluating strategic alternatives to enhance stockholder value and had formed a special committee comprised of independent directors to evaluate such strategic alternatives.

On April 9, 2010, a presentation was given by members of management to the remaining strategic buyer, which subsequently withdrew from the process. The three remaining potential buyers continued to conduct diligence throughout April. To provide the potential buyers with sufficient time to conduct diligence, the Special Committee, at a meeting held by telephone conference on April 12, 2010 in which representatives of Richards, Layton participated, extended the deadline for receipt of bids to April 26, 2010.

On April 26, 2010, Buyer A submitted a second round bid of $15.50 in cash for each outstanding share of Company Common Stock, without executed debt financing commitment papers, and BCP submitted a second round bid of $18.00 in cash for each outstanding share of Company Common Stock, with executed debt financing commitment papers. Both second round bids, submitted after several months of diligence, were lower in value than the respective first round initial indications of interest of, in the case of Buyer A, $21.44 to $24.52, and in the case of BCP, $23.00 to $25.00. The final remaining potential buyer sent the Company a letter indicating that it would not be submitting a bid.

Over the next four days, the Special Committee held several meetings by telephone conference with its financial and legal advisors to consider the second round bids, evaluate certain other strategic alternatives and determine how to proceed. Janney reviewed with the Special Committee the results of the process to date. After due consideration of each offer, the Special Committee unanimously determined, at a meeting held by telephone conference on April 27, 2010, to request that each bidder increase its offer to $21 per share and agree to the acceptable resolution of certain contractual terms. At a Special Committee meeting held by telephone conference on April 29, 2010, Mr. Ovenden reported that neither bidder was willing to increase its offer to $21 per share. After further discussion at a Special Committee meeting held the next day by telephone conference, the Special Committee unanimously agreed to request that each bidder increase its offer to $20 per share and agree to the acceptable resolution of certain contractual terms.

During the negotiations that ensued in early May, Buyer A declined to submit a revised proposal and withdrew from the process, and BCP increased its offer to $18.50 per share in cash. The Special Committee, at a meeting held by telephone conference on May 4, 2010 in which representatives of Richards, Layton participated, discussed the status of the process and the terms of BCP’s then current offer. Following such discussion, the Special Committee unanimously determined that it would not at that time recommend a sale of the Company at $18.50 per share on the terms then being proposed by BCP, but instead would continue to negotiate for a higher price and improved terms.

Between May 4, 2010 and May 17, 2010, certain members of the Special Committee and representatives of Cravath continued to negotiate with BCP on behalf of the Company’s minority stockholders, and the Special Committee held several meetings by telephone conference to discuss the progress of those negotiations. In particular, the Special Committee focused the negotiations on price, protections for the minority stockholders, including a proposal that consummation of the merger be conditioned on obtaining the vote of holders of a majority of the stock held by the minority stockholders, and provisions with respect to the certainty of closing the proposed transaction. In addition, the Special Committee attempted to procure an offer of differential consideration from BCP that would result in the Company’s minority stockholders receiving consideration greater than that to be received by MatlinPatterson and in excess of the price being offered by BCP at the time. MatlinPatterson indicated that it would not support a proposal pursuant to which it would receive less per share consideration than the Company’s minority stockholders. While BCP remained unwilling to accept a majority of the minority condition or to raise its bid despite numerous counteroffers proposed by members of the Special Committee, BCP revised its proposal to, among other things, incorporate the Company Termination Fee in the amount proposed by the Special Committee and permit the Company to specifically enforce the terms of the merger agreement, including the buyer’s obligation to close the transaction under certain circumstances.

During Special Committee meetings held by telephone conference on May 17, 2010 and May 18, 2010 in which representatives of Richards, Layton participated, the Special Committee considered the status of the negotiations with BCP, as well as the potential effects on the Company’s stockholders of terminating the publicly-disclosed evaluation of strategic alternatives, in light of similar occurrences having taken place in 2005 and 2007. After extensive discussion, the Special Committee unanimously determined that, in light of progress that had been made as a result of negotiations with BCP, it was in the best interests of the Company’s minority stockholders to continue negotiations with BCP. At a regular meeting held on May 20, 2010 in Charlotte, North Carolina, the Board of Directors discussed a proposed exclusivity arrangement. Later that day, pursuant to approval granted by the Board of Directors, the Company’s management executed, on behalf of the Company, an exclusivity agreement with BCP with a termination date of June 11, 2010.

Negotiations continued throughout late May and early June, during which time BCP continued its diligence review of the Company. On June 2, 2010, BCP requested that the exclusivity period be extended to June 21, 2010 in order to enable it to conduct additional diligence. At a meeting of the Special Committee held on June 9, 2010 by telephone conference, Mr. Ovenden and representatives of Blackstone Advisory updated the Special Committee on the status of BCP’s diligence efforts. Representatives of Cravath and Richards, Layton updated the Special Committee on the status of negotiations regarding the terms of the merger agreement. After extensive discussion, the Special Committee unanimously determined that it was in the best interests of the Company and its stockholders to extend the exclusivity period to June 21, 2010.

During BCP’s diligence in June, the Company became aware of the potential application of the PHC Rules to the Company and its subsidiaries. The Special Committee held meetings throughout June and July with members of management and representatives of Richards, Layton, Janney and PricewaterhouseCoopers, LLP, its tax advisor, to consider the likelihood and magnitude of potential liabilities relating to the PHC issue, and the impact that the PHC issue would have on the merger agreement being negotiated between BCP and the Company. At a Special Committee meeting held by telephone conference on July 16, 2010, Mr. Ovenden reported that, pursuant to the outcome of a meeting of the Company’s Audit Committee on July 15, 2010, the Company expected to file a Current Report on Form 8-K announcing its intent to restate certain publicly-filed financial statements of the Company. During this period, the Special Committee authorized several extensions of the exclusivity period to afford BCP additional time to conduct further diligence.

On July 21, 2010, the Company announced that it had identified a contingent tax liability resulting from the potential application of the PHC Rules to the Company and its subsidiaries, and certain financial statements were thereafter restated to reflect a liability for uncertain tax positions associated with the PHC issue of approximately $24.5 million. In connection with the restatement of such financial statements, the Company indicated that it would initiate discussions with the IRS to request a series of rulings on the PHC issue, and that the actual tax liability related thereto, whether higher or lower than the amount reflected on the Company’s restated financial statements, would be determined based on the results of such IRS process.

In late July, after further diligence of the Company and consultation with its tax, financial and legal advisors, BCP proposed that the merger consideration remain $18.50 per share, but that $88 million of the aggregate merger consideration be held in an escrow fund to cover liabilities, costs and expenses associated with the PHC issue. The Special Committee held meetings by telephone conference with its advisors on July 26, 2010, July 27, 2010, July 28, 2010, July 29, 2010, August 1, 2010 and August 2, 2010 to consider the amount and terms of the escrow arrangement and to discuss the IRS process relating to the PHC issue.

At a Special Committee meeting held on August 15, 2010 in which representatives of Richards, Layton participated, the Special Committee unanimously determined, after extensive discussion and in light of continued

disagreement among the parties on matters pertaining to the escrow arrangement, to recommend to the Board of Directors that the Company suspend negotiations with BCP. At a meeting of the Board of Directors held by telephone conference the next day, Messrs. Patterson and Van der Schee recommended, however, that the negotiations continue. Mr. Carlos Cavalle, a member of the Board of Directors, suggested that rather than suspend discussions with BCP, MatlinPatterson and Whalen LLP be afforded two weeks to negotiate the escrow arrangement with BCP on the Company’s behalf with any modifications to be subject to the approval of the Special Committee and our Board of Directors. After extensive discussion, the Board of Directors, with Messrs. Patterson and Van der Schee abstaining, agreed with such proposal, and requested that the Special Committee provide its recommendation based on the outcome of such negotiations no later than September 9, 2010.

Throughout the next week, representatives of MatlinPatterson, Whalen LLP, Cravath and the Company’s tax advisors continued negotiations and discussions with BCP and its advisors regarding matters pertaining to the escrow arrangement. As these negotiations progressed, Mr. Ovenden also participated in numerous discussions with representatives of BCP. At a meeting of the Board of Directors held on August 23, 2010, Mr. Patterson provided an update to the Board of Directors on the development in the negotiations with BCP over the course of the week. At a Special Committee meeting held later that day, in which representatives of Richards, Layton participated, after considering the status of the negotiations and Mr. Patterson’s request that the Special Committee negotiate on behalf of the Company with respect to the remaining issues, the Special Committee unanimously determined to continue discussions with BCP. The Special Committee continued to meet in late August to discuss the status of negotiations and provide direction on various points, which focused on the allocation of certain costs and potential liabilities related to the PHC issue, the amount and terms of the escrow arrangement and various considerations regarding the IRS process.

At a Special Committee meeting held on August 30, 2010, Mr. Ovenden reported that BCP proposed merger consideration of $18.16 per share with $64.5 million to be held in an escrow fund, available to pay any taxes relating to the PHC issue, as well as certain expenses of MatlinPatterson incurred after the closing of the proposed transaction in its capacity as Stockholder Representative. Mr. Ovenden indicated that he supported a transaction on these terms. Representatives of Richards, Layton advised members of the Special Committee of their fiduciary duties under Delaware law. After extensive discussion, the Special Committee authorized its legal and financial advisors to finalize the terms of a potential transaction that would be considered by the Special Committee and brought to the Board of Directors for consideration. Mr. Hewitt, however, expressed the view that the merger consideration should be increased in the event the proposed transaction does not close in 2010, and voted against continuing discussions with BCP on the terms proposed by BCP at that time.

Throughout the month of September, the Company, BCP, Mr. Ovenden and representatives of Cravath and Whalen LLP negotiated the unresolved issues in the draft merger agreement, including an increase in the purchase price if the merger were to close in 2011, agreed to by BCP in response to the concerns raised by Mr. Hewitt.

On the evening of September 24, 2010, the Special Committee held a meeting by telephone conference to review and discuss the proposed merger agreement and the transactions contemplated thereby. Mr. Ovenden summarized material revisions to the merger agreement that had been agreed upon pursuant to continued negotiations among the parties since the Special Committee’s last meeting, including (1) payment of the Additional Per Share Consideration in the event that the merger closes in 2011 and (2) the Company’s right to a bifurcated Parent Termination Fee, which fee would increase from $15 million to $30 million in the event of Parent’s failure to effect the closing when required despite the availability of its debt financing. Representatives of Cravath then provided the Special Committee with a summary of the terms of the merger agreement, and thereafter responded to questions from members of the Special Committee relating to the information provided. Representatives of Janney presented to the Special Committee their financial analyses with respect to the contemplated merger and responded to questions from members of the Special Committee relating to their presentation and analyses. Representatives of Janney subsequently delivered Janney’s opinion that as of such date, the $18.16 to be paid to the Company’s stockholders pursuant to the merger agreement, without taking into account the Additional Per Share Consideration, the effects of the PHC-related liability or the distribution to the Company’s stockholders of amounts to be held in escrow was fair, from a financial point of view, to the Company’s minority stockholders.

After representatives of Richards, Layton discussed with the Special Committee its fiduciary duties in considering the proposed merger and merger agreement, the Special Committee again considered, among other things, the likelihood that a sale by MatlinPatterson of its shares of Company Common Stock, in lieu of a sale transaction in which all stockholders of the Company would be entitled to participate, would detrimentally impact the economic interests of the Company’s minority stockholders. After engaging in extensive discussion, the Special Committee unanimously deemed it advisable and in the best interest of the Company and its stockholders that the Company enter into the merger agreement, determined that the terms of the merger were fair to the Company and its minority stockholders, approved the merger agreement and the transactions contemplated thereby and recommended that the Board, among other things, approve the merger agreement.

The next morning, the Board of Directors held a special meeting by telephone conference to review and discuss the Special Committee’s recommendation and the proposed merger and merger agreement. Following a summary by Mr. Ovenden of material revisions to the merger agreement since the last meeting of the Board of Directors, representatives of Cravath provided a summary of the terms of the merger agreement and an overview of the fiduciary duties of the directors under Delaware law, and thereafter responded to questions from the directors relating to the information provided. Representatives of Janney provided the Board of Directors with a summary of Janney’s financial analyses with respect to the contemplated merger and responded to questions from the directors relating to their presentation and analyses. Representatives of Janney subsequently delivered to the Board of Directors the opinion Janney had previously provided to the Special Committee. Representatives of Blackstone Advisory then provided the Board of Directors with an overview of the process by which the Company conducted its evaluation of strategic alternatives, and confirmed that no strategic or financial bidder had emerged following the Company’s public announcement on April 7, 2010 that such process had commenced. In connection with the discussion, the Board of Directors considered a number of matters, including the likelihood of obtaining a higher price per share from an alternative bidder in light of the sale process conducted by the Company and the value that would be obtained by the Company’s stockholders in the proposed merger as compared to the value that could be obtained by the Company continuing as a stand-alone entity. The Board of Directors also considered the likelihood that a failure to effect a sale of the entire Company would detrimentally impact the economic interests of the Company’s stockholders.

After engaging in extensive discussion, the Board of Directors unanimously (i) approved and declared advisable the merger agreement, (ii) declared that it was in the best interests of the stockholders of the Company that the Company enter into the merger agreement and consummate the transactions contemplated by the merger agreement on the terms and subject to the conditions set forth in the merger agreement, (iii) declared that the terms of the merger were fair to the Company and the stockholders of the Company, (iv) approved the submission of the merger agreement for adoption by the irrevocable written consent of MatlinPatterson and (v) recommended that the stockholders of the Company adopt and approve the merger agreement.

Following the meeting of the Board of Directors, we provided BCP with additional diligence materials relating to the Company’s disclosure schedule to the merger agreement. BCP requested the opportunity to conduct additional diligence, including with respect to a fire that occurred in the office space of our facility in China on the previous day.

The Board of Directors was updated by members of management and representatives of Cravath throughout the following week. On the morning of October 4, 2010, Parent, Merger Subsidiary, the Company and the Stockholder Representative executed the merger agreement. Following execution of the merger agreement by the parties thereto, MatlinPatterson executed a written consent adopting and approving in all respects the merger agreement and the transactions and agreements contemplated thereby. Later that day, the Company issued a press release announcing the execution of a definitive merger agreement.

Reasons for the Merger; Recommendation of the Special Committee and our Board of Directors

After careful consideration, the Special Committee deemed it advisable and in the best interest of the Company and its stockholders that the Company enter into the merger agreement, determined that the terms of the merger were fair to the Company and its stockholders (other than MatlinPatterson), approved the merger agreement and the transactions contemplated thereby and recommended that the Board, among other things, approve the merger agreement.

After careful consideration, the Board of Directors, acting in part on the unanimous recommendation of the Special Committee, unanimously (i) approved and declared advisable the merger agreement, (ii) declared that it was in the best interests of the stockholders of the Company that the Company enter into the merger agreement and consummate the transactions contemplated by the merger agreement on the terms and subject to the conditions set forth in the merger agreement, (iii) declared that the terms of the merger were fair to the Company and the stockholders of the Company, (iv) approved the submission of the Merger Agreement for adoption by the irrevocable written consent of MatlinPatterson and (v) recommended that the stockholders of the Company adopt and approve the Merger Agreement.

In making their respective determinations, the Special Committee and the Board of Directors consulted with the Company’s management, as well as their respective legal and financial advisors, and considered a variety of factors weighing in favor of or relevant to the merger agreement and the transactions contemplated thereby, including, without limitation, those described below:

•	the Company’s business, results of operations, and financial condition on a historical and prospective basis, including the Company’s prospects if it were to remain a publicly owned corporation, and the risks associated therewith;

•	given MatlinPatterson’s desire to sell its shares of Company Common Stock, the likelihood that such a sale by MatlinPatterson, in lieu of a sale transaction in which all PGI stockholders would be entitled to participate, would detrimentally impact the economic interests of our minority stockholders;

•	the fact that consideration to be paid to the Company’s stockholders under the merger agreement is in the form of cash, which will provide liquidity and certainty of value to the Company’s stockholders;

•	the historical market prices of Company Common Stock relative to the $18.16 per share to which holders of shares of Company Common Stock may be entitled to receive, including the Class A common stock and Class B common stock closing sale prices of $17.25 and $16.00 per share, respectively, on April 6, 2010, the last trading day before the Company announced that the Board of Directors was conducting an evaluation of strategic alternatives;

•	the belief of the Special Committee and the Board of Directors that the per share consideration to be paid pursuant to the merger agreement reflects the highest value per share of Company Common Stock reasonably attainable in light of (i) the sale process conducted by the Special Committee and the Board of Directors and (ii) the absence of any additional bidders following the Company’s public announcement on April 7, 2010 that it had commenced an evaluation of strategic alternatives;

•	the financial analyses conducted by Janney, the financial advisor of the Special Committee, and the opinion rendered by Janney to the Special Committee and the Board of Directors, dated as of September 24, 2010, that as of such date, and based upon and subject to the factors and assumptions set forth therein, the $18.16 per share to be paid to holders of shares of Company Common Stock (other than MatlinPatterson) was fair, from a financial point of view, to such holders;

•	the support of MatlinPatterson, and the fact that MatlinPatterson will be receiving the same form and amount of consideration per share of Company Common Stock as will each of the Company’s other stockholders;

•	the Special Committee being comprised solely of independent members of the Board of Directors and having hired its own advisors, as well as the Special Committee’s active engagement in the consideration of strategic alternatives and in the sale process;

•	the participation of both strategic and financial bidders in the sale process, and the Special Committee’s belief, based on its and its advisors’ active participation in the sale process, that all bidders were treated fairly and that the Board of Directors, the Company’s management and MatlinPatterson worked to maximize value for all of the Company’s stockholders;

•	the likelihood that the merger would be consummated, in light of (among other things) the reputation of the Guarantor and Parent’s agreement in the merger agreement to use its reasonable best efforts to consummate the merger (subject to the terms and conditions of the merger agreement);

•	the anticipated receipt of executed financing commitments from Parent’s sources of debt and equity financing in amounts that Parent and Merger Subsidiary represented would be sufficient to satisfy all of Parent’s obligations under the merger agreement;

•	the regulatory and other governmental approvals required in connection with the merger, and the likelihood that such approvals would be obtained without unacceptable conditions;

•	the fact that the terms of the merger agreement were determined through negotiations between Parent, with the advice of its advisors, on the one hand, and the Special Committee and the Board of Directors, with the advice of their respective advisors, on the other hand;

•	the terms of the merger agreement, including:

•	Parent’s and Merger Subsidiary’s obligations to consummate the merger are not subject to a financing condition;

•	Parent is obligated, in the event that any portion of the debt financing becomes unavailable on the terms and conditions set forth in the debt financing commitments, to use its reasonable best efforts to obtain such financing from alternative sources, on terms not less favorable, taken as a whole, to Parent;

•	the outside date (as such date may be extended) allows for sufficient time to complete the merger;

•	the Company is permitted, under certain circumstances, to specifically enforce Parent’s right to cause the equity financing to be funded and Parent’s obligation to complete the merger;

•	the Company’s stockholders are entitled to receive the Additional Per Share Consideration in respect of their shares of Company Common Stock in the event that the merger closes in 2011;

•	Parent is obligated, under certain circumstances, to pay the Company a reverse termination fee of $15 million, or, if the debt financing is or would be available at the closing of the merger, $30 million, each of which the Special Committee and Board of Directors considered to be reasonable in light of, among other things, the aggregate consideration to be paid pursuant to the merger agreement;

•	the anticipated delivery by the Guarantor of a limited guarantee in favor of the Company, pursuant to which the Guarantor would guarantee payment of the Parent Termination Fee and any other amounts payable by Parent to the Company under the merger agreement, subject to a cap of $15 million (which would be increased to $30 million under certain circumstances); and

•	the availability of appraisal rights to the stockholders of the Company, other than MatlinPatterson, who comply with the requirements set forth in Section 262 of the DGCL.

The Special Committee and the Board of Directors also identified and considered potential risks and potential disadvantages associated with the merger agreement and the transactions contemplated thereby, including, without limitation, those listed below:

•	the possible disruption of the Company’s business that may result from announcement of the merger and the resulting distraction of management’s attention from day-to-day operations of the business;

•	the risk that the pendency of the merger could materially adversely effect the Company’s relationships with its customers, suppliers and any other persons with whom the Company has business relationships, or pose difficulties in attracting and retaining key employees;

•	the fact that, following completion of the merger, the Company will no longer exist as a publicly owned company, and our existing stockholders will no longer participate in the potential future economic upside derived from ownership of Company Common Stock;

•	the risk of incurring substantial expenses related to the merger;

•	the possibility that the consummation of the merger may be delayed or not occur at all, and the adverse impact such event would have on the Company and its business;

•	the risk that the financing contemplated by the financing commitments obtained in connection with the merger might not be obtained;

•	the fact that the consideration to be paid in respect of each share of Company Common Stock represented a discount to the trading prices of the Class A common stock and Class B common stock at the times the Board of Directors and the Special Committee made their respective determinations;

•	the fact that the damages to which the Company may be entitled from Parent under the terms of the merger agreement for any breach, loss or damage are capped at $15 million in the aggregate;

•	under the terms of the merger agreement and applicable law, following MatlinPatterson’s execution of a written consent in favor of the merger following the parties’ execution of the merger agreement, the stockholder approval necessary to consummate the merger would be obtained and the Board of Directors would no longer be entitled to change its recommendation of the proposed transaction to the Company’s stockholders, each of which could potentially deter other parties from proposing an alternative transaction that might be more advantageous to our stockholders;

•	the fact that Parent and Merger Subsidiary are newly-formed corporations with no assets other than the merger agreement, the equity financing commitment and the debt financing commitment;

•	the involvement of Blackstone Advisory in the sale process, given BCP’s participation as a potential buyer, and ultimately the successful bidder, notwithstanding the adequacy of the firewalls and other measures taken to preserve the integrity of such process; and

•	the fact that some of the Company’s directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of the Company’s stockholders generally, including those related to Parent’s agreement to indemnify the Company’s directors and officers against certain claims and liabilities.

The above discussion includes the principal information and factors, both positive and negative, considered by the Board of Directors and the Special Committee, but is not intended to be exhaustive and may not include all of the information and factors considered by the Board of Directors or the Special Committee. The above factors are not presented in any order of priority. Neither the Special Committee nor the Board of Directors quantified or assigned relative or specific weights to the factors considered in reaching their respective determinations. Rather, the Board of Directors and the Special Committee view their respective positions and recommendations as being based on the totality of the information presented to and considered by them. In addition, individual members of the Board of Directors and the Special Committee may have given different weights to different factors. It should be noted that this explanation of the reasoning of the Board of Directors and the Special Committee and certain information presented in this section is forward-looking in nature and should be read in light of the factors discussed in the section titled “Forward-Looking Statements” beginning on page [•] of this information statement.

Opinion of the Financial Advisor of the Special Committee – Janney Montgomery Scott LLC

The Special Committee retained Janney to act as its financial advisor and, if requested, to render to the Special Committee and Board of Directors an opinion as to the fairness to the holders of shares of Company Common Stock (other than MatlinPatterson) of the consideration to be paid to such holders (the “Minority Stockholders”). On September 24, 2010, at a meeting of the Special Committee, Janney rendered an oral opinion, which was confirmed by delivery of a written opinion dated September 24, 2010, to the effect that, as of that date and based upon and subject to the various considerations set forth in its opinion, the consideration of $18.16 per share (the “Consideration”) to be paid to the Minority Stockholders pursuant to the merger agreement was fair, from a financial point of view, to the Minority Stockholders.

The full text of the written opinion of Janney dated September 24, 2010 is attached as Annex C to this information statement. Janney’s opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of review undertaken by Janney in rendering its opinion. Janney’s opinion was directed to our Special Committee and Board of Directors and addresses only the fairness, from a financial point of view, as of the date of the opinion of the consideration of $18.16 per share to be paid to the Minority Stockholders pursuant to the merger agreement. Janney’s analysis and opinion did not account for Additional Per Share Consideration, the effects of the PHC-related liability or any disbursements made from the portion of the Consideration held in escrow because of their conditional natures. Janney’s opinion does not address any other aspects of the merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the merger or any matter related thereto. The summary of Janney’s opinion set forth below is qualified in its entirety by reference to the full text of the opinion.

In arriving at its opinion, Janney, among other things:

•	reviewed the historical financial performance, current financial position and general prospects of the Company;

•	considered the proposed financial terms of the merger;

•	considered the results of efforts to solicit indications of interest and definitive proposals from third parties with respect to a possible acquisition of the Company;

•	reviewed the historical market price ranges and trading activity performance of the common stock of the Company;

•	reviewed publicly-available information such as annual reports, quarterly reports and SEC filings;

•	to the extent deemed relevant, analyzed information of certain other selected public companies and compared the Company from a financial point of view to these other companies;

•	to the extent deemed relevant, analyzed information of certain other selected comparable merger and acquisition transactions and compared the merger from a financial point of view to these other transactions to the extent information concerning such transactions was publicly available;

•	discussed with certain members of senior management of the Company the strategic aspects of the merger, including, but not limited to, past and current business operations, financial condition and prospects (including their views on the risks and uncertainties of achieving the Projections (as defined below));

•	reviewed a draft of the merger agreement dated September 23, 2010 (3:03 pm);

•	discussed with the Company and its advisors hypothetical scenarios with respect to personal holding company tax liabilities; and

•	performed such other analyses and examinations as Janney deemed necessary.

In Janney’s review and analysis and in rendering its opinion, Janney relied upon the accuracy and completeness of all of the financial and other information that was available to Janney from public sources, that was provided to Janney by the Company or its respective representatives or that was otherwise reviewed by Janney and assumed such accuracy and completeness for purposes of rendering Janney’s opinion. Janney further relied on the assurances of management of the Company that they were not aware of any facts or circumstances that would make any of such information inaccurate or misleading. Janney was not asked to and did not undertake any independent verification of any of such information and Janney did not assume any responsibility or liability for the accuracy or completeness thereof. Janney did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of the Company or BCP or any of their affiliates or subsidiaries, or the ability to collect any such assets, nor was Janney furnished with any such evaluations or appraisals.

With respect to the financial projections prepared by the Company’s management and modified with reference to financial updates provided by the Company (the “Projections”) and discussed between Janney and the Company’s management, which Projections were confirmed by the Company’s management as reflecting the best currently available estimates and judgments of such management of the future financial performance of the Company, Janney assumed that the future financial performance of the Company reflected thereby will be achieved for the periods presented. Janney expressed no opinion as to such Projections or the assumptions on which they are based. Janney also assumed that there has been no change in the Company’s or BCP’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to Janney. Janney assumed in all respects material to its analysis that the Company and Parent will remain as going concerns for all periods relevant to its analysis, that all of the representations and warranties contained in the merger agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent to the merger agreement are not waived. Janney expressed no opinion as to the personal holding company tax liabilities of the Company.

Janney’s opinion was rendered on the basis of market, economic and other conditions prevailing as of the date of its opinion and on the conditions and prospects, financial and otherwise, of the Company, as they exist and were known to Janney on the date of its opinion and Janney assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of the opinion. Janney’s opinion is directed to the Special Committee and to the Board of Directors, in each case in connection with its consideration of the merger, and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote on the merger. Janney’s opinion is directed only to the fairness, from a financial point of view, as of September 24, 2010, of the Consideration to the Minority Stockholders and does not address the fairness of the merger to, or any consideration received in connection therewith by, stockholders other than the Minority Stockholders or the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, whether relative to the consideration or otherwise. Janney did not express any opinion as to the impact of the merger on the solvency or viability of the Company, any of the other parties to the merger agreement or BCP or their ability to pay their debts when they become due.

Janney’s opinion does not address the relative merits of the merger as compared to other business strategies or transactions that might be available to the Company or the Company’s underlying business decision to effect the merger. At the Company’s direction, Janney has not been asked to, nor does it, offer any opinion as to the terms, other than the Consideration to the extent expressly specified in its opinion, of the merger agreement or the form of the merger. In rendering its opinion, Janney assumed, with the Company’s consent, that (i) the final executed form of the merger agreement did not differ in any material respect from the draft dated September 23, 2010 (3:03 pm) that Janney reviewed, (ii) the Company, Parent and Merger Subsidiary will comply with all material terms of the merger agreement, and (iii) the merger will be consummated in accordance with the terms of the merger agreement without any adverse waiver or amendment of any material term or condition thereof. Janney has also assumed that all governmental, regulatory or other consents, including BCP internal consents and approvals necessary for the consummation of the merger, will be obtained without any material adverse effect on the Company, Parent or Merger Subsidiary or the merger. Janney’s opinion was approved by a fairness opinion committee of Janney.

The following is a summary of the material financial analyses delivered by Janney to the Special Committee in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Janney, nor does the order of analyses described represent relative importance or weight given to those analyses by Janney. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Janney’s financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before September 24, 2010 (the date on which Janney completed its analyses) and is not necessarily indicative of current market conditions. The following summary assumes the Company exercises its option to effect the “Closing Phase II”, as defined in the Asset Transfer Agreement between the Company, PGI Spain, Tesalca-99, S.A., Texnovo, S.A. and Grupo Corinpa, S.L. dated October 30, 2009 and as amended on November 30, 2009, through the issuance of 393,675 shares of stock in the Company to the stockholders of Texnovo-Tesalca.

Transaction Premiums

Janney compared for illustrative purposes the Consideration in relation to the market prices of the Company’s Class A common stock over selected dates and selected periods. Janney noted that the stock was thinly traded and highly illiquid with an average daily trading volume of less than 7,000 shares.

The Consideration represented:

•	A discount of 15.5% to the closing price on September 24, 2010, the day the opinion was delivered;

•	A premium of 5.3% to the closing price on April 6, 2010, the day prior to the Company’s public announcement of exploring strategic alternatives;

•	A premium of 10.5% to the one month average trading price of $16.43 prior to April 6, 2010, the day prior to the Company’s public announcement of exploring strategic alternatives;

•	A premium of 10.8% to the three month average trading price of $16.39 prior to April 6, 2010;

•	A premium of 22.2% to the six month average trading price of $14.86 prior to April 6, 2010; and

•	A premium of 60.2% to the one year average trading price of $11.34 prior to April 6, 2010.

Comparable Public Company Analysis

Janney reviewed and compared certain financial information, ratios and public market multiples for the Company to corresponding financial information, ratios and public market multiples for the following publicly traded corporations in the nonwoven materials industry and other nonwoven companies:

Nonwoven Materials	Other Nonwoven Companies

• Ahlstrom Oyj	• Buckeye Technologies Inc.
• Avgol Industries 1953 Ltd.	• EI DuPont de Nemours & Co.
• Fiberweb plc	• Lydall Inc.
• Pegas Nonwovens S.A.	• Mitsui Chemicals Inc.
• Cia. Providencia Industria E Comercio.	• PH Glatfelter Co.
• Tredegar Corp.

Although none of the selected companies is directly comparable to the Company, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of the Company. Because the nonwoven materials companies are based in countries outside the United States and trade on international stock exchanges, Janney also examined publicly-traded companies on United States stock exchanges that have certain divisions or product lines in the nonwoven industry, but whose overall operations are diversified across industries other than the nonwoven materials companies. Janney calculated and compared various financial multiples and ratios based on recent publicly available financial data and Bloomberg estimates and/or other investment firm research. The multiples and ratios of the Company and the selected companies were calculated using the closing price of each company’s shares on September 24, 2010.

With respect to the Company and the selected companies, Janney calculated the following using publicly available information to determine:

•	the enterprise value, which is the market value of common equity plus the book value of debt less cash, as a multiple of the earnings before interest, taxes, depreciation and amortization, or EBITDA, for the latest twelve months period;

•	enterprise value as a multiple of EBITDA for estimated calendar years 2010 and 2011, based on Bloomberg estimates and/or other investment firm research;

•	enterprise value as a multiple of EBITDA less capital expenditures for the latest twelve months period; and

•	the price-to-earnings ratios for the latest twelve months period.

The following table presents the results of this analysis:

Comparable Public Company Multiples-Nonwoven Materials

Implied Company
Benchmark	Low	High	Average	Median	Multiple at $18.16

Enterprise Value/LTM EBITDA	3.2x	8.4x	5.9x	6.1x	6.1x
Enterprise Value/2010E EBITDA	2.6x	6.9x	5.0x	5.3x	5.4x
Enterprise Value/2011E EBITDA	2.7x	6.6x	4.5x	4.4x	4.7x
Enterprise Value/LTM EBITDA-Capital Expenditures	10.8x	15.1x	12.7x	12.1x	8.9x
Price/LTM EPS	7.4x	16.3x	11.0x	10.3x	14.4x

Comparable Public Company Multiples-Other Nonwoven Companies

Implied Company
Benchmark	Low	High	Average	Median	Multiple at $18.16

Enterprise Value/LTM EBITDA	4.2x	7.8x	5.9x	5.8x	6.1x
Enterprise Value/2010E EBITDA	5.3x	8.0x	6.1x	5.5x	5.4x
Enterprise Value/2011E EBITDA	4.5x	7.8x	5.4x	4.7x	4.7x
Enterprise Value/LTM EBITDA-Capital Expenditures	4.9x	10.5x	8.8x	9.7x	8.9x
Price/LTM EPS	5.6x	27.7x	15.6x	13.3x	14.4x

Using the low/high reference ranges for the benchmarks set forth above and financial information contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 3, 2010, Janney determined implied enterprise values for the Company, and then subtracted total debt, including Tesalca-Texnovo net debt, subtracted non-controlling interests and added cash and cash equivalents to determine implied equity values. In determining the number of shares outstanding for purposes of calculating implied values per share of the Company common stock, Janney assumed the vesting of all stock options, restricted stock and restricted stock units, in each case assuming “Closing Phase II” had occurred. These analyses indicated the ranges of implied values per share of the Company common stock set forth opposite the relevant benchmarks below, compared, in each case, to the Consideration.

Nonwoven Materials

Benchmark	Range		Implied Share Price

Enterprise Value/LTM EBITDA	3.2x to 8.4	x	$2.53 to $30.94
Enterprise Value/2010E EBITDA	2.6x to 6.9	x	$1.54 to $27.41
Enterprise Value/2011E EBITDA	2.7x to 6.6	x	$4.62 to $31.31
Enterprise Value/LTM EBITDA-Capital Expenditures	10.8x to 15.1	x	$24.97 to $40.61
Price/LTM EPS	7.4x to 16.3	x	$8.56 to $18.90

Other Nonwoven Companies

Benchmark	Range		Implied Share Price

Enterprise Value/LTM EBITDA	4.2x to 7.8	x	$8.00 to $27.38
Enterprise Value/2010E EBITDA	5.3x to 8.0	x	$17.48 to $34.05
Enterprise Value/2011E EBITDA	4.5x to 7.8	x	$16.99 to $40.06
Enterprise Value/LTM EBITDA-Capital Expenditures	4.9x to 10.5	x	$3.62 to $23.76
Price/LTM EPS	5.6x to 27.7	x	$6.55 to $32.12

Selected Transactions Analysis

Janney analyzed certain information relating to the following selected transactions in the nonwoven materials industry that have been completed since 2005 with transaction equity values ranging from $7.5 million to $1.2 billion.

These transactions (listed by acquirer/target and date of announcement) were:

Date Announced	Acquiror	Target

01/04/10	Concert Industries, Ltd.	PH Glatfelter Co.
01/12/09	ADS Inc.	Fonds de solidarité FTQ
12/19/08	Tohcello Co. Ltd.	Mitsui Chemicals Inc.
10/01/08	sia Abrasives Holding AG	Scintilla AG
10/30/06	Cia. Providencia Industria E Comercio.	AIG Capital Partners, Inc.
03/22/05	British Vita Group S.A.R.L.	Texas Pacific Group

For each of the selected transactions, Janney calculated and compared the enterprise value as a multiple of latest twelve months EBITDA, using publicly available data, and then calculated the low and high of these multiple values for all transactions. While none of the companies that participated in the selected transactions are directly comparable to the Company, these companies were chosen because they are publicly traded companies with operations that, for the purposes of analysis, may be considered similar to certain of the Company’s results, market size and product profile.

The following table presents the results of this analysis:

Comparable Transaction Multiples

									Implied Company
Benchmark	Low		High		Average		Median		Multiple at $18.16

Enterprise Value/LTM EBITDA	3.0	x	9.4	x	5.9	x	5.3	x	6.1x

Using the low/high reference ranges for the benchmark set forth above, Janney determined implied enterprise values for the Company and calculated implied equity values in the same manner as with respect to the Comparable Public Company analysis described above. This analysis yielded an implied value range of $1.69 to $36.05 per share.

Illustrative Leverage Buyout and Discounted Cash Flow Analysis

Janney performed an illustrative leveraged buyout analysis and an illustrative discounted cash flow analysis. Although Janney performed these analyses for illustrative purposes, Janney advised the Special Committee and our Board of Directors that it did not consider these analyses to be meaningful for the reasons described below. Janney noted that the Projections used in these analyses only included a 2.5 year projection model and not a complete five year projection model that is more typical for completing such analyses. In addition, the projected capital expenditures for 2012 were incomplete and included estimated capital expenditures of $15 million for specific projects which were identified at the time such Projections were prepared. This amount is lower than historical capital expenditures which ranged from $34.5 million to $60.7 million in 2007 to 2009.

For purposes of the illustrative leveraged buyout analysis to estimate the theoretical purchase price that a financial buyer could pay in an acquisition of the Company, Janney assumed that the capital structure of the Company that would result from the theoretical transaction would be identical to the capital structure proposed by Parent and that such a financial buyer would attempt to realize a return on its investment in fiscal year 2012. Estimated financial data for the Company was based on the Projections, which covered fiscal years 2010 through 2012. Estimated exit values for the Company were calculated by applying an exit value multiple range of 5.5x to 6.5x to fiscal year 2012 EBITDA, as estimated by Company management. Janney then derived a range of theoretical purchase prices based on an assumed required internal rate of return for a financial buyer of between 22.5% and 27.5%. This analysis implied a value range of $23.26 per share to $27.37 per share.

With respect to the illustrative discounted cash flow analysis, Janney calculated indications of the net present value of free cash flows for the Company for six months of 2010 and the years 2011 through 2012. Janney calculated illustrative value indications per share of Company Common Stock using the Projections and illustrative terminal value indications in the year 2012 based on terminal multiples ranging from 5.5x 2012E EBITDA to 6.5x 2012E EBITDA and discounting these terminal values to illustrative present values using discount rates ranging from 10.0% to 13.0%, reflecting estimates of the Company’s weighted average cost of capital. This analysis resulted in a range of illustrative per share value of $29.31 to $39.20.

Premiums Paid Analysis

The Company’s stock is thinly traded and highly illiquid. Furthermore, the stock price reflects the public announcement on April 7, 2010 that the Company had hired financial advisors and was exploring strategic alternatives. As a result, Janney calculated the high and low price premiums paid per share relative to the market closing price of target companies on April 6, 2010, the day prior to the Company’s public announcement of exploring strategic alternatives, for announced and completed cash transactions involving target companies in the United States in all industries except financial institutions since September 24, 2009 with transaction values between $500 million and $1.5 billion, using publicly available historical data but excluding transactions with undisclosed values. Based on this information, Janney then calculated the high and low of these implied premiums values for one day, one week and one month prior to announcement of strategic alternatives.

The following table presents the results of this analysis:

Premiums Paid Percentages

Time Period Prior to Announcement	Low	High	Implied Share Price

1 Day	–3.9%	91.2%	$16.58	$32.98
1 Week	–2.0%	95.0%	$16.17	$32.18
1 Month	2.8%	139.0%	$16.76	$38.96

Because prices of thinly traded securities tend to be more volatile than those traded more actively, Janney placed less relevance on this valuation methodology.

General

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Janney’s opinion. In arriving at its fairness determination, Janney considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Janney made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses.

These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, Parent, Janney or any other person assumes responsibility if future results are materially different from those forecast.

Janney’s opinion and financial analyses provided to our Special Committee and our Board of Directors in connection with their respective evaluations of the Consideration were among many factors considered by our Special Committee and our Board of Directors in their respective evaluations of the merger and should not be viewed as determinative of the views of the Special Committee, the Board of Directors or management with respect to the merger or the consideration payable in the merger. Janney was not requested to, and it did not, recommend the specific consideration payable in the merger. The type and amount of consideration payable in the merger was determined through negotiation between the Company and BCP, and the decision to enter into the merger agreement was solely that of our board of directors. Janney, as part of its investment banking business, is engaged in the valuation of companies and their securities in connection with mergers and acquisitions. Janney acted as financial advisor to the Special Committee on a monthly retainer basis for Janney’s services. Janney also received a fee for rendering its opinion (which fee is not contingent on the successful completion of the merger). Janney will not receive any other significant payment or compensation contingent upon the successful completion of the merger. The Company has agreed to reimburse Janney’s reasonable expenses and to indemnify Janney for certain liabilities arising out of rendering its opinion. In addition, in the ordinary course of Janney’s business as a broker-dealer, Janney may, from time to time, have a long or short position in, and buy or sell, debt or equity securities of the Company for Janney’s own account or for the accounts of Janney’s customers.

Financing of the Merger

Parent has obtained debt and equity financing commitments for the purposes of funding the merger and the other transactions contemplated by the merger agreement.

Debt Financing

Pursuant to the debt financing commitments, dated as of October 4, 2010, Citigroup Global Markets Inc., Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Barclays Capital, Royal Bank of Canada and RBC Capital Markets have agreed to lend certain amounts subject to the terms and conditions set forth therein. The debt financing commitments provide for (1) a senior secured revolving asset-based facility in an aggregate principal amount of $50 million (the “Revolving Facility”) and (2) $545 million of either (i) senior secured notes issued in a public offering or in a Rule 144A or other private placement and/or (ii) senior secured increasing rate loans under a senior secured credit facility (the “Bridge Facility”), provided that such $545 million will be reduced on a dollar-for-dollar basis in the amount (not to exceed $50 million) by which certain existing indebtedness of the Company or its subsidiaries is rolled over in connection with the merger. The availability of funds under the Revolving Facility will be tied to a borrowing base of the Company’s receivables and inventory. If the borrowing base is less than $45 million, then at the option of the borrower under the Revolving Facility and prior to the commencement of the 20 consecutive business day “marketing period” to complete the debt financing, the Bridge Facility may be increased by the shortfall in an amount up to $20 million.

The debt financing commitments are subject to certain conditions, including, among others:

•	if the transaction does not close prior to November 1, 2010, the consolidated EBITDA of the Company for the four quarters ending October 4, 2010 not being less than $111 million;

•	the absence of a material adverse effect (as defined in the section titled “The Merger Agreement – Representations and Warranties” beginning on page [•]) on the Company since January 2, 2010;

•	the accuracy of any representations and warranties of the Company in the merger agreement, the breach of which would rise to the level at which Parent and Merger Subsidiary would not be required to effect the merger;

•	solely with respect to the Bridge Facility, the expiration of 20 consecutive business days following Parent’s delivery of a high yield offering memorandum and other required marketing documents, subject to certain restrictions in connection with the “marketing period” described in the section titled “The Merger Agreement – When the Merger Becomes Effective” beginning on page [•];

•	delivery of a certificate of the Company’s chief financial officer confirming the solvency of the borrower under the Revolving Facility and its subsidiaries on a consolidated basis after giving effect to the transactions contemplated by the merger agreement;

•	delivery of certain historical and pro forma financial statements of the Company and the borrower under the Revolving Facility;

•	execution and delivery of definitive documentation in connection with the debt financing;

•	funding of the equity financing; and

•	simultaneous consummation of the Merger.

For a description of certain covenants in the merger agreement pertaining to such financing commitments, please see the section titled “The Merger Agreement – Financing Covenant” beginning on page [•].

Equity Financing

Parent has obtained an equity financing commitment, dated as of October 4, 2010, from BCP in the amount up to $260 million, subject to the terms and conditions set forth therein, for the purpose of enabling Parent to fund a portion of the merger consideration. The Company is a third party beneficiary under the equity financing commitment and has the ability to specifically enforce the equity financing if (i) Parent and Merger Subsidiary are required to consummate the merger on account of the closing conditions having been satisfied and (ii) the debt financing (or alternative financing if the debt financing becomes unavailable on the agreed upon terms and conditions) has been funded or will be funded at the closing if the equity financing is funded at the closing, in each case subject to the conditions and limitations described in the section titled “The Merger Agreement – Termination Fees and Remedies” beginning on page [•].

No Financing Condition

The obligations of Parent and Merger Subsidiary to close the merger are not conditioned upon the consummation of the financing. A failure of Parent and Merger Subsidiary to close the merger resulting from a failure or inability to consummate the financing would constitute a breach for purposes of the merger agreement, the remedies for which would include, as described in the section titled “The Merger Agreement – Termination Fees and Remedies” beginning on page [•], the following:

•	the right to receive the Parent Termination Fee; and

•	the right to specifically enforce the equity financing, in the event that (i) Parent and Merger Subsidiary are required to consummate the merger on account of the closing conditions having been satisfied and (ii) the debt financing (or alternative financing if the debt financing becomes unavailable on the agreed upon terms and conditions) has been funded or will be funded at the closing if the equity financing is funded at the closing.

Limited Guarantee

Concurrently with the execution of the merger agreement, BCP, in its capacity as the Guarantor, executed and delivered a limited guarantee in favor of the Company, pursuant to which the Guarantor absolutely, irrevocably and unconditionally guarantees the due and punctual payment when due of the Parent Termination Fee and any other amounts payable by Parent to the Company under the merger agreement, subject to a cap of $15 million, provided that such cap is increased to $30 million solely under those circumstances where the Parent Termination Fee is equal to $30 million, as further described in the section titled “The Merger Agreement – Termination Fees and Remedies” beginning on page [•].

Payment of Merger Consideration and Surrender of Stock Certificates

Promptly after the effective time of the merger, the paying agent will send to each holder of record of a certificate previously representing a share of Company Common Stock (each, a “certificate”) a letter of transmittal describing how such holder may exchange such certificate for the consideration to be paid in accordance with the terms of the merger agreement. You should not return your certificates to the paying agent without a letter of transmittal, and you should not return your certificates to the Company.

In the event of a transfer of ownership of Company Common Stock that is not registered in the records of our transfer agent, the merger consideration may be paid to a person other than the person in whose name the certificate so surrendered is registered if the certificate so surrendered is properly endorsed or otherwise in proper form for transfer, and the person requesting the payment will have paid all applicable taxes relating to the payment of the Per Share Closing Payment to a person other than the registered holder of the certificate surrendered, or will have established to the reasonable satisfaction of Parent that such taxes have been paid or are not applicable.

If your shares of Company Common Stock are held in “street name” by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your “street name” shares of Company Common Stock in exchange for the merger consideration.

Interests of the Company’s Directors and Officers in the Merger

You should be aware that the Company’s directors and officers have interests in the merger that are described below and may be different from or in addition to the interests of our stockholders generally and that may present a conflict of interest. Our Special Committee and Board of Directors were aware of these interests and considered that the interests may be different from or in additional to the interests of our stockholders generally in making their respective determinations and recommendations in connection with the merger agreement and the transactions contemplated thereby. You should consider these and other interests of our directors and officers that are described in this information statement.

Agreement with Veronica M. Hagen

In connection with the execution of the Merger Agreement, Ms. Hagen entered into an agreement with Parent (the “Hagen Agreement”) which will become effective as of the effective time of the merger and will supersede the employment agreement she entered into with the Company dated as of April 23, 2010 (the “Original Agreement”). When the Hagen Agreement becomes effective, Ms. Hagen will have no further rights under the Original Agreement.

Unless earlier terminated pursuant to its terms, the term of the Hagen Agreement begins as of the effective time of the merger and ends on the fifth anniversary of such date. Under the Hagen Agreement, Ms. Hagen’s annual base salary will be $800,000, subject to annual review and adjustment by the Board of Directors in its discretion (the “Base Salary”). Ms. Hagen will be eligible to participate in all of the Company’s employee benefit programs for which employees of the Company and its subsidiaries are generally eligible, including health, life, retirement and disability benefit programs. Ms. Hagen will also be entitled to the use of an automobile during the term of the Hagen Agreement, with any costs associated with this benefit in excess of $17,242 per year to be borne by Ms. Hagen.

Ms. Hagen will be entitled to receive an annual bonus (an “Annual Bonus”) pursuant to a short-term cash incentive bonus plan to the extent that such a plan is implemented for any given year, in the Board’s discretion. Ms. Hagen’s target Annual Bonus under such bonus plan may not exceed 100% of the Base Salary, and the maximum Annual Bonus payable to her will be 200% of the Base Salary.

Pursuant to the terms of the Hagen Agreement, as soon as reasonably practicable following the effective time of the merger, Ms. Hagen will invest in Parent an amount equal to 50% of the after-tax proceeds she receives in respect of the equity she held in the Company immediately prior to the effective time of the merger. In addition, on each escrow release date, Ms. Hagen will make an additional investment in Parent in an amount equal to 50% of the after-tax proceeds she receives on each such escrow release date. All shares of Parent held by Ms. Hagen will be subject to (a) transfer restrictions and (b) a call right by Parent if Ms. Hagen’s employment is terminated for any reason, if Ms. Hagen competes with Parent or the Company following a voluntary resignation by Ms. Hagen after the third anniversary of the effective time of the merger or if Ms. Hagen violates any restrictive covenants included in the Hagen Agreement. The parties to the Hagen Agreement have also agreed to create an equity program pursuant to which Ms. Hagen will be granted stock options in respect of shares of Parent, although the economic terms for such options have not been agreed upon at this time.

On April 23, 2013, provided Ms. Hagen is an employee on such date, the Company will grant to her a one-time award of shares of Parent having a value equal to $694,000. Such equity award is subject to earlier payment upon certain terminations of Ms. Hagen’s employment, as described below.

Parent may terminate the Hagen Agreement immediately upon Ms. Hagen’s death or disability or with notice of termination to Ms. Hagen at any time, with or without “cause” (which term generally includes actions by Ms. Hagen that constitute a material breach of the terms of the Hagen Agreement; a breach of the duty of loyalty or any act of dishonesty or fraud with respect to the Company; commission of a felony, a crime involving moral turpitude or other act causing material harm to the Company; use of alcohol in the workplace or the use of illegal drugs at any time; or any willful act or omission that aids or abets a competitor to the material disadvantage or detriment of the Company). In addition, the Hagen Agreement will terminate upon Ms. Hagen’s resignation with or without “good reason” (which term generally includes any reduction in the Base Salary, failure to pay the Base Salary or Annual Bonus, assignment of duties materially inconsistent with Ms. Hagen’s position as in effect at the effective time of the merger, change in Ms. Hagen’s title as in effect at the effective time of the merger or removal or failure to re-elect Ms. Hagen to positions in effect at such time, unfounded termination for cause or disability, or a change in the Company’s headquarters by at least 50 miles).

If the Hagen Agreement is terminated by the Company for cause or Ms. Hagen resigns other than for good reason, Ms. Hagen will be entitled to receive only her Base Salary through the date of termination and will not be entitled to receive any other salary, compensation or benefits from the Company or its subsidiaries, except as otherwise specifically provided for under the Company’s employee benefit plans or as otherwise expressly required by applicable law.

If Ms. Hagen’s employment is terminated by the Company other than for cause or by her with good reason (each, an involuntary termination) during the term of the Hagen Agreement, Ms. Hagen will be entitled to receive certain severance payments described below and, in the event such involuntary termination occurs prior to April 23, 2013, the retention equity award described above. Such severance payments include (i) 1.5 times the sum of (A) the Base Salary and (B) the target Annual Bonus for the fiscal year in which the termination occurs, (ii) the pro rata portion of the Annual Bonus based on the number of days Ms. Hagen is employed during the fiscal year in which the termination occurs, determined as though she had continued to be employed through the end of such fiscal year, and (iii) any earned but unpaid Annual Bonus with respect to a previously completed fiscal year. In addition, Ms. Hagen is entitled to continuation of welfare benefits for 18 months following such involuntary termination. The severance payments and benefits described above are conditioned upon Ms. Hagen signing and not revoking a general release of claims in favor of the Company and Parent, and complying with certain restrictive covenants described below.

In the event of Ms. Hagen’s disability or death, Ms. Hagen or her heirs, as applicable, will be entitled to receive only her Base Salary through the date of such event and any earned but unpaid Annual Bonus with respect to a previously completed fiscal year.

Ms. Hagen must repay to the Company certain cash and equity awards (including the equity award) if, prior to or within two years following the termination of Ms. Hagen’s employment, (i) the Company is required to make a material restatement of financial results for years during which Ms. Hagen was an employee and due to actions or inactions by her or of which she had knowledge, or (ii) Ms. Hagen is found to have engaged in misconduct while an employee, which, if discovered at the time would have justified termination for cause.

The Hagen Agreement also contains a standard confidentiality provision as well as non-competition, non-solicitation and non-disparagement restrictions. The confidentiality and non-disparagement provisions apply during the term of Ms. Hagen’s employment and following any termination thereof. The non-solicitation and non-competition provisions apply during the term of Ms. Hagen’s employment and for 18 months following any termination thereof.

The Hagen Agreement also provides that, in the event that Ms. Hagen receives an “excess parachute payment” as defined in Section 280G(b)(1) of the Code, which subjects her to an excise tax under Section 4999 of the Code, her total severance payments and benefits may be reduced to an amount such that she will not be subject to the excise tax. Ms. Hagen’s severance payments and benefits will only be reduced if she would be in a better after-tax position after the reduction than she would be in without such reduction taking into consideration payment of the excise tax under Section 4999 of the Code. In all events, Ms. Hagen is responsible for any excise tax that may be due on any excess parachute payments.

Change in Control Severance Compensation Agreements

The Company has entered into change in control severance agreements with substantially uniform terms with certain of our executive officers (other than Ms. Hagen) and other key officers. As described in more detail below, each change in control severance agreement provides for, among other things, severance benefits, including lump sum salary and bonus payments, continuation of benefits, acceleration of certain equity awards and payment of legal fees and outplacement services. The lump sum payment is conditioned upon the officer signing a general release, and the other severance benefits are conditioned upon the officer complying with certain confidentiality, non-competition and non-solicitation clauses.

In the event of a qualifying termination within one year following a “change in control”, which includes the merger, the change in control severance agreements generally entitle executive officers to (a) a lump sum payment equal to two times the sum of (x) the executive officer’s annual base salary and (y) the greater of the annual bonus earned by the executive in respect of the most recently completed fiscal year or annual target bonus for the year in which the termination occurs, (b) acceleration of any unvested shares of Company Restricted Shares and lapse of any restrictions on such shares on the date that is 90 days after such termination, (c) continuation of welfare benefits for one year following termination, (d) payment of all reasonable legal fees and expenses associated with the termination and (e) reasonable outplacement services having a value of up to $15,000. A qualifying termination includes a termination of employment by the executive officer for “good reason” (which generally includes any reduction in base salary, assignment of duties inconsistent with the executive officer’s position, failure of the Company to continue to provide any material compensation or welfare or benefit following the effective date of a change in control, unfounded termination for cause or disability, or involuntary relocation of the executive officer’s principal residence by 100 miles or more) or a termination of the executive officer’s employment by the Company without “cause” (which generally includes any action by the executive which constitutes a breach of the terms of the change in control agreement; a breach of the executive officer’s duty of loyalty or an act of dishonesty or fraud with respect to the Company; commission of a felony, a crime involving moral turpitude or other actions causing material harm to the Company; use of alcohol in the workplace or illegal drugs at any time; or any willful act or omission that aids or abets a competitor to the material disadvantage or detriment of the Company). Each change in control severance agreement also provides that in the event that the executive officer receives an ‘‘excess parachute payment” as defined in Section 280G(b)(1) of the Code, which subjects the executive officer to an excise tax under Section 4999 of the Code, the executive officer’s total severance payments and benefits may be reduced to an amount such that the executive officer is not subject to the excise tax. The executive officer’s severance payments and benefits will only be reduced if the executive officer would be in a better after-tax position after the reduction than he would be in without such reduction taking into consideration payment of the excise tax under Section 4999 of the Code. In all events, the executive officer is responsible for any excise tax that may be due on any excess parachute payments.

In addition, certain of our officers have entered into letter agreements with the Company, which generally provide each such executive with either or both of (i) relocation benefits in the event of a resignation by the officer for good reason pursuant to the change in control severance agreement and (ii) severance benefits in the event of the lapse of the change in control severance agreement.

Treatment of PGI Equity Awards

As of the date of this information statement, certain of the Company’s officers hold (i) options to purchase shares of Company Common Stock (“Company Stock Options”) granted pursuant to the Company 2003 Stock Option Plan, (ii) shares of restricted Company Common Stock (“Company Restricted Shares”) granted pursuant to the Company 2005 Employee Restricted Stock Plan and the Amended and Restated Company 2008 Long-Term Stock Incentive Plan (“2008 Stock Plan”), (iii) restricted stock units that entitle the holder to a share of Company Common Stock upon the satisfaction of service-based vesting requirements and in accordance with the terms and conditions of the applicable awards (“Company RSUs”) granted pursuant to the 2008 Stock Plan, and (iv) restricted stock units that entitle the holder to a share of Company Common Stock upon the satisfaction of performance-based vesting requirements and in accordance with the terms and conditions of the applicable awards (“Company Performance RSUs”) granted pursuant to the 2008 Stock Plan. Generally, immediately prior to the consummation of a “change in control” (as defined in the Company’s various equity plans), the various outstanding equity-based awards vest and all restrictions lapse, as applicable.

In addition, as of the date of this information statement, our non-employee directors hold Company Restricted Shares granted pursuant to the Amended and Restated Company 2004 Restricted Stock Plan. Directors generally receive 50% of their annual retainer fees in the form of Company Restricted Shares and may elect to receive additional Company Restricted Shares in lieu of cash payments for quarterly directors’ fees. Generally, immediately prior to the consummation of a “change in control” (as defined in the 2004 Restricted Stock Plan), all restrictions on Company Restricted Shares granted pursuant to this plan lapse.

Company Stock Options.  Except as otherwise agreed to by Parent and the holder of a Company Stock Option, at the effective time of the merger, each outstanding Company Stock Option will be canceled and converted into the right to receive, in full satisfaction of the rights of such holder with respect thereto, (i) upon the effective time of the merger, an amount in cash equal to the number of shares of Company Common Stock subject to such Company Stock Option multiplied by the excess of the Per Share Closing Payment over the exercise price for such Company Stock Option, which is in all cases $6.00 per share, and (ii) on each escrow release date, an amount in cash equal to the number of shares of Company Common Stock subject to such Company Stock Option multiplied by the Per Share Escrow Payment, in each case, less any applicable withholding taxes.

Company Restricted Shares.  Except as otherwise agreed to by Parent and the holder of a Company Restricted Share, at the effective time of the merger, each outstanding Company Restricted Share will be converted into the right to receive (i) upon the effective time of the merger, an amount in cash equal to the Per

Share Closing Payment and (ii) on each escrow release date, an amount in cash equal to the Per Share Escrow Payment, in each case, less any applicable withholding taxes.

Company RSUs.  Except as otherwise agreed to by Parent and the holder of a Company RSU, at the effective time of the merger, each outstanding Company RSU will be converted into the right to receive, in full satisfaction of the rights of such holder with respect thereto, (i) upon the effective time of the merger, an amount in cash equal to the number of shares of Company Common Stock issuable pursuant to such Company RSU multiplied by the Per Share Closing Payment and (ii) on each escrow release date, an amount in cash equal to the number of shares of Company Common Stock issuable pursuant to such Company RSU multiplied by the Per Share Escrow Payment, in each case, less any applicable withholding taxes.

Company Performance RSUs.  Except as otherwise agreed to by Parent and the holder of a Company Performance RSU, at the effective time of the merger, each outstanding Company Performance RSU will be converted into the right to receive, in full satisfaction of the rights of such holder with respect thereto, (i) upon the effective time of the merger, an amount in cash equal to the number of shares of Company Common Stock issuable pursuant to such Company Performance RSU assuming attainment of the target level of performance applicable to such Company Performance RSU, multiplied by the Per Share Closing Payment, and (ii) on each escrow release date, an amount in cash equal to the number of shares of Company Common Stock issuable pursuant to such Company Performance RSU assuming attainment of the target level of performance applicable to such Company Performance RSU, multiplied by the Per Share Escrow Payment, in each case, less any applicable withholding taxes.

Value of PGI Equity Awards

The following table sets forth information as of October 27, 2010 for each of our directors and executive officers who currently holds Company Stock Options, including (a) the aggregate number of shares of Company Common Stock subject to vested Company Stock Options; (b) the value of such vested Company Stock Options, on a pre-tax basis, calculated by multiplying (i) the excess, if any, of the Per Share Closing Payment over the respective per share exercise prices of those Company Stock Options by (ii) the number of shares of Company Common Stock subject to those Company Stock Options; (c) the value of such vested Company Stock Options, on a pre-tax basis, calculated by multiplying (i) the Per Share Escrow Amount by (ii) the number of shares of Company Common Stock subject to those Company Stock Options; (d) the aggregate number of unvested Company Stock Options that will vest on the effective time of the merger; (e) the value of such unvested Company Stock Options on a pre-tax basis, calculated by multiplying (i) the excess, if any, of the Per Share Closing Payment over the respective per share exercise prices of those Company Stock Options by (ii) the number of shares of Company Common Stock subject to those Company Stock Options; (f) the value of such unvested Company Stock Options, on a pre-tax basis, calculated by multiplying (i) the Per Share Escrow Amount by (ii) the number of shares of Company Common Stock subject to those Company Stock Options; (g) the aggregate number of shares of Company Common Stock subject to vested Company Stock Options and unvested Company Stock Options that will vest on the effective time of the merger; (h) the aggregate value of all such vested Company Stock Options and unvested Company Stock Options that will vest on the effective time of the merger on a pre-tax basis, calculated by multiplying (i) the excess, if any, of the Per Share Closing Payment over the respective per share exercise prices of those Company Stock Options by (ii) the number of shares of Company Common Stock subject to those Company Stock Options; and (i) the aggregate value of all such vested Company Stock Options and unvested Company Stock Options that will vest on the effective time of the merger on a pre-tax basis, calculated by multiplying (i) the Per Share Escrow Amount by (ii) the number of shares of Company Common Stock subject to those Company Stock Options. The information in the table assumes (a) all currently outstanding Company Stock Options will remain outstanding immediately prior to the effective time of the merger and (b) the effective time of the merger will occur on or prior to December 31, 2010 and will increase if the effective time occurs in 2011.

	Vested Options			Options that Will Vest as a Result of the Merger			Totals
		Value	Escrow		Value	Escrow		Value	Escrow
		(Excluding	Fund		(Excluding	Fund		(Excluding	Fund
		Escrow	Value		Escrow	Value		Escrow	Value
Name	Shares	Fund) ($)	($)	Shares	Fund) ($)	($)	Shares	Fund) ($)	($)

Executive Officers:
Ms. Hagen	—	—	—	—	—	—	—	—	—
Mr. Hale	—	—	—	—	—	—	—	—	—
Mr. Norman	2,250	34,313	6,548	750	11,437	2,182	3,000	47,750	8,730

The following table sets forth, for each of our directors and executive officers who currently holds Company Restricted Shares, all of which are unvested, the aggregate number of shares of Company Common Stock that, as of October 27, 2010, underlie the Company Restricted Shares, the value each holder of Company Restricted Shares will receive pursuant to the merger agreement at the effective time and the value with respect to each Company Restricted Shares that will be deposited into the escrow fund. The information in the table assumes (a) all currently outstanding Company Restricted Shares will remain outstanding immediately prior to the effective time of the merger and (b) the effective time of the merger will occur on or prior to December 31, 2010 and will increase if the effective time occurs in 2011.

				Total Value of
				Unvested Restricted
	Number of	Value of Unvested	Value of Unvested	Shares that will
	Unvested	Restricted Shares	Restricted Shares	Vest as a
	Restricted	(Excluding Value in	Subject to Escrow	Result of the
Name	Shares	Escrow Fund) ($)	Fund ($)	Merger ($)

Executive Officers:
Ms. Hagen	227,252	$3,465,593	$661,303	$4,126,896
Mr. Hale	38,338	584,655	111,564	696,219
Mr. Norman	7,740	118,035	22,523	140,558
Directors:
Mr. Hewitt	9,212	140,483	26,807	167,290
Mr. Ovenden	7,676	117,059	22,337	139,396
Mr. Hall	6,327	96,487	18,412	114,899
Ms. Fessenden	7,676	117,059	22,337	139,396

The following table sets forth, as of October 27, 2010, for each of our executive officers who currently holds Company Performance RSUs or Company RSUs, all of which are unvested, the (a) aggregate number of shares of Company Common Stock that underlie the Company Performance RSUs, (b) the value of such Company Performance RSUs, on a pre-tax basis, calculated by multiplying (i) the Per Share Closing Payment by (ii) the number of shares of Company Common Stock issuable pursuant to those Company Performance RSUs assuming the target level of performance applicable to such Company Performance RSUs is attained, (c) the value of such Company Performance RSUs, on a pre-tax basis, calculated by multiplying (i) the Per Share Escrow Amount by (ii) the number of shares of Company Common Stock issuable pursuant to those Company Performance RSUs assuming the target level of performance applicable to such Company Performance RSUs is attained, (d) the aggregate number of shares of Company Common Stock that underlie the Company RSUs, (e) the value of such Company RSUs, on a pre-tax basis, calculated by multiplying (i) the Per Share Closing Payment by (ii) the number of shares of Company Common Stock issuable pursuant to those Company RSUs, (f) the value of such Company Performance RSUs, on a pre-tax basis, calculated by multiplying (i) the Per Share Escrow Amount by (ii) the number of shares of Company Common Stock issuable pursuant to those Company RSUs. The information in the table assumes (a) all currently outstanding Company Performance RSUs and Company RSUs will remain outstanding immediately prior to the effective time of the merger and (b) the effective time of the merger will occur on or prior to December 31, 2010 and will increase if the effective time occurs in 2011.

	Unvested Company
	Performance RSUs			Unvested Company RSUs			Totals
		Value	Escrow		Value	Escrow		Value	Escrow
		(Excluding	Fund		(Excluding	Fund		(Excluding	Fund
		Escrow	Value		Escrow	Value		Escrow	Value
Name	Shares	Fund) ($)	($)	Shares	Fund) ($)	($)	Shares	Fund) ($)	($)

Executive Officers:
Ms. Hagen	49,526	$755,272	$144,121	—	$—	$—	49,526	$755,272	$144,121
Mr. Hale	21,208	323,422	61,715	—	—		21,208	323,422	61,715
Mr. Norman	16,502	251,656	48,021	—	—		16,502	251,656	48,021

Offer Letters

The Company has entered into offer letter agreements with substantially uniform terms with certain of our officers. The offer letters provide for, among other things, a severance benefit equal to six months of the officer’s then-current base salary in the event that, within two years of the officer beginning employment with the Company, the officer’s employment is involuntarily terminated as a result of a change in control of the Company, which includes the merger.

Short-Term Incentive Compensation Plan

The Company maintains a short-term incentive compensation plan for our key employees, including our executive officers. For 2010, this plan provides target bonus percentages of 100% of base salary for Ms. Hagen and 55% for our other executive officers, with a maximum potential payout of 200% of target. In the event of a “change in control” (as defined in this plan), which includes the Merger, all outstanding awards under this plan become vested nonforfeitable, each in an amount determined on the basis of the assumption that the applicable performance targets have been achieved, and will be paid on the normal payment date, which is expected to be in April 2011. In the event an officer is terminated by the Company without “cause” (as defined in this plan) following a change in control, the officer is entitled to receive a pro-rated award based on the number of full months the officer worked in the year in which the change in control occurred.

Separation Agreement with Robert J. Kocourek

Effective November 16, 2009, Mr. Kocourek resigned as the chief financial officer of the Company, and on October 15, 2009, we entered into a separation agreement with Mr. Kocourek. Mr. Kocourek remained an employee of the Company until April 16, 2010. Under the separation agreement, Mr. Kocourek became entitled to receive (a) continued payment of his base salary through October 16, 2010 and, thereafter, until the earlier of April 16, 2011 and the date on which he obtains alternate employment and (b) an additional payment in respect of his unused vacation days and paid time off days. In addition, the Company continued to pay the employer portion of premiums for group medical, dental and hospitalization insurance until October 16, 2010. Mr. Kocourek also retained the vested portion of his restricted stock awards and stock options. In connection with the execution of the separation agreement, Mr. Kocourek executed a general release of claims and will remain subject to confidentiality, non-solicitation and non-competition restrictions through April 16, 2011.

Other Agreements

Except as disclosed in this information statement, there is no present or proposed material agreement, arrangement, understanding or relationship between Parent, Merger Subsidiary or any of their respective executive officers, directors, controlling persons or subsidiaries, on the one hand, and the Company or any of its executive officers, directors, controlling persons or subsidiaries, on the other hand.

Parent anticipates that certain executive officers and key employees of the Company will be offered the opportunity to invest a portion of the proceeds they receive in the merger with respect to their currently owned equity (including Company Stock Options, Company Restricted Shares, Company RSUs and Company Performance RSUs) of the Company in shares of Parent common stock. Parent has not made any such arrangements with any executive officers or key employees of the Company, other than Ms. Hagen, which is discussed above in “– Agreement with Veronica M. Hagen.” Any equity interests held after the merger by Ms. Hagen, the other executive officers or key employees of the Company are expected to be subject to the terms of a management stockholders’ agreement or other similar agreement that will contain customary transfer restrictions, tag-along rights and drag-along rights, as well as repurchase rights that are applicable in certain circumstances.

Following the execution of the merger agreement, Parent has engaged in discussions with Ms. Hagen and certain executive officers and key employees regarding the anticipated structure of the equity incentives that are expected to be made available by Parent following the completion of the merger. Pursuant to these discussions, executive officers and certain key employees of the Company are expected to be eligible to receive options and/or other equity-based awards under an equity incentive plan established by Parent after the closing of the merger. It is currently anticipated that a portion of such options and other equity-based awards will be subject to time-based vesting and the remainder will be subject to performance-based vesting.

Indemnification of Directors and Executive Officers; Directors’ and Officers’ Insurance

Parent and the Company have agreed in the merger agreement that all rights to indemnification, advancement of expenses and exculpation existing on the date of the merger agreement in favor of present or former directors, officers, employees and agents pursuant to the amended and restated certificate of incorporation and amended and restated bylaws of the Company (in each case, as in effect immediately prior to the effective time of the merger) are contract rights and have agreed to cause the surviving corporation to honor such rights in accordance with their terms, and that such rights to indemnification, advancement of expenses and exculpation may not be modified or amended in any way as to adversely affect the rights of any covered person.

For six years from the effective time of the merger, Parent will cause the Company or the surviving corporation to provide officers’ and directors’ liability insurance covering each person who was, on the date of the merger agreement, or will be, on the closing date of the merger, covered under the existing officers’ and directors’ liability insurance policies of the Company or any of its subsidiaries with respect to acts or omissions occurring prior to the effective time of the merger.

Accounting Treatment

The merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Certain U.S. Federal Income Tax Consequences of the Merger to Our Stockholders

The following discussion summarizes certain U.S. federal income tax consequences of the merger that are generally applicable to U.S. Holders (as defined below) of shares of Company Common Stock. For purposes of this summary, a “U.S. Holder” means a beneficial owner of shares of Company Common Stock that is, for U.S. federal income tax purposes: (a) an individual who is a citizen or resident of the United States; (b) a corporation created or organized in the United States or under the laws of the United States or any political subdivision thereof; (c) an estate the income of which is subject to U.S. federal income taxation regardless of the source; or (d) a trust that (i) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. This summary does not deal with all U.S. federal income tax considerations that may be relevant to particular classes of holders in light of their special circumstances, such as holders who are dealers in securities, tax-exempt entities, banks or other financial institutions, insurance companies, U.S. expatriates, regulated investment companies, foreign persons, persons who hold their shares of Company Common Stock as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle, persons who acquired their shares of Company Common Stock upon exercise of stock options or in other compensatory transactions, persons whose functional currency is not the U.S. dollar, holders who are subject to the alternative minimum tax provisions of the Internal Revenue Code of 1986, as amended (“the Code”) and holders who do not hold their shares of Company Common Stock as “capital assets” within the meaning of Section 1221 of the Code. Furthermore, no state, local or foreign tax considerations are addressed herein.

This discussion is for general information purposes only and does not address the tax consequences of transactions effectuated prior to or after the merger (whether or not such transactions occur in connection with the merger). The discussion is based on U.S. federal income tax law in effect as of the date hereof, which is subject to change at any time (possibly with retroactive effect). No opinions of counsel or rulings from the Internal Revenue Service (“IRS”) have been requested or obtained regarding the tax consequences described below. As a result, the IRS could disagree with portions of this discussion.

If a partner in a partnership (or entity treated as a partnership for U.S. federal income tax purposes) is a holder, the tax treatment of such partner will generally depend upon the status of the partner and upon the activities of the partnership. Accordingly, partnerships (and entities treated as partnerships for U.S. federal income tax purposes) and partners of such partnerships should consult their own tax advisors.

ALL HOLDERS OF SHARES OF COMPANY COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE MERGER.

The merger will constitute a fully taxable transaction (rather than a tax-free reorganization) for U.S. federal income tax purposes. Any taxable gain or loss to the U.S. Holder will be a capital gain or loss and will be a long-term capital gain or loss if the U.S. Holder’s holding period for the shares of Company Common Stock surrendered in the merger is more than one year. Long-term capital gain recognized by a non-corporate U.S. Holder that is a U.S. citizen or resident is eligible for preferential tax rates and is presently taxed at a maximum rate of 15%, which rate is presently scheduled to increase to 20% for taxable years beginning after December 31, 2010.

In general, a U.S. Holder will have taxable gain or loss on the merger equal to the difference between the amount realized on the merger and the holder’s tax basis in the shares of Company Common Stock. However, the treatment of the holder’s interest in the escrow fund in determining the holder’s amount realized is uncertain. Consequently, the gain or loss to a U.S. Holder in the taxable year of the merger is uncertain.

Although the matter is not free from doubt, a U.S. Holder of shares of Company Common Stock likely will have an amount realized on the merger equal to (1) the amount of cash consideration such holder actually receives in exchange for such shares (determined before the deduction of any applicable withholding taxes) plus (2) the fair market value of such holder’s interest in the escrow fund at the time of the merger (this method of reporting, the “Fair Market Value Method”). Under this method, the amount realized with respect to any share of Company Common Stock generally will be the trading price of such stock immediately before the Closing Date.

In addition, under this method, a portion of each payment to the U.S. Holder from the escrow fund will be imputed interest taxable as ordinary income. The remaining amounts received from the escrow fund will be taxable as capital gain to the extent such amounts, when added to the cash received on the merger, exceed the amount realized on the merger. The U.S. Holder will be entitled to a capital loss if the total amount received upon the merger and from the escrow fund (other than imputed interest) is less than the amount realized on the merger.

Tax information provided to a U.S. Holder and the IRS on Form 1099-B for the year of the merger may reflect only the cash amounts paid to the U.S. Holder on the merger and not the fair market value of the U.S. Holder’s interest in the escrow fund. Accordingly, a U.S. Holder reporting under the Fair Market Value Method may receive a Form 1099-B reporting an amount received that is less than the amount such holder will realize in the year of the merger. In addition, any Form 1099-B a U.S. Holder receives with respect to amounts paid from the escrow fund in future years may reflect the entire amount paid to the U.S. Holder (except imputed interest) and therefore may not take into account the fact that the U.S. Holder already included the value of its interest in the escrow fund in such holder’s amount realized in the year of the merger. As a result, U.S. Holders reporting under this method should not rely on the amounts reported to them on Forms 1099-B with respect to the merger. U.S. Holders are urged to consult their own tax advisors regarding how to accurately report their income under the Fair Market Value Method.

Under U.S. Treasury regulations, in rare and extraordinary circumstances, deferred payments such as distributions from the escrow fund may be so contingent and speculative so as to make the value of the contingent payments not reasonably ascertainable. In that case, the U.S. Holder may report the sale under the “open transaction” doctrine (this method of reporting, the “Open Transaction Method”). The Open Transaction Method does not take into account future payments from the escrow until they are made, for purposes of determining the U.S. Holder’s taxable gain on the merger. The Open Transaction Method would not be available to U.S. Holders if the public trading price of the Company Common Stock immediately before the merger, reduced by the fixed cash payable per share on the merger, was determined to be a reasonable measure of the expected value of the future payments from the escrow fund. A U.S. Holder should consult its tax advisor if it wishes to report on the Open Transaction Method. No assurance can be given that the Open Transaction Method will be available.

Alternatively, the IRS may take the position that the full amount of the escrowed funds should be treated as if it were transferred to the holders on the Closing Date, subject to the contingent obligation of holders to return all or a portion of those funds to the Parent. If the IRS were to successfully assert this position, a U.S. Holder would recognize gain or loss in the year of the merger in an amount equal to the difference, if any, between (1) the cash consideration actually received plus the U.S. Holder’s ratable portion of the escrowed funds and (2) such holder’s adjusted tax basis in the surrendered shares of Company Common Stock. A loss would then be allowed for payments from the escrow fund to the Parent. In addition, under this approach, U.S. Holders may be taxed annually on their ratable share of the periodic earnings on the amounts deposited in the escrow fund, whether or not such holders receive any cash with respect to such earnings.

Because PGI Class C common stock is not publicly traded, it is possible that U.S. Holders of this stock are eligible to report gain on the merger under the installment method. A U.S. Holder that is eligible to report under the installment method must do so unless the U.S. Holder affirmatively elects not to use the installment method. U.S. Holders of PGI Class C common stock should consult their tax advisors as to whether they wish to elect out of installment sale treatment.

The taxation of the escrow arrangements is complex and uncertain. Each U.S. Holder is urged to consult its tax advisor regarding the tax consequences of the escrow fund.

Backup Withholding.  A holder (other than certain exempt holders, including certain foreign persons and entities) may be subject to backup withholding unless such holder provides its correct taxpayer identification number (“TIN”), or certifies that it is awaiting a TIN, and certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. A holder who fails to furnish a TIN may be subject to tax penalties, and the gross proceeds of the merger payable to such holder may be subject to backup withholding (currently at a 28% rate which rate is presently scheduled to increase to 31% for amounts paid after December 31, 2010). Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income tax liability of such holder, and a refund generally can be obtained by the holder if backup withholding results in an overpayment of tax and the holder timely furnishes the applicable information to the IRS. A holder may also be subject to certain information reporting requirements.

Regulatory and Other Governmental Approvals

The following is a summary of the material regulatory requirements for completion of the merger. There can be no guarantee if and when any of the consents or approvals described below, or any other regulatory consents or approvals that might be required to consummate the merger, will be obtained, or as to the conditions that such consents and approvals may contain.

The merger is subject to the requirements of the HSR Act and the rules promulgated by the FTC, which prevent transactions such as the merger from being completed until (i) certain information and materials are furnished to the DOJ and the FTC and (ii) the applicable waiting period is terminated or expires. On October 12, 2010, Parent filed the requisite notification and report forms under the HSR Act. On October 22, 2010, the FTC advised the parties that early termination of the HSR waiting period had been granted.

Notwithstanding the foregoing, at any time before or after the completion of the merger, the DOJ, the FTC or any state may still challenge the merger on antitrust grounds. Accordingly, at any time before or after the completion of the merger, any of the DOJ, the FTC or any state may take action under the antitrust laws as it deems necessary or desirable in the public interest, including, without limitation, seeking to enjoin the completion of the merger, permitting completion subject to regulatory concessions or conditions or seeking divestiture of the business acquired as a result of the merger. Private parties and non-U.S. governmental authorities may also institute legal actions under the antitrust laws under some circumstances. There can be no assurance that a challenge to the merger under the antitrust laws will not be made, or, if such a challenge is made, that it will not succeed.

Under the merger agreement, consummation of the merger is also conditional upon the filings and receipt, termination or expiration, as applicable, of the approvals, consents or waiting periods as may be required under the applicable competition, merger control, antitrust or similar applicable law of certain foreign jurisdictions. In addition, the Company is required to use its reasonable best efforts to make any submissions, certifications or agreements necessary to comply with any applicable requirements of the New Jersey Industrial Site Recovery Act or similar real property transfer law.

Delisting and Deregistration of PGI Common Stock

Shares of PGI Class A common stock and PGI Class B common stock currently trade on the OTC Bulletin Board under the stock symbols “POLGA” and “POLGB”, respectively. Upon completion of the merger, all shares of PGI Class A common stock and PGI Class B common stock will cease to be listed for trading on the OTC Bulletin Board and will be deregistered under the Exchange Act.

Litigation Related to the Merger

A purported class action lawsuit has been filed by a minority stockholder of the Company challenging the proposed transaction and naming as defendants the Company, the Company’s Board of Directors and The Blackstone Group LP. Such stockholder action was filed in Mecklenburg County, North Carolina (John B. Dugdale vs. Polymer Group, Inc, et. Al., No. 10-CVS-20527).

The stockholder action alleges (1) that the Company’s Board of Directors breached its fiduciary duties to the Company’s minority stockholders by authorizing the merger with Parent for inadequate consideration and pursuant to an inadequate process and (2) that the Company and The Blackstone Group LP aided and abetted the other defendants’ alleged breaches of their fiduciary duties. The stockholder action seeks, among other things, an order enjoining the defendants from completing the merger on the agreed upon terms, rescinding the merger agreement, implementing a constructive trust in favor of plaintiffs upon any benefits received by the defendants as a result of the allegedly wrongful conduct and awarding attorneys’ and experts’ fees. The defendants believe the claims are without merit and intend to defend against them vigorously.

THE MERGER AGREEMENT

The following is a summary of the material provisions of the merger agreement and is qualified in its entirety by reference to the complete text of the merger agreement, which is attached as Annex A to this information statement and is incorporated into this information statement by reference. This summary does not purport to be complete and may not contain all the information about the merger agreement that is important to you. We urge you to read the merger agreement carefully and in its entirety because it, and not this information statement, is the legal document that governs the merger.

Explanatory Note Regarding the Merger Agreement

The merger agreement has been included to provide our stockholders with information regarding its terms. It is not intended to provide to any person not a party thereto any other factual information about the Company. The merger agreement contains representations and warranties of the Company, Merger Subsidiary and Parent, negotiated between the parties and made as of specific dates solely for purposes of the merger agreement, including setting forth the respective rights of the parties with respect to their obligations to complete the merger. This description of the representations and warranties is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the merger agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the merger agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. As a result, no person should rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Merger Subsidiary or any of their respective subsidiaries or affiliates.

The Merger

At the effective time of the merger, upon the terms and subject to the satisfaction or waiver of the conditions of the merger agreement and in accordance with the DGCL, Merger Subsidiary will merge with and into the Company, the separate corporate existence of Merger Subsidiary will cease and the Company will survive as a wholly owned subsidiary of Parent. In addition, the certificate of incorporation of the surviving corporation will be amended and restated to read in its entirety as set forth in Exhibit A to the merger agreement, and the bylaws of the surviving corporation will be amended and restated to read in their entirety as set forth in Exhibit B to the merger agreement.

Directors and Officers

The directors of Merger Subsidiary immediately prior to the effective time of the merger will be the initial directors of the surviving corporation and will hold office in accordance with the certificate of incorporation and bylaws of the surviving corporation. The officers of Merger Subsidiary immediately prior to the effective time of the merger will be the initial officers of the surviving corporation, until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal.

When the Merger Becomes Effective

The merger will close on the second business day following the satisfaction or waiver of the conditions to the closing of the merger described under “The Merger Agreement – Conditions to the Merger” beginning on page [•] of this information statement. However, if the marketing period, as described below, has not ended at the time of the satisfaction or waiver of such conditions, the merger will occur on the date following the satisfaction or waiver of such conditions that is the earlier to occur of (x) a date during the marketing period to be specified by Merger Subsidiary on no less than two business days’ notice to the Company or (y) the third business day after the final day of the marketing period. The merger will be effective at the time the Company and Merger Subsidiary file, on the day the merger closes, a certificate of merger with the Secretary of State of the State of Delaware, or at such later time as may be agreed by each of the parties to the merger agreement and specified in the certificate of merger filed with the Secretary of State of the State of Delaware.

For purposes of the merger agreement, “marketing period” means the first period of 20 consecutive business days after the date of the merger agreement throughout which:

•	Parent and Merger Subsidiary have received the information required to be provided by the Company under the merger agreement in connection with the arrangement of debt financing; and

•	the mutual closing conditions are satisfied and nothing has occurred and no condition exists that would cause any of the closing conditions of Parent and Merger Subsidiary to fail to be satisfied were the closing to occur at any time during such 20 consecutive business day period.

Under the merger agreement, if the marketing period would not end prior to November 1, 2010, it is not required to commence prior to the filing of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending October 4, 2010. The days from and including November 22, 2010 through November 26, 2010 will not be included in determining the marketing period. If the marketing period would not end prior to December 18, 2010, it is not required to commence prior to January 3, 2011.

The marketing period will not be deemed to have commenced if, following the commencement of, but prior to the completion of, the marketing period, (A) Grant Thornton LLP withdraws its audit opinion with respect to any financial statements contained in the audited financial statements set forth in the Company’s filings with the SEC since December 29, 2007, (B) the financial statements included in the required information provided by the Company to Parent in connection with the arrangement of debt financing would be required to be updated under applicable securities laws and regulations, (C) the Company issues a public statement indicating its intent to restate any historical financial statements of the Company or that any such restatement is under consideration or may be a possibility or (D) the Company is delinquent in filing any Form 10-K or Form 10-Q or any other material filing with the SEC.

Merger Consideration

At the effective time of the merger, each share of Company Common Stock issued and outstanding immediately prior to the effective time of the merger (other than (i) shares of Company Common Stock owned by Parent, Merger Subsidiary, the Company or any subsidiary of the Company and (ii) shares in respect of which appraisal rights have been properly exercised) will be canceled and converted automatically into the right to receive:

•	the Per Share Closing Payment; and

•	the Per Share Escrow Payments, from time to time if and when amounts are released to the Company’s stockholders from the escrow fund as described in this information statement.

The “Per Share Closing Payment” means an amount equal to $18.16 in cash minus the “Per Share Escrow Amount”. The “Per Share Escrow Amount” means an amount equal to the per share portion, calculated on a “fully diluted basis” (as defined below), of the $64.5 million to be deposited in the escrow fund to cover liabilities, costs and expenses related to the potential application of the PHC Rules to the Company and its subsidiaries. In addition, if the merger is completed after December 31, 2010, the Per Share Closing Payment will increase by the Additional Per Share Consideration, which is an amount equal to the product of (a) the number of calendar days within the period beginning on January 1, 2011 and ending on the calendar day immediately prior to the closing date of the merger and (b) a fraction, the numerator of which is $53,571.42 and the denominator of which is the total number of shares of Company Common Stock outstanding as of the effective time of the merger, determined on a fully diluted basis.

Each “Per Share Escrow Payment” means, upon any release of amounts from the escrow fund to the Company’s stockholders in accordance with the terms of the merger agreement and the escrow agreement, an amount equal to (a) the aggregate amount distributable to the Company’s stockholders pursuant to such release divided by (b) the total number of shares of Company Common Stock outstanding as of the effective time of the merger, determined on a fully diluted basis.

Per share amounts that are described in this information statement as determined on a “fully diluted basis” will be calculated assuming a total number of shares equal to the sum of: (a) the number of shares of Company Common Stock outstanding as of the effective time of the merger, (b) the number of shares of Class A common stock issuable upon the exercise of all unexercised Company Stock Options outstanding as of the effective time of the merger, (c) the number of Company Restricted Shares outstanding as of the effective time of the merger, (d) the number of shares of Class A common stock issuable pursuant to the Company Performance RSUs outstanding as of the effective time of the merger assuming attainment of the target level of performance applicable to such Company Performance RSUs, (e) the number of shares of Class A common stock issuable pursuant to the Company RSUs outstanding as of the effective time of the merger and (f) the number of shares of Company Common Stock issuable upon exercise of the Call Option (as defined in the Merger Agreement), excluding, in the case of clauses (a), (c) and (f), shares in respect of which appraisal rights have been properly exercised.

The calculation of the estimated Per Share Closing Payment of approximately $15.25 and the approximately $2.91 per share portion of the escrow amount assumes, (1) there will have been no change in the total number of outstanding shares of Company Common Stock, determined on a fully diluted basis, between October 1, 2010 and the effective date of the merger and (2) there are no shares of Company Common Stock in respect of which appraisal rights have been properly exercised.

No interest will be paid or will accrue on any of the consideration to be paid pursuant to the merger agreement and the escrow agreement, and the amounts of any such consideration paid to the Company’s stockholders may be reduced by any applicable withholding taxes as required by law.

Escrow Fund

On July 21, 2010, the Company announced that it identified a contingent tax liability resulting from the potential application of the PHC Rules to the Company and its subsidiaries and, as a result, certain financial statements were thereafter restated to reflect a liability for uncertain tax positions associated with the PHC issue of approximately $24.5 million. The PHC Rules are commonly understood by tax professionals to be focused on penalizing individuals who use holding companies to hold personal investments when the individual tax rates exceed corporate tax rates, and are therefore not typically applicable to public companies, such as the Company, whose primary source of income is from operating activities. However, the Company and its subsidiaries maintain a series of complex intercompany loans and intellectual property agreements that generate royalties, dividends, and/or interest income between such entities. As a result, certain of the Company’s U.S. subsidiaries have income from affiliates within the consolidated Company group that could be classified as PHC income as defined in Section 543 of the Code. Additionally, the Company has determined that it may have met certain ownership requirements outlined in Section 542 of the Code and have earned income that may be classified as undistributed PHC income as defined in Section 545 of the Code that may subject it to the tax described in Section 541 of the Code. Although over 51% of the Company’s common stock has been held by two partnerships (rather than individuals), under Section 544 of the Code, each of the individual partners in a partnership could be deemed to own, for purposes of the PHC ownership test, all of the stock of the Company owned by that partnership. Based on the above, the Company could be considered to have met the PHC ownership requirement since March of 2003.

Despite the contingent liability recognized in the financial statements, the Company believes the PHC Rules were not intended to apply to its situation and intends to request one or more rulings from, or to pursue one or more closing agreements with, the IRS to reach a determination as to some or all of the issues relating to the amount, if any, of the PHC-related liability (such rulings and/or agreements, collectively, the “PHC Rulings”), which ruling or closing agreement requests will be prepared by the Company and PricewaterhouseCoopers, LLP, at the direction of the Stockholder Representative. However, the Company cannot be certain of the outcome of discussions with the IRS, and the amount of any taxes, interest or penalties that may be required to be paid, until a determination or ruling is received. If the Company is required to pay any amount in respect of a PHC-related liability to any tax authority, then such taxes will be paid using amounts contained in the escrow fund.

Pursuant to the terms of the merger agreement, the Stockholder Representative will control the PHC Ruling process (including all conferences with the IRS) and the preparation of any amended tax returns relating to the potential qualification of the Company and its subsidiaries as “personal holding companies”. Parent will, however, have certain limited rights in connection with the PHC Ruling process, including the right to review all submissions to the IRS relating to the PHC Rulings for at least five business days prior to the submission thereof, the right to receive copies of all written correspondence received from the IRS relating to the PHC Rulings and the right to have up to two representatives observe, but not participate in, any conference with the IRS. Amended tax returns of the Company that the Stockholder Representative proposes to file in connection with the resolution of PHC-related matters will not change any position on a previously filed tax return that does not relate solely to the Company’s status as a PHC or to the computation of the PHC-related tax.

Subject to the reimbursement of the Stockholder Representatives’ fees as described below, the release of amounts from the escrow fund to holders of Company Common Stock, Company Stock Options, Company Restricted Shares, Company Performance RSUs and Company RSUs with respect to any PHC-related issue may occur periodically upon the occurrence (alone or in combination) of (1) the receipt of a favorable PHC Ruling, (2) the resolution of an applicable IRS audit of the Company or (3) the expiration of an applicable statute of limitation. Each disbursement from the escrow fund to the Company’s stockholders will be in an amount equal to (x) the amount remaining in the escrow fund at the time of such distribution, less (y) the PHC-related liability calculated by the Stockholder Representative upon the occurrence of the event triggering the release (the “Interim PHC Liability”), less (z) the reasonable costs, expenses and disbursements of the Stockholder Representative that have not been reimbursed prior to such time and for which it is entitled to be reimbursed, provided that any disbursements in respect of Company Stock Options and Company RSUs will be made no later than the fifth anniversary of the effective time of the merger, at which time a payment will be made to the holders of such equity awards in an amount to be agreed by the Stockholder Representative and the Company based upon their reasonable estimates of the PHC-related liability.

Under certain circumstances, Parent may submit to the Stockholder Representative a “notice of disagreement” relating to (i) positions taken on an amendment to a previously filed tax return, (ii) the ability of the Company to rely on a PHC Ruling or (iii) the calculation of the Interim PHC Liability. Any such dispute, if not resolved in writing by Parent and the Stockholder Representative within two business days following Parent’s delivery of a “notice of disagreement”, will be subject to the expedited and binding determination of KPMG LLP (or an alternative nationally recognized accounting firm or law firm with the relevant tax expertise agreed to in writing by the Company, Parent and the Stockholder Representative).

The Stockholder Representative will be entitled to recover from the escrow fund up to $500,000 in reasonable out-of-pocket costs, expenses and disbursements incurred after the closing date of the merger (including the reasonable fees of its advisors and counsel) related to the PHC Rulings. Additionally, upon the first release of amounts from the escrow fund for the benefit of the stockholders (and any subsequent release, if necessary), $500,000 (the “Additional Expense Reimbursement Amount”) will be deducted from such release and retained in the escrow fund to cover all out-of-pocket fees and expenses reasonably incurred by the Stockholder Representative after the closing date in performing its duties under the merger agreement and the escrow agreement. The Additional Expense Reimbursement Amount will not be available until the Stockholder Representative has exhausted its rights to reimbursement under the escrow fund. Any portion of such Additional Expense Reimbursement Amount not used for the payment of such fees and expenses will be distributed to stockholders upon the final resolution of the PHC issue, and on such earlier dates and in such amounts as the Stockholder Representative determines in good faith is fair and equitable.

Treatment of PGI Equity Awards

Company Stock Options.  Except as otherwise agreed to by Parent and the holder of a Company Stock Option, at the effective time of the merger, each outstanding Company Stock Option will be canceled and converted into the right to receive, in full satisfaction of the rights of such holder with respect thereto, (i) upon the effective time of the merger, an amount in cash equal to the number of shares of Company Common Stock subject to such Company Stock Option multiplied by the excess of the Per Share Closing Payment over the exercise price for such Company Stock Option, which is in all cases $6.00 per share, and (ii) on each escrow release date, an amount in cash equal to the number of shares of Company Common Stock subject to such Company Stock Option multiplied by the Per Share Escrow Payment, in each case, less any applicable withholding taxes.

Company Restricted Shares.  Except as otherwise agreed to by Parent and the holder of a Company Restricted Share, at the effective time of the merger, each outstanding Company Restricted Share will be converted into the right to receive (i) upon the effective time of the merger, an amount in cash equal to the Per Share Closing Payment and (ii) on each escrow release date, an amount in cash equal to the Per Share Escrow Payment, in each case, less any applicable withholding taxes.

Company RSUs.  Except as otherwise agreed to by Parent and the holder of a Company RSU, at the effective time of the merger, each outstanding Company RSU will be converted into the right to receive, in full satisfaction of the rights of such holder with respect thereto, (i) upon the effective time of the merger, an amount in cash equal to the number of shares of Company Common Stock issuable pursuant to such Company RSU multiplied by the Per Share Closing Payment and (ii) on each escrow release date, an amount in cash equal to the number of shares of Company Common Stock issuable pursuant to such Company RSU multiplied by the Per Share Escrow Payment, in each case, less any applicable withholding taxes.

Company Performance RSUs.  Except as otherwise agreed to by Parent and the holder of a Company Performance RSU, at the effective time of the merger, each outstanding Company Performance RSU will be converted into the right to receive, in full satisfaction of the rights of such holder with respect thereto, (i) upon the effective time of the merger, an amount in cash equal to the number of shares of Company Common Stock issuable pursuant to such Company Performance RSU assuming attainment of the target level of performance applicable to such Company Performance RSU, multiplied by the Per Share Closing Payment, and (ii) on each escrow release date, an amount in cash equal to the number of shares of Company Common Stock issuable pursuant to such Company Performance RSU assuming attainment of the target level of performance applicable to such Company Performance RSU, multiplied by the Per Share Escrow Payment, in each case, less any applicable withholding taxes.

Payment of the Merger Consideration

Not less than 10 business days prior to the effective time of the merger, the Company will appoint a paying agent reasonably acceptable to Parent to make payment of the Per Share Closing Payments as contemplated by the merger agreement. At or prior to the effective time of the merger, Parent will deposit with the paying agent cash in an amount sufficient to pay (i) the aggregate Per Share Closing Payment to which holders of shares of Company Common Stock and Company Restricted Shares will be entitled and (ii) the amounts to which holders of Company Stock Options and Company RSUs will be entitled (in each case, other than the Per Share Escrow Payments, if any).

In addition, not less than 10 business days prior to the effective time of the merger, Parent will appoint a bank or trust company reasonably acceptable to the Company to act as escrow agent (the “escrow agent”), and will enter into an escrow agreement with the escrow agent, the Company and the Stockholder Representative, substantially in the form attached as Exhibit D to the merger agreement. At or prior to the effective time of the merger, Parent will contribute $64.5 million to an escrow fund held by the escrow agent, to be released as described in the section titled “Merger Agreement – Escrow Fund” beginning on page [•].

As promptly as practicable after the effective time of the merger, Parent will cause the paying agent to mail to each holder of record of a certificate previously representing shares of Company Common Stock a letter of transmittal and instructions advising you how to surrender your certificates in exchange for the Per Share Closing Payment. If your shares of Company Common Stock are held in “street name” by your bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your “street name” shares of Company Common Stock in exchange for the consideration to be paid pursuant to the merger agreement. The Per Share Closing Payment for each share of Company Common Stock will be payable upon surrendering to the paying agent your certificate previously representing such share, together with such letter of transmittal, duly completed and validly executed. In addition, you will be entitled to receive, in exchange for your certificate, the Per Share Escrow Payments with respect to those shares represented by such certificate, in accordance with the terms of the merger agreement, from time to time as such amounts are released from the escrow fund to the Company’s stockholders. No interest will be paid or will accrue on any of the consideration to be paid pursuant to the merger agreement and the escrow agreement, and the amounts of any such consideration paid to you may be reduced by any applicable withholding taxes as required by law. YOU SHOULD NOT RETURN YOUR CERTIFICATES TO THE PAYING AGENT WITHOUT A LETTER OF TRANSMITTAL, AND YOU SHOULD NOT RETURN YOUR CERTIFICATES TO THE COMPANY.

If payment is to be made to a person other than the person in whose name the surrendered certificate is registered, it will be a condition of payment that the certificate so surrendered will be properly endorsed or otherwise in proper form for transfer and the person requesting the payment will have paid all applicable taxes relating to the payment of the Per Share Closing Payment to a person other than the registered holder of the certificate surrendered, or will have established to the reasonable satisfaction of Parent that such taxes have been paid or are not applicable.

Any portion of the merger consideration that remains unclaimed by the stockholders of the Company one year after the effective time of the merger or, in the case of the escrow fund, one year after the final date on which amounts are to be released from the escrow fund, will, upon demand, be delivered to Parent, and any holder of shares of Company Common Stock who has yet to properly claim the merger consideration to which such stockholder is entitled may look only to Parent for, and Parent will remain liable for, payment of the Per Share Closing Payment and the Per Share Escrow Payments, without interest, in respect of each such share. Any Per Share Closing Payment and any portion of the escrow fund remaining unclaimed immediately prior to such time as such amounts would otherwise escheat to or become the property of any governmental entity will, to the extent permitted by applicable law, become the property of Parent free and clear of any claims or interest.

If any certificate is lost, stolen or destroyed, the paying agent will, upon the receipt of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed and the delivery (if reasonably requested by Parent or the surviving corporation) of an agreement of indemnification or bond reasonably satisfactory to Parent, issue the Per Share Closing Payment and direct the escrow agent to release any applicable Per Share Escrow Payments to be paid in respect of the shares of Company Common Stock represented by such certificate.

From and after the effective time of the merger, holders of certificates will cease to have any rights with respect to the shares of Company Common Stock previously represented by such certificates, except the right to receive the Per Share Closing Payment and the Per Share Escrow Payments to which such holder is entitled or as provided by applicable law.

Representations and Warranties

In the merger agreement, the Company, Parent and Merger Subsidiary each make representations and warranties relating to, among other things:

•	corporate existence, good standing, and corporate power and authority to carry on its business as presently conducted;

•	power and authority to execute and deliver the merger agreement and to consummate the merger;

•	the absence of conflicts with or defaults under organizational documents, contracts and applicable laws and judgments;

•	required consents or registrations, declarations or filings with any governmental entity in connection with the merger agreement or the consummation of the merger;

•	brokers’, finders’ and other similar fees in connection with the merger; and

•	the accuracy of information supplied for inclusion in this information statement.

In the merger agreement, Parent and Merger Subsidiary also make representations and warranties relating to, among other things:

•	litigation;

•	Parent’s ownership of the capital stock of Merger Subsidiary; and

•	the availability of funds to consummate the merger and the other transactions contemplated by the merger agreement.

In the merger agreement, the Company also makes representations and warranties relating to, among other things:

•	capital structure;

•	the accuracy of documents filed with the SEC and the absence of undisclosed liabilities;

•	real property matters;

•	intellectual property matters;

•	insurance matters;

•	tax matters;

•	litigation and other proceedings;

•	benefit plans and labor and employment matters;

•	the conduct of business in the ordinary course and the absence of a material adverse effect, in each case from January 2, 2010 to the date of the merger agreement;

•	compliance with applicable laws;

•	environmental matters;

•	the stockholder vote required to adopt the merger agreement;

•	the receipt by the Special Committee and the Board of Director of a fairness opinion from Janney;

•	the inapplicability of takeover laws and regulations of any governmental entity or contained in the Company’s amended and restated certificate of incorporation;

•	material contracts and outstanding indebtedness; and

•	the identify of and relationships with top customers and suppliers.

Certain representations and warranties made by each of the parties are qualified by a “material adverse effect” clause. The merger agreement provides that a “material adverse effect” means any change, effect, event, occurrence, state of facts or development (each, an “effect”) that, individually or in the aggregate, (i) has, or is reasonably likely to have, a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or

(ii) prevents or materially delays beyond the outside date the consummation by the Company of the merger. The term “material adverse effect” shall not include any effect arising from:

•	domestic or foreign economic conditions, except to the extent the conditions have a disproportionate effect on the Company and its subsidiaries, taken as a whole, as compared with other participants in the industries in which the Company and its subsidiaries operate (a “disproportionate effect on the Company”);

•	changes in the capital markets, including changes in interest rates, except to the extent the changes have a disproportionate effect on the Company;

•	changes in applicable laws or in United States generally accepted accounting principles, in each case, except to the extent the changes have a disproportionate effect on the Company;

•	natural disasters, except to the extent such natural disasters have a disproportionate effect on the Company;

•	the execution and announcement of the merger agreement or the consummation of the merger, including any loss of a material customer, supplier, employee or executive that results therefrom (except that this exclusion shall not apply to any portion of any representation or warranty that addresses the consequences of such execution, announcement or consummation);

•	changes in the nonwoven or oriented polymers manufacturing industries, except to the extent the changes have a disproportionate effect on the Company;

•	military conflicts or acts of terrorism, except to the extent such military conflicts or acts of terrorism have a disproportionate effect on the Company;

•	any actions taken by the Company that are required by the terms of the merger agreement, other than actions in compliance with certain operating covenants; and

•	the application of the PHC Rules to the Company.

Conduct of Business Pending the Merger

The Company has agreed in the merger agreement that, until the effective time of the merger, except as permitted or required by the terms of the merger agreement or as required by applicable law, the Company will, and will cause each of its subsidiaries to, conduct its business in the ordinary course of business consistent with past practice, use reasonable best efforts to keep intact its business, keep available the services of its current employees and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others with whom it deals. The Company has also agreed that, until the effective time of the merger, except as permitted or required by the terms of the merger agreement or as required by applicable law, it will not, and will not permit any of its subsidiaries to, do any of the following (among other things) without the prior written consent of Parent, which consent may not be unreasonably withheld, delayed or conditioned:

•	amend its organizational documents;

•	issue, purchase, redeem or otherwise acquire any capital stock or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any shares of capital stock;

•	declare, establish a record date for, authorize, set aside or pay any dividends or make any distribution with respect to its outstanding shares of capital stock or other equity interests;

•	split, combine or reclassify any of its capital stock or other equity interests or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution of shares of its capital stock;

•	make changes to benefit plans or benefit agreements that would materially increase the costs of any such plan or agreement, or enter into, adopt, extend (beyond the closing date of the merger), renew or amend any collective bargaining agreement or other contract with any labor organization, union or association;

•	increase the compensation or benefits of any director or executive officer or employee whose total annual compensation is expected to exceed $175,000;

•	increase the funding obligations or contribution rate of any benefit plan or benefit agreement other than in the ordinary course consistent with past practice or as required by applicable law;

•	incur or assume, guarantee or become obligated with respect to any liabilities, obligations or indebtedness, or assume, guarantee or endorse or otherwise become responsible for, whether directly, contingently or otherwise, any such liabilities, obligation or indebtedness of any person;

•	permit, allow or suffer any of its assets to become subject to certain liens;

•	cancel any indebtedness owed to the Company or any subsidiary of the Company or waive any claims or rights of substantial value other than in the ordinary course of business;

•	pay, loan or advance any amount to, or sell, license, transfer or lease any of its assets, rights or properties to, or enter into any agreement or arrangement with, the stockholders of any of their affiliates;

•	take certain tax- or accounting-related actions, including, for example, making any material tax election other than in the ordinary course of business or making a voluntary material change in accounting method;

•	acquire by merging or consolidating with, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, other than purchases of assets in the ordinary course of business consistent with past practice;

•	sell, lease, license or otherwise dispose of any of its assets, rights or properties (including intellectual property) having a value in excess of $2.5 million in the aggregate;

•	settle or compromise any investigation, audit, litigation, claim or proceeding against the Company or any of its subsidiaries, where the amount paid exceeds $1 million in the aggregate or which imposes material restrictions on the business or operations of the Company or any of its subsidiaries;

•	make or commit to capital expenditures, capital additions or capital improvements in excess of certain agreed upon amounts, plus $3 million;

•	enter into any lease of real property, except any renewals or expansions of existing leases in the ordinary course of business consistent with past practice;

•	enter into any new line of business;

•	cancel, materially modify, terminate, or enter into any material contract; or

•	authorize any of, or commit or agree to take, whether in writing or otherwise, any of the foregoing actions.

Efforts to Complete the Merger

The merger agreement requires each party to use its reasonable best efforts (1) to consummate the merger, (2) to cause the closing of the merger to occur on or prior to the outside date and (3) solely in the case of the Company, to obtain all consents from third parties necessary or appropriate to permit the consummation of the merger. The merger agreement prohibits each party from taking any actions that would, or would reasonably be expected to, result in any of the conditions to closing not being satisfied.

In addition, the merger agreement requires each party to use its reasonable best efforts to obtain any clearance required under the HSR Act and foreign merger control laws for the consummation of the transactions contemplated by the merger agreement, provided that the “reasonable best efforts” of Parent will include promptly opposing any motion or action for a temporary, preliminary or permanent injunction against the merger, but under no circumstances will Parent, the Company or any of their affiliates be required to commit and effect, by undertaking, consent decree, hold separate order or otherwise, to the sale, divestiture, license or disposition of any assets or businesses of Parent, the Company or any of their affiliates, or otherwise to take any action or agree to any other remedy as a condition to obtaining any clearance required under the HSR Act or any foreign merger control law. The merger agreement prohibits Parent and its subsidiaries from taking, directly or indirectly, any action that would reasonably be expected to delay or prevent clearance under the HSR Act or any other applicable foreign merger control law for the consummation of the transactions contemplated by the merger agreement.

Financing Covenant

The merger agreement contains a financing covenant that requires Parent to, among other things:

•	use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to obtain the financing on the terms and conditions described in the financing commitments, including using its reasonable best efforts to (i) negotiate and enter into the definitive agreements with respect thereto on the terms and conditions contained in the financing commitments, (ii) satisfy on a timely basis all conditions applicable to Parent set forth in the financing commitments and (iii) subject to the terms and conditions contemplated by the financing commitments, consummate the financing at the closing of the merger;

•	in the event that any portion of the debt financing becomes unavailable on the terms and conditions set forth in the debt financing commitments, other than due to the Company’s breach of a representation, warranty or covenant or failure to satisfy a condition, promptly notify the Company and use its reasonable best efforts to obtain any such portion from alternative sources, on terms not less favorable, taken as a whole, to Parent, that will enable Parent to consummate the transactions contemplated by the merger agreement, as promptly as practicable following the occurrence of such event; and

•	refrain from taking, directly or indirectly, any action that would reasonably be expected to result in a failure of any of the conditions contained in the financing commitments or in any definitive agreement related to the financing.

The financing covenant prohibits Parent from agreeing to or permitting any amendment, supplement or other modification of, or waiving any of its rights under, any financing commitments or the definitive agreements relating to the financing, if such amendment, supplement, modification or waiver reduces the aggregate amount of financing or would reasonably be likely to delay or prevent the closing of the merger or make any portion of the financing less likely to occur.

The Company has agreed to provide such reasonable cooperation in connection with the arrangement of the debt financing (including any alternative financing described above) as may be reasonably requested by Parent, including, among other things:

•	participation in meetings, presentations, drafting sessions and due diligence with prospective lenders, investors and rating agencies in connection with the financing;

•	furnishing Parent and its financing sources with financial, business and other pertinent information regarding the Company and its subsidiaries as may be reasonably requested by Parent to consummate the debt financing; and

•	providing to the financing sources a certificate of the chief financial officer of the Company and its subsidiaries with respect to solvency matters as of the closing of the merger on a pro forma basis.

Stockholder Action by Written Consent

The Company agreed in the merger agreement to, promptly following the execution and delivery of the merger agreement and in accordance with the DGCL and the Company’s amended and restated bylaws, take all action necessary to seek and obtain, as promptly as practicable, adoption of the merger agreement by the affirmative vote or written consent of the holders of a majority of the then outstanding shares of Company Common Stock by the irrevocable written consent of MatlinPatterson in the form attached as Exhibit C to the merger agreement. The Company has also agreed to deliver this information statement to the Company’s stockholders as required pursuant to the Exchange Act, to give prompt notice of the taking of MatlinPatterson’s adoption of the merger agreement in accordance with Section 228 of the DGCL to all holders of Company Common Stock not executing the merger consent and to make any disclosures with respect to appraisal rights required by Delaware law (including a description of the appraisal rights of holders of Company Common Stock available under Section 262 of the DGCL).

On October 4, 2010, following execution of the merger agreement by the parties thereto, MatlinPatterson, the holder of 13,596,921 shares of Company Common Stock, constituting approximately 63.4% of the voting power of the outstanding shares of Company Common Stock on such date, executed a written consent adopting and approving in all respects the merger agreement and the transactions and agreements contemplated thereby, and agreeing to forego participation and recovery as a plaintiff or member of a class in any action with respect to any claim, based on its status as a stockholder of the Company, relating to the merger. No further approval of the stockholders of the Company is required to approve and adopt the merger agreement and the transactions contemplated thereby.

Restrictions on Solicitations

The merger agreement provides that the Company may not, nor may it authorize or permit any of its subsidiaries to, or authorize or permit any of their respective representatives to:

•	solicit, initiate or knowingly encourage (including by way of furnishing non-public information regarding the Company), or take any other action designed to facilitate, any takeover proposal (as defined below); or

•	engage, enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate with any person in any way relating to, or which would reasonably be likely to lead to, any takeover proposal.

The Company was permitted, however, prior to the receipt of the stockholder approval, in response to a bona fide written takeover proposal made after the date of the merger agreement under circumstances not otherwise involving a breach of the merger agreement, and which proposal the Board of Directors had determined in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) constituted or could reasonably be expected to lead to a superior proposal (as defined below) by such party, to:

•	furnish information with respect to the Company and its subsidiaries to the person making such takeover proposal (and its representatives) pursuant to a customary confidentiality agreement no less restrictive than the confidentiality agreement between Blackstone Management Partners L.L.C. and an affiliate of MatlinPatterson Global Opportunities Partners L.P. entered into in connection with the sale process; and

•	participate in discussions or negotiations with the person making such takeover proposal (and its representatives) regarding such takeover proposal.

In addition, the Company has agreed that neither the Board of Directors nor any committee of the Board of Directors may:

•	change, qualify, withdraw or modify in a manner adverse to Parent or Merger Subsidiary, or publicly propose to change, qualify, withdraw or modify in a manner adverse to Parent or Merger Subsidiary, its approval, recommendation or declaration of advisability of the merger agreement, the merger or the other transactions contemplated by the merger agreement;

•	recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any takeover proposal; or

•	adopt, approve or recommend, or propose to adopt, approve or recommend, or allow the Company or any of its affiliates to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or related to, or that is intended to or would reasonably be expected to lead to, any takeover proposal (other than a confidentiality agreement referred to above).

However, prior to the receipt of the stockholder approval, the Board of Directors was permitted, if it determined in good faith (after consultation with outside counsel) that failure to do so would be inconsistent with its fiduciary duties to the stockholders of the Company under applicable law, to:

•	change, qualify, withdraw or modify its approval, recommendation or declaration of advisability of the merger agreement and the transactions contemplated by the merger agreement, or recommend, adopt or approve any takeover proposal; or

•	if the Company had otherwise complied in all material respects with the provisions of the merger agreement described in this section, allow the Company or any of its subsidiaries to enter into an acquisition agreement with respect to a superior proposal, provided that the Company concurrently terminated the merger agreement and paid the Company Termination Fee as described under “The Merger Agreement – Termination Fees and Remedies” beginning on page [•] of this information statement.

In addition, the Company has agreed to immediately cease and cause to be terminated all existing discussions or negotiations with any person conducted prior to the date of the merger agreement with respect to any takeover proposal, and to promptly (within 24 hours after receipt) advise Parent both orally and in writing of the receipt of any takeover proposal and any inquiry or request for information from, or any negotiations sought to be initiated or continued with, the Company or its representatives concerning a takeover proposal. In addition, the Company has agreed to keep Parent informed of the status and material terms and conditions or developments of any such takeover proposal, inquiry or request and any discussions and negotiations concerning the material terms and conditions thereof.

The merger agreement defines “takeover proposal” and “superior proposal” as follows:

•	“takeover proposal” means any proposal or offer from any person (other than Parent and its subsidiaries) relating to, or that would reasonably be expected to lead to, in one transaction or a series of transactions, (a) an acquisition of the assets or businesses that constitute 15% or more of the revenues, net income or assets of the Company and its subsidiaries, taken as a whole, or 15% or more of the total equity securities of the Company, (b) a tender offer or exchange offer that if consummated would result in any person owning 15% or more of the total equity securities of the Company or (c) any merger, consolidation or other similar transaction pursuant to which any person would own 15% or more of the total equity securities of the Company or businesses or assets that constitute 15% or more of the revenues, net income or assets of the Company and its subsidiaries, taken as a whole; and

•	“superior proposal” means any bona fide written takeover proposal (a) that would result in any person owning all or substantially all of the shares of Company Common Stock or all or substantially all of the assets of the Company and (b) which the Board determines in good faith, after consultation with outside counsel and a financial advisor, to be more favorable to the Company’s stockholders from a financial point of view than is the merger and to be reasonably capable of being completed.

Because the stockholder approval was obtained on October 4, 2010, the Company may not terminate the merger agreement pursuant to receipt of a takeover proposal or superior proposal.

Conditions to the Merger

Conditions to Each Party’s Obligation to Effect the Merger.  Each party’s obligation to complete the merger is subject to the satisfaction or waiver of the following conditions:

•	receipt of the stockholder approval, which occurred when MatlinPatterson delivered a written consent on October 4, 2010, as described under “The Merger Agreement – Stockholder Action by Written Consent” beginning on page [•];

•	20 days having elapsed since the mailing of this information statement to the Company’s stockholders;

•	the expiration or termination of the waiting period under the HSR Act and the receipt of consents required under the competition, merger control, antitrust or similar applicable laws of certain foreign jurisdictions; and

•	no applicable law or injunction enacted, entered, promulgated, enforced or issued by any governmental entity preventing consummation of the merger shall be in effect.

Conditions to Obligations of Parent and Merger Subsidiary to Effect the Merger.  The respective obligations of Parent and Merger Subsidiary to effect the merger are subject to the fulfillment or waiver of the following conditions:

•	the representations and warranties of the Company relating to (among other things) organization, standing, capitalization, authority and brokers’ fees must be true and correct in all material respects as of the date of the merger agreement and as of the effective time of the merger (or, if given as of some other time, as of such other time);

•	the representations and warranties of the Company (made without giving effect to any limitation as to “materiality” or “material adverse effect”), other than those set forth in the immediately preceding condition, must be true and correct as of the date of the merger agreement and as of the effective time of the merger (or, if given as of some other time, as of such time), except where the failure of such representations and warranties to be so true and correct does not have a material adverse effect;

•	the Company must have performed in all material respects all the obligations, and complied in all material respects with the agreements and covenants, required to be performed by it under the merger agreement at or prior to the closing date of the merger;

•	the Company must have delivered to Parent a certificate, dated as of the closing date of the merger and signed on behalf of the Company by the chief executive officer of the Company, certifying that each of the three preceding conditions has been satisfied;

•	since January 2, 2010, there must not have been a material adverse effect on the Company;

•	consolidated EBITDA of the Company for the 12 month period ending October 4, 2010 must not be less than $111 million; and

•	the “Closing Phase II”, as defined in the Asset Transfer Agreement between the Company, PGI Spain, Tesalca-99, S.A., Texnovo, S.A. and Grupo Corinpa, S.L. dated October 30, 2009 and as amended on November 30, 2009, must have occurred or occur simultaneously with the closing of the merger.

Conditions to Obligations of the Company to Effect the Merger.  The obligation of the Company to effect the merger is subject to the satisfaction or waiver of the following conditions:

•	the representations and warranties of each of Parent and Merger Subsidiary relating to the availability of funds to consummate the merger and the other transactions contemplated by the merger agreement must be true and correct in all material respects as of the date of the merger agreement and as of the effective time of the merger (or, if given as of some other time, as of such other time);

•	the representations and warranties of each of Parent and Merger Subsidiary (made without giving effect to any limitation as to “materiality” or “material adverse effect”), other than those relating to the availability of funds to consummate the merger and the other transactions contemplated by the merger agreement, must be true and correct as of the date of the merger agreement and as of the effective time of the merger (or, if given as of some other time, as of such time), except where the failure of such representations and warranties to be so true and correct does not materially and adversely affect the ability of Parent or Merger Subsidiary to consummate the merger and the other transactions contemplated by the merger agreement;

•	Parent and Merger Subsidiary must have performed in all material respects all the obligations, and complied in all material respects with the agreements and covenants, required to be performed by them under the merger agreement at or prior to the closing date of the merger; and

•	Parent must have delivered to the Company a certificate, dated as of the closing date of the merger and signed on behalf of Parent by a duly authorized officer of Parent, certifying that each of the above conditions has been satisfied.

Termination of the Merger Agreement

At any time prior to the effective time of the merger, in addition to termination by the mutual consent of the Company, Parent and Merger Subsidiary, either the Company or Parent may terminate the merger agreement if:

•	the merger is not consummated prior to the outside date of February 8, 2011, provided that (a) the right to terminate the merger agreement will not be available to any party whose actions have been the principal cause of, or directly resulted in, the failure of the effective time of the merger to occur prior to such date and (b) if all closing conditions other than the condition relating to the HSR Act and the foreign merger control laws have been satisfied by February 8, 2011, Parent has agreed that it will seek a three month extension of the debt financing commitments (on terms no less favorable, in the aggregate, than the current commitments) which, if obtained, will permit each of Parent and the Company, in its sole discretion, to postpone the outside date to May 6, 2011; or

•	a final and nonappealable injunction or applicable law preventing consummation of the merger is in effect.

In addition, Parent is or was permitted, as the case may be, to terminate the merger agreement at any time prior to the effective time of the merger if:

•	the stockholder approval had not been obtained by 11:59 pm, New York City time, on the date of the merger agreement (which approval has been obtained); or

•	the Company breaches or fails to perform any of its representations, warranties, covenants or agreements under the merger agreement, if such breach or failure to perform (A) would rise to the level at which Parent and Merger Subsidiary would not be required to effect the merger and (B) is incapable of being cured by the Company by the outside date, or, if capable of being cured by the Company by the outside date, is not cured by the Company within 45 calendar days following receipt of written notice of such breach or failure to perform from Parent, provided that neither Parent nor Merger Subsidiary is in breach of any representations, warranties, covenants or agreements that would rise to the level at which the Company would not be required to effect the merger.

In addition, the Company is or was permitted, as the case may be, to terminate the merger agreement at any time prior to the effective time of the merger if:

•	Parent or Merger Subsidiary breaches or fails to perform any of its representations, warranties, covenants or agreements under the merger agreement, if such breach or failure to perform (A) would rise to the level that the Company would not be required to effect the merger and (B) is incapable of being cured by Parent or Merger Subsidiary by the outside date, or, if capable of being cured by Parent or Merger Subsidiary by the outside date, is not cured by Parent or Merger Subsidiary within 45 calendar days following receipt of written notice of such breach or failure to perform from the Company, provided that the Company is not then in breach of any representations, warranties, covenants or agreements that that would rise to the level that Parent and Merger Subsidiary would not be required to effect the merger;

•	prior to receipt of the stockholder approval, the Company had entered into an acquisition proposal or similar agreement relating to a superior proposal, terminated the merger agreement in accordance with the terms thereof and paid the Company Termination Fee; or

•	Parent breaches its obligation to timely consummate the closing, despite the relevant closing conditions having been satisfied or waived.

Termination Fees and Remedies

Termination Fee Payable by the Company

The Company would have been required to pay Parent the Company Termination Fee of $8 million if, prior to obtaining the stockholder approval, the Company had terminated the merger agreement and entered into an acquisition agreement or similar agreement relating to a superior proposal, as described above. In addition, the Company would have been be required to pay the Company Termination Fee if all of the following events had occurred:

•	prior to the termination of the merger agreement, a takeover proposal had been made directly to the stockholders of the Company generally or had become publicly known, or any person had publicly announced an intention to make a takeover proposal;

•	the merger agreement had been subsequently terminated by either Parent or the Company as a result of the merger having not been consummated prior to the outside date; and

•	within 12 months after such termination, the Company had entered into a definitive agreement to consummate, or had consummated, any takeover proposal, provided that, solely for purposes of this description, references to “15%” in the term “takeover proposal” were deemed to be references to “50%”.

In the event Parent had been entitled to receive the Company Termination Fee, its right to receive such amount would have constituted its sole and exclusive remedy for the termination of the merger agreement, regardless of the circumstances giving rise to such termination.

Termination Fee Payable by Parent

The Parent Termination Fee of $15 million will be payable by Parent to the Company if the Company terminates the merger agreement upon Parent’s failure to consummate the closing of the merger, despite the relevant closing conditions having been satisfied or waived. Such Parent Termination Fee will instead be $30 million if, in addition to satisfaction of the requirement set forth in the preceding sentence, the debt financing has been funded or will be funded at the closing of the merger if the equity financing is funded at the closing of the merger.

However, if a court of competent jurisdiction has ordered Parent to pay the Parent Termination Fee, the Company may not enforce such order if Parent delivers, within five business days following the issuance of such order, a notice electing to consummate the closing and the closing occurs within 10 business days following the delivery of such notice.

Specific Performance

The parties will be entitled to an injunction or injunctions to prevent breaches of the merger agreement and to specifically enforce the performance of the terms and provisions of the merger agreement without proof of actual damages. However, the Company may seek specific performance of Parent’s right to cause the equity financing to be funded and to consummate the merger only in the event that:

•	Parent and Merger Subsidiary are required to effect the closing of the merger on account of the closing conditions having been satisfied;

•	the debt financing has been funded or will be funded at the closing if the equity financing is funded at the closing;

•	Parent and Merger Subsidiary fail to complete the closing of the merger despite being required to do so; and

•	the Company has irrevocably confirmed that if specific performance is granted and the equity financing and debt financing are funded, then the closing would occur. The merger agreement prohibits the Company from receiving both a grant of specific performance and payment of the Parent Termination Fee.

If Parent and Merger Subsidiary fail to effect the closing of the merger, despite being required to do so, for any reason or otherwise breach the merger agreement, then, except for an order of specific performance, the Company’s and its affiliates’ only remedies against Parent, Merger Subsidiary, the Guarantor, and their respective former, current and future direct or indirect equityholders, controlling persons, stockholders, directors, officers, employees, agents, affiliates, members, managers, general or limited partners, financing sources or assignees (and the related parties of such parties) for any breach, loss or damage will be:

•	to terminate the merger agreement under the circumstances set forth above and receive payment of the Parent Termination Fee; or

•	to terminate the Agreement pursuant to Parent’s or Merger Subsidiary’s breach or failure to perform any of its representations, warranties, covenants and agreements and seek to recover monetary damages from Parent in an amount up to $15 million, in the aggregate.

Employee Benefits

Until the first anniversary of the effective time, Parent will, or will cause the Company to, provide, for those employees of the Company and its subsidiaries who are employed by the Company or any of its subsidiaries immediately prior to the effective time and continue as employees of the Company or any of its subsidiaries during that one-year period, compensation and benefits that are substantially comparable, in the aggregate, to those provided immediately prior to the date of the merger agreement (taking into account any changes to compensation and benefits that are permitted by the operating covenants of the merger agreement and that occur after the date of the merger agreement and prior to the effective time). Notwithstanding the foregoing, Parent will, or will cause the Company to, provide, for those employees of the Company and its subsidiaries who are represented for collective bargaining by a labor organization, terms and conditions of employment as are required by the terms of the existing collective bargaining agreements.

In addition, Parent will, or will cause the Company to, (i) honor all Company benefit plans and benefit agreements in accordance with their terms and (ii) pay annual bonuses that become payable to those employees of the Company and its subsidiaries who are employed by the Company or any of its subsidiaries immediately prior to the effective time with respect to the fiscal year in which the effective time occurs and all bonuses accrued before the effective time under the Company’s annual bonus plans, including unpaid bonuses accrued in the fiscal year prior to the effective time. For purposes of any Company benefit plan or benefit agreement that contains a definition of change in control or change of control, the merger, when effected, will be deemed to constitute a change in control or change of control.

Amendments and Waivers

The merger agreement may not be amended except by an instrument in writing signed on behalf of each of the parties to the merger agreement. By an instrument in writing, Parent, on the one hand, and the Company, on the other hand, may waive compliance by the other with any term or provision of the merger agreement that such other party was or is obligated to comply with or perform.

APPRAISAL RIGHTS

The discussion of the provisions set forth below is not a complete summary regarding your appraisal rights under Delaware law and is qualified in its entirety by reference to Section 262 of the DGCL which is attached to this information statement as Annex B. Stockholders intending to exercise appraisal rights should carefully review Annex B in its entirety. Failure to follow precisely any of the statutory procedures set forth in Section 262 of the DGCL may result in a termination or waiver of these rights.

If you comply with the applicable statutory procedures of Section 262 of the DGCL, you may be entitled to appraisal rights under Section 262 of the DGCL. In order to exercise and perfect appraisal rights, a record holder of our Company Common Stock must follow the statutory procedures pursuant to Section 262 of the DGCL required to be followed by a stockholder in order to perfect appraisal rights.

Section 262 of the DGCL is reprinted in its entirety as Annex B to this information statement. Set forth below is a summary description of Section 262 of the DGCL. The following is intended as a brief summary of the material provisions of the statutory procedures pursuant to Section 262 of the DGCL required to be followed by a stockholder in order to perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to the full text of Section 262 of the DGCL, which appears in Annex B to this information statement. All references in Section 262 and this summary to “stockholder” are to the record holder of the shares of our Company Common Stock immediately prior to the effective time of the merger as to which appraisal rights are asserted. Failure to comply strictly with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.

Under the DGCL, holders of our Company Common Stock who follow the procedures set forth in Section 262 of the DGCL will be entitled to have their shares appraised by the Court of Chancery of the State of Delaware, or the Delaware Court, and to receive payment in cash of the “fair value” of those shares, exclusive of any element of value arising from the accomplishment or expectation of the merger.

Under Section 262 of the DGCL, where a merger agreement relating to a proposed merger is adopted by stockholders acting by written consent in lieu of a meeting of the stockholders, the corporation must notify each of its stockholders who was a stockholder on the record date for such action by consent with respect to such shares for which appraisal rights are available, that appraisal rights are so available, and must include in each such notice a copy of Section 262 of the DGCL. This information statement constitutes such notice to the holders of our Common Stock and Section 262 of the DGCL is attached to this information statement as Annex B. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve such stockholder’s right to do so should review the following discussion and Annex B carefully, because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL.

Holders of shares of our Company Common Stock who desire to exercise their appraisal rights must deliver to PGI a written demand for appraisal of their shares of Company Common Stock within 20 days after the date of mailing of the information statement, or [•], 2010. A demand for appraisal will be sufficient if it reasonably informs the Company of the identity of the stockholder and that such stockholder intends thereby to demand appraisal of such stockholder’s shares of Company Common Stock. If you wish to exercise your appraisal rights you must be the record holder of such shares of Company Common Stock on the date the written demand for appraisal is made and you must continue to hold such shares through the effective time of the merger. Accordingly, a stockholder who is the record holder of shares of Company Common Stock on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the effective time of the merger, will lose any right to appraisal in respect of such shares.

Only a holder of record of shares of Company Common Stock is entitled to assert appraisal rights for such shares of Company Common Stock registered in that holder’s name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as the holder’s name appears on the stock certificates and must state that such person intends thereby to demand appraisal of such stockholder’s shares. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand for appraisal should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for such owner or owners.

A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of Company Common Stock held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought. Where the number of shares of Company Common Stock is not expressly stated, the demand will be presumed to cover all shares held in the name of the record owner. If you hold your shares in brokerage accounts or other nominee forms and wish to exercise your appraisal rights, you are urged to consult with your broker to determine the appropriate procedures for the making of a demand for appraisal.

All written demands for appraisal of shares must be mailed or delivered to: Polymer Group, Inc., 9335 Harris Corners Parkway, Suite 300, Charlotte, North Carolina 28269, Attention: Daniel L. Rikard, General Counsel and Secretary.

Within 10 days after the effective time of the merger, the surviving corporation will notify each stockholder who properly asserted appraisal rights under Section 262 of the DGCL of the effective time of the merger. Within 120 days after the effective time of the merger, but not thereafter, we or any stockholder who has complied with the statutory requirements summarized above may commence an appraisal proceeding by filing a petition in the Delaware Court demanding a determination of the fair value of the shares held by such stockholder. If no such petition is filed, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their shares. We are not under any obligation, and we have no present intention, to file a petition with respect to appraisal of the value of the shares. Accordingly, if you wish to exercise your appraisal rights, you should regard it as your obligation to take all steps necessary to perfect your appraisal rights in the manner prescribed in Section 262 of the DGCL.

Within 120 days after the effective time of the merger, any stockholder who has complied with the provisions of Section 262 of the DGCL will be entitled, upon written request, to receive from us a statement setting forth the aggregate number of shares of Company Common Stock not voted in favor of adoption of the merger agreement and with respect to which demands for appraisal were received by us, and the aggregate number of holders of such shares. Such statement must be mailed within 10 days after the written request therefor has been received by us or within 10 days after expiration of the period for delivery of appraisal demands, whichever is later. A person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file an appraisal petition or request from us the statement described in this paragraph.

If a petition for an appraisal is timely filed and a copy thereof served upon us, we will then be obligated, within 20 days, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of the stockholders who have demanded appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders (if such notice is required by the Delaware Court), the Delaware Court is empowered to conduct a hearing on such petition to determine those stockholders who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights thereunder. The Delaware Court may require the stockholders who demanded appraisal rights of shares of Company Common Stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding, and if any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder.

After the Delaware Court determines which stockholders are entitled to appraisal of their shares of Company Common Stock, the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court, including any rules specifically governing appraisal proceedings. Through such proceeding the Delaware Court shall determine the “fair value” of their shares of Company Common Stock exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Delaware Court shall take into account all relevant factors. Unless the Delaware Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. If you are considering seeking appraisal, you should be aware that the fair value of your shares as determined under Section 262 of the DGCL could be more than, the same as or less than the consideration you are entitled to receive pursuant to the merger agreement if you did not seek appraisal of your shares and that investment banking opinion as to the fairness from a financial point of view of the consideration payable in a merger are not necessarily opinions as to fair value under Section 262 of the DGCL. In determining “fair value” of shares, the Delaware Court will take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court stated that such factors include “market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation.” In Weinberger, the Delaware Supreme Court stated that “proof of value by any techniques or methods generally considered acceptable in the financial community and otherwise admissible in court” should be considered in an appraisal proceeding.

The Delaware Court will direct the payment of the fair value of the shares of Company Common Stock who have perfected appraisal rights, together with interest, if any, by the surviving corporation to the stockholders entitled thereto. The Delaware Court will determine the amount of interest, if any, to be paid on the amounts to be received by persons whose shares of Company Common Stock have been appraised. The costs of the action (which do not include attorneys’ or experts’ fees or expenses) may be determined by the Delaware Court and taxed upon the parties as the Delaware Court deems equitable. The Delaware Court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares of our Common Stock entitled to appraisal. In the absence of such determination or assessment, each party bears its own expenses.

Any stockholder who has duly demanded and perfected an appraisal in compliance with Section 262 of the DGCL will not, after the effective time of the merger, be entitled to vote his or her shares for any purpose or be entitled to the payment of dividends or other distributions thereon, except dividends or other distributions payable to holders of record of shares of Company Common Stock as of a date prior to the effective time of the merger.

At any time within 60 days after the effective time of the merger, any stockholder will have the right to withdraw such stockholder’s demand for appraisal and to accept the cash payment of the consideration to be paid pursuant to the merger agreement for such stockholder’s shares pursuant to the merger agreement. After this period, a stockholder may withdraw such stockholder’s demand for appraisal only with the written approval of the surviving corporation. If no petition for appraisal is filed with the Delaware Court within 120 days after the effective time of the merger, a stockholder’s right to appraisal will cease and such stockholder will be entitled to receive the cash payment of the consideration to be paid pursuant to the merger agreement for such stockholder’s shares pursuant to the merger agreement, as if such stockholder had not demanded appraisal of such stockholder’s shares. No petition timely filed in the Delaware Court demanding appraisal will be dismissed as to any stockholder without the approval of the Delaware Court, and such approval may be conditioned on such terms as the Delaware Court deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such stockholder’s demand for appraisal and accept the consideration to be paid pursuant to the merger agreement within 60 days after the effective date of the merger.

If you properly demand appraisal of your shares of Company Common Stock under Section 262 of the DGCL but you fail to perfect, or effectively withdraw or lose, your right to appraisal, as provided in Section 262 of the DGCL, your shares of Company Common Stock will be converted into the right to receive the consideration to be paid pursuant to the merger agreement. You will fail to perfect, or effectively lose or withdraw, your right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective time of the merger, or if you deliver to us a written withdrawal of your demand for appraisal. Any such attempt to withdraw an appraisal demand more than 60 days after the effective time of the merger will require our written approval.

If you desire to exercise your appraisal rights, you must strictly comply with the procedures set forth in Section 262 of the DGCL. Failure to take any required step in connection with the exercise of appraisal rights will result in the termination or waiver of such rights. In view of the complexity of Section 262 of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal advisors.

MARKET PRICES OF COMMON STOCK AND DIVIDEND INFORMATION

As of [•], 2010, there were [•] shares of Class A common stock outstanding, held by approximately [•] stockholders of record, [•] shares of Class B common stock outstanding, held by approximately [•] stockholders of record, and [•] shares of Class C common stock outstanding, held by approximately [•] stockholders of record. Our Class A common stock and Class B common stock are listed for trading on the OTC Bulletin Board under the stock symbols “POLGA” and “POLGB”, respectively. There is no established public trading market for our Class C common stock. The following tables set forth, for the indicated fiscal periods, the reported high and low closing prices of our Class A common stock and Class B common stock, as reported on the OTC Bulletin Board.

	Class A Common Stock			Class B Common Stock
	High		Low	High	Low

Fiscal Year Ended December 29, 2007
1st Quarter		$21.00	12.00	20.01	12.00
2nd Quarter		$16.75	13.00	15.00	10.50
3rd Quarter		$13.25	10.50	12.00	10.50
4th Quarter		$11.70	5.50	11.00	10.02
Fiscal Year Ending January 3, 2009
1st Quarter		$6.00	4.45	10.25	4.25
2nd Quarter		$9.00	4.25	8.15	4.25
3rd Quarter		$11.40	7.00	8.15	6.00
4th Quarter		$14.50	11.20	12.75	6.00
Fiscal Year Ending January 2, 2010
1st Quarter		$17.00	14.00	16.75	12.75
2nd Quarter		$20.00	16.50	20.00	13.00
3rd Quarter		$23.99	15.99	20.50	16.05
4th Quarter (Through [•], 2010)	$	[•]	[•]	[•]	[•]

The closing sale prices of our Class A common stock and Class B common stock on October 1, 2010, the last trading day before the announcement of the execution of the merger agreement, were $22.50 and $18.50 per share, respectively. The closing sale prices of our Class A common stock and Class B common stock on April 6, 2010, the last trading day before the Company announced that the Board of Directors was conducting a review of strategic alternatives, were $17.25 and $16.00 per share, respectively. On [•], 2010, the most recent practicable date prior to the date of this information statement, the closing sale prices of our Class A common stock and Class B common stock were $[•] and $[•] per share, respectively.

The Company has not paid any dividends on our Class A common stock, Class B common stock and Class C common stock during the fiscal periods indicated in the table above.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information as of October 26, 2010 with respect to shares of our Class A common stock, Class B common stock and Class C common stock beneficially owned by each of our directors and the Named Executive Officers, all of our directors and executive officers as a group and each person we believe to be the beneficial owner of more than 5% of the outstanding shares of any class of Company Common Stock as of such date. Except as indicated in the footnotes to the table, each of the stockholders listed below has sole voting and investment power with respect to shares owned by such stockholder.

		Amount and
		Nature of Beneficial		Percent of
Title of Class	Name and Address of Beneficial Owner(1)	Ownership(2)		Class

Class A Common Stock	MatlinPatterson Global Opportunities Partners, L.P. 520 Madison Avenue New York, New York 10022	13,596,921	(3)	63.7

	Mark R. Patterson 520 Madison Avenue New York, New York 10022	13,596,921	(4)	63.7

	Jurriaan van der Schee 520 Madison Avenue New York, New York 10022	13,596,921	(4)	63.7

	James D. Bennett 2 Stamford Plaza Suite 1501 281 Tresser Boulevard Stamford, Connecticut 06901	1,071,165	(5)	5.0

	Carlos P. Cavallé	—		*

	Elizabeth A. Fessenden	14,911		*

	Veronica M. Hagen	392,232		*

	Michael W. Hale	87,018		*

	Keith B. Hall	23,015		*

	William B. Hewitt	20,859		*

	Dennis E. Norman	26,685		*

	James A. Ovenden	30,670		*

	All directors and executive officers as a group (10 Persons)	15,263,476		71.5

Class B Common Stock	Carlos P. Cavallé	—		*

	Elizabeth A. Fessenden	—		*

	Veronica M. Hagen	—		*

	Michael W. Hale	—		*

	Keith B. Hall	—		*

	William B. Hewitt	—		*

	Dennis E. Norman	—		*

	James A. Ovenden	—	*

	Mark R. Patterson	—	*

	Jurriaan van der Schee	—	*

	All directors and executive officers as a group (10 Persons)	—	*

Class C Common Stock	Carlos P. Cavallé	—	*

	Elizabeth A. Fessenden	—	*

	Veronica M. Hagen	—	*

	Michael W. Hale	—	*

	Keith B. Hall	—	*

	William B. Hewitt	—	*

	Dennis E. Norman	—	*

	James A. Ovenden	—	*

	Mark R. Patterson	—	*

	Jurriaan van der Schee	—	*

	All directors and executive officers as a group (10 Persons)	—	*

*	Percentages less than one percent are denoted by an asterisk.

(1)	Unless otherwise indicated, the address for the beneficial owners included in the table is as follows: c/o Polymer Group, Inc., 9335 Harris Corners Parkway, Suite 300, Charlotte, NC 28269.

(2)	Each holder has sole voting and investment power with respect to the shares listed unless otherwise indicated. Shares of Company Common Stock subject to options exercisable within 60 days of October 26, 2010 include, for our CFO, Mr. Norman, 3,000 exercisable options.

(3)	This information is based solely on a Form 13D/A filed by MatlinPatterson Global Opportunities Partners, L.P. (for purposes of this footnote, “MatlinPatterson”) and certain of its affiliates on October 4, 2010. MatlinPatterson and certain of its affiliates share both voting and dispositive power over the shares. MatlinPatterson is a party to (1) the shareholders agreement entered into among PGI and certain other stockholders dated as of March 5, 2003, and as amended on December 20, 2004 (collectively, the “2003 Shareholders Agreement”), and (2) the shareholders agreement entered into among PGI, MatlinPatterson, Tesalca-99, S.A. and Texnovo, S.A. as part of the Company’s acquisition of what is now PGI Spain, S.L. (the “2009 Shareholders Agreement”). Each of these shareholder agreements provides for certain voting agreements regarding election of directors. MatlinPatterson disclaims beneficial ownership of shares of Company Common Stock owned by the other parties to the 2003 Shareholders Agreement and the 2009 Shareholders Agreement.

(4)	Mr. Patterson is Chairman of MatlinPatterson Global Advisers LLC and Mr. Van der Schee is a Principle in Matlin Patterson Advisors (Europe) LLP and may be deemed to beneficially own the shares owned by MatlinPatterson and certain of its affiliates.

(5)	This information is based solely on a Form 13G/A filed January 27, 2010 by James D. Bennett and certain associated entities.

WHERE TO FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any such document at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Company’s filings are also available to the public at the SEC’s website at www.sec.gov or at the Company’s website at www.polymergroupinc.com. Our website address is being provided as an inactive textual reference only. The information provided on our website, other than the copies of the documents listed or referenced below that have been or will be filed with the SEC, is not part of this information statement, and therefore is not incorporated herein by reference.

The SEC allows the Company to incorporate by reference into this information statement documents it has filed with the SEC. This means that the Company can disclose important information to you by referring you to those documents. The information filed by the Company and incorporated by reference herein is considered to be part of this information statement, and later information that the Company files with the SEC will update and supersede that information. Statements contained in this information statement, or in any document incorporated in this information statement by reference, regarding the contents of any contract or other document are not necessarily complete and each statement is qualified in its entirety by reference to such other contract or other document filed as an exhibit with the SEC. The Company incorporates by reference the documents listed below and any documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this information statement and before the effective time of the merger:

•	Annual Report on Form 10-K for the fiscal year ended January 2, 2010;

•	Amendment to the Annual Report on Form 10-K for the fiscal year ended January 2, 2010;

•	Quarterly Report on Form 10-Q for the quarterly period ended April 3, 2010;

•	Amendment to the Quarterly Report on Form 10-Q for the quarterly period ended April 3, 2010;

•	Quarterly Report on Form 10-Q for the quarterly period ended July 3, 2010; and

•	Current Reports on Form 8-K filed on July 21, 2010 and October 4, 2010.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference into this information statement.

Parent and Merger Subsidiary have supplied, and the Company has not independently verified, the information in this information statement relating to Parent and Merger Subsidiary.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” information statements and annual reports. This means that only one copy of this information statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of this document to you upon written or oral request to [•], telephone [•]. If you want to receive separate copies of the Company’s communications to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

ANNEX A

AGREEMENT AND PLAN OF MERGER
among
POLYMER GROUP, INC.,
SCORPIO ACQUISITION CORPORATION,
SCORPIO MERGER SUB CORPORATION
and
MATLINPATTERSON GLOBAL OPPORTUNITIES PARTNERS L.P.
Dated as of October 4, 2010

A-i

A-ii

Page

SECTION 10.05.	Entire Agreement	A-51
SECTION 10.06.	Severability	A-51
SECTION 10.07.	Specific Performance; Exclusive Jurisdiction	A-51
SECTION 10.08.	Governing Law	A-52
SECTION 10.09.	Conflict Waiver	A-52
SECTION 10.10.	Waiver of Jury Trial	A-52

Annexes

Index of Defined Terms	I-i

Exhibits
Form of Amended and Restated Certificate of Incorporation of the Surviving Corporation	A-61
Form of Amended and Restated Bylaws of the Surviving Corporation	A-62
Form of Written Consent of MP Stockholder	A-71
Form of Escrow Agreement	A-74

A-iii

AGREEMENT AND PLAN OF MERGER dated as of October 4, 2010, among POLYMER GROUP, INC., a Delaware corporation (the “Company”), SCORPIO ACQUISITION CORPORATION, a Delaware corporation (“Parent”), SCORPIO MERGER SUB CORPORATION, a Delaware corporation (“Merger Subsidiary”), and, solely for purposes of Sections 1.01(b), 3.02, 3.07, 3.08, 10.03 and 10.09, MATLINPATTERSON GLOBAL OPPORTUNITIES PARTNERS L.P., a Delaware limited partnership (the “Stockholder Representative”).

WHEREAS it is proposed that, on the terms and subject to the conditions set forth in this Agreement, Merger Subsidiary shall, in accordance with the Delaware General Corporation Law (the ‘‘DGCL”), merge with and into the Company (the “Merger”), pursuant to which each share of Company Common Stock (as defined herein), other than (i) shares of Company Common Stock directly owned by Parent, Merger Subsidiary, the Company or any Company Subsidiary (as defined herein) and (ii) the Appraisal Shares (as defined herein), will be converted into the right to receive the Per Share Closing Payment (as defined herein) and the Per Share Escrow Payments (as defined herein);

WHEREAS the Board of Directors, acting upon the recommendation of the Special Committee (as defined herein) (i) has determined that the Merger is advisable and fair to and in the best interest of the Company and its stockholders, (ii) has approved this Agreement and the Merger upon the terms and subject to the conditions set forth in this Agreement and (iii) is recommending that the Company’s stockholders adopt this Agreement;

WHEREAS, subject to the terms and conditions herein, immediately following execution of this Agreement, the Company and its Board of Directors will seek authorization and adoption of this Agreement by the MP Stockholder (as defined herein), the holder collectively of 13,596,921 shares of Company Common Stock; and

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of the Company to enter into this Agreement, Blackstone Capital Partners V, L.P., a Delaware limited partnership (the “Guarantor”), executed and delivered a limited guarantee in favor of the Company (collectively, the “Limited Guarantee”) pursuant to which the Guarantor is guaranteeing certain obligations of Parent and Merger Subsidiary in connection with this Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01.  Interpretation; Definitions.  (a) The headings contained in this Agreement, any Exhibit hereto, the Company Disclosure Schedule (as defined herein) and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or the Company Disclosure Schedule but not otherwise defined therein shall have the meanings as defined in this Agreement. When a reference is made in this Agreement to an Article, a Section or an Exhibit, such reference shall be to an Article or a Section of, or an Exhibit to, this Agreement unless otherwise indicated. The words “hereof”, “herein” and “hereunder”, and words of similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Any matter set forth in any provision, subprovision, section or subsection of any Schedule referred to herein shall, unless the context otherwise manifestly requires, be deemed set forth for all purposes of such Schedule. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

(b) For all purposes hereof:

“Additional Consideration Period” means the period beginning on January 1, 2011 and ending on the calendar day immediately prior to the Closing Date.

“Additional Expense Reimbursement Amount” means $500,000, which shall be in addition to amounts payable to the Stockholder Representative pursuant to Section 3.07(f).

“Additional Per Share Consideration” means an amount, rounded to the nearest penny, equal to the product of (i) the number of calendar days within the Additional Consideration Period multiplied by (ii) a fraction, the numerator of which is $53,571.43 and the denominator of which is the Total Share Number.

“Affiliate” of any Person means another Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

“Agreement” means this Agreement and Plan of Merger dated as of October 4, 2010, among the Company, Parent, Merger Subsidiary and the Stockholder Representative (including the Exhibits and Schedules hereto), as amended, modified or supplemented from time to time.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in The City of New York.

“Call Option” means the Acquirer’s Call Option over the Phase II Assets and the Intellectual Property Rights (as such terms are defined in the Spain Agreement) pursuant to Section 3.1 of the Spain Agreement.

“Certificate” means any certificate evidencing shares of Company Common Stock.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Advisor” means PricewaterhouseCoopers, LLP or any successor advisor.

“Company Benefit Agreement” means each employment, consulting, incentive or deferred compensation, equity-based compensation, severance, change in control, retention or other Contract between the Company or any Company Subsidiary, on the one hand, and any current or former officer, director, consultant, or employee of the Company or any Company Subsidiary, on the other hand.

“Company Benefit Plan” means each “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is not a Company Benefit Agreement, including each (i) pension plan (as defined in Section 3(2) of ERISA) or post-retirement or employment health, medical, life insurance or other benefit plan, program, policy or arrangement, (ii) bonus, incentive or deferred compensation, stock purchase, stock option, or other equity-based compensation plan, program, policy, agreement or arrangement, (iii) employment, severance, change in control or retention plan, program, policy, agreement or arrangement or (iv) other fringe benefit compensation, benefit or employee loan plan, program, policy, agreement or arrangement, in each case, either (x) sponsored, maintained, contributed to or required to be maintained or contributed to by the Company or any Company Subsidiary for the benefit of any current or former officer, director, employee, or consultant of the Company or any Company Subsidiary (a “Company Employee”), or (y) under which the Company or any Company Subsidiary has had or could have any present or future liability but other than any “multiemployer plan” (as defined in Section 3(37) of ERISA).

“Company Performance RSU” means any restricted stock unit with respect to shares of Class A Common Stock held by any current or former officer, director, employee or advisor of the Company or any Company Subsidiary that is subject to performance-based vesting or delivery requirements.

“Company Restricted Shares” means shares of Class A Common Stock held by any current or former officer, director, employee or advisor of the Company or any Company Subsidiary that are subject to vesting (whether performance-based or service-based) or forfeiture provisions.

“Company RSU” means any restricted stock unit with respect to shares of Class A Common Stock held by any current or former officer, director, employee or advisor of the Company or any Company Subsidiary that is subject to service-based vesting or delivery requirements.

“Company Significant Subsidiary” means any operating Subsidiary of the Company or material Subsidiary of the Company.

“Company Stock Options” means options to purchase shares of Class A Common Stock issuable pursuant to any agreement between the Company and any current or former officer, director, employee or advisor of the Company or any Company Subsidiary or any third party.

“Company Stock Plans” means those plans listed on Section 1.01 of the Company Disclosure Schedule.

“Company Subsidiary” means any direct or indirect Subsidiary of the Company.

“Control” (including the terms “Controlled by” and “under common Control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Controlled Group Liability” means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 or 4068(a) of ERISA, (iii) under Section 412(n) or 4971 of the Code and (iv) for violation of the continuation coverage requirements of Sections 601 et seq. of ERISA and Section 4980B of the Code or the group health requirements of Sections 701 et seq. of ERISA and Sections 9801 et seq. of the Code, in the case of each of the foregoing clauses (i) through (iv), with respect to any entity (other than the Company or any of the Company Subsidiaries) that, together with the Company or any of the Company Subsidiaries, is or was (at a relevant time) treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“Credit Agreement” means the Credit Agreement dated as of November 22, 2005, among the Company, as Borrower, Citicorp North America, Inc., as administrative agent, documentation agent, collateral agent and syndication agent, and the lenders from time to time party thereto, as amended by Amendment No. 1 to the 2005 Credit Agreement, dated as of December 8, 2006, and Amendment No. 2 to the 2005 Credit Agreement, dated as of September 17, 2009.

“Environmental Laws” means any and all Applicable Laws and Judgments issued, promulgated or entered into by or with any Governmental Entity relating to the protection of the environment or, as it relates to exposure to hazardous or toxic substances, human health or safety or to the preservation or reclamation of natural resources.

“Escrow Payments” means the payments made to the Stockholders pursuant to Sections 3.02(d), 3.03(a)(ii), 3.03(b)(ii) and 3.03(c)(ii).

“Financing Sources” means the entities that have committed to provide or otherwise entered into agreements in connection with the Financing or other financings in connection with the transactions contemplated hereby, including the parties to the Debt Financing Commitments, each together with their respective Affiliates and permitted successors and assigns.

“GAAP” means United States generally accepted accounting principles.

“Hazardous Materials” means petroleum and petroleum distillates, polychlorinated biphenyls, asbestos or asbestos-containing materials, hazardous or toxic chemicals and all other substances or materials that in relevant form and concentration are regulated as wastes, pollutants, contaminants, hazardous or toxic or any other term of similar import, or that otherwise would reasonably be expected to result in liability pursuant to any Environmental Law.

“Indebtedness” means, with respect to any Person, (i) any indebtedness or other liability or obligation for borrowed money (including accrued but unpaid interest); (ii) any indebtedness or other liability or obligation for the deferred and unpaid purchase price of property or services (excluding current trade payables in the ordinary course of business and payable in accordance with customary practices); (iii) any other indebtedness or other liability or obligation that is evidenced by a note, bond, debenture or similar debt instrument; (iv) any indebtedness or other liability or obligation under capital leases (as defined under GAAP); (v) any indebtedness or other liability or obligation of any other Person secured by a Lien on any property of the Company or the Company Subsidiaries; (vi) all liabilities under any sale and leaseback transaction, any synthetic lease or tax ownership operating lease transaction and all obligations arising with respect to any transaction which is the functional equivalent of borrowing but which does not constitute a liability on a consolidated balance sheet of the Company and the Company Subsidiaries prepared in accordance with GAAP, (vii) any currency, interest rate or other swap or hedge agreement or any other hedging arrangement or (viii) any indebtedness or other liability or obligation that would otherwise be classified as “debt” on a consolidated balance sheet of the Company and the Company Subsidiaries prepared in accordance with GAAP.

“Intellectual Property” means all worldwide rights in any patent (including all reissues, divisions and continuations thereof), patent application, trademark, trademark registration, trademark application, servicemark, logo, trade name, brand name, domain name and other source identifiers, copyright, copyright registration, design, design registration, trade secrets, know-how, technology, software (including source and object code), websites or other confidential or proprietary rights or information.

“Knowledge” means (i) with respect to Parent, the actual knowledge of the executive officers of Parent and (ii) with respect to the Company, the actual knowledge of Veronica Hagen, Dennis Norman, Mike Hale, Daniel Rikard, Daniel Guerrero, Rolando Dominguez, Wuling Zhang, Scott Tracey, Richard Gillespie, Mary Tomasello and Valerie Calloway.

“Marketing Period” means the first period of 20 consecutive Business Days after the date hereof throughout which: (i) Parent and Merger Subsidiary shall have the Required Information that the Company is required to provide to Parent pursuant to Section 6.12(b)(ii) and (ii) the conditions set forth in Section 8.01 shall be satisfied and nothing has occurred and no condition exists that would cause any of the conditions set forth in Section 8.02 to fail to be satisfied assuming the Closing were scheduled for any time during such 20 consecutive Business Day period; provided, that (A) if the Marketing Period would not end prior November 1, 2010, the Marketing Period shall not commence prior to the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ending October 4, 2010, (B) the days from and including November 22, 2010 through November 26, 2010 shall not be included in determining the Marketing Period and (C) if the Marketing Period would not end prior to December 18, 2010, the Marketing Period shall commence no earlier than January 3, 2011; provided further, that the Marketing Period shall not be deemed to have commenced if, following the commencement of, but prior to the completion of, the Marketing Period, (A) Grant Thornton LLP shall have withdrawn its audit opinion with respect to any financial statements contained in the audited financial statements set forth in the SEC Documents; (B) the financial statements included in the Required Information that are available to Parent on the first day of any such 20 consecutive Business Day period would be required to be updated under Rule 3-12 of Regulation S-X in order to be sufficiently current on any day during such 20 consecutive Business Day period to permit a registration statement including such financial statements to be declared effective by the SEC on the last day of such period, in which case the Marketing Period shall not be deemed to commence unless and until the receipt by Parent of updated Required Information that would be required under Rule 3-12 of Regulation S-X to permit a registration statement using such financial statements to be declared effective by the SEC on the last day of such period; (C) the Company issues a public statement indicating its intent to restate any historical financial statements of the Company or that any such restatement is under consideration or may be a possibility, in which case the Marketing Period shall not be deemed to commence unless and until such restatement has been completed and the relevant financial statements have been amended or the Company has announced that it has concluded that no restatement shall be required in accordance with GAAP; or (D) the Company shall have been delinquent in filing any Form 10-K or Form 10-Q or any other material SEC Filing, in which case the Marketing Period shall not be deemed to commence unless and until all such delinquencies have been cured.

“Material Adverse Effect” means any change, effect, event, occurrence, state of facts, or development (each, an “Effect”) that, individually or in the aggregate, (i) has, or is reasonably likely to have, a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and the Company Subsidiaries, taken as a whole; provided that the term “Material Adverse Effect”

shall not include any Effect arising from (A) the United States or foreign economic, financial or geopolitical conditions or events in general, including the continued weakness in general economic conditions, (B) changes in the capital markets, including changes in interest rates, (C) changes in Applicable Law or GAAP, (D) natural disasters, (E) the execution and announcement of the Agreement or the consummation of the transactions contemplated hereby, including any loss of a material customer, supplier, employee or executive that results therefrom (provided that the exceptions in this clause (E) shall not apply to that portion of any representation or warranty contained in this Agreement to the extent that the purpose of such portion of such representation or warranty is to address the consequences resulting from the execution or announcement of this Agreement or the performance of obligations or satisfaction of conditions under this Agreement), (F) changes in the nonwovens or oriented polymers manufacturing industries, (G) military conflicts or acts of foreign or domestic terrorism, (H) any actions taken by the Company that are required by the terms of this Agreement (other than in compliance with Section 6.01) and (I) the application of the “personal holding company” rules of the Code to the Company and the Company Subsidiaries (including any U.S. Federal income Taxes), except in the case of clauses (A), (B), (C), (D), (F) and (G), to the extent that the Company and the Company Subsidiaries, taken as a whole, are disproportionately affected thereby as compared with other participants in the industries in which the Company and the Company Subsidiaries operate (in which case the incremental disproportionate impact or impacts may be taken into account in determining whether there has been, or is reasonably likely to be, a Material Adverse Effect) or (ii) prevents or materially delays beyond the Outside Date the consummation by the Company of the Merger.

“MP Stockholder” means MatlinPatterson Global Opportunities Partners L.P., a Delaware limited partnership, together with any of its Affiliates that own any shares of Company Common Stock.

“Parent Advisor” means Deloitte LLP or any successor advisor.

“Per Share Closing Payment” means the Total Per Share Amount minus the Per Share Escrow Amount.

“Per Share Escrow Amount” means the Escrow Amount divided by the Total Share Number.

“Per Share Escrow Payment” means the aggregate amount distributable to the Stockholders on any Escrow Release Date divided by the Total Share Number.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.

“PGI Group” means the U.S. Federal consolidated income tax group of which the Company is the common parent.

“PGI Spain” means PGI Spain S.L., formerly known as Parametro Tecnologico, S.L.U.

“PHC Issue” means (i) the status of the Company or any of the Company Subsidiaries as a “personal holding company” under Section 542 of the Code prior to the Closing, (ii) the ability of any member of the PGI Group to make a “consent dividend” election for any taxable year ending on or before January 3, 2009, (iii) the ability of any member of the PGI Group to take a Federal Tax deduction in computing “undistributed personal holding company income” based on such member’s Federal Tax liability calculated as if such member were a stand-alone taxpayer, including if the sum of such hypothetical Tax liabilities exceeds the actual Federal Tax liability of the group as a whole, (iv) whether the excess of the amount of “consent dividends” reported on amended Tax Returns over the amount of reported “undistributed personal holding company income” of the member deemed to pay such consent dividend, will give rise to a valid dividends paid deduction to such member to the extent such member’s “undistributed personal holding company income” as reported is ultimately determined to be understated, and (v) whether the Company can elect to calculate the earnings and profits of each member of the PGI Group by taking a deduction in computing “undistributed personal holding company income” in an amount equal to such member’s Federal Tax liability calculated as if such member were a stand-alone taxpayer and which election would also permit the amount of such Federal income Taxes as so computed to be deducted by such member for purposes of determining such member’s “undistributed personal holding company income,” including if the sum of such hypothetical Tax liabilities exceeds the actual Federal Tax liability of the group as a whole.

“PHC Liability” means (i) any additional liability of the Company or any of the Company Subsidiaries for Taxes arising directly as a result of the status of the Company or any of the Company Subsidiaries as a “personal holding company” under Section 542 of the Code prior to the Closing (determined by comparing the actual aggregate Tax liability of the Company and the Subsidiaries taking such status into account with the Tax liability that would have arisen in the absence of such status) and (ii) any state and local Taxes attributable to the inclusion of amounts in respect of consent dividends in income; provided that (x) the PHC Liability shall be determined based on the applicable items as reflected on the Tax Returns as filed by the Company and the Company Subsidiaries prior to the Closing Date for regular income Tax purposes on a separate company basis as adjusted for purposes of determining the status of the Company or any of the Company Subsidiaries as a “personal holding company” under Section 542 of the Code or the personal holding company Tax liability of the Company or any of the Company Subsidiaries under Section 541 of the Code, (y) the PHC Liability shall be calculated based on the assumption that any PHC Issue would be decided adversely to the Company unless the Company has received a Positive PHC Ruling with respect to such PHC Issue and (z) in the event one or more Positive PHC Rulings are received as specified in Section 3.07(a) of the Company Disclosure Letter, the PHC Liability shall be determined based on the amounts set forth within the applicable scenario which amounts shall be adjusted as required by Section 3.07(d).

“Positive PHC Ruling” means any PHC Ruling with respect to which (i) the Stockholder Representative prepares a determination of Interim PHC Liability that is based on such PHC Ruling and with respect to which Parent does not provide a Notice of Disagreement in accordance with Section 3.07(h) or (ii) Parent and the Stockholder Representative agree that, or the Expert determines pursuant to Section 3.07(h) that it would be in a position to, if requested, provide a “should” level opinion that, the Company can rely on such PHC Ruling, but such an opinion shall not be required to be provided.

“Release” means any spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, dumping, pouring, emanation or migration into or through the indoor or outdoor environment (including ambient air, surface water, ground water, land surface or subsurface strata).

“Spain Agreement” means the Asset Transfer Agreement between the Company, PGI Spain, Tesalca-99, S.A., Texnovo, S.A. and Grupo Corinpa, S.L. dated October 30, 2009, as amended on November 30, 2009.

“Stockholder Representative’s Advisor” shall mean Ernst & Young LLP or any successor advisor.

“Stockholder Approval” means the affirmative vote or written consent of the holders of a majority of the then outstanding shares of Company Common Stock, voting or consenting together as a single class, in favor of the adoption of this Agreement.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body, or, if there are no such voting interests, more than 50% of the equity interests of which is owned directly or indirectly by such first Person or by another Subsidiary of such first Person.

“Tax” or “Taxes” means all Federal, state, county, local, municipal, domestic, national, foreign and other taxes, assessments, levies, duties or similar charges of any kind whatsoever, including income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, services, transfer, withholding, employment, payroll and franchise taxes, and any interest, penalties and additions imposed with respect thereto.

“Taxing Authority” means any Federal, state, county, local, municipal, domestic, national, foreign or other government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising Tax regulatory authority.

“Tax Return” or “Tax Returns” means all returns, declarations of estimated Tax payments, reports, estimates, information returns and statements, filed or to be filed with any Taxing Authority in connection with the determination, assessment, collection or administration of any Taxes.

“Total Per Share Amount” shall be an amount in cash equal to $18.16 plus the Additional Per Share Consideration, if any, without interest.

“Total Share Number” is the sum of (a) the number of shares of Company Common Stock outstanding as of the Effective Time, (b) the number of shares of Class A Common Stock issuable upon the exercise of all unexercised Stock Options (whether vested or unvested) outstanding as of the Effective Time, (c) the number of Company Restricted Shares outstanding as of the Effective Time (whether vested or unvested), (d) the number of shares of Class A Common Stock issuable pursuant to the Company Performance RSUs outstanding as of the Effective Time assuming attainment of the target level of performance applicable to such Company Performance RSUs, (e) the number of shares of Class A Common Stock issuable pursuant to the Company RSUs outstanding as of the Effective Time and (f) the number of shares of Company Common Stock issuable upon exercise of the Call Option, in the case of clauses (a), (c) and (f), other than Appraisal Shares.

ARTICLE II

The Merger

SECTION 2.01.  The Merger.  (a) On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the Company and Merger Subsidiary shall cause the Merger to be consummated by filing a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL (the date and time of such filing of the Certificate of Merger (or such later time as may be agreed by each of the parties hereto and specified in the Certificate of Merger) being the “Effective Time”).

(b) On the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Subsidiary shall be merged with and into the Company in accordance with the requirements of the DGCL, whereupon the separate existence of Merger Subsidiary shall cease. The Company shall be the surviving corporation in the Merger (the “Surviving Corporation”) and shall succeed to and assume all the rights and obligations of Merger Subsidiary in accordance with the DGCL.

(c) Effects of the Merger.  At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL.

(d) Certificate of Incorporation.  At the Effective Time, the amended and restated certificate of incorporation of the Company shall be amended to read in its entirety as set forth in Exhibit A, and as so amended shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein or by Applicable Law.

(e) Bylaws.  At the Effective Time, the amended and restated bylaws of the Company shall be amended to read in their entirety as set forth in Exhibit B, and as so amended shall be the bylaws of the Surviving Corporation until thereafter amended as provided therein, by the certificate of incorporation of the Surviving Corporation or by Applicable Law.

(f) Directors and Officers.  Except as otherwise determined by Parent, the directors of Merger Subsidiary immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, and the officers of Merger Subsidiary immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal.

SECTION 2.02.  Closing.  The closing of the Merger (the “Closing”) shall take place (a) at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019, at 10:00 a.m., New York City time, on the second Business Day following the satisfaction or, to the extent permitted, the waiver of the conditions set forth in Article VIII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted, the waiver of such conditions at the Closing); provided, however, that if the Marketing Period has not ended at the time of the satisfaction or, to the extent permitted, waiver of conditions set forth in Article VIII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted, waiver of such conditions at the Closing), the Closing shall occur on the date following the satisfaction or waiver of such conditions that is the earliest to occur of (x) a date during the Marketing Period to be specified by Merger Subsidiary on no less than two Business Days’ notice to the Company (it being understood that such date may be conditioned upon the simultaneous completion of the Debt Financing) or (y) the third Business Day after the final day of the Marketing Period or (b) at such other place, time and date as shall be agreed by the parties hereto. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

ARTICLE III

Conversion of Securities

SECTION 3.01.  Conversion of Shares of Company Common Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of Merger Subsidiary, the Company or the holders of any of the following securities:

(a) subject to the provisions of Section 3.04, each share of the Company’s (i) Class A common stock, par value $0.01 per share (the “Class A Common Stock”), (ii) Class B common stock, par value $0.01 per share (the “Class B Common Stock”) and (iii) Class C common stock, par value $0.01 per share (the “Class C Common Stock” and, together with the Class A Common Stock and the Class B Common Stock, the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be cancelled in accordance with Section 3.01(b), shares of Company Common Stock to remain outstanding pursuant to Section 3.01(c), any Restricted Shares and any Appraisal Shares) shall be cancelled and shall be converted automatically into the right to receive the Per Share Closing Payment and, subject to Section 3.02(b) and Section 3.02(d), the Per Share Escrow Payments;

(b) each share of Company Common Stock held in the treasury of the Company or by Parent or Merger Subsidiary immediately prior to the Effective Time shall be cancelled without any conversion thereof and no payment or distribution shall be made with respect thereto;

(c) each share of Company Common Stock held by any Company Subsidiary shall remain outstanding; and

(d) each share of common stock, par value $0.01 per share, of Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

SECTION 3.02.  Exchange Fund and Escrow Fund.  (a) Paying Agent. Not less than 10 Business Days prior to the Effective Time, the Company shall appoint a bank or trust company (which bank or trust company will be reasonably acceptable to Parent) to act as paying agent (the “Paying Agent”) and enter into a paying agent agreement with such Paying Agent, in form and substance reasonably acceptable to Parent) for the purpose of stockholders exchanging Certificates and agreements evidencing Company Stock Options, Company Restricted Shares, Company Performance RSUs and Company RSUs for the Per Share Closing Payment, and, on any Escrow Release Date, any applicable Per Share Escrow Payment. At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent, for the benefit of the holders of shares of Company Common Stock, Company Stock Options, Company Restricted Shares, Company Performance RSUs and Company RSUs, by wire transfer of immediately available funds, cash in an amount sufficient to pay the aggregate Per Share Closing Payment which such holders of shares of Company Common Stock and Company Restricted Shares shall be entitled to receive pursuant to this Article III plus cash in an amount sufficient to pay for Company Stock Options, Company Performance RSUs and Company RSUs pursuant to Section 3.03(a)(i) and Section 3.03(c)(i), as the case may be (such cash being hereinafter referred to as the “Exchange Fund”). The Exchange Fund shall be used solely to make the payments specified in the immediately preceding sentence. Nothing contained herein and no investment losses resulting from investment of the Exchange Fund shall diminish the rights of any Stockholder to receive the Per Share Closing Payment as provided herein.

(b) Escrow Fund.  Not less than 10 Business Days prior to the Effective Time, Parent shall appoint a bank or trust company (which bank or trust company will be reasonably acceptable to the Company) to act as escrow agent (the “Escrow Agent”) and enter into an escrow agreement with the Escrow Agent, the Company and the Stockholder Representative as the representative of holders of Company Common Stock (other than Appraisal Shares), Company Stock Options, Company Restricted Shares, Company Performance RSUs and Company RSUs (collectively, the ‘‘Stockholders”), such escrow agreement to be substantially in the form attached hereto as Exhibit D (the “Escrow Agreement”). At or prior to the Effective Time, Parent shall deposit, or cause to be deposited with the Escrow Agent, for the benefit of the Stockholders and the Company, as applicable, an amount of cash equal to $64,500,000 (the “Escrow Amount”), subject to reduction pursuant to Section 3.07(l), such deposit to constitute the escrow fund (the “Escrow Fund”). The Escrow Fund shall be governed by the terms of the Escrow Agreement and this Agreement. The Escrow Fund shall be held in escrow and shall be released in accordance with this Article III and the Escrow Agreement. Upon the release of any amounts from the Escrow Fund, the Escrow Agent shall remit such amounts to the Paying Agent for payment in accordance with the terms of this Article III.

(c) Certificate Exchange Procedures.  As promptly as practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a Certificate whose shares of Company Common Stock were converted into the right to receive the Per Share Closing Payment (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such Person shall pass, only upon proper delivery of the Certificates to the Paying Agent and which shall be in customary form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Per Share Closing Payment. Each holder of record of a Certificate shall, upon surrender to the Paying Agent of such Certificate, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Paying Agent, be entitled to receive in exchange therefor the amount of cash which the number of shares of Company Common Stock previously represented by such Certificate shall have been converted into the right to receive pursuant to Section 3.01(a), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment of the Per Share Closing Payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered if, upon presentation to the Paying Agent, such Certificate is properly endorsed or otherwise in proper form for transfer and the Person requesting such payment pays any transfer or other taxes required by reason of the payment of the Per Share Closing Payment to a Person other than the registered holder of such Certificate or establishes to the reasonable satisfaction of Parent that such taxes have been paid or are not applicable. Until surrendered as contemplated by this Section 3.02(c), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Per Share Closing Payment and the Per Share Escrow Payments which the holder thereof has the right to receive in respect of such Certificate pursuant to this Article III. No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article III.

(d) Escrow Payments.  On each Escrow Release Date, each holder of record of a Certificate as of the Effective Time (other than Certificates representing Appraisal Shares), and subject to the requirements for receiving the Per Share Closing Payment pursuant to Section 3.02(c), shall be entitled to receive in exchange therefor the amount of cash equal to the product of (i) the number of shares of Company Common Stock previously represented by such Certificate and (ii) the Per Share Escrow Payment, which shall not be assignable or otherwise transferable except by operation of law or by intestacy.

SECTION 3.03.  Company Stock Options; Restricted Securities.  (a) Company Stock Options.  At the Effective Time and without any further action on the part of Parent, Merger Subsidiary, the Company or any holder of Company Stock Options, each Company Stock Option, granted under the Company Stock Plans or otherwise, that is outstanding and unexercised as of the Effective Time (whether vested or unvested) shall, unless otherwise agreed to in writing by Parent and the holder of such Company Stock Option prior to the

Effective Time, be canceled and converted into the right to receive, in full satisfaction of the rights of such holder with respect thereto:

(i) an amount in cash, without interest, equal to the product of (x) the number of shares of Class A Common Stock subject to such Company Stock Option and (y) the excess, if any, of (I) the Per Share Closing Payment over (II) the exercise price per share of Class A Common Stock subject to such Company Stock Option; and

(ii) on each Escrow Release Date, an amount in cash, without interest, equal to the product of (A) the number of shares of Class A Common Stock subject to such Company Stock Option and (B) the Per Share Escrow Payment, which shall not be assignable or otherwise transferable except by operation of law or by intestacy.

(b) Company Restricted Shares.  At the Effective Time, and without any further action on the part of Parent, Merger Subsidiary, the Company or any holder of Company Restricted Shares, each Company Restricted Share granted under the Company Stock Plans or otherwise that is outstanding as of the Effective Time (whether vested or unvested) shall, unless otherwise agreed to in writing by Parent and the holder of such Company Restricted Share, be converted into the right to receive:

(i) an amount in cash, without interest, equal to the Per Share Closing Payment pursuant to Section 3.01(a); and

(ii) on each Escrow Release Date, an amount in cash, without interest, equal to the Per Share Escrow Payment, which shall not be assignable or otherwise transferable except by operation of law or by intestacy.

(c) Company Performance RSUs and Company RSUs.  At the Effective Time, and without any further action on the part of Parent, Merger Subsidiary, the Company or any holder of Company Performance RSUs or Company RSUs outstanding immediately prior to the Effective Time, each Company Performance RSU and Company RSU granted under the Company Stock Plans or otherwise (in each case, whether vested or unvested) shall, unless otherwise agreed to in writing by Parent and the holder of such Company Performance RSU or Company RSU, be converted into the right to receive:

(i) (A) in the case of each Company Performance RSU, an amount in cash, without interest, equal to (x) the Per Share Closing Payment multiplied by (y) the number of shares of Class A Common Stock issuable pursuant to such Company Performance RSU assuming attainment of the target level of performance applicable to such Company Performance RSU and (B) in the case of each Company RSU, an amount in cash, without interest, equal to (x) the Per Share Closing Payment multiplied by (y) the number of shares of Class A Common Stock issuable pursuant to such Company RSU; and

(ii) on each Escrow Release Date, (A) in the case of each Company Performance RSU, an amount in cash, without interest, equal to (x) the Per Share Escrow Payment multiplied by (y) the number of shares of Class A Common Stock issuable pursuant to such Company Performance RSU assuming attainment of the target level of performance applicable to such Company Performance RSU and (B) in the case of each Company RSU, an amount in cash, without interest, equal to (x) the Per Share Escrow Payment multiplied by (y) the number of shares of Class A Common Stock issuable pursuant to such Company RSU, which, in each case shall not be assignable or otherwise transferable except by operation of law or by intestacy.

(d) Payment.  (i) Parent shall, or shall cause the Surviving Corporation to, provide the Paying Agent and the Escrow Agent with a list of all holders of Company Stock Options, Company Restricted Shares, Company Performance RSUs and Company RSUs certified by an officer of the Company or the Company’s transfer agent. As promptly as practicable after the Effective Time, Parent shall cause the Paying Agent to mail to the holder of each Company Stock Option, Company Restricted Share, Company Performance RSU and Company RSU a letter of transmittal (in a form reasonably acceptable to the Surviving Corporation) and instructions for use in obtaining the value of such Company Stock Option, Company Restricted Share, Company Performance RSU or Company RSU, as contemplated by Section 3.03(a)(i), Section 3.03(b)(i) and Section 3.03(c)(i), as the

case may be. All such payments with respect to canceled Company Stock Options, Company Restricted Shares, Company Performance RSUs and Company RSUs shall be made by the Paying Agent (and Parent shall cause the Paying Agent to make such payments) as promptly as practicable after the Effective Time but in no event later than December 31 of the calendar year in which the Effective Time occurs, from funds deposited by or at the direction of Parent (in order to pay such amounts) in accordance with Section 3.02(a).

(ii) Notwithstanding Section 3.03(d)(i) and, at Parent’s election, in lieu of the procedures outlined in Section 3.03(d)(i), Parent shall, or shall cause one of its Affiliates (including the Surviving Corporation following the Effective Time) to, make payments with respect to canceled Company Stock Options, Company Restricted Shares, Company Performance RSUs and Company RSUs, as contemplated by Section 3.03(a)(i), Section 3.03(b)(i) and Section 3.03(c)(i), as the case may be, to the holders thereof as promptly as practicable following the Effective Time, but in no event later than December 31 of the calendar year in which the Effective Time occurs. Parent may elect to use this procedure for all or a portion of the Company Stock Options, Company Restricted Shares, Company Performance RSUs and Company RSUs.

(iii) Prior to the Effective Time, the Company shall obtain all consents and take all actions necessary to give effect to the provisions of Section 3.03(a), Section 3.03(b) and Section 3.03(c).

(e) No Further Rights.  From and after the Effective Time, holders of Certificates representing shares of Company Common Stock (other than Appraisal Shares) and holders of Company Stock Options, Company Restricted Shares, Company Performance RSUs and Company RSUs, respectively, shall cease to have any rights with respect to the shares of Company Common Stock represented by such Certificates or Company Stock Options, Company Restricted Shares, Company Performance RSUs or Company RSUs, respectively, except the right to receive the portion of the Per Share Closing Payment and the Per Share Escrow Payments to which such holder is entitled or as provided by Applicable Law.

(f) Unclaimed Consideration.  Any portion of the Exchange Fund or the Escrow Fund that remains unclaimed by the holders of shares of Company Common Stock, Company Stock Options, Company Restricted Shares, Company Performance RSUs and Company RSUs one year after the Effective Time or, in the case of the Escrow Fund, one year after the Final PHC Liability Release Date, shall, upon demand, be delivered to Parent, and any holders of shares of Company Common Stock, Company Stock Options, Company Restricted Shares, Company Performance RSUs and Company RSUs who have not theretofore complied with this Article III shall thereafter look only to Parent for, and Parent shall remain liable for, payment of their portion of the Per Share Closing Payment and the Per Share Escrow Payments, without any interest thereon. Any Per Share Closing Payment and any portion of the Escrow Fund unclaimed by holders of shares of Company Common Stock, Company Stock Options, Company Restricted Shares, Company Performance RSUs and Company RSUs as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become the property of any Governmental Entity shall, to the extent permitted by Applicable Law, become the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

SECTION 3.04.  Withholding Rights.  Parent, Merger Subsidiary, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold (or cause to be deducted or withheld) from the amounts otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock, Company Stock Options, Company Restricted Shares, Company Performance RSUs and Company RSUs such amounts as Parent, Merger Subsidiary, the Surviving Corporation or the Paying Agent, as applicable, is required under the Code, or any provision of state, local or foreign Tax law, to deduct and withhold with respect to the making of such payment; provided that Parent, Merger Subsidiary, the Surviving Corporation or the Paying Agent, as applicable, must pay over such amounts to the relevant Taxing Authority in accordance with Applicable Law. To the extent that amounts are so deducted, withheld and paid over by Parent, Merger Subsidiary, the Surviving Corporation or the Paying Agent to the appropriate Taxing Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock, Company Stock Options, Company Restricted Shares, Company Performance RSUs and

Company RSUs in respect of which such deduction and withholding was made by Parent, Merger Subsidiary, the Surviving Corporation or the Paying Agent.

SECTION 3.05.  Lost Certificates.  If any Certificate, or any agreement evidencing any Company Stock Options, Company Restricted Shares, Company Performance RSUs and Company RSUs, shall have been lost, stolen or destroyed, upon the receipt of an affidavit of that fact by the Person claiming the Certificate or agreement evidencing Company Stock Options, Company Restricted Shares, Company Performance RSUs and Company RSUs to be lost, stolen or destroyed and, if reasonably required by Parent or the Surviving Corporation, the delivery of an agreement of indemnification or bond reasonably satisfactory to Parent, against any claim that may be made against it with respect to such Certificate or agreement evidencing Company Stock Options, Company Restricted Shares, Company Performance RSUs and Company RSUs, the Paying Agent shall issue, in exchange for such lost, stolen or destroyed Certificate or agreement, the Per Share Closing Payment and direct the Escrow Agent to release any applicable Per Share Escrow Payments to be paid in respect of the shares of Company Common Stock represented by such Certificate, or such agreement evidencing such Company Stock Options, Company Restricted Shares, Company Performance RSUs and Company RSUs as contemplated by this Article III.

SECTION 3.06.  Appraisal Rights.  (a) Notwithstanding any provision of this Agreement to the contrary and to the extent available under the DGCL, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by any holder who shall not have consented in writing or voted in favor of the Merger and who is entitled to, and shall have demanded properly in writing, appraisal for such shares of Company Common Stock in accordance with Section 262 of the DGCL (collectively, the “Appraisal Shares”, and each holder of Appraisal Shares, an “Appraisal Stockholder”) shall not be converted into, or represent the right to receive, the Per Share Closing Payment or any Escrow Payments. Such Appraisal Stockholders shall be entitled to receive payment of the appraised value of such Appraisal Shares held by them in accordance with the provisions of such Section 262 of the DGCL, except that all Appraisal Shares held by Appraisal Stockholders who shall have failed to perfect or who effectively have withdrawn or lost their rights to appraisal of such Appraisal Shares under such Section 262 of the DGCL shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Closing Payment and the Per Share Escrow Payments in the manner provided in this Article III, without interest.

(b) The Company shall provide Parent with (i) prompt notice after receipt by the Company of any demands for appraisal, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company, and (ii) the opportunity to participate at its own expense in all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, make any payments with respect to any demands for appraisal or offer to settle or settle any such demands.

SECTION 3.07.  Tax Matters.  (a) As of the date hereof, the Company intends to request one or more rulings from, or to pursue one or more closing agreements with, the IRS to reach a determination as to some or all of the issues relating to the amount of the PHC Liability (the “PHC Rulings”), which ruling or closing agreement requests shall be prepared by the Company and the Company Advisor at the direction of the Stockholder Representative. In connection with PHC Rulings and the procedures set out in this Section 3.07, the Stockholder Representative shall (i) provide Parent and the Parent Advisor at least five Business Days (or such longer period as is reasonably requested by Parent in light of the circumstances relating to the due date and the complexity of the submissions) to review all submissions to the IRS relating to the PHC Rulings prior to making such submissions and to ask the Company, the Company Advisor and the Stockholder Representative questions about the submissions to the IRS relating to the PHC Rulings or other matters covered by this Section 3.07, (ii) provide to Parent and the Parent Advisor, no later than three Business Days after receipt, copies of all written correspondence received from the IRS in relation to the PHC Rulings or the matters governed by this Section 3.07 and (iii) provide to Parent and the Parent Advisor, as soon as practicable after the date hereof, copies of all written correspondence received on or prior to the date hereof from the IRS in relation to the PHC Rulings or the matters governed by this Section 3.07.

As soon as practicable after the date hereof, the Company shall provide to the Stockholder Representative and Parent copies of Tax Returns of the Company or any of the Company Subsidiaries filed for the taxable year ending January 2, 2010. For any such Tax Returns that have not been filed prior to the date hereof, the Company will prepare and file such Tax Returns, as applicable, taking tax positions therein for which the Company has a reasonable basis (in accordance with the Code and the United States Treasury Regulations promulgated thereunder). The Company shall promptly notify the Stockholder Representative and Parent if any such Tax Returns will require the Company or any of the Company Subsidiaries to pay any Taxes as a result of the status of the Company or any of the Company Subsidiaries as a “personal holding company” under Section 542 of the Code or the application of Section 541 of the Code. Without the consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned), the Company shall not file any such Tax Returns showing any liability for Taxes as a result of the status of the Company or any of the Company Subsidiaries as a “personal holding company” under Section 542 of the Code or the application of Section 541 of the Code.

Prior to the Final PHC Liability Release Date, within five Business Days of the receipt of notice of any IRS audit with respect to any taxable year that (i) ended after January 3, 2004 and (ii) ends on or prior to the Closing Date or includes the Closing Date, the Company shall deliver a complete and correct copy of such notice and any related documentation to the Stockholder Representative and Parent to the extent related to PHC Liability. The Stockholder Representative and its representatives shall direct the Company’s discussions with and submissions to the IRS relating to the PHC Liability in connection with such audit; provided that (i) for the avoidance of doubt, the rights of the Stockholder Representative and its representatives shall only apply to the portions of any such audit that relate to the PHC Liability and (ii) to the extent it is reasonably expected that, as a result of such audit, the Company could be liable for a material amount of PHC Liability that would not be recoverable from the Escrow Fund (taking into account amounts expected to be released from the Escrow Fund prior to the resolution of such audit), Parent and the Stockholder Representative shall jointly direct the Company’s discussions with and submissions to the IRS relating to the PHC Liability in connection with such audit and neither Parent nor the Stockholder Representative shall enter into any settlement with respect to such audit without the other’s consent.

The Company may not agree to any extension of statutes of limitations with respect to the Company’s Tax Returns for any taxable year that (i) ended after January 3, 2004 and (ii) ends on or prior to the Closing Date or includes the Closing Date, without the consent of the Stockholder Representative (which consent shall not be unreasonably withheld, delayed or conditioned); provided that such consent shall not be required (i) in the case of an extension resulting from the Company filing an amended Tax Return with respect to items that do not relate to PHC Liability that it reasonably believes is required by the Code or the United States Treasury Regulations promulgated thereunder, (ii) if the IRS requests the extension or (iii) if the Company reasonably determines that not agreeing to such extension would have a material adverse impact (other than with respect to PHC Liability) on the Company. The Company shall, at the direction of the Stockholder Representative, agree to any extension of statutes of limitations with respect to the Company’s Tax Returns for any taxable year that (x) ended after January 3, 2004 and (y) ends on or prior to the Closing Date or includes the Closing Date, to the extent such extension would not have a material adverse impact on the Company.

(b) Parent shall be entitled to make comments on proposed submissions to the IRS, and the Stockholder Representative shall reasonably consider such comments, but all decisions by the Stockholder Representative to accept or reject such comments shall be final. The Stockholder Representative shall control all conferences and teleconferences with the IRS in connection with the PHC Rulings. Parent shall be entitled to observe, through the Parent Advisor or another advisor selected by Parent (but in no event more than two representatives), any conference or, to the extent practicable, teleconference the Company or its representatives and the Stockholder Representative and its representatives have with the IRS in connection with the PHC Liability; provided that such advisor shall have no right of, and agrees to refrain from, any participation in such conference other than observation thereof. The Company shall provide Parent and the Parent Advisor and the Stockholder Representative and the Stockholder Representative’s Advisor with notice of any scheduled conference or teleconference within a reasonable amount of time in advance thereof. The Company shall execute an IRS Form 8821 (Tax Information Authorization) to permit Parent Advisor to observe any such conference or teleconference to the extent provided by this Section 3.07. The Company shall execute an IRS Form 2848 (Power of Attorney and Declaration of Representative) and any other documents required to permit the Company Advisor, the Stockholder Representative’s Advisor and the Stockholder Representative to represent the Company before the IRS with respect to the PHC Rulings and other matters provided by this Section 3.07, subject to the terms of this Section 3.07. Parent and, after the Closing, the Company shall not take any actions that would prejudice the rights of the Stockholder Representative’s Advisor and Stockholder Representative under this Section 3.07 or interfere with the Stockholder Representative’s ability to obtain PHC Rulings in a timely manner.

Following the Closing, Parent agrees to, and to cause the Company and the Company Subsidiaries to, afford to the Stockholder Representative and its accountants, counsel and other representatives and the Company Advisor access, upon reasonable notice during normal business hours, to the properties, books, contracts, commitments, Tax Returns, work of the Company Advisor and records of the Company and the Company Subsidiaries and to those employees of the Company and the Company Subsidiaries to whom the Stockholder Representative or the Company Advisor requests access, and, during such period shall make available to the Stockholder Representative and the Company Advisor any information concerning the Company or a Company Subsidiary as the Stockholder Representative or Company Advisor, as the case may be, may reasonably request in connection with or related to the PHC Rulings.

(c) Within three Business Days of the receipt of any proposed PHC Ruling from the IRS, the Company shall deliver a complete and correct copy of such proposed PHC Ruling to each of the Stockholder Representative and Parent. Parent shall be entitled to at least five Business Days (or such longer period as is reasonably requested by Parent in light of the circumstances relating to the due date and the complexity of the submissions) to make comments on such proposed PHC Ruling before the IRS finalizes such proposed PHC Ruling, and the Stockholder Representative shall reasonably consider such comments. Within three Business Days of the receipt of any PHC Ruling from the IRS, the Company shall deliver a complete and correct copy of such PHC Ruling to the Stockholder Representative and Parent.

(d) Following each of (i) the receipt of a PHC Ruling, (ii) the expiration of the statute of limitations (taking into account any extensions thereof in accordance with this Agreement and the application of Section 6501(f) of the Code) with respect to any PHC Liability related to any Tax Return filed with respect to any taxable year that (A) ended after January 3, 2004 and (B) ends on or prior to the Closing Date or includes the Closing Date and (iii) the completion of any IRS audit of any such taxable year (as evidenced by an IRS Form 870 or a no change letter), the Stockholder Representative (with the input and cooperation of the Company and the Company Advisor) shall calculate and deliver to Parent notice of the PHC Liability (an “Interim PHC Liability”), which calculation of the Interim PHC Liability shall be subject to Section 3.07(h). If, in the case of clause (i), one or more Positive PHC Rulings are received as specified in Section 3.07(a) of the Company Disclosure Letter, the Interim PHC Liability shall be determined based on the amounts set forth within the applicable scenario (any such applicable scenario, an ‘‘Alternative” and collectively, the “Alternatives”), which amounts shall be adjusted to take into account (w) any increase in liability attributable to any PHC Liability related to any taxable years (or portions thereof) beginning after January 3, 2009 and ending on or prior to the Closing Date, (x) any decrease in liability attributable to any abatements of penalty that result in the Company and the Company Subsidiaries incurring a lesser amount of penalties than is reflected in the applicable Alternative, (y) any increase in liability attributable to any state and local Taxes attributable to the inclusion of amounts in respect of consent dividends in income and (z) any increase or decrease in liability, as applicable, attributable to the amount of interest actually incurred being greater or less than the amount assumed in the applicable Alternative (clauses (w) through (z) of this Section 3.07(d), the “Adjustments”).

(e) The Stockholder Representative shall provide to the Company and Parent drafts of any amended Tax Returns that the Stockholder Representative proposes to file; provided that the Stockholder Representative shall not change any position on a previously filed Tax Return that does not relate solely to the Company’s status as a “personal holding company” under Section 542 of the Code or the computation of “personal holding company tax” under Section 541 of the Code. Subject to Section 3.07(h), the Company, at the direction of the Stockholder Representative shall timely file such amended Tax Returns and remit all Taxes shown as due on all such Tax Returns. The amount shown as due on such returns may be less than the Interim PHC Liability at such time. Reasonably prior to making any payment of Taxes pursuant to this Section 3.07(e), the Stockholder Representative and Parent shall take all actions necessary to cause the Escrow Agent to release to the Company an amount from the Escrow Fund equal to the full amount of such Taxes. Any Tax Returns filed pursuant to this Section 3.07(e) will be filed with any attachments, disclosure, or other information as is required to avoid the imposition of penalties under Section 6662 of the Code, the United States Treasury Regulations promulgated thereunder, or any other provision of Applicable Law. The Company shall, at the direction of the Stockholder Representative, file any amended Tax Return for the purpose of requesting any available refunds from the IRS to the extent that such refunds relate to the Company’s status as a “personal holding company” under Section 542 of the Code or the computation of “personal holding company tax” under Section 541 of the Code; provided that no such amended Tax Return shall be required to be filed unless a draft of such amended Tax Return was delivered to Parent and the Company, which draft was subject to Section 3.07(h).

(f) The Stockholder Representative shall be entitled to recover from the Escrow Fund its reasonable out of pocket costs, expenses and disbursements incurred after the Closing Date (including the reasonable fees of the Stockholder Representative’s Advisor or any other advisors or counsel and any fees and expenses required to be paid by the Stockholder Representative under the terms of the Escrow Agreement and the Stockholder Representative’s share of the fees of the Expert) related to the PHC Rulings in an amount not to exceed $500,000. As soon as practicable after the end of each month and upon the Final PHC Liability Release Date, the Stockholder Representative shall submit to Parent a statement detailing the reasonable costs and expenses for which it is seeking reimbursement pursuant to this Section 3.07(f), and Parent shall take all actions necessary to cause the Escrow Agent to release to the Stockholder Representative an amount from the Escrow Fund equal to such amount of reasonable costs, expenses and disbursements. For the avoidance of doubt, the Stockholder Representative’s entitlement to reimbursement under this Section 3.07(f) is without regard to any amounts retained in the Escrow Fund for the Additional Expense Allocation, and the Stockholder Representative must recover its reasonable out-of-pocket costs, expenses and disbursements under this Section 3.07(f) prior to recovering any amounts pursuant to Section 3.08(g).

(g) (i) If the Company is required to pay any amount in respect of a PHC Liability to any applicable Tax authority, other than in connection with an amended Tax Return as provided in Section 3.07(e), the Stockholder Representative and Parent shall take all actions necessary to cause the Escrow Agent to release to the Company an amount from the Escrow Fund equal to the amount of such payment.

(ii) Amounts from the Escrow Fund shall be promptly released to the Paying Agent, subject to Section 3.07(h), for distribution to the Stockholders at the direction of the Stockholder Representative and pursuant to the terms of this Agreement as follows; provided that all Escrow Payments with respect to Company Stock Options, Company RSUs and Company Performance RSUs shall be made no later than the fifth anniversary of the Effective Time (at which time a payment will be made to the holders of such Stock Options, Company RSUs and Company Performance RSUs in an amount to be agreed by the Stockholder Representative and the Company based upon a reasonable estimate of the PHC Liability agreed by the Stockholder Representative and the Company):

after the determination of an Interim PHC Liability in accordance with Section 3.07(d) and Section 3.07(h) (an “Interim PHC Liability Release Date”), an amount equal to (x) the amount in the Escrow Fund at the time of the application of this Section 3.07(g)(ii) without regard to any amounts retained in the Escrow Fund for the Additional Expense Allocation less (y) the Interim PHC Liability as so determined, less (z) the reasonable costs, expenses and disbursements of the Stockholder Representative that have not been reimbursed prior to such time in accordance with Section 3.07(f), shall be promptly released to the Paying Agent for distribution to the Stockholders at the direction of the Stockholder Representative if such amount is greater than zero; provided that on the first Interim PHC Liability Release Date (and, to the extent the amount to be released to the Paying Agent for distribution to the Stockholders on such date is less than the Additional Expense Reimbursement Amount, any subsequent Escrow Release Dates), the Additional Expense Reimbursement Amount shall be deducted from the amount to be released to the Paying Agent for distribution to the Stockholders at the direction of the Stockholder Representative on such Interim PHC Liability Release Date pursuant to Section 3.08(g).

The Interim PHC Liability Release Date on which the Interim PHC Liability is zero (or the date on which the Escrow Fund has no amount remaining therein, if earlier), shall be the “Final PHC Liability Release Date” (such date, together with the Interim PHC Liability Release Dates, the dates on which any amounts are remitted for distribution to the Stockholders pursuant to Section 3.07(j), and the dates of any releases from the Escrow Fund pursuant to Section 3.08(g), the ‘‘Escrow Release Dates”). For the avoidance of doubt, any amounts for which the Stockholder Representative is entitled to reimbursement pursuant to Section 3.07(f) or 3.08(g) that have not been reimbursed prior to such time shall be disbursed on such Final PHC Liability Release Date.

(h) Any draft amended Tax Return delivered to Parent pursuant to Section 3.07(e) shall be filed by the Company pursuant to Section 3.07(e), and any determination of the Interim PHC Liability delivered to Parent pursuant to Section 3.07(c) shall become the Interim PHC Liability for purposes of this Section 3.07, in each case five Business Days following delivery thereof to Parent or such earlier time as Parent shall elect to accept such Tax Return or determination, unless prior to such date Parent delivers to the Stockholder Representative written notice of its disagreement with such Tax Return or determination based upon one of the items set forth in this Section 3.07(h) (a “Notice of Disagreement”), which Notice of Disagreement shall specify the nature of any disagreement so asserted.

A Notice of Disagreement concerning a draft amended Tax Return may only be provided in the event that Parent believes that there is no reasonable basis for a position taken in such draft amended Tax Return.

A Notice of Disagreement concerning a determination of the Interim PHC Liability may only be provided if (i) Parent believes that there is a material uncertainty as to the ability of the Company to rely on a PHC Ruling received by the Company resulting from (A) the assumptions or representations on which such PHC Ruling is based being incorrect or omitting a fact, (B) such PHC Ruling containing a misstatement or omission of fact or law, or (C) such PHC Ruling containing a caveat or similar qualification that raises a material uncertainty about the applicability of the PHC Ruling to the PHC Liability; provided that Parent may not submit a Notice of Disagreement in respect of (A) or (B) if Parent had actual knowledge of such assumption or representation being incorrect or omitting such fact, or of such misstatement or omission of fact or law, but did not propose any modification to such items in its comments permitted under Section 3.07(b) or its comments permitted under Section 3.07(c)); or (ii) Parent disagrees with the calculation of Interim PHC Liability; provided that if such calculation is based on one or more Alternatives, Parent may only object to the calculation of the Adjustments.

If a Notice of Disagreement is delivered by Parent to the Stockholder Representative in a timely manner, then the draft amended Tax Return shall be filed by the Company pursuant to Section 3.07(e) or the determination of the Interim PHC Liability shall become final for purposes of this Section 3.07, as applicable, on the earlier of (a) the date upon which the Stockholder Representative and Parent agree in writing as to the amended Tax Return or the determination of the Interim PHC Liability, as the case may be, and (b) the date any disputed matters specified in the Notice of Disagreement are finally resolved in writing by KPMG LLP (or an alternative nationally recognized accounting firm or law firm with the relevant tax expertise agreed upon in writing by the Company, Parent and the Stockholder Representative) (the “Expert”) in accordance with this Section 3.07(h).

During the two Business Day period following the delivery of a Notice of Disagreement, the Stockholder Representative and Parent shall seek in good faith to resolve in writing any differences they may have with respect to the matters specified in the Notice of Disagreement. If at the end of such two Business Day period (or such longer period as the Stockholder Representative and Parent mutually agree) the Stockholder Representative and Parent have not resolved any such differences, the Stockholder Representative and Parent shall promptly submit to the Expert for resolution any and all matters that were included in the Notice of Disagreement and remain in dispute.

The Expert shall be instructed to render its determination of all matters submitted to it within ten Business Days following submission and to determine (i) in the case of a Notice of Disagreement related to a draft amended Tax Return, whether the Company has a reasonable basis for the positions in such draft amended Tax Return challenged by Parent; (ii) in the case of a Notice of Disagreement related to the ability of the Company to rely on a PHC Ruling, whether it would be in a position to, if requested, provide a “should” level opinion (as such term is customarily understood by legal and tax accounting professionals) that the Company can rely on such PHC Ruling, but such an opinion shall not be required to be provided; (iii) in the case of a Notice of Disagreement related to the calculation of Interim PHC Liability, the correct amount of Interim PHC Liability, provided that if such calculation is based on one or more Alternatives, the Expert may only render its decision as to the amount of Adjustments determined pursuant to Section 3.07(d) and (iv) whether such matters are eligible for a determination by the Expert with respect thereto under this Section 3.07.

If the Expert does not approve a draft amended Tax Return (as described under clause (i) of the immediately preceding paragraph), such Tax Return may not be filed with the IRS, but the Stockholder Representative may propose a different draft amended Tax Return that will be subject to the provisions set forth in this Section 3.07. If the Expert determines that it would not be in a position to, if requested, provide an opinion that the Company should be entitled to rely on a PHC Ruling (as described under clause (ii) of the immediately preceding paragraph), the Stockholder Representative may not use such PHC Ruling as a basis to determine the Interim PHC Liability, but the Stockholder Representative shall be entitled to attempt to receive from the IRS an amendment to such PHC Ruling that shall be subject to Section 3.07(d) and this Section 3.07(h). If the Expert corrects a calculation of Interim PHC Liability (as described in clause (iii) of the immediately preceding paragraph), the amount to be released from the Escrow Fund, if any, shall be determined pursuant to Section 3.07(g) based on the Expert’s corrected amount of Interim PHC Liability.

The determination of the Expert shall be final, conclusive and binding upon the parties. The Company, Parent and the Stockholder Representative irrevocably waive their right to any form of appeal, review or recourse in any court or other judicial authority. Judgment may be entered upon the determination of the Expert in any court having jurisdiction over the party against which such determination is to be enforced. The fees of the Expert shall be shared equally by the Company and the Stockholder Representative; provided that such fees to be paid by the Stockholder Representative shall be recoverable from the Escrow Fund in accordance with Section 3.07(f).

(i) In the event that (i) (A) the Company fails to obtain a ruling indicating that the Company does not meet the definition of a “personal holding company” under Section 542 of the Code, or (B) the Company does obtain such a ruling, but the Expert, pursuant to Section 3.07(h), determines that it would not be in a position to, if requested, provide an opinion that the Company should be entitled to rely on such ruling, and (ii) (A) the Company fails to obtain a ruling under U.S. Treasury Regulations Section 301.9100-1 granting an extension of time to file IRS Forms 972 and 973 to make consent dividends for all open years, or (B) the Company does obtain such a ruling, but the Expert, pursuant to Section 3.07(h), determines that it would not be in a position to, if requested, provide an opinion that the Company should be entitled to rely on such ruling, the Company and Parent agree that (x) they shall consider in good faith other alternatives proposed by the Stockholder Representative and the Company to mitigate any PHC Liability (including but not limited to the alternative set forth in Section 3.07(i)(x) of the Company Disclosure Schedule) to the extent such alternatives would not reasonably be expected to have a material negative impact on the Company and (y) the steps specified in Section 3.07(i)(y) of the Company Disclosure Schedule would be reasonable to take as part of any such alternative.

(j) Any amount paid to the Company as a result of any refund relating to the Company’s status as a “personal holding company” under Section 542 of the Code or the computation of “personal holding company tax” under Section 541 of the Code shall (i) be remitted by the Company to the Paying Agent for distribution to the Stockholders at the direction of the Stockholder Representative in accordance with Sections 3.02(d), 3.03(a)(ii), 3.03(b)(ii) and 3.03(c)(ii) if the refund (A) has been approved by the IRS after “joint committee on taxation” review, (B) is received pursuant to a Positive PHC Ruling or (C) is received pursuant to a completed IRS audit (as evidenced by an IRS Form 870 or a no change letter), or (ii) in the case of such a refund not described in (i), (A) if received prior to the Final PHC Liability Release Date, be remitted to the Escrow Fund and (B) if received on or after the Final PHC Liability Release Date, be remitted by the Company to the Paying Agent for distribution to the Stockholders at the direction of the Stockholder Representative in accordance with Sections 3.02(d), 3.03(a)(ii), 3.03(b)(ii) and 3.03(c)(ii) after the expiration of the statute of limitations (taking into account any extensions thereof in accordance with this Agreement and the application of Section 6501(f) of the Code) for the year to which the refund relates. Any amount paid (excluding any insurance proceeds) to the Company as a result of the settlement or litigation of any PHC Liability-related claims shall be remitted by the Company to the Stockholder Representative for distribution to the Stockholders in accordance with Sections 3.02(d), 3.03(a)(ii), 3.03(b)(ii) and 3.03(c)(ii).

(k) The provisions of this Section 3.07 (other than the first sentence of Section 3.07(j), the final paragraph of Section 3.07(h) and, to the extent notice is given by the Stockholder Representative to the Company prior to the Final PHC Liability Release Date, the final two sentences of Section 3.07(e), and, to the extent relating to a Tax Return described in the final sentence of Section 3.07(e), Section 3.07(h)) shall expire on the day after the Final PHC Liability Release Date. The Stockholder Representative shall have no rights to undertake any actions with respect to the status of the Company or any of the Company Subsidiaries as a “personal holding company” under Section 542 of the Code or the determination of “personal holding company tax” under Section 541 of the Code except as provided by this Section 3.07.

(l) If, at any time between the date hereof and the Effective Time, there is a determination of Interim PHC Liability in accordance with Section 3.07(d) and Section 3.07(h) that would have resulted in a release from the Escrow Fund pursuant to Section 3.07(g) had such determination of Interim PHC Liability occurred after the Effective Time, at the Effective Time the Escrow Amount shall be paid as follows:

(i) an amount equal to the amount of any Taxes paid by the Company that would have been paid from the Escrow Fund pursuant to Section 3.07(e) or 3.07(g)(i) had such payment been made after the Effective Time shall be paid on the Closing Date to the Company;

(ii) an amount equal to the amount that would have been released from the Escrow Fund to the Paying Agent pursuant to Section 3.07(g)(ii) had such determination been made after the Effective Time shall be paid on the Closing Date to the Paying Agent for distribution to the Stockholders, subject to Section 3.08(g) (without regard to the requirement in Section 3.08(g) for an Interim PHC Liability Release Date); and

(iii) any amount remaining after application of (i) and (ii) shall be paid into the Escrow Fund.

SECTION 3.08.  Stockholder Representative.  (a) In order to efficiently administer, pursuant to the terms of this Agreement and the Escrow Agreement, any action to be taken by or on behalf of the Stockholders under this Agreement or the Escrow Agreement, MatlinPatterson Global Opportunities Partners L.P. shall serve as the Stockholder Representative for all purposes under this Agreement or the Escrow Agreement.

(b) By participating in the Merger and receiving the benefits thereof, including the right to receive the consideration payable in connection with the Merger, each Stockholder shall be deemed to:

(i) approve the designation of, and hereby designates, MatlinPatterson Global Opportunities Partners L.P. as the Stockholder Representative, under the terms set forth herein;

(ii) authorize the Stockholder Representative to take any and all action as is contemplated to be taken by the Stockholder Representative or by or on behalf of the Stockholders by the terms of this Agreement or the Escrow Agreement;

(iii) agree that Parent and Merger Subsidiary shall be able to rely conclusively on the instructions and decisions of the Stockholder Representative as to any actions required to be taken by the Stockholder Representative under this Agreement or the Escrow Agreement (including any action taken or purported to be taken by or on behalf of any Stockholder), and no Stockholder shall have any cause of action against Parent or Merger Subsidiary for any action taken by Parent in reliance upon any action taken, decision made or instruction given by the Stockholder Representative; and

(iv) agree that all actions, decisions and instructions of the Stockholder Representative shall be conclusive and binding upon each Stockholder and no Stockholder shall have any cause of action against the Stockholder Representative for any action taken, decision made or instruction given by the Stockholder Representative under this Agreement or the Escrow Agreement, except for fraud or willful breach of the Escrow Agreement by the Stockholder Representative.

(c) In the event that the Stockholder Representative becomes unable to perform its, his or her responsibilities under this Agreement or the Escrow Agreement or resigns from such position, MatlinPatterson Global Advisers LLC is hereby authorized to select another representative to fill such vacancy and such substituted representative shall be deemed to be the Stockholder Representative for all purposes of the Escrow Agreement.

(d) All decisions and actions by the Stockholder Representative under this Agreement and the Escrow Agreement shall be conclusive and binding upon each Stockholder, and no Stockholder shall have the right to object, dissent, protest or otherwise contest the same.

(e) The Stockholder Representative, including any replacement of any such Stockholder Representative, is authorized to act as attorney-in-fact for the Stockholders with full power of substitution and authority, in its discretion, to enforce this Agreement against the parties hereto, and to execute any amendment or waiver of this Agreement and any other document or instrument necessary or advisable in order to carry out the provisions of this Agreement, to give and receive notices and communications and, without limiting the foregoing provisions of this Section 3.08, to agree to, negotiate, enter into settlements and compromises of, and to comply with orders of courts with respect to, any dispute or loss, and to take all actions necessary or appropriate in the judgment of the Stockholder Representative for the accomplishment of the foregoing; provided, however, that the Stockholder Representative shall not have the power or authority to execute an amendment, waiver, document or other instrument that, notwithstanding any other provision to the contrary, increases in any material respect the obligations or liabilities of any Stockholder without the prior written consent of that Stockholder.

(f) The provisions of this Section 3.08 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Stockholder may have in connection with the transactions contemplated by this Agreement or the Escrow Agreement.

(g) Notwithstanding anything in this Agreement or otherwise to the contrary, on the first Interim PHC Liability Release Date (and, to the extent the amount to be released to the Paying Agent for distribution to the Stockholders on such date is less than the Additional Expense Reimbursement Amount, any subsequent Escrow Release Dates), the Additional Expense Reimbursement Amount shall be deducted from the amount to be released to the Paying Agent for distribution to the Stockholders on such Interim PHC Liability Release Date (and any subsequent Escrow Release Dates, if applicable) and shall be retained in the Escrow Fund (the “Additional Expense Allocation”). All amounts retained in the Escrow Fund for the Additional Expense Allocation shall be treated for all purposes of this Agreement as having been paid to the Stockholders. The Additional Expense Allocation shall be available solely for the payment of all out-of-pocket fees and expenses reasonably incurred by the Stockholder Representative after the Closing Date in performing its duties under this Agreement and the Escrow Agreement in addition to amounts available for such fees and expenses pursuant to Section 3.07(f); provided that any portion of the Additional Expense Allocation not ultimately required for the payment of such fees and expenses shall be paid to the Paying Agent or to the Stockholder Representative for distribution to the Stockholders in the form of a Per Share Escrow Payment on the Final PHC Liability Release Date and on such earlier dates and in such amounts as the Stockholder Representative determines in good faith is fair and equitable. In no event shall the Additional Expense Allocation be available to pay any amounts to which Parent may be entitled under this Agreement.

ARTICLE IV

Representations and Warranties Relating to the Company

Except as disclosed in any report, schedule, form, statement or other document filed with, or furnished to, the SEC since December 29, 2007 by the Company and publicly available prior to the date of this Agreement

(collectively, the “Filed SEC Documents”) (excluding any forward looking disclosures set forth in any risk factor section, any disclosures in any section regarding forward looking statements and any other disclosures included therein to the extent they are predictive in nature) or in the corresponding section of the schedule dated the date of this Agreement from the Company to Parent and Merger Subsidiary (the “Company Disclosure Schedule”) (it being understood that any information set forth in one section or subsection of the Company Disclosure Schedule shall be deemed to apply to and qualify the Section or subsection of this Agreement to which it corresponds in number and each other Section or subsection of this Agreement to the extent that it is reasonably apparent that such information is relevant to such other Section or subsection), the Company hereby represents and warrants to Parent and Merger Subsidiary as follows:

SECTION 4.01.  Organization and Standing; Books and Records.  Each of the Company and the Company Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Company and the Company Subsidiaries has full corporate power and authority necessary to enable it to own, lease, use or otherwise hold its properties, rights and assets and to carry on its business as presently conducted. Each of the Company and the Company Subsidiaries is duly qualified to do business and in good standing in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, use or holding of its properties, rights and assets makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing has not had a Material Adverse Effect. The certificate of incorporation and bylaws of the Company, each as amended to the date of this Agreement, are included in the Filed SEC Documents and the Company is not in violation of any provisions contained in such documents in any material respect. The Company has made available to Parent complete and correct copies of the Company Significant Subsidiaries’ certificates of incorporation and bylaws or comparable governing documents, each as amended to the date of this Agreement, and each as so made available is in effect on the date hereof and no Company Significant Subsidiary is in violation of any provisions contained in such documents in any material respect.

SECTION 4.02.  Capitalization.  (a) The authorized capital stock of the Company consists of 41,140,698 shares of common stock (including 39,200,000 shares of Class A Common Stock, 800,000 shares of Class B Common Stock, 118,453 shares of Class C Common Stock, 498,688 shares of Class D common stock, par value $0.01 per share (the “Class D Common Stock”), and 523,557 shares of Class E common stock, par value $0.01 per share (the “Class E Common Stock”) and 173,000 shares of preferred stock, par value $0.01 per share (the “Company Preferred Stock”)). As of the close of business on October 1, 2010, (i) 21,433,175 shares of Company Common Stock were outstanding (consisting of 21,326,939 shares of Class A Common Stock (including 565,541 Company Restricted Shares granted under the Company Stock Plans), 81,917 shares of Class B Common Stock, 24,319 shares of Class C Common Stock, no shares of Class D Common Stock and no shares of Class E Common Stock) and no shares of Company Preferred Stock were outstanding, (ii) 55,485 shares of Class A Common Stock were issuable upon the exercise of outstanding Company Stock Options (whether or not presently exercisable), (iii) 246,188 shares of Class A Common Stock were subject to Company Performance RSUs, assuming settlement of such awards based on the attainment of performance goals at target levels, (iv) 34,870 shares of Class A Common Stock subject to outstanding Company RSUs, (v) no shares of Company Common Stock were held in treasury by the Company and (vi) 393,675 shares of Company Common Stock were issuable upon exercise of the Call Option. Except as set forth above, there are no shares of capital stock or other equity securities of the Company issued, reserved for issuance or outstanding. All of the outstanding shares of capital stock of the Company have been, and any shares of capital stock of the Company issuable upon the exercise of Company Stock Options, the Call Option or the settlement of Company Performance RSUs and Company RSUs will be, duly authorized and validly issued, and are or will be fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right provided for in the DGCL, the certificate of incorporation or the bylaws of the Company, each as amended to the date of this Agreement, or any Contract to which the Company is a party or otherwise bound. There are no Company Stock Options whose exercise price is greater than the Per Share Closing Payment. All the outstanding shares of capital stock of each Company Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. There are not any bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote)

on any matters on which any holder of any share of capital stock of the Company may vote (“Voting Company Debt”). Except as set forth above or in Section 4.02(a) of the Company Disclosure Schedule, as of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, preemptive rights, puts, calls, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound (i) obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible into or exercisable for or exchangeable into, or giving any Person a right to subscribe for or acquire, any shares of capital stock of or other equity interest in, the Company or any Company Subsidiary or any Voting Company Debt, (ii) obligating the Company or any Company Subsidiary to issue, grant or enter into any such option, warrant, right, security, commitment, Contract, arrangement or undertaking, or (iii) pay an amount in cash or in kind with respect to, or based on the value of, any shares of capital stock of or other equity interest in the Company or any Company Subsidiary or any Voting Company Debt (collectively “Equity-based Securities”).

(b) There are not any outstanding contractual obligations of the Company or any Company Subsidiary (i) to repurchase, redeem or otherwise acquire any shares of capital stock of or other equity interest in the Company or any Company Subsidiary and (ii) relating to the voting or registration of any equity securities of the Company or any Company Subsidiaries.

(c) Except for its interests in the Company Subsidiaries and except as set forth in Section 4.02(c) of the Company Disclosure Schedule, the Company and the Company Subsidiaries do not, as of the date of this Agreement, own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person. Neither the Company nor any of the Company Subsidiaries has entered into any commitment, arrangement or agreement to make any investment (in the form of a loan, capital contribution or other form of investment) in any Person, other than any such commitments, arrangements or agreements between or among the Company and the Company Subsidiaries.

(d) Since January 1, 2010, the Company has not declared or paid any dividend or distribution in respect of any shares of capital stock or other equity interests of the Company that has not been paid, and neither the Company nor any Company Subsidiaries has issued, sold, repurchased, redeemed or otherwise acquired any shares of capital stock or other equity interests, and their respective boards of directors (or similar governing bodies) have not authorized any of the foregoing.

SECTION 4.03.  Authority; Execution and Delivery; Enforceability.  The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement, subject only, in the case of the Merger, to the receipt of the Stockholder Approval. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, subject only, in the case of the Merger, to the receipt of the Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies. The Board of Directors, at a meeting duly called and held at which all directors of the Company were present (and based upon the recommendation of a special committee of the Board of Directors (the “Special Committee”) made pursuant to a meeting of the Special Committee duly called and held at which all directors of the Special Committee were present), duly adopted resolutions (i) approving and declaring advisable this Agreement, the Merger and the other transactions contemplated by this Agreement, (ii) declaring that it is in the best interests of the stockholders of the Company that the Company enter into this Agreement and consummate the transactions contemplated by this Agreement on the terms and subject to the conditions set forth in this Agreement, (iii) declaring that the terms of the Merger are fair to the Company and the stockholders of the Company, (iv) approving the submission of this Agreement for adoption by the

Merger Consent and (v) recommending that the stockholders of the Company adopt this Agreement, which resolutions, except to the extent permitted by Section 6.03, have not been subsequently rescinded, modified or withdrawn in any way.

SECTION 4.04.  No Conflicts; Consents.  (a) The execution, delivery and performance by the Company of this Agreement do not and the consummation of the Merger and the other transactions contemplated hereby and compliance by the Company with the terms hereof will not conflict with, or result in any violation, modification, termination, acceleration or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or to loss of a benefit under, or result in the creation of any Lien upon any of the properties, rights or assets of the Company or any Company Subsidiary under (other than any such Lien created in connection with the Financing) any provision of (i) the certificate of incorporation or bylaws, each as amended to the date of this Agreement, of the Company or the comparable governing instruments, each as amended to the date of this Agreement, of any Company Subsidiary, (ii) except as set forth in Section 4.04(a) of the Company Disclosure Schedule, any contract, lease, license, indenture, agreement, commitment or other legally binding arrangement (a “Contract”) to which the Company or any Company Subsidiary is a party or by which any of their respective properties, rights or assets is bound or (iii) any judgment, order, injunction, ruling, settlement, arbitration award or decree entered by or with any Governmental Entity (a “Judgment”) or foreign, international, state, provincial or domestic statute, treaty, law (including common law), ordinance, code, or legally binding rule or regulation (“Applicable Law”) applicable to the Company or any Company Subsidiary or their respective properties, rights or assets, other than, in the case of clauses (ii) and (iii) above, any such items that have not had a Material Adverse Effect.

(b) No consent, approval, license, permit, order or authorization (“Consent”) of, or registration, declaration or filing with, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority, domestic or foreign (a “Governmental Entity”), is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the Merger or the other transactions contemplated hereby, other than (i) the Stockholder Approval, if required by Applicable Law, (ii) the filing of the Certificate of Merger in connection with the Merger in accordance with the DGCL, (iii) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the ‘‘HSR Act”), (iv) the filings and receipt, termination or expiration, as applicable, of such other approvals or waiting periods as may be required under any other applicable competition, merger control, antitrust or similar Applicable Law of any jurisdiction (“Foreign Merger Control Laws”), (v) the filing with the SEC of (x) an information statement with respect to the Stockholder Approval (together with any amendments or supplements thereto and any other required materials, the “Information Statement”), and (y) such reports under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), as may be required in connection with this Agreement and the transactions contemplated by this Agreement and (vi) any other Consent, registration, declaration or filing the failure of which to obtain or make has not had a Material Adverse Effect.

SECTION 4.05.  SEC Documents; Undisclosed Liabilities.  (a) The Company has filed all reports, schedules, forms, statements and other documents with the Securities and Exchange Commission (“SEC”) required to be filed by the Company since December 29, 2007 (the ‘‘SEC Documents”). As of their respective dates of filing, the SEC Documents (including any financial statements or schedules included therein) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, “SOX”) applicable to such SEC Documents, and the rules and regulations of the SEC promulgated thereunder applicable thereto, and except to the extent amended or superseded by a subsequent filing with the SEC prior to the date hereof, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No Company Subsidiary is subject to the reporting requirements of the Exchange Act. The audited consolidated financial statements and the unaudited quarterly financial statements (including, in each case, the notes thereto) of the Company included in the SEC Documents when filed complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in all material respects in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end adjustments that have not been and are not expected to be individually or in the aggregate material to the Company). Neither the Company nor any of the Company Subsidiaries has any Indebtedness, liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise) of any nature (collectively, “Liabilities”), except Liabilities (i) to the extent reflected or reserved against in the consolidated balance sheet of the Company as of July 3, 2010 (or the notes thereto) included in the Filed SEC Documents, (ii) that are incurred in connection with the transactions contemplated by this Agreement, (iii) that relate to Taxes (which are covered by Section 4.11 hereof) or (iv) that are incurred after July 3, 2010 in the ordinary course of business consistent with past practice.

(b) Each of the principal executive officers of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of SOX with respect to the SEC Documents, and the statements contained in such certifications are true and accurate. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in SOX. Neither the Company nor any of the Company Subsidiaries has outstanding, or has arranged any outstanding, “extensions of credit” to directors or executive officers within the meaning of Section 402 of SOX.

(c) The Company maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) sufficient to provide reasonable assurance (A) regarding the reliability of the Company’s financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, (B) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (C) that receipts and expenditures of the Company are being made only in accordance with the authorization of management and directors of the Company and (D) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements.

(d) The “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) of the Company are designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to enable the principal executive officer and principal financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports.

(e) Since December 29, 2007, the Company has not received any oral or written notification of any (x) “significant deficiency” or (y) “material weakness” in the Company’s internal control over financial reporting. There is no outstanding “significant deficiency” or “material weakness” which the Company’s independent accountants certify has not been appropriately and adequately remedied by the Company. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them in Release 2004-001 of the Public Company Accounting Oversight Board, as in effect on the date hereof. As of the date hereof, to the Knowledge of the Company, there is no reason to believe that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of SOX, without qualification, when next due.

(f) To the Knowledge of the Company, as of the date hereof, none of the Company SEC Documents is the subject of any ongoing SEC review, outstanding SEC comment or outstanding SEC investigation.

SECTION 4.06.  Information Supplied.  None of the information included or incorporated by reference in the Information Statement will at the date it is first mailed to the stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Information Statement based on information supplied by or on behalf of Parent or Merger Subsidiary specifically for inclusion or incorporation by reference therein. The Information Statement will comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

SECTION 4.07.  Assets Other than Real Property Interests or Intellectual Property.  (a) The Company or a Company Subsidiary has good and valid title to all material assets reflected on the consolidated balance sheet of the Company as of January 2, 2010 (the “Balance Sheet”) or thereafter acquired, other than those otherwise disposed of since the date of the Balance Sheet, in each case free and clear of all mortgages, liens, security interests, charges, options or rights of first refusal to purchase or lease or otherwise acquire any interest, title retention agreements, adverse claims of ownership or use, leases, restrictions or encumbrances of any kind (collectively, “Liens”), except (i) Liens imposed by law, including mechanics’, carriers’, workmen’s, repairmen’s or other like Liens for amounts that are not yet due or payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (ii) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice, (iii) Liens securing the Financing, (iv) Liens for Taxes, assessments, governmental charges or levies that are not due and payable or that may thereafter be paid without penalty or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (v) Liens that secure obligations that are reflected as liabilities on the Balance Sheet or Liens the existence of which is referred to in the notes to the Balance Sheet, (vi) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations, (vii) any Lien affecting the interest of third party lessors in the Leased Property or arising under original purchase price conditional sales contracts and (viii) other imperfections of title or encumbrances, if any, that, individually or in the aggregate, do not materially impair the continued use and operation of the assets to which they relate in the conduct of the business of the Company and the Company Subsidiaries, taken as a whole, as presently conducted (the Liens described in clauses (i) through (viii) above, together with the Liens referred to in clauses (ii) and (iii) of Section 4.08(a), are referred to collectively as ‘‘Permitted Liens”).

(b) This Section 4.07 does not relate to real property or interests in real property, such items being the subject of Section 4.08, or to Intellectual Property, such items being the subject of Section 4.09.

SECTION 4.08.  Real Property.  (a) Section 4.08 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a complete list of all real property and interests in real property owned in fee by the Company or any Company Subsidiary (individually, an “Owned Property”). Section 4.08 of the Company Disclosure Schedule also sets forth, as of the date of this Agreement, a complete list of all real property and interests in real property leased by the Company or any Company Subsidiary (individually, a “Leased Property”). Prior to the date of this Agreement, the Company has made available to Parent true and complete copies of all agreements evidencing the Company’s or applicable Company Subsidiary’s leasehold interest in the Leased Property (the “Leases”). Except as set forth in Section 4.08 of the Company Disclosure Schedule, the Company or a Company Subsidiary has good and valid fee title to all Owned Property and good and valid title to the leasehold estates in all Leased Property (an Owned Property or a Leased Property being sometimes referred to herein, individually, as a “Company Property”), in each case free and clear of all Liens, except (i) leases, subleases and similar agreements with third parties identified in Section 4.08 of the Company Disclosure Schedule, (ii) (A) easements, covenants, rights-of-way and other similar restrictions of record, (B) any conditions that may be shown by a current, accurate survey or physical inspection of any Company Property, (C) zoning, building and other similar restrictions, none of which are violated in any material respect by the current use of the Company Property subject thereto, (D) Liens that have been placed by any developer, landlord or other third party on property over which the Company or any Company Subsidiary has easement rights or on any Leased Property, provided such Liens have not been granted or consented to by the Company or any Company Subsidiary, and (E) unrecorded easements, covenants, rights-of-way and other similar restrictions and (iii) any other Permitted Liens. None of the items set forth in clause (ii) above, individually or in the aggregate, materially impairs or is reasonably likely to materially impair the continued use and operation of the Company Property to which they relate in the conduct of the business of the Company and the Company Subsidiaries as presently conducted.

(b) All buildings, machinery, equipment and other tangible assets currently being used by the Company or any Company Subsidiary which are owned or leased by the Company or any Company Subsidiary are in good operating condition, maintenance and repair, ordinary wear and tear excepted, are usable in the ordinary course of business and are reasonably adequate and suitable for their current uses.

(c) Except as has not had a Material Adverse Effect, the buildings and structures located on each of the Company Properties currently have valid legal access to (i) public roads or valid easements over private streets or private property for such ingress to and egress from all such buildings and structures, and (ii) water supply, telephone, gas and electric connections, and fire protection, in each case as is necessary for the operation of such Company Properties. The current use of the Owned Property does not violate in any material respect any restrictive covenants of record affecting any of the Owned Property.

(d) Each Lease is a valid and binding obligation of the Company or a Company Subsidiary, enforceable against the Company or Company Subsidiary, as applicable, and, to the Company’s Knowledge, any other party thereto, in accordance with its terms, and, is in full force and effect with respect to the Company or Company Subsidiary, as applicable, and, to the Company’s Knowledge, with respect to any other party thereto. Neither the Company nor any Company Subsidiary and, to the Knowledge of the Company, no other party is in default or breach in any material respect under any Lease or has received any notice of default or any event that with notice or lapse of time, or both, would constitute a default by the Company or any Company Subsidiary under any such Lease.

(e) The Company Property is the only real property used or held for use by the Company and the Company Subsidiaries in the operation of the Company’s and the Company’s Subsidiaries business. Except as disclosed in Section 4.08 of the Company Disclosure Schedule, the Company Real Property is used exclusively by the Company and the Company Subsidiaries in the operation of the Company’s business.

SECTION 4.09.  Intellectual Property.  (a) Except for license agreements that are commercially available relating to computer software licensed to the Company or any Company Subsidiary in the ordinary course of business, Section 4.09 of the Company Disclosure Schedule sets forth a true and complete list of (i) all material Intellectual Property owned by or licensed to the Company or any Company Subsidiary and used in the operation of the business (the “Company Intellectual Property”) (except for trade secrets and know-how which are not disclosed therein), (ii) each registration which has been issued to the Company or any Company Subsidiary with respect to any of the Company Intellectual Property, including the jurisdiction of each such issuance, (iii) each live application for registration of any of the Company Intellectual Property owned by the Company, including the jurisdiction of each such application, and (iv) each material license, sublicense, collaboration or other agreement (excluding Liens for Indebtedness) to which the Company or any Company Subsidiary is a party and pursuant to which any rights have been granted to or by the Company or any Company Subsidiary with respect to any Company Intellectual Property.

(b) (i) The Company and the Company Subsidiaries have full and sufficient title to, own or have legally enforceable rights to all material Company Intellectual Property, free and clear of all Liens and other encumbrances (other than Permitted Liens), (ii) neither the Company nor any Company Subsidiary has received any currently active written communication from any Person asserting any ownership interest in any of the Company Intellectual Property that is owned by the Company, (iii) neither the Company nor any Company Subsidiary has granted any current, active and material license of any kind relating to any of the Company Intellectual Property, except non-exclusive licenses to customers in the ordinary course of business, (iv) the conduct of the business of the Company and the Company Subsidiaries as presently conducted does not violate, conflict with or infringe the valid and enforceable Intellectual Property of any Person and neither the Company nor any Company Subsidiary has received any currently active written communication (including cease and desist letters or invitations to take a patent license) alleging the same, (v) no claims are pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary by any Person with respect to the ownership, validity or enforceability of any Company Intellectual Property owned by the Company or, to the Knowledge of the Company, with respect to the ownership, validity or enforceability of the Company Intellectual Property licensed to the Company or any Company Subsidiaries, (vi) neither the Company nor any Company Subsidiary is obligated to make any payments by way of material royalties or fees to any owner of, licensor of or other claimant to, any material Company Intellectual Property with respect to the use thereof or in connection with the conduct of the business as currently conducted, (vii) to the Knowledge of the Company, the Intellectual Property owned by the Company and the Company Subsidiaries is not being violated, conflicted with or infringed and (viii) the Company and the Company Subsidiaries have taken commercially reasonable steps to protect and maintain (A) their confidential information and trade secrets, (B) their ownership of material proprietary Company Intellectual Property owned by the Company and (C) the security and integrity of their material information technology systems and software, which in the case of clauses (iv), (v), (vi), (vii) and (viii) of this paragraph (b), have had a Material Adverse Effect.

SECTION 4.10.  Insurance.  The significant insurance policies carried by or for the benefit of the Company, the Company Subsidiaries or their assets, properties or personnel as of the date of this Agreement are set forth in Section 4.10 of the Company Disclosure Schedule. Except as has not had a Material Adverse Effect, all such policies (i) are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments and adjustments in respect of self insured general liability and automobile liability fronting programs, self insured health programs and self insured workers’ compensation programs that are not yet, but may be, required to be paid with respect to any period ending prior to the Closing Date), and no written notice of cancellation or termination has been received with respect to any such policy other than in connection with ordinary renewals and (ii) provide insurance in such amounts and against such risks as is sufficient to comply with Applicable Law.

SECTION 4.11.  Taxes.  (a) (i) The Company and each Company Subsidiary have filed or caused to be filed in a timely manner (within any applicable extension periods) all material Tax Returns required to be filed in accordance with Tax Laws, (ii) all material Taxes due and owing by the Company or any Company Subsidiary have been timely paid or, with respect to taxable periods ending on or before the date of the most recent audited financial statements contained in the Filed SEC Documents, have been adequately reserved for (excluding any reserve for deferred taxes) on such financial statements in accordance with GAAP and (iii) except for Liens described in Section 4.07(a)(iv), no material Liens for Taxes exist with respect to any of the assets or properties of the Company or any Company Subsidiary.

(b) No deficiencies for any material Taxes have been proposed or assessed in writing against or with respect to any Taxes due by or Tax Returns of the Company or any Company Subsidiary by any Taxing Authority which deficiency has not been settled, paid or accrued. There is no audit, assessment, dispute, examination or claim concerning any material Tax liability of the Company or any Company Subsidiary currently in progress or threatened in writing by a Taxing Authority, which written threat has been received by the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary has received a written claim in the last five years by any Taxing Authority in a jurisdiction where neither the Company nor any Company Subsidiary files Tax Returns that claims the Company or any Company Subsidiary is or may be subject to taxation by that jurisdiction.

(c) With respect to any taxable period beginning after 2003, neither the Company nor any Company Subsidiary (i) is or has ever been a member of an affiliated group (other than a group the common parent of which is the Company) filing a consolidated, combined, aggregate or unitary Tax Return or (ii) has any liability for Taxes of any Person arising from the application of United States Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign law, or as a transferee or successor or by contract.

(d) Neither the Company nor any Company Subsidiary is a party to, is bound by or has any obligation under any Tax sharing or Tax indemnity agreement or similar contract or arrangement other than any such agreement, contract or arrangement solely among the Company and the Company Subsidiaries.

(e) None of the Company or any Company Subsidiary has been either a “distributing corporation” or a “controlled corporation” in a distribution occurring during the last five years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.

(f) All Taxes required to be withheld, collected or deposited by the Company or any Company Subsidiary have been timely withheld, collected or deposited, as the case may be, and to the extent required have been paid to the relevant Taxing Authority, except with respect to Taxes or matters contested in good faith and for which reserves have been established on the most recent audited financial statements contained in the Filed SEC Documents in accordance with GAAP.

(g) No closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or foreign law) has been entered into by or with respect to the Company or any Company Subsidiary.

(h) Neither the Company nor any Company Subsidiary has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any material Tax, which waiver is currently outstanding.

(i) Neither the Company nor any Company Subsidiary will be required other than in the ordinary course of business to include amounts in income, or exclude items of deduction, in a taxable period beginning after the Closing Date as a result of (i) a change in method of accounting occurring prior to the Closing Date, (ii) an installment sale or open transaction arising in a taxable period (or portion thereof) ending on or before the Closing Date or (iii) a prepaid amount received, or paid, prior to the Closing Date.

(j) None of the Company Subsidiaries (i) is a passive foreign investment company as defined under Section 1297 of the Code or (ii) has recognized a material amount of Subpart F income as defined in Section 952 of the Code.

SECTION 4.12.  Proceedings.  There is no civil, criminal or administrative action, suit, claim, hearing, demand, arbitration, audit or proceeding (a “Proceeding”) pending or, to the Knowledge of the Company, threatened against the Company or any of the Company Subsidiaries or any of their respective properties, rights or assets that have had a Material Adverse Effect, nor is there any judgment, settlement, decree, injunction, writ, award, rule or order of any Governmental Entity or arbitrator outstanding against, or, to the Knowledge of the Company, investigation or inquiry by any Governmental Entity, or involving the Company or any Company Subsidiaries or any of their respective assets that would have a Material Adverse Effect. As of the date hereof, there is no Proceeding pending or, to the Knowledge of the Company, threatened, that challenges or seeks to enjoin, prevent or materially alter or delay the Merger.

SECTION 4.13.  Benefit Plans.  (a) Section 4.13(a)(i) of the Company Disclosure Schedule sets forth a true and complete list of each material Company Benefit Plan as of the date of this Agreement. Section 4.13(a)(ii) of the Company Disclosure Schedule sets forth a true and complete list of each material Company Benefit Agreement in effect as of the date of this Agreement, other than any agreement or arrangement mandated by (and the terms of which are governed substantially by) Applicable Law. With respect to each material Company Benefit Plan and material Company Benefit Agreement, the Company has made available to Parent a current, complete, and accurate copy (or to the extent no copy exists, an accurate summary) of (i) each such Company Benefit Plan or Company Benefit Agreement, including any material amendments thereto, (ii) any trust, insurance, annuity or other funding instrument related thereto, (iii) any summary plan description and other written communications (or a description of any oral communications) by the Company or a Company Subsidiary to Company Employees concerning the extent of the benefits provided under a Company Benefit Plan or Company Benefit Agreement and (iv) for the two most recent years and to the extent applicable, (A) audited financial statements, (B) actuarial or other valuation reports prepared with respect thereto (where such statements or reports are required to be prepared under Applicable Law or otherwise reasonably available), and (C) Form 5500 and attached schedules.

(b) Each Company Benefit Plan intended to be “qualified” or registered within the meaning of Section 401(a) of the Code (or any comparable provision under applicable non-U.S. laws) has received a favorable determination letter as to such qualification or registration from the IRS (or any comparable Governmental Entity), and, to the Knowledge of the Company, nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause a loss of such qualification. The most recent favorable determination plan for each Company Benefit Plan intended to be so “qualified” has been made available by the Company to Parent.

(c) Each Company Benefit Plan and Company Benefit Agreement has been administered in material compliance with its terms and the applicable provisions of ERISA, the Code and all other applicable laws, rules and regulations. Neither the Company nor any of the Company Subsidiaries has any Controlled Group Liability, and no circumstance exists that would reasonably be expected to result in any Controlled Group Liability for the Company, Parent or any of their respective Subsidiaries after the Closing. As of the date hereof and, except as would not reasonably be expected to have a Material Adverse Effect as of the Closing, (i) there are no pending or threatened investigations, claims or lawsuits in respect of any Company Benefit Plan or Company Benefit Agreement, (ii) no facts or circumstances exist that could give rise to any such actions, suits, or claims, (iii) no written or oral communication has been received from the Pension Benefit Guaranty Corporation (“PBGC”) in respect of any Company Benefit Plan subject to Title IV of ERISA concerning the funded status of any such plan or any transfer of assets and liabilities from any such plan in connection with the transaction contemplated herein during the past two years, and (iv) no administrative investigation, audit, or other administrative proceedings by the PBGC, the Internal Revenue Service, or other governmental agencies are pending, threatened, or in progress (including any routine requests for information from the PBGC). For each Company Benefit Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form the last day of the period covered thereby. Except as would not reasonably be expected to result in any material liability to the Company or any of the Company Subsidiaries, no “reportable event” (as such term is defined in Section 4043 of ERISA) and no non-exempt “prohibited transaction” (as such term is defined in Section 406 of ERISA and Section 4975 of the Code) has occurred with respect to any Company Benefit Plan. Except as would not reasonably be expected to have a Material Adverse Effect as of the Closing, no Company Benefit Plan has failed to meet the minimum funding standards (as determined under Section 303 of ERISA and Section 430 of the Code) applicable to such plan. Neither the Company nor any of the Company Subsidiaries has incurred any current or projected liability in respect of post-employment or post-retirement health, medical or life insurance or other benefits for Company Employees, except for continuation coverage under Section 4980B of the Code or otherwise except as may be required pursuant to any other Applicable Law.

(d) No Company Benefit Plan or Company Benefit Agreement exists that would reasonably be expected to (i) entitle any Company Employee to any payment, benefit or right, or increase in payment, benefit or right, (ii) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any of the Company Benefit Plans or Company Benefit Agreements, (iii) limit or restrict the right of the Company to merge, amend or terminate any of the Company Benefit Plans or Company Benefit Agreements or (iv) result in payments under any of the Company Benefit Plans or Company Benefit Agreements which would not be deductible under Section 280G of the Code, in each case as a result of the execution of this Agreement, Stockholder Approval, or the consummation of the transactions contemplated hereby (whether alone or in connection with any subsequent event(s)).

(e) No Company Benefit Plan is a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) and neither the Company, nor any Company Subsidiary, nor any organization which is a member of a controlled group of organizations with the Company or any Company Subsidiary within the meaning of Sections 414(b), (c), (m) or (o) of the Code has at any time sponsored or contributed to, or has or had any liability or obligation in respect of, any such multiemployer plan.

(f) Except as set forth in Section 4.13(f) of the Company Disclosure Schedule, no material Company Benefit Plan is maintained outside the jurisdiction of the United States, or covers any employee residing or working primarily outside the United States (any such material Company Benefit Plan set forth in

Section 4.13(f) of the Company Disclosure Schedule, “Foreign Benefit Plans”). With respect to any Foreign Benefit Plans, (i) all Foreign Benefit Plans have been established, maintained and administered in material compliance with their terms and all applicable statutes, laws, ordinances, rules, orders, decrees, judgments, writs, and regulations of any controlling governmental authority or instrumentality and (ii) all Foreign Benefit Plans that are required to be funded are funded in accordance with the applicable funding requirements.

SECTION 4.14.  Absence of Changes or Events.  From the date of the Balance Sheet to the date of this Agreement, (i) the Company and the Company Subsidiaries have conducted their businesses in the ordinary course consistent with past practice and (ii) there has not been a Material Adverse Effect.

SECTION 4.15.  Compliance with Applicable Laws; Licenses.  (a) Each of the Company and the Company Subsidiaries is, and has been since December 31, 2008, in compliance in all respects with all Applicable Laws (and with its own internal policies), except for instances of noncompliance that have not had a Material Adverse Effect.

(b) The Company and Company Subsidiaries each has obtained and is in compliance with all permits, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders issued or granted by a Governmental Entity (“Licenses”) necessary to own, lease and operate its respective properties and assets and to conduct its business as presently conducted and all such Licenses are in full force and effect, except in each case as would not have a Material Adverse Effect. There is no suspension or cancellation of any of the Licenses necessary to own, lease and operate any of the Company’s or the Company Subsidiaries’ respective properties and assets or to conduct their business as presently conducted pending or, to the Knowledge of the Company, threatened, except where the suspension or cancellation of any of the Licenses would not have a Material Adverse Effect.

SECTION 4.16.  Environmental Matters.  Except as would not have a Material Adverse Effect, (a) the Company and the Company Subsidiaries have obtained, and are in compliance with, all, and, to the Knowledge of the Company, have not violated any, Permits required for the Company and the Company Subsidiaries to conduct their respective businesses under Environmental Laws, (b) the Company and the Company Subsidiaries are in compliance with all, and, to the Knowledge of the Company, have not violated any, Environmental Laws, including as relating to Permits under Environmental Laws, (c) neither the Company nor any of the Company Subsidiaries has received any written or, to the Knowledge of the Company, verbal communication from a Governmental Entity, or any other Person, since December 29, 2007 or that otherwise has not been fully and finally resolved, that alleges that the Company or any Company Subsidiary is not in compliance with or has any liability (including for any Release of Hazardous Materials) under any Environmental Law, (d) there is no Proceeding pending or, to the Knowledge of the Company, threatened, against, and there is no Judgment or, to the Knowledge of the Company, investigation outstanding against the Company or any of the Company Subsidiaries, in each case, under or relating to any Environmental Law, (e) to the Knowledge of the Company, except as would not reasonably be expected to result in a claim against or liability of the Company or any of the Company Subsidiaries under any Environmental Law, (x) Hazardous Materials have not been Released or threatened to be Released at, or arranged to be Released by the Company or any of the Company Subsidiaries from, any property or facility currently owned, leased or operated by the Company or any of the Company Subsidiaries, (y) during the period of ownership, leasehold or operation by the Company or any of the Company Subsidiaries, Hazardous Materials were not Released or threatened to be Released (in each case excluding passive migration of pre-existing contamination) at, or arranged to be Released by the Company or any of the Company Subsidiaries from, any property or facility formerly owned, leased or operated by the Company or any of the Company Subsidiaries that is located within the United States and (z) during or prior to the period of ownership, leasehold or operation by the Company or any of the Company Subsidiaries, Hazardous Materials were not Released or threatened to be Released at, or arranged to be Released by the Company or any of the Company Subsidiaries from, any property or facility formerly owned, leased or operated by the Company or any of the Company Subsidiaries that is located outside the United States, and (f) to the Knowledge of the Company, none of the Company and the Company Subsidiaries has assumed, or provided indemnity, which has not terminated in accordance with its terms, against, any liabilities or obligations of any other Person that would reasonably be expected to result in a claim against, or liability of, the Company or any of the Company Subsidiaries under or relating to any Environmental Law.

SECTION 4.17.  Brokers and Finders.  No agent, broker, investment banker, financial advisor or other Person, other than Blackstone Advisory Partners L.P. and Janney Montgomery Scott LLC, the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s or financial advisor’s fee or commission in connection with the Merger and the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or the Company Subsidiaries (or the MP Stockholder or any of its Affiliates for or on behalf of the Company or any of the Company Subsidiaries). Prior to the date hereof, the Company made available to Parent a true and correct copy of each engagement letter between the Company, on the one hand, and Blackstone Advisory Partners L.P. or Janney Montgomery Scott LLC, on the other hand.

SECTION 4.18.  Voting Requirements.  Assuming that the Stockholder Approval is required by Applicable Law, the Stockholder Approval is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement.

SECTION 4.19.  Labor and Employment Matters.  Except as set forth on Section 4.19 of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is a party to any collective bargaining agreement or any other material contract or agreement with any labor organization (other than any such agreement with a works council or other employee organization that applies on a regional, nationwide or industry-wide basis by virtue of Applicable Law or by virtue of the membership of the Company in any employer federation or comparable organization), nor is any such contract or agreement, as of the date hereof, being negotiated. To the Knowledge of the Company, (a) as of the date hereof, there are not any union organizing activities concerning any employees of the Company or any of the Company Subsidiaries, nor have there been since December 29, 2007; (b) as of the date hereof, (y) with respect to North American facilities, there are no labor strikes, slowdowns, work stoppages or disruptions, or lockouts pending or, to the Knowledge of the Company, threatened, or (z) with respect to facilities outside of North America, there are no labor strikes, slowdowns, work stoppages or disruptions, or lockouts pending or, to the Knowledge of the Company, threatened that would have a material effect upon the facility at which they occur, in the case of each of clauses (y) and (z) above, against the Company or any Company Subsidiary, nor have there been since December 29, 2007; (c) with respect to the Company and any Company Subsidiary, as of the date hereof, (i) no unfair labor practice charge or complaint is pending or, to the Knowledge of the Company, threatened, (ii) no employee-related dispute, grievance or arbitration proceeding is pending or, to the Knowledge of the Company, threatened, (iii) no action, complaint, charge, inquiry, proceeding or investigation by or on behalf of any employee, prospective employee, former employee, labor organization or other representative of the employees of the Company or any Company Subsidiary is pending or, to the Knowledge of the Company, threatened; (iv) the Company and all Company subsidiaries have complied with all obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988 and similar other legislation and regulation except as would not reasonably be expected to result in material liability to the Company or any of the Company Subsidiaries; (v) the Company and each Company Subsidiary is in material compliance with all Applicable Laws, agreements, contracts, policies, plans, and programs relating to employment, employment practices, compensation, benefits, hours, terms and conditions of employment, and the termination of employment and (vi) neither the Company nor any Company Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation by, any Government agency relating to employees or employment practices, in the case of clauses (i), (ii) and (iii), which, if adversely decided, would reasonably be expected to, individually or in the aggregate, result in liability to the Company in excess of $1,000,000.

SECTION 4.20.  Opinion of Financial Advisor.  The Special Committee has received the opinion of Janney Montgomery Scott LLC, dated as of the date hereof, that, as of such date, the Total Per Share Amount, without the Additional Per Share Consideration, if any, to be paid to the holders of shares of Company Common Stock (other than the MP Stockholder and Affiliates) is fair, from a financial point of view, to such holders.

SECTION 4.21.  Takeover Statute Not Applicable.  The Company has taken all action required to be taken by it in order to exempt this Agreement, the Merger and the other transactions contemplated by this Agreement from, and this Agreement, the Merger and the other transactions contemplated by this Agreement are exempt from, the requirements of any “moratorium”, “control share acquisition”, “fair price”, “interested shareholder”, “business combination” or other anti-takeover laws and regulations of any Governmental Entity or contained in the Company’s amended and restated certificate of incorporation.

SECTION 4.22.  Company Material Contracts; Indebtedness.

(a) Section 4.22 of the Company Disclosure Schedule lists the following Contracts to which the Company or any of the Company Subsidiaries is a party as of the date of this Agreement (other than this Agreement, the Leases, the Company Benefit Agreements and the Company Benefit Plans) (collectively with the Contracts filed by the Company with the SEC as material Contracts pursuant to Item 601(b)(10) of Regulation S-K or as a “definitive material agreement” (as such term is defined in Item 1.01 of Form 8-K of the SEC under the Exchange Act), the “Company Material Contracts”):

(i) any Contract containing any right of any exclusivity in favor of the other parties thereto or any covenant limiting, in any respect, the ability of the Company or any of the Company Subsidiaries (or which, following the consummation of the Merger, would restrict the ability of the Surviving Corporation or any of its Affiliates or Subsidiaries) to engage in any line of business or in any geographic area or to compete with any Person or to solicit, hire or engage in transactions with the employees, suppliers or customers of another Person;

(ii) each Contract that creates, governs or controls a partnership or joint venture with respect to the Company or any of the Company Subsidiaries;

(iii) each indenture, credit agreement, loan agreement, security agreement, guarantee, note, mortgage or other evidence of Indebtedness or agreement providing for Indebtedness, in each case to a third party with an aggregate principal amount outstanding or available borrowings of at least $1,000,000;

(iv) pursuant to which any earn-out, deferred or contingent payment, or other indemnification or material other obligations remain outstanding, in each case that relates to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

(v) each Contract between the Company or any of the Company Subsidiaries, on the one hand, and any of the Company’s Affiliates (other than its wholly-owned Subsidiaries), on the other hand;

(vi) each Contract containing restrictions with respect to payment of dividends or any distributions in respect of the equity interests of the Company or any of the Company Subsidiaries;

(vii) each settlement agreement that imposes continuing material obligations or material restrictions on the Company or any of the Company Subsidiaries;

(viii) each Contract or series of related Contracts relating to any single or series of related capital expenditures by the Company and the Company Subsidiaries pursuant to which the Company and the Company Subsidiaries have future financial obligations in excess of $5,000,000;

(ix) each Contract disclosed pursuant to Section 4.09(a)(iv); and

(x) each Contract regarding any hedging, factoring, derivatives or similar arrangements.

(b) Section 4.22(b) of the Company Disclosure Schedule sets forth for each instrument listed on Section 4.22(a)(iii) of the Company Disclosure Schedule (i) the aggregate principal amount outstanding as of July 3, 2010 and (ii) a description of any prepayment, redemption or make whole payments required to be paid in connection with the repayment of such Indebtedness. As of the date of this Agreement, there have been no changes to the principal amounts referenced in clause (i), other than scheduled amortization payments and the accrual of interest in accordance with the terms of such instruments.

(c) All Company Material Contracts are enforceable against the Company and, to the Company’s Knowledge, any other party thereto in accordance with their terms (except those which may be canceled,

rescinded, terminated or not renewed after the date hereof in accordance with their terms) and are in full force and effect with respect to the Company or Company Subsidiary, as applicable, and, to the Company’s Knowledge, with respect to any other party thereto, except in each case where the failure to be in full force and effect would not have a Material Adverse Effect, and neither the Company nor any of the Company Subsidiaries or, to the Knowledge of the Company, any other party thereto, is or alleged to be in violation or breach of or default under (or with notice or lapse of time, or both, would be in violation or breach of or default under) the terms of any Material Contract, in each case, except where such default would not have a Material Adverse Effect. Complete and correct copies of each Material Contract have been delivered or made available to the Parent or its advisors prior to the date hereof.

SECTION 4.23.  Customers and Suppliers.  Section 4.23(a) of the Company Disclosure Schedule contains a list of the top twenty customers of the Company and the Company Subsidiaries on a consolidated basis (determined by revenue) for the 2009 fiscal year, and Section 4.23(b) of the Company Disclosure Schedule contains a list of the top twenty suppliers of the Company and the Company Subsidiaries on a consolidated basis (determined by the cost of items or services purchased) for the 2009 fiscal year. As of the date of this Agreement and to the Knowledge of the Company, no customer listed on Section 4.23(a) of the Company Disclosure Schedule or supplier listed on Section 4.23(b) of the Company Disclosure Schedule has expressed its intention to cancel or otherwise terminate or materially or adversely modify its relationship with the Company or any Company Subsidiaries, and, to the Knowledge of the Company, as of the date hereof no fact or circumstance has arisen that will adversely affect any such relationship in any material respect (other than ordinary course changes in customer or supplier orders). The Company and the Company Subsidiaries have not, during the 12 month period prior to the date hereof, canceled or otherwise terminated or materially and adversely modified its relationship with any customer or supplier set forth on Sections 4.23(a) and 4.23(b) of the Company Disclosure Schedule.

ARTICLE V

Representations and Warranties Relating to Parent and Merger Subsidiary

Parent and Merger Subsidiary hereby jointly and severally represent and warrant to the Company as follows:

SECTION 5.01.  Organization, Standing and Power.  Each of Parent and Merger Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease, use or otherwise hold its properties, rights and assets and to carry on its business as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had a material adverse effect on the ability of Parent or Merger Subsidiary to consummate the Merger and the other transactions contemplated hereby (a “Parent Material Adverse Effect”).

SECTION 5.02.  Authority; Execution and Delivery; Enforceability.  Each of Parent and Merger Subsidiary has full power and authority to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation of the Merger and the other transactions contemplated hereby, including the Financing, have been duly authorized by all necessary action. Each of Parent and Merger Subsidiary has duly executed and delivered this Agreement, and, assuming the due authorization, execution and delivery by each of the other parties hereto, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies.

SECTION 5.03.  No Conflicts; Consents.  (a) The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement does not, and the consummation of the Merger and the other transactions contemplated hereby, including the Financing, and compliance by Parent and Merger Subsidiary with the terms hereof will not, conflict with, or result in any violation, modification, termination or acceleration of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties, rights or assets of Parent, Merger Subsidiary or any of their Subsidiaries under, any provision of (i) the governing instruments of Parent, Merger Subsidiary or any of their Subsidiaries, (ii) any Contract to which Parent, Merger Subsidiary or any of their Subsidiaries is a party or by which any of their respective properties, rights or assets is bound or (iii) any Judgment or Applicable Law applicable to Parent, Merger Subsidiary or any of their Subsidiaries or their respective properties, rights or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had a Parent Material Adverse Effect.

(b) No Consent of or registration, declaration or filing with any Governmental Entity is required to be obtained or made by or with respect to Parent, Merger Subsidiary or any of their Subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the Merger or the other transactions contemplated hereby, including the Financing, other than (i) the filing of the Certificate of Merger in connection with the Merger in accordance with the DGCL, (ii) compliance with and filings under the HSR Act or any Foreign Merger Control Law, (iii) Consents that may be required solely by reason of the participation of the Company (as opposed to any other third party) in the Merger and the other transactions contemplated hereby and (iv) any other Consent, registration, declaration or filing the failure of which to obtain or make has not had, individually or in the aggregate, a Parent Material Adverse Effect.

SECTION 5.04.  Information Supplied.  None of the information supplied or to be supplied by or on behalf of Parent or Merger Subsidiary specifically for inclusion or incorporation by reference in the Information Statement will, at the time the Information Statement is first mailed to the stockholders of the Company and at the time of the stockholders’ meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

SECTION 5.05.  Litigation.  There are not any (a) outstanding Judgments against Parent, Merger Subsidiary or any of their Subsidiaries, (b) Proceedings pending or, to the Knowledge of Parent, threatened in writing against Parent, Merger Subsidiary or any of their Subsidiaries or (c) investigations by any Governmental Entity that are, to the Knowledge of Parent, pending or threatened against Parent, Merger Subsidiary or any of their Subsidiaries that, in any case, individually or in the aggregate, have had a Parent Material Adverse Effect.

SECTION 5.06.  Ownership and Operations.  Parent owns of record and beneficially owns all outstanding shares of capital stock of Merger Subsidiary. Each of Parent and Merger Subsidiary was formed solely for the purpose of engaging in the transactions contemplated hereby, and has engaged in no other business or other activities or incurred any liabilities, other than in connection with or as contemplated in this Agreement.

SECTION 5.07.  Availability of Funds.  The Parent has delivered to the Company true and complete copies of: (i) the executed commitment letter, dated as of October 4, 2010, between the Parent and Citigroup Global Markets Inc., Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Barclays Capital, Royal Bank of Canada and RBC Capital Markets (the “Debt Financing Commitments”), pursuant to which such entities agreed, subject to the terms and conditions thereof, to lend the amounts set forth therein (the “Debt Financing”) for the purpose of funding the transactions contemplated by this Agreement (including the payment of all outstanding Indebtedness of the Company for borrowed money contemplated to be repaid on the Closing Date and assuming the accuracy of the representation set forth in Section 4.22(b)) and related fees and expenses; and (ii) the executed equity commitment letter, dated as of October 4, 2010, between the Parent and Blackstone Capital Partners V L.P. (the “Investor”) (the “Equity Financing Commitments” and together with the Debt Financing Commitments, the “Financing Commitments”), pursuant to which the Investor has committed to invest, subject to the terms and conditions thereof, the cash amount set forth therein (the “Equity Financing” and together with the Debt Financing, the “Financing”). Except for a fee letter or other side letters with respect to fees (and which do not contain any additional conditions to closing or other agreements between the parties thereto relating to the availability of the full amount of the Financing), there are no agreements or understandings in connection with the Financing other than those provided to the Company prior to the date hereof. As of the date hereof, each of the Financing Commitments, in the form so delivered, is in full force and effect and is a legal, valid and binding obligation of Parent and, to the Knowledge of Parent, the other parties thereto. The Financing Commitments have not been amended, supplemented or otherwise modified in any respect, except, in each case, with the prior written consent of the Company as permitted by Section 6.12(a), and the financing commitments thereunder have not been withdrawn or terminated. As of the date hereof, no event has occurred that would constitute a default (or an event which, with or without notice, lapse of time or both, would become a default) or breach on the part of Parent under any term or condition of the Financing Commitments, and, as of the date hereof, Parent has no reason to believe that any term or condition of closing in the Financing Commitments will not be timely satisfied, or that any portion of the Financing to be made thereunder will otherwise not be available to Parent to consummate the Merger and the other transactions contemplated hereby at the time required pursuant to this Agreement. As of the date hereof, Parent has fully paid any and all commitment fees or other fees required by the Financing Commitments to be paid by it on or prior to the date of this Agreement. The Financing, when funded in accordance with the Financing Commitments, will provide Parent with funds sufficient to satisfy all of Parent’s obligations under this Agreement in connection with or as a result of the consummation of the transactions contemplated by this Agreement and, assuming the accuracy of the representation set forth in Section 4.22(b), to fund the repayment or refinancing of all outstanding Indebtedness of the Company for borrowed money contemplated to be repaid on the Closing Date. The obligations to make the Financing available to Parent pursuant to the terms of the Financing Commitments are not subject to any conditions other than the conditions set forth in the Financing Commitments.

SECTION 5.08.  Brokers and Finders.  No agent, broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s or financial advisor’s fee or commission in connection with the Merger and the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Subsidiary for which the Company could have any liability prior to Closing.

ARTICLE VI

Covenants

SECTION 6.01.  Covenants Relating to Conduct of Business.  Except for matters set forth in Section 6.01 of the Company Disclosure Schedule or matters otherwise permitted or required by the terms of this Agreement (including any actions taken in accordance with the procedures set forth in Section 3.07) or except as required by Applicable Law, from the date of this Agreement to the Effective Time, the Company shall, and shall cause each Company Subsidiary to, conduct their respective businesses in the ordinary course of business consistent with past practice, use reasonable best efforts to keep intact their respective businesses, keep available the services of their current employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others with whom they deal. In addition (and without limiting the generality of the foregoing), except as set forth in Section 6.01 of the Company Disclosure Schedule or otherwise permitted or required by the terms of this Agreement (including any actions taken in accordance with the procedures set forth in Section 3.07) or except as required by Applicable Law, the Company shall not, and shall not permit any Company Subsidiary to, do any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned):

(a) amend its amended and restated certificate of incorporation or amended and restated bylaws or similar governing instruments;

(b) issue, purchase, redeem or otherwise acquire any capital stock or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any shares of capital stock or other Equity Based Security, except (i) upon the exercise of outstanding Company Stock Options or the settlement of Company Performance RSUs and Company RSUs in accordance with the terms thereof, (ii) forfeitures of any Company Stock Options, Company Restricted Shares, Company Performance RSUs or Company RSUs, (iii) as required pursuant to any Company Benefit Plan disclosed on Section 4.13(a) of the Company Disclosure Schedule or (iv) in connection with any net share settlement or Tax withholding permitted under any Company Benefit Plan or Company Benefit Agreement disclosed on Section 4.13(a) of the Company Disclosure Schedule;

(c) declare, establish a record date for, authorize, set aside or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock or other equity interests (whether in cash, assets, stock or other securities of the Company or Company Subsidiaries), other than a dividend or distribution by a Company Subsidiary to another Company Subsidiary or to the Company except as restricted by Section 6.01(l);

(d) split, combine or reclassify any of its capital stock or other equity interests or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution of shares of its capital stock or other equity interests;

(e) adopt or amend in any respect that would materially increase the costs to the Company or any Company Subsidiary of any Company Benefit Plan or Company Benefit Agreement (or any plan that would be a Company Benefit Plan or Company Benefit Agreement if adopted) or enter into, adopt, extend (beyond the Closing Date), renew or amend any collective bargaining agreement or other Contract with any labor organization, union or association, except in each case (i) as required by any Company Benefit Plan or Company Benefit Agreement disclosed on Section 4.13(a) of the Company Disclosure Schedule or (ii) as the Company reasonably determines to be required to prevent an inclusion of income or penalties under Section 409A of the Code so long as such amendment does not materially increase the costs to the Company or any Company Subsidiary; provided that the foregoing shall not restrict the Company or any Company Subsidiary from entering into or making available to newly hired employees or to employees in the context of promotions based on job performance or workplace requirements, in each case in the ordinary course of business, plans, agreements, benefits and compensation arrangements that have a value that is consistent with the past practice of making compensation and benefits available to newly hired or promoted employees in similar positions;

(f) grant to any director or executive officer or any employee whose total annual compensation is expected to exceed $175,000 any increase in compensation or benefits, except as may be required under any Company Benefit Plan or Company Benefit Agreement disclosed on Section 4.13(a) of the Company Disclosure Schedule and except for any increases for which the stockholders of the Company shall be solely obligated (so long as such increase does not result in any loss of a tax deduction to the Company as a result of Section 280G of the Code);

(g) increase the funding obligation or contribution rate of any Company Benefit Plan or Company Benefit Agreement other than in the ordinary course consistent with past practice or as required by Applicable Law or the terms of any Company Benefit Plan or Company Benefit Agreement disclosed on Section 4.13(a) of the Company Disclosure Schedule;

(h) incur or assume, guarantee, or become obligated with respect to any liabilities, obligations or Indebtedness, or assume, guarantee or endorse or otherwise become responsible for, whether directly, contingently or otherwise, any such liabilities, obligations or Indebtedness of any Person (other than the Company or the Company Subsidiaries);

(i) permit, allow or suffer any of its assets to become subjected to any Lien (other than Permitted Liens) of any nature whatsoever that would have been required to be set forth in Section 4.07 or 4.08 of the Company Disclosure Schedule if existing on the date of this Agreement, other than as required by the Credit Agreement;

(j) cancel any Indebtedness owed to the Company or any of the Company Subsidiaries that is material individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole, or waive any claims or rights of substantial value other than in the ordinary course of business;

(k) pay, loan or advance any amount to, or sell, license, transfer or lease any of its assets, rights or properties to, or enter into any agreement or arrangement with, the stockholders or any of their Affiliates, except for (i) transactions among the Company and the Company Subsidiaries, (ii) intercompany transactions in the ordinary course of business, (iii) payments, loans or advances made pursuant to existing agreements and (iv) payment of expenses related to the consummation of the Merger;

(l) (i) make or change any material Tax election other than in the ordinary course of business, (ii) make any material change in accounting methods, other than as required by (A) GAAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization, (B) the SEC or (C) the Public Company Accounting Oversight Board, (iii) file any amended Tax Return with respect to any material Tax other than in the ordinary course of business, (iv) enter into any closing agreement or settle any material Tax claim or assessment relating to the Company or any of the Company Subsidiaries, (v) adopt or change any accounting method with respect to Taxes other than in the ordinary course of business, (vi) surrender any right to claim a refund of Taxes or (vii) consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment other than in the ordinary course of business, including in connection with any audit or examination or (viii) take any action with respect to the application of the “personal holding company” rules of the Code or United States Treasury Regulations to the Company and the Company Subsidiaries except as provided in Section 3.07;

(m) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, other than purchases of assets in the ordinary course of business consistent with past practice;

(n) sell, lease, license or otherwise dispose of any of its assets, rights or properties (including Intellectual Property) having a value in excess of $2,500,000 in the aggregate, except (i) inventory and obsolete or excess equipment or other assets sold in the ordinary course of business consistent with past practice and (ii) any such sale, lease, license or other disposition to the extent permitted under clause (k) above;

(o) settle or compromise any investigation, audit, litigation, claim or Proceeding against the Company or any Company Subsidiaries other than settlements or compromises of litigation where the amount paid does not exceed $1,000,000 in the aggregate and such settlement or compromise does not impose any material restrictions on the business or operations of the Company or the Company Subsidiaries;

(p) make or commit to any capital expenditures, capital additions or capital improvements (i) in excess of the amounts set forth for such expenditures on Section 6.01(p) of the Company Disclosure Schedule (which, for the avoidance of doubt, shall be made or committed to by the last day of the corresponding period set forth in Section 6.01(p) of the Company Disclosure Schedule) plus (ii) $3,000,000 in the aggregate, as such $3,000,000 may be apportioned between the periods in the Company’s sole discretion;

(q) enter into any lease of real property, except any renewals or expansions of existing leases in the ordinary course of business consistent with past practice;

(r) enter into any new line of business;

(s) cancel, materially modify or terminate any Company Material Contract or enter into any Contract that would have been a Company Material Contract had it been entered into prior to the date hereof; or

(t) authorize any of, or commit or agree to take, whether in writing or otherwise, any of, the foregoing actions.

SECTION 6.02.  Information Statement; Merger Consent.  (a) Promptly following the execution and delivery of this Agreement by the parties hereto, the Company shall, in accordance with the DGCL and the Company’s bylaws, take all action necessary to seek and obtain, as promptly as practicable, the Stockholder Approval by irrevocable written consent of the MP Stockholder in the form attached as Exhibit C (the “Merger Consent”). The Company shall comply with the DGCL, the Company’s amended and restated

certificate of incorporation and amended and restated bylaws, and the Exchange Act (including Regulation 14C and Schedule 14C promulgated under the Exchange Act) in connection with the Stockholder Approval, including (i) delivering the Information Statement to the Company’s stockholders as required pursuant to the Exchange Act and (ii) giving prompt notice of the taking of the actions described in the Merger Consent in accordance with Section 228 of the DGCL to all holders of Common Stock not executing the Merger Consent and providing a description of the appraisal rights of holders of Company Common Stock available under Section 262 of the DGCL and any other disclosures with respect to appraisal rights required by Delaware law.

(b) As promptly as reasonably practicable following the date of this Agreement, the Company shall prepare and file with the SEC the Information Statement. The Company shall use reasonable best efforts as promptly as practicable (and after consultation with Parent) to respond to any comments made by the SEC with respect to the Information Statement. The Company will use reasonable best efforts to cause the Information Statement to be mailed to the stockholders of the Company as promptly as practicable after confirmation from the SEC that it has no further comments on the Information Statement (or that the Information Statement is otherwise not to be reviewed by the SEC). Parent and Merger Subsidiary shall cooperate with the Company in the preparation of the Information Statement. Without limiting the generality of the foregoing, (i) each of Parent and Merger Subsidiary will furnish to the Company the information relating to it and its Affiliates required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Information Statement, that is customarily included in information statements prepared in connection with transactions of the type contemplated by this Agreement or that is reasonably requested by the Company and (ii) prior to the filing with the SEC, or the mailing to the Company’s stockholders, of the Information Statement, the Company shall provide Parent with a reasonable opportunity to review and comment on, and the Company shall reasonably consider all comments reasonably proposed by Parent with respect to, the Information Statement. The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for any amendments or supplements to the Information Statement, the Company shall provide Parent with a reasonable opportunity to review and comment on any such comments or requests from the SEC or its staff, and the Company shall reasonably consider all comments reasonably proposed by Parent in connection with any filings with the SEC or its staff in response thereto, and, if required by the Exchange Act, the Company shall mail to its stockholders, as promptly as reasonably practicable, such amendment or supplement.

SECTION 6.03.  No Solicitation.  (a) The Company shall not, nor shall it authorize or permit any of the Company Subsidiaries to, or authorize or permit any of their respective directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative (collectively, “Representatives”) retained by it or any of the Company Subsidiaries or Representatives to, directly or indirectly through another Person (and it shall instruct, and cause each of the Company Subsidiaries to instruct, each such Representative not to), (i) solicit, initiate or knowingly encourage (including by way of furnishing non-public information regarding the Company or any Company Subsidiary), or take any other action designed to facilitate, any Takeover Proposal or (ii) engage, enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or otherwise cooperate with any Person in any way relating to, or which would reasonably be likely to lead to, any Takeover Proposal. The Company shall, and shall cause the Company Subsidiaries and the Company Subsidiaries’ Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Takeover Proposal. Notwithstanding anything in this Agreement to the contrary, at any time prior to the receipt of Stockholder Approval, in response to a bona fide written Takeover Proposal that the Board of Directors determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) constitutes or could reasonably be expected to lead to a Superior Proposal by such party, and which Takeover Proposal was made after the date hereof and did not result from a breach of this Section 6.03, the Company may, subject to compliance with this Section 6.03 with respect to such Takeover Proposal, (x) furnish information with respect to the Company and the Company Subsidiaries to the Person making such Takeover Proposal (and its Representatives) pursuant to a customary confidentiality agreement (which need not restrict such Person from making an unsolicited Takeover Proposal) not less restrictive of such Person in terms of confidentiality restrictions than the Confidentiality Agreement, and (y) participate in discussions or negotiations with the Person making such Takeover Proposal (and its Representatives) regarding such Takeover Proposal.

The term “Takeover Proposal” means any proposal or offer from any Person (including within the meaning of Section 13(d)(3) of the Exchange Act) (other than Parent and its subsidiaries) relating to, or that would reasonably be expected to lead to, any proposal or offer relating to, in one transaction or a series of transactions, (i) any direct or indirect acquisition or purchase of assets (including for the purpose of this definition the outstanding equity securities of the Company Subsidiaries) or businesses that constitute 15% or more of the revenues, net income or assets of the Company and the Company Subsidiaries, taken as a whole, or 15% or more of the total equity securities of the Company, (ii) any tender offer or exchange offer that if consummated would result in any Person or group beneficially owning 15% or more of the total equity securities of the Company or (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, binding share exchange or similar transaction involving the Company or any of the Company Subsidiaries pursuant to which any Person or group or the stockholders of any Person or group would own 15% or more of the total equity securities of the Company or of any resulting parent company of the Company or businesses or assets that constitute 15% or more of the revenues, net income or assets of the Company and the Company Subsidiaries, taken as a whole, other than, in the case of each of clauses (i), (ii) and (iii), the transactions contemplated by this Agreement.

The term “Superior Proposal” means any bona fide written Takeover Proposal, that if consummated would result in such Person (or its stockholders) owning, directly or indirectly, all or substantially all of the shares of Company Common Stock then outstanding (or of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or all or substantially all the assets of the Company which the Board of Directors determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) to be (i) more favorable to the stockholders of the Company from a financial point of view than the Merger and (ii) reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal (including the likelihood of consummation), in each case, taking into account any changes to the terms of this Agreement offered by Parent in response to such Takeover Proposal or otherwise.

(b) Neither the Board of Directors nor any committee thereof shall (i) (A) change, qualify, withdraw (or modify in a manner adverse to Parent or Merger Subsidiary), or publicly propose to change, qualify, withdraw (or modify in a manner adverse to Parent or Merger Subsidiary), the approval, recommendation or declaration of advisability by the Board of Directors or any such committee thereof of this Agreement, the Merger or the other transactions contemplated by this Agreement or (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Takeover Proposal, or resolve or agree to take any such action (any action described in this clause (i) being referred to as a “Company Adverse Recommendation Change”) or (ii) adopt, approve or recommend, or propose to adopt, approve or recommend, or allow the Company or any of its Affiliates to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or related to, or that is intended to or would reasonably be expected to lead to, any Takeover Proposal (other than a confidentiality agreement referred to in Section 6.03(a)) (an “Acquisition Agreement”) or resolve or agree to take any such action. Notwithstanding the foregoing, at any time prior to the receipt of Stockholder Approval, the Board of Directors may (x) make a Company Adverse Recommendation Change if the Board of Directors determines in good faith (after consultation with outside counsel) that failure to take such action would be inconsistent with its fiduciary duties to the stockholders of the Company under Applicable Law or (y) if the Company and Company Subsidiaries have complied in all material respects with this Section 6.03, allow the Company or any Company Subsidiaries to enter into any Acquisition Agreement with respect to a Superior Proposal if the Board of Directors determines in good faith (after consultation with outside counsel) that failure to take such action would be inconsistent with its fiduciary duties to the stockholders of the Company under Applicable Law and thereafter effect any transaction contemplated by such Superior Proposal; provided, however, that the Board of Directors may only take the actions described in clause (y) if at such time the Company is permitted to terminate, and terminates, this Agreement pursuant to

Section 9.01(d)(ii) concurrently with entering into such Acquisition Agreement and pays the Termination Fee in compliance with Section 6.07(b).

(c) The Company shall promptly (and in any event within 24 hours after receipt) advise Parent both orally and in writing of the receipt of any Takeover Proposal, and any inquiry or request for information from, or any negotiations sought to be initiated or continued with, the Company or its Representatives concerning a Takeover Proposal. The Company’s notice shall include a written summary of the material terms and conditions (including any financial terms and any other material term thereof) of such Takeover Proposal, inquiry or request, including the identity of the Person making any such Takeover Proposal, inquiry or request. The Company shall keep Parent informed of the status and material terms and conditions (including any change to the financial terms or any other material term thereof) or developments of any such Takeover Proposal, inquiry or request and any discussions and negotiations concerning the material terms and conditions thereof.

(d) Nothing contained in this Section 6.03 or elsewhere in this Agreement shall prohibit the Company from (x) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or making a statement required by Rule 14d-9 under the Exchange Act or (y) making any disclosure to the stockholders of the Company, if, in the good faith judgment of the Board of Directors (after consultation with outside counsel), failure to so disclose would be inconsistent with its obligations under Applicable Law, including the Board of Directors’ duty of candor to the stockholders of the Company; provided, however, that in no event shall the Company or the Board of Directors or any committee thereof take, or agree or resolve to take, any action prohibited by this Section 6.03 (it being understood that any accurate disclosure of factual information required to be made under Applicable Law shall not be considered a modification prohibited by Section 6.03).

SECTION 6.04.  Access to Information.  The Company shall, and shall cause the Company Subsidiaries to, afford to Parent and its accountants, counsel and other representatives reasonable access, upon reasonable notice during normal business hours during the period prior to the Closing, to the properties, books, contracts, commitments, Tax Returns and records of the Company and the Company Subsidiaries and to those employees of the Company and the Company Subsidiaries to whom Parent reasonably requests access (such access, in the case of employees other than executive officers of the Company or any Company Subsidiary, to be coordinated through one or more employees of the Company designated by it and, in no case, shall include the right to conduct any environmental testing, including soil or groundwater sampling or other invasive testing procedures), and, during such period shall make available to Parent any information concerning the Company or a Company Subsidiary as Parent may reasonably request; provided, however, that such access (a) does not unreasonably disrupt the normal operations of the Company and the Company Subsidiaries and (b) does not, in the reasonable determination of the Company, jeopardize the attorney-client privilege of the Company or any of the Company Subsidiaries or contravene any Applicable Law or any Contract to which the Company or any of the Company Subsidiaries is a party or subject; provided that the parties shall with respect to clauses (a) and (b) above, to the extent possible, make appropriate substitute disclosure arrangements under circumstances in which such restrictions apply.

SECTION 6.05.  Confidentiality.  Parent acknowledges that the information being provided to it in connection with the Merger and the consummation of the other transactions contemplated hereby is subject to the terms of a confidentiality agreement between Blackstone Management Partners L.L.C. and an affiliate of the MP Stockholder, the terms of which extend to the Company as an express third-party beneficiary thereof (the “Confidentiality Agreement”), and the terms of which are incorporated herein by reference.

SECTION 6.06.  Reasonable Best Efforts.  (a) On the terms and subject to the conditions of this Agreement, each party shall use its reasonable best efforts to cause the Closing to occur, including taking all actions reasonably necessary to comply promptly with all legal requirements that may be imposed on it or its Subsidiaries with respect to the Closing. Each party shall not take any actions that would, or that would reasonably be expected to, result in any of the conditions set forth in Article VIII not being satisfied. Without limiting the foregoing or the provisions set forth in Section 6.06(b), each party shall use its reasonable best efforts to cause the Closing to occur on or prior to the Outside Date.

(b) Each of the Company and Parent shall as promptly as practicable (i) but in no event later than 10 calendar days following the execution and delivery of this Agreement, file or cause to be filed with the United States Federal Trade Commission (the “FTC”) and the United States Department of Justice (the “DOJ”) the notification and report form, if any, required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the HSR Act and (ii) make such other filings as are necessary in other jurisdictions in order to comply with all Foreign Merger Control Laws as provided in Section 6.06(b) of the Company Disclosure Schedule (the “Foreign Merger Filings”) and shall as promptly as reasonably practicable provide any supplemental information requested by applicable Governmental Entities relating thereto. Any such notification and report form, Foreign Merger Filing or supplemental information shall be in substantial compliance with the requirements of the HSR Act and such other Foreign Merger Control Laws, as applicable. Each of the Company and Parent shall consult with one another (and their respective advisers) as to the form and content of any notification and report form, Foreign Merger Filing or supplemental information supplied to any Governmental Entity, and allow the Company or the Parent, as applicable (and their respective advisers) to review the same (as may be redacted to remove any estimate of the valuation of the Company, its business or shares, any identification of or discussion with respect to other potential acquirers or to preserve any applicable privilege) in advance of submission and make such amendments as either may reasonably request. Each of the Company and Parent shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under the HSR Act and such other Foreign Merger Control Laws as are necessary in other jurisdictions in order to comply with all Foreign Merger Control Laws. The Company and Parent shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC, the DOJ and any other applicable Governmental Entity and shall respond as promptly as reasonably practicable to any such inquiry or request and shall as promptly as reasonably practicable provide any supplemental information requested in connection with the filings made hereunder pursuant to the HSR Act and such other Foreign Merger Control Laws, as applicable, and, to the extent permitted by any Governmental Entity: (i) to the extent reasonably practicable, inform each party prior to all material communications (including material telephone calls and meetings) with a Governmental Entity, (ii) allow either party the opportunity to participate in any such calls and meetings to the extent reasonably practicable, and (iii) allow each party (and their respective advisers) to review any material written communications before submission and to make such amendments to such communications as either the Company or the Parent may reasonably request. Each party shall provide the other (and their advisers) with a final copy of any notification, report form or any other supplemental information submitted to and any other material written communications with any Governmental Entity, to the extent permitted by law. Each party shall use its reasonable best efforts to obtain any clearance required under the HSR Act and such other Foreign Merger Control Laws for the consummation of the transactions contemplated by this Agreement, including pursuant to a request for an early termination of the waiting period thereunder. Parent shall be solely responsible for any filing fees under the HSR Act and such other Foreign Merger Control Laws. For purposes of this Section 6.06, the “reasonable best efforts” of Parent shall include promptly opposing any motion or action for a temporary, preliminary or permanent injunction against the Merger or any portion thereof, but under no circumstances will Parent, the Company or any of their Affiliates be required to commit and effect, by undertaking, consent decree, hold separate order, or otherwise, to the sale, divestiture, license or disposition of any assets or businesses of Parent, the Company or any of their Affiliates, or otherwise to take or offer to commit to take any action (including any action that limits their freedom of action, ownership or control with respect to, or their ability to retain or hold, any of the business, assets, product lines, properties or services of Parent, the Company or any of their Affiliates), or agree to any other remedy as a condition to obtaining any clearance required under the HSR Act or any other Foreign Merger Control Law. Parent and its Subsidiaries shall refrain from taking, directly or indirectly, any action (including engaging in, or agreeing to engage in, transactions in the industries in which the Company and the Company Subsidiaries operate) that would reasonably be expected to delay or prevent clearance under the HSR Act or any other applicable Foreign Merger Control Law for the consummation of the transactions contemplated by this Agreement.

(c) Prior to the Closing, the Company shall use its reasonable best efforts to obtain, and to cooperate in obtaining, all Consents from third parties necessary or appropriate to permit the consummation of the Merger

(including in connection with making or executing any submissions, certifications or agreements necessary to comply with any applicable requirements of the New Jersey Industrial Site Recovery Act or similar real property transfer law); provided, however, that no party shall be required to pay or commit to pay any amount to (or incur any obligation in favor of) any Person from whom any such Consent may be required (other than nominal filing or application fees). Parent acknowledges that the Consents and waivers with respect to the Merger may be required from parties to certain Contracts as specified on Section 4.04(a) of the Company Disclosure Schedule (the “Specified Consents”) and that such Specified Consents and waivers may not be obtained by Closing. Other than in connection with a breach of this Section 6.06(c), the Company shall not have any liability whatsoever to Parent arising out of or relating to the failure to obtain any Specified Consents. Parent acknowledges that no representation, warranty or covenant of the Company contained herein shall be breached or deemed inaccurate or breached, and no condition shall be deemed not satisfied, as a result of the failure to obtain any Specified Consent.

SECTION 6.07.  Expenses; Transfer Taxes.  (a) Whether or not the Merger is consummated, and except as otherwise specifically provided in this Agreement and in this Section 6.07 all fees and expenses incurred in connection with this Agreement, the Escrow Agreement, the Merger and the other transactions contemplated by this Agreement, including the Financing, shall be paid by the party incurring such fees or expenses, including any costs and expenses pursuant to Section 6.06; provided that Parent shall bear and pay the filing fees, if any, incurred under the HSR Act or in connection with any Foreign Merger Control Law.

(b) In the event that (i) this Agreement is terminated by the Company pursuant to Section 9.01(d)(ii) or (ii) (A) prior to the termination of this Agreement, a Takeover Proposal shall have been made directly to the stockholders of the Company generally or shall have otherwise become publicly known, or any Person shall have publicly announced an intention (whether or not conditional and whether or not withdrawn) to make a Takeover Proposal, (B) thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 9.01(b)(i) and (C) within 12 months after such termination, the Company enters into a definitive Contract to consummate, or consummates, any Takeover Proposal, then the Company shall pay Parent a fee equal to $8,000,000 (the “Termination Fee”) by wire transfer of same-day funds on the first Business Day following (x) in the case of a payment required by clause (i) above, the date of termination of this Agreement and (y) in the case of a payment required by clause (ii) above, the date of the first to occur of the events referred to in clause (ii)(C). For purposes of clause (ii)(C) of the immediately preceding sentence only, the term “Takeover Proposal” shall have the meaning assigned to such term in Section 6.03(a), except that all references to “15%” therein shall be deemed to be references to “50%”.

(c) Notwithstanding anything in this Agreement to the contrary, Parent acknowledges that in the event it is entitled to receive the Termination Fee, Parent’s right to receive such amount shall constitute Parent’s sole and exclusive remedy for the termination of this Agreement regardless of the circumstances giving rise to such termination and Parent shall have no further rights, directly or indirectly, against any other party hereto or any of their respective Affiliates, stockholders, partners, members, directors, officers and agents, whether at law or equity, or in contract.

(d) In the event that this Agreement is terminated by Parent pursuant to Section 9.01(c)(i), the Company shall pay to Parent the documented fees and expenses (including, fees and expenses of counsel and other advisors) incurred by Parent and its Affiliates in connection with the transactions contemplated by this Agreement, whether incurred before or after the date hereof, including without limitation reasonable and documented fees and expenses incurred in connection with its investigation, structuring, financing, negotiation, due diligence, and financial, operating, legal and other analysis with respect to the transactions contemplated by this Agreement.

(e) All transfer Taxes incurred in connection with the transactions contemplated hereby shall be paid by the Surviving Corporation. Each party shall use reasonable efforts to avail itself of any available exemptions from any such Taxes or fees, and to cooperate with the other parties hereto in providing any information and documentation that may be necessary to obtain such exemptions.

SECTION 6.08.  FIRPTA Certificate.  The Company or MP Stockholder shall deliver to Parent on or before the Closing a certificate, in form and substance reasonably satisfactory to Parent and as will permit

Parent to effect the transactions contemplated hereby without withholding pursuant to the Foreign Investment in Real Property Tax Act.

SECTION 6.09.  Publicity.  The initial press release or announcement announcing the execution of this Agreement and the transactions contemplated hereby shall be in a form reasonably agreed in advance by the parties hereto. From the date of such announcement through the Closing Date, and so long as this Agreement is in effect, none of the Company, Parent or Merger Subsidiary, nor any of their respective Affiliates, shall issue or cause the publication of any press release or other announcement concerning the transactions contemplated hereby without the prior consultation of the other parties hereto (which consent shall not be unreasonably withheld, delayed or conditioned), except in connection with a Takeover Proposal or a Company Adverse Recommendation Change or as may be required by law or the rules or regulations of any United States or foreign securities exchange as determined in the good faith judgment of the party wanting to make such press release or other announcement; provided, however, that the Company, on the one hand, and Parent, on the other hand, may make internal announcements to their respective employees and Affiliates after reasonable prior notice to and consultation with the other parties hereto.

SECTION 6.10.  Further Assurances.  Subject to the terms and conditions of this Agreement, each party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions (subject to the limitations set forth herein, including Section 6.06 and Section 6.12), as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement, including executing and delivering such assignments, deeds, bills of sale, consents and other instruments as may be reasonably necessary to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger and the transactions contemplated hereby.

SECTION 6.11.  Agreement to Defend and Indemnify.  (a) For six years from the Effective Time, Parent shall cause the Company or the Surviving Corporation, as applicable, to provide officers’ and directors’ liability insurance covering each Person who is currently, or will be on the Closing Date, covered by the Company’s or any of the Company Subsidiaries’ officers’ and directors’ liability insurance with respect to acts or omissions occurring prior to the Effective Time, all on terms no less favorable in the aggregate than such insurance maintained in effect by the Company or the Company Subsidiaries existing as of the date hereof; provided, however, that in no event shall the Surviving Corporation be required to expend annually in excess of 150% of the annual premium currently paid by the Company under its current policies; provided further, however, that if the premium of such insurance exceeds the foregoing limit, the Surviving Corporation shall be obligated to obtain and maintain a policy with the greatest coverage available for a cost not exceeding such limit.

(b) Parent and the Company agree that all rights to indemnification, advancement of expenses and exculpation now existing in favor of present or former directors, officers, employees and agents pursuant to the amended and restated certificate of incorporation and amended and restated bylaws (in each case, as in effect immediately prior to the Effective Time) of the Company are contract rights and agree to cause the Surviving Corporation to honor such rights in accordance with their terms, and further agree that such rights to indemnification, advancement of expenses and exculpation shall not be modified or amended in any way as to adversely affect the rights of any Person covered by this Section 6.11.

(c) In the event that either Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and other assets to any Person, then, and in each such case, Parent shall cause proper provision to be made so that the applicable successors and assigns or transferees expressly assume the obligations set forth in this Section 6.11.

(d) The provisions of this Section 6.11 shall survive the closing of the Merger and are intended to be for the benefit of, and will be enforceable by, each covered or indemnified Person referred to in Sections 6.11(a)

and 6.11(b), his or her heirs and his or her representatives, and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise. Parent, the Company or the Surviving Corporation shall pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any indemnified Person, his heirs or representatives, in successfully enforcing the rights provided in this Section 6.11.

SECTION 6.12.  Financing.  (a) Parent shall not agree to or permit any amendment, supplement or other modification of, or waive any of its rights under, any Financing Commitments or the definitive agreements relating to the Financing, if such amendment, supplement, modification or waiver reduces the aggregate amount of Financing or would reasonably be likely to delay or prevent the Closing or make any portion of the financing less likely to occur (provided that Parent may replace or amend the Debt Financing Commitments solely to add lenders, lead arrangers, bookrunners, syndication agents or similar entities who had not executed the Debt Financing Commitments as of the date hereof; Parent shall promptly provide notice to the Company of such replacement or amendment) and Parent shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to obtain the Financing on the terms and conditions described in the Financing Commitments, including using its reasonable best efforts to (i) negotiate and enter into the definitive agreements with respect thereto on the terms and conditions contained in the Financing Commitments, (ii) satisfy on a timely basis all conditions applicable to Parent set forth therein and (iii) subject to the terms and conditions contemplated by the Financing Commitments, consummate the Financing contemplated by the Financing Commitments at the Closing, including using its reasonable best efforts to cause the lenders and any other Persons providing such Financing to fund the Financing required to consummate the Merger at the Closing (including by enforcing its rights under the Financing Commitments). In the event that any portion of the Debt Financing becomes unavailable on the terms and conditions set forth in the Debt Financing Commitments, other than due to the breach of representations and warranties or covenants of the Company or a failure of a condition to be satisfied by the Company, Parent shall promptly notify the Company and shall use its reasonable best efforts to obtain any such portion from alternative sources, on terms not less favorable, taken as a whole, to Parent, that will still enable Parent to consummate the transactions contemplated by this Agreement, as promptly as practicable following the occurrence of such event. Parent shall deliver to the Company true and complete copies of all agreements pursuant to which any such alternative source shall have committed to provide Parent with any portion of the Debt Financing. Parent shall refrain from taking, directly or indirectly, any action that would reasonably be expected to result in a failure of any of the conditions contained in the Financing Commitments or in any definitive agreement related to the Financing. Parent shall keep the Company informed on a timely basis in reasonable detail of the status of its efforts to obtain the Financing.

(b) Prior to the Closing, the Company shall provide, shall cause the Company Subsidiaries to provide, and shall use its reasonable best efforts to cause any Representative retained by the Company or any of the Company Subsidiaries to provide, such reasonable cooperation in connection with the arrangement of the Debt Financing (which for purposes of this Section 6.12(b), shall include any alternative financing) as may be reasonably requested by Parent, including (i) participation in meetings, presentations, drafting sessions and due diligence with prospective lenders, investors and rating agencies in connection with the Financing, (ii) furnishing Parent and its Financing Sources as promptly as practicable with financial, business and other pertinent information regarding the Company and the Company Subsidiaries as may be reasonably requested by Parent to consummate the Debt Financing, including, all financial, business and other pertinent information related to the Company and/or the Company Subsidiaries reasonably required by Parent for Parent to produce the financial statements and other offering document information to consummate the Debt Financing, including all financial statements, pro forma financial statements, financial and other data of the type required by Regulation S-X and Regulation S-K under the Securities Act and of type and form customarily included in an offering memorandum under Rule 144A of the Securities Act (information required to be delivered pursuant to this clause (ii) being referred to as the “Required Information”), (iii) assisting Parent and its Financing Sources in the preparation of (A) an offering memorandum, bank information memoranda, private placement memoranda and similar documents, including “roadshow” or investor meeting slides required for any portion of the Debt Financing (including requesting any consents of accountants for use of their reports in any materials relating to the Financing and the delivery of one or more customary representation letters) and

(B) materials for rating agency presentations, (iv) reasonably cooperating with the marketing efforts of Parent and its Financing Sources for any portion of the Debt Financing, (v) reasonably cooperating with the pledging of collateral in connection with the Debt Financing, including facilitating the preparation of any customary pledge and security documents, currency or interest hedging arrangements or other definitive financing documents or other certificates, legal opinions, surveys and title insurance (including non-imputation title policy endorsements and affidavits reasonably required by the title company) and documents as may be reasonably requested by Parent (provided that the obligations contained in any related documents shall be effective no earlier than as of the Closing), (vi) providing to the Financing Sources a certificate of the chief financial officer of the Company and the Company Subsidiaries with respect to solvency matters as of the Closing on a pro forma basis, (vii) providing to the Financing Sources of the Debt Financing all documentation and other information required by regulatory authorities with respect to the Company under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act, (viii) using reasonable best efforts to obtain accountants’ comfort letters, legal opinions, surveys and title insurance as reasonably requested by Parent and (ix) facilitating the execution and delivery (at the Closing) of definitive documents related to the Financing on the terms contemplated by the Debt Financing Commitments; provided, that such definitive documents shall be executed by officers of the Surviving Corporation as of the Effective Time; provided, further, that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and the Company Subsidiaries prior to the Effective Time. Except as set forth in this Section 6.12, Parent and Merger Subsidiary shall be responsible for all fees and expenses related to the Debt Financing contemplated hereby. Accordingly, notwithstanding anything to the contrary in Section 6.07, Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs incurred by the Company or any of the Company Subsidiaries in connection with such cooperation. Parent shall indemnify and hold harmless the Company, the Company Subsidiaries and their respective Representatives from and against any and all losses or damages suffered or incurred by them in connection with the arrangement of the Debt Financing and any information utilized in connection therewith (other than any information provided by or on behalf of the Company or the Company Subsidiaries but which shall be subject to Section 6.10). The Company hereby consents to the reasonable use of the Company’s and Company Subsidiaries’ logos in connection with the Financing, provided that such logos are used in a manner that is not intended to harm or disparage the Company or the Company Subsidiaries or their marks and on such other customary terms and conditions as the Company shall reasonably impose.

(c) Not less than two Business Days prior to the Closing Date, the Company shall deliver to Parent payoff letters from third-party lenders in form and substance reasonably satisfactory to Parent, with respect to all Indebtedness of the Company and the Company Subsidiaries identified on Section 6.12(c) of the Company Disclosure Schedule. Such payoff letters shall correctly specify the amount, including any applicable premiums or fees and expenses, necessary to repay such Indebtedness and completely discharge the obligations of the Company and the Company Subsidiaries with respect thereto, and each shall acknowledge that, subject to the repayment of the aggregate principal amount outstanding under the relevant debt instrument, credit facility or other instrument, together with all interest accrued thereon and any other fees or expenses payable thereunder, (i) such debt instrument, credit facility or other instrument has been terminated, (ii) any and all Liens held by any Person under the relevant debt instrument, credit facility or debt instrument have been released and (iii) the Company and the Company Subsidiaries have been released from any and all liabilities and obligations under such debt instruments, credit facility or other instrument and any related guaranties (other than any obligation under any indemnification or similar provision that by its terms survives such termination).

SECTION 6.13.  No Financing Condition.  For the avoidance of doubt, the obligation of Parent and Merger Subsidiary to close the transactions contemplated by this Agreement is not conditioned upon the consummation of the Financing and, accordingly, the parties hereto agree that a failure of Parent and Merger Subsidiary to close the transactions contemplated by this Agreement resulting from a failure or inability to consummate the Financing constitutes a breach for purposes of this Agreement, enforceable subject to the limitations set forth in Section 9.02(c).

SECTION 6.14.  Resignation of Directors.  At the Closing, if requested by the Parent, the Company shall deliver to Parent evidence reasonably satisfactory to Parent of the resignation of any or all the directors of the Company and Company Subsidiaries, effective at the Effective Time.

SECTION 6.15.  Section 16 Matters.  Prior to the Effective Time, the Company will take all such steps as may be reasonably necessary or advisable hereto to cause to be exempt under Rule 16b-3 promulgated under the Exchange Act any dispositions of shares of Company Common Stock (including derivative securities with respect to shares of Company Common Stock) that are treated as dispositions under such rule and result from the transactions contemplated by this Agreement by each director or officer of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company.

SECTION 6.16.  Shareholder Actions.  The Company shall give Parent and Merger Subsidiary the opportunity to participate at its own expense in the defense of any shareholder litigation against the Company and its directors or officers relating to the transactions contemplated by this Agreement or the Merger; provided, however, that no settlement by the Company of any such litigation shall be agreed to without Parent’s prior consent, which consent shall not be unreasonably withheld, conditioned or delayed.

SECTION 6.17.  Termination of Agreements with MP Stockholder and its Affiliates.  Immediately prior to the Effective Time, the Company shall execute an agreement in a form reasonably acceptable to the parties terminating all contracts between the Company or any of Company Subsidiaries, on the one hand, and the MP Stockholder and any of its other Affiliates, on the other hand.

SECTION 6.18.  Phase II Call Option.  Prior to the Closing Date, the Company shall, and shall cause PGI Spain to, submit the Exercise Notice to exercise the Acquirer’s Call Option (as such terms are defined in the Spain Agreement), such exercise to be conditioned upon consummation of the Merger. The Company shall, and shall cause PGI Spain to, use its reasonable best efforts to effectuate the Closing Date of Phase II, subject to the Second Condition (as such terms are defined in the Spain Agreement) pursuant to the terms and conditions of the Spain Agreement at the Closing. The Company shall not, and shall cause PGI Spain not to, enter into any amendment, alteration, modification or waiver in connection with or related to the terms of the Spain Agreement without the written consent of Parent.

ARTICLE VII

Employee Matters

SECTION 7.01.  Employee Matters.  (a) During the period from the Effective Time until the first anniversary thereof, Parent shall, or shall cause the Surviving Corporation to, provide to the employees of the Company and each Company Subsidiary immediately prior to the Effective Time (the “Current Employees”), compensation and benefits that are substantially comparable, in the aggregate, to those provided to the Current Employees immediately prior to the date hereof (with such modifications that occur prior to Closing to the extent permitted by Section 6.01), while such Current Employees remain employed by the Company and the Company Subsidiaries. Notwithstanding the foregoing with regard to any employees of the Company or any Company Subsidiary who are represented for collective bargaining by a labor organization, Parent shall, or shall cause the Surviving Corporation to, provide to such union-represented employees such terms and conditions of employment, and comply with all of the employer’s obligations, as are provided for under the terms of the existing collective bargaining agreements and for the terms thereof, in accordance with law.

(b) From and after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, (i) honor, in accordance with their terms, all Company Benefit Plans and Company Benefit Agreements and (ii) pay all annual bonuses that become payable to Current Employees with respect to the fiscal year in which the Effective Time occurs and all bonuses accrued before the Effective Time under the annual bonus plans of the Company and the Company Subsidiaries, including unpaid bonuses accrued in the fiscal year prior to the Effective Time. For the avoidance of doubt and notwithstanding anything to the contrary herein or in any Company Benefit Plan or Company Benefit Agreement, except to the extent inconsistent with Section 409A of the Code, for purposes of any Company Benefit Plan or Company Benefit Agreement containing a definition of “change in control” or “change of control”, and the Merger when effected shall be deemed to constitute a “change in control” or “change of control”.

(c) The provisions of this Section 7.01 are for the sole benefit of the parties to this Agreement and nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any Person (including for the avoidance of doubt any current or former employees, officers or directors of the Company or any Company Subsidiary, Parent or any of its Subsidiaries, or on or after the Effective Time, the Surviving Corporation or any of its Subsidiaries), other than the parties hereto, any legal or equitable or other rights or remedies with respect to the matters provided for in this Section 7.01. Nothing in this Agreement shall be construed as an amendment of a Company Benefit Plan or Company Benefit Agreement, or as requiring Parent or the Surviving Corporation to employ any Company Employee or continue any specific Company Benefit Plan or Company Benefit Agreement for any length of time following the Effective Time.

ARTICLE VIII

Conditions Precedent

SECTION 8.01.  Conditions to Each Party’s Obligation to Effect the Merger.  The respective obligation of each party to effect the Merger is subject to the satisfaction or (to the extent permitted by law) waiver on or prior to the Closing Date of the following conditions:

(a) Stockholder Approval.  The Stockholder Approval shall have been obtained.

(b) Information Statement.  The Information Statement shall have been mailed to the Company’s stockholders and 20 days shall have elapsed.

(c) HSR Act; Foreign Merger Control Laws.  The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired and all consents required under any Foreign Merger Control Laws of the jurisdictions listed on Section 8.01(c) of the Company Disclosure Schedule shall have been obtained.

(d) No Injunctions or Restraints.  No Applicable Law or injunction enacted, entered, promulgated, enforced or issued by any Governmental Entity (“Restraint”) preventing consummation of the Merger shall be in effect.

SECTION 8.02.  Conditions to Obligations of Parent and Merger Subsidiary to Effect the Merger.  The respective obligations of Parent and Merger Subsidiary to effect the Merger shall be subject to the fulfillment (or waiver by Parent) on or prior to the Closing Date of the following additional conditions:

(a) The representations and warranties of the Company (i) set forth in Sections 4.01, 4.02, 4.03, and 4.17 shall be true and correct in all material respects as of the date hereof and as of the Effective Time as if made at and as of the Effective Time (except to the extent any such representations and warranties speak as of another time, in which case such representations and warranties will be true and correct as of such other time) and (ii) set forth in Article IV of this Agreement, other than those described in clause (i) above (made without giving effect to any limitation as to “materiality” or “Material Adverse Effect” contained herein), will be true and correct as of the date hereof and as of the Effective Time as if made at and as of the Effective Time (except to the extent any such representations and warranties speak as of another time, in which case such representations and warranties will be true and correct as of such other time), except in the case of this clause (ii) where the failure of such representations and warranties to be so true and correct does not have a Material Adverse Effect.

(b) The Company will have performed in all material respects all of the obligations, and complied in all material respects with the agreements and covenants, required to be performed by it under this Agreement at or prior to the Closing Date.

(c) The Company shall have delivered to Parent a certificate, dated as of the Closing Date and signed on behalf of the Company by the Chief Executive Officer of the Company, certifying to the effect that the conditions set forth in Sections 8.02(a) and 8.02(b) have been satisfied.

(d) Since January 2, 2010, there has not been a Material Adverse Effect.

(e) Consolidated EBITDA (as defined on Section 8.02(e) of the Company Disclosure Schedule) for the twelve month period ending October 4, 2010 shall not be less than $111,000,000.

(f) The Closing Phase II (as defined in the Spain Agreement) shall have occurred or occur simultaneously with the Closing.

SECTION 8.03.  Conditions to Obligations of the Company to Effect the Merger.  The obligation of the Company to effect the Merger shall be subject to the satisfaction (or waiver by the Company) on or prior to the Closing Date of the following additional conditions:

(a) The representations and warranties of each of Parent and Merger Subsidiary (i) set forth in Section 5.07 shall be true and correct in all material respects as of the date hereof and as of the Effective Time as if made at and as of the Effective Time (except to the extent any such representations and warranties speak as of another time, in which case such representations and warranties will be true and correct as of such other time) and (ii) set forth in this Agreement, other than those described in clause (i) above (made without giving effect to any limitation as to “materiality” or “Material Adverse Effect” contained herein), will be true and correct as of the date hereof and as of the Effective Time as if made at and as of the Effective Time (except to the extent any such representations and warranties speak as of another time, in which case such representations and warranties will be true and correct as of such other time), except in the case of this clause (ii) where the failure of such representations and warranties to be so true and correct does not materially and adversely affect the ability of Parent or Merger Subsidiary to consummate the Merger and the other transactions contemplated by this Agreement.

(b) Parent and Merger Subsidiary will have performed in all material respects all of the obligations, and complied in all material respects with the agreements and covenants, required to be performed by them under this Agreement at or prior to the Closing Date.

(c) Parent shall have delivered to the Company a certificate, dated as of the Closing Date and signed on behalf of Parent by a duly authorized officer of Parent, certifying to the effect that the conditions set forth in Sections 8.03(a) and 8.03(b) have been satisfied.

ARTICLE IX

Termination, Amendment and Waiver

SECTION 9.01.  Termination.  This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Stockholder Approval:

(a) by mutual written consent of Parent, Merger Subsidiary and the Company at any time prior to the Effective Time;

(b) by either Parent or the Company:

(i) if the Merger shall not have occurred prior to February 8, 2011 (the “Outside Date”); provided, however, that (A) the right to terminate this Agreement under this Section 9.01(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or directly resulted in the failure of the Effective Time to occur prior to such date and such action or failure to act constitutes a breach of this Agreement (for the avoidance of doubt, the Buyer’s failure to close due to the unavailability of the Debt Financing (or, if alternative financing is being used in accordance with Section 6.12, such alternative financing) shall not be deemed to be an action or failure to act for purposes of this Section 9.01(b)(i) so long as Parent has performed in all material respects its obligations under Section 6.12(a)) and (B) in the event that the conditions set forth in Sections 8.01 (other than the conditions set forth in Section 8.01(c)), 8.02 and 8.03 (in each case other than those conditions that by their terms are to be satisfied at the Closing) have been satisfied but the condition set forth in Section 8.01(c) was not satisfied by the Outside Date, Parent will seek a three month extension of the Debt Financing Commitments on terms not less favorable, in the aggregate, as those set forth in the Debt

Financing Commitments (for the avoidance of doubt, without the payment of any additional fees, an increase in any interest rate or a change to any “flex” provisions); if such extension is obtained, Parent or the Company may, by delivery of a written notice to the other party, change the Outside Date to May 6, 2011 (or such earlier date as mutually agreed by the Parent and the Company); or

(ii) if any Restraint preventing the consummation of the Merger shall be in effect and shall have become final and nonappealable.

(c) by Parent:

(i) if the Stockholder Approval shall not have been obtained by 11:59 p.m., New York City time, on the date hereof; or

(ii) if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of the conditions set forth in Sections 8.02(a) or (b) and (B) is incapable of being cured by the Company by the Outside Date, or, if capable of being cured by the Company by the Outside Date, is not cured by the Company within 45 calendar days following receipt of written notice of such breach or failure to perform from Parent; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 9.01(c)(ii) if Parent or Merger Subsidiary shall have breached or failed to perform any of its representations, warranties or covenants set forth in this Agreement which breach or failure to perform would give rise to the failure of the conditions set forth in Sections 8.03(a) or (b).

(d) by the Company:

(i) if Parent or Merger Subsidiary shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement which breach or failure to perform (A) would give rise to the failure of the conditions set forth in Sections 8.03(a) or (b) and (B) is incapable of being cured by Parent or Merger Subsidiary by the Outside Date or, if capable of being cured by Parent or Merger Subsidiary by the Outside Date, is not cured by Parent or Merger Subsidiary within 45 calendar days following receipt of written notice of such breach or failure to perform from the Company; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.01(d)(i) if the Company shall have breached or failed to perform any of its representations, warranties or covenants set forth in this Agreement which breach or failure to perform would give rise to the failure of the conditions set forth in Sections 8.02(a) or (b);

(ii) at any time prior to obtaining Stockholder Approval to accept a Superior Proposal in accordance with the terms of Section 6.03(b)(y); or

(iii) if (x) all the conditions set forth in Sections 8.01 and 8.02 shall have been satisfied and (y) Parent breaches its obligation to consummate the Closing at the time on which the Closing was required to occur pursuant to Section 2.02.

SECTION 9.02.  Effect of Termination.  (a) If this Agreement is terminated by the Company pursuant to Section 9.01(d)(iii), then Parent shall pay to the Company a termination fee of $15,000,000 in cash; provided, however that solely in the circumstances where the Company is entitled to seek specific performance pursuant to Section 10.07(b) other than clause (iv) thereof, the termination fee shall be $30,000,000 in cash (such payment, as applicable, the “Parent Termination Fee”), such payment to be made by wire transfer of immediately available funds, within three Business Days following such termination.

(b) If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in Section 9.01, this Agreement shall become null and void and of no further force and effect, except for the provisions of Section 6.05 relating to the obligation of Parent and Merger Subsidiary to keep confidential certain information and data obtained by them and for the provisions of (a) Section 6.07 relating to certain expenses, (b) Section 6.09 relating to publicity, (c) Section 9.01 and (d) this Section 9.02, each of which, solely in accordance with its respective terms, shall survive indefinitely. Notwithstanding the foregoing, but subject to Section 6.07(c) and Section 9.02(c), the termination of this Agreement shall not be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement.

(c) Notwithstanding anything to the contrary in this Agreement, if Parent and Merger Subsidiary fail to effect the Closing when required by Section 2.02 for any reason or otherwise breach this Agreement (whether willfully, intentionally, unintentionally or otherwise) or fail to perform hereunder (whether willfully, intentionally, unintentionally or otherwise), then, (i) except for an order of specific performance as and only to the extent expressly permitted by Section 10.07, the Company’s and its Affiliates’ sole and exclusive remedies (whether at law, in equity, in contract, in tort or otherwise) against Parent, Merger Subsidiary, the Investor and any of their respective former, current and future direct or indirect equityholders, controlling persons, stockholders, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners, Financing Sources or assignees (each a “Related Party” and collectively, the “Related Parties”) or any Related Party of a Related Party for any breach, loss or damage shall be (x) to terminate this Agreement and receive payment of the Parent Termination Fee, in each case, only to the extent provided by Section 9.02(a) or pursuant to the Limited Guarantee, as applicable or (y) to terminate this Agreement pursuant to Section 9.01(d)(i) and seek to recover monetary damages from Parent, provided that in no event shall Parent be subject to monetary damages in excess of $15,000,000 in the aggregate, and (ii) except as provided in the immediately foregoing clause (i), none of the Related Parties or any Related Party of a Related Party will have any Liability to any Person, including the Company or any of its Affiliates relating to or arising out of this Agreement, the Limited Guarantee, the Financing Commitments or in respect of any other document or theory of law or equity or in respect of any oral representations made or alleged to be made in connection herewith or therewith, whether at law or equity in contract, in tort or otherwise. Nothing in this Section 9.02 shall limit the rights of the Company, the Company Subsidiaries and their Representatives pursuant to Section 6.12(b).

(d) Notwithstanding anything to the contrary herein, if a court of competent jurisdiction has ordered Parent to pay the Parent Termination Fee pursuant to Section 9.02(a), the Company shall not be permitted or entitled to enforce such order if (x) Parent delivers to the Company, within five (5) Business Days following the issuance of such order, a notice electing to consummate the Closing in accordance with Article 2 and (y) the Closing occurs within ten (10) Business Days following the delivery of such notice. In no event shall the Company be entitled to seek the remedy of specific performance of this Agreement other than solely under the specific circumstances and as specifically set forth in Section 10.07. For the avoidance of doubt, while the Company may pursue both a grant of specific performance as and only to the extent expressly permitted by Section 10.07 and the payment of the Parent Termination Fee only to the extent expressly permitted by Section 9.02(a), under no circumstances shall the Company be permitted or entitled to receive both such grant of specific performance and payment of the Parent Termination Fee.

SECTION 9.03.  Nonsurvival of Representations and Warranties.  None of the representations and warranties or covenants contained in this Agreement and in any document delivered in connection herewith shall survive the Effective Time, except those covenants that by their terms explicitly relate to periods of time after the Effective Time.

SECTION 9.04.  Amendments and Waivers.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. By an instrument in writing, Parent, on the one hand, or the Company, on the other hand, may waive compliance by the other with any term or provision of this Agreement that such other party was or is obligated to comply with or perform.

ARTICLE X

General Provisions

SECTION 10.01.  Assignment.  This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party (including by operation of law in connection with a merger or consolidation of such party) without the prior written consent of the other parties hereto, except that each of Parent and Merger Subsidiary may assign all or any of its rights and obligations hereunder to any Affiliate of

Parent; provided, however, that no assignment shall limit or affect the assignor’s obligations hereunder. Any attempted assignment in violation of this Section 10.01 shall be void.

SECTION 10.02.  No Third-Party Beneficiaries.  This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder, and other than in respect of (i) Section 6.11 (which is enforceable by the Persons covered in Section 6.11(d)), (ii) Section 9.02(c) (which is enforceable by each Related Party) and (iii) the second sentence of Section 10.07(c) and Sections 10.08 and 10.10 (in each case, which is enforceable by each Financing Source and its successors and assigns). Notwithstanding the immediately preceding sentence, following the Effective Time, the provisions of Article III relating to the payment of the Per Share Closing Payments and the Per Share Escrow Payments shall be enforceable by holders of the Certificates and agreements evidencing Company Stock Options, Company Restricted Shares, Company Performance RSUs and Company RSUs as provided therein.

SECTION 10.03.  Notices.  All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when received, as follows:

(i) if to Parent or Merger Subsidiary, to:

c/o The Blackstone Group
345 Park Avenue
New York, NY 10154
Fax No.: (212) 583-5722
Attention: Chinh E. Chu

with a copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Fax No.: (212) 455-4502
Attention: Peter Martelli, Esq.

(ii) if to the Company, to:

Polymer Group, Inc.
9335 Harris Corners Parkway, Suite 300
Charlotte, NC 28269
Fax No.: (704) 697-5120
Attention: General Counsel

with a copy to:

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
Fax No.: (212) 474-3700
Attention: George E. Zobitz, Esq.

with a copy to the Stockholder Representative.

(iii) if to the Stockholder Representative, to:

MatlinPatterson Global Opportunities Partners L.P.
520 Madison Avenue
New York, NY 10022-4213
Fax No.: (212) 651-4010
Attention: General Counsel

with a copy to:

Whalen LLP
19000 MacArthur Boulevard, Suite 600
Irvine, CA 92612
Fax No.: (949) 833-1710
Attention: Michael Whalen, Esq.

SECTION 10.04.  Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

SECTION 10.05.  Entire Agreement.  This Agreement and the Confidentiality Agreement, along with the Exhibits and Schedules hereto and thereto, contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. None of the parties hereto shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein or in the Confidentiality Agreement.

SECTION 10.06.  Severability.  If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances.

SECTION 10.07.  Specific Performance; Exclusive Jurisdiction.  (a) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that any breach of this Agreement could not be adequately compensated by monetary damages alone. It is accordingly agreed that, subject to the limitation set forth in Section 10.07(b), the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of the terms and provisions of this Agreement without proof of actual damages. Each party further agrees that (i) no other party hereto or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10.07, and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument and (ii) it will not oppose the granting of such remedy on the basis that the other parties have an adequate remedy at law.

(b) Notwithstanding anything to the contrary set forth in this Agreement, it is explicitly agreed that the Company shall be entitled to seek specific performance of Parent’s right to cause the Equity Financing to be funded and to consummate the Merger only in the event that (i) Parent and Merger Subsidiary are required to complete the Closing pursuant to Section 2.02, (ii) the Debt Financing (or, if alternative financing is being used in accordance with Section 6.12, pursuant to commitments with respect thereto) has been funded or will be funded at the Closing if the Equity Financing is funded at the Closing, (iii) Parent and Merger Subsidiary fail to complete the Closing in accordance with Section 2.02 and (iv) the Company has irrevocably confirmed that if specific performance is granted and the Equity Financing and Debt Financing (or, if alternative financing is being used in accordance with Section 6.12, pursuant to commitments with respect thereto) are funded, then the Closing pursuant to Section 2.02 will occur. For the avoidance of doubt, in no event shall the Company be entitled to enforce or seek to enforce specifically Parent’s right to cause the Equity Financing to be funded or to complete the Merger if the Debt Financing (or, if alternative financing is being used in accordance with Section 6.12, pursuant to commitments with respect thereto) has not been funded (or will not be funded at the Closing if the Equity Financing is funded at the Closing).

(c) Any proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, including the Merger, shall be brought in the Court of Chancery of the State of Delaware, and each party irrevocably submits to the exclusive jurisdiction of each such court in any such proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the proceeding shall be heard and determined only in any such court, and agrees not to bring any proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, including the Merger, in any other court. Notwithstanding the foregoing, each of the parties hereto agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, against the Financing Sources in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including but not limited to any dispute arising out of or relating in any way to the Debt Financing Commitments or the performance thereof, in any forum other than the Supreme Court of the State of New York, County of New York, or, if under applicable law exclusive jurisdiction is vested in the Federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof).

SECTION 10.08.  Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

SECTION 10.09.  Conflict Waiver.  Recognizing that Cravath, Swaine & Moore LLP has acted as advisor to the Company prior to the Closing, Parent hereby waives, on its own behalf, and agrees to cause the Company to waive, effective as of the Closing, any conflicts that may arise in connection with Cravath, Swaine & Moore LLP representing or advising the Stockholder Representative after the Closing in connection with the matters covered by Section 3.07.

SECTION 10.10.  Waiver of Jury Trial.  Each party hereby waives, to the fullest extent permitted by Applicable Law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any transaction contemplated hereby. Each party (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 10.10.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

POLYMER GROUP, INC.,

By	/s/ Veronica M. Hagen
Name:     Veronica M. Hagen

Title:	Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

SCORPIO ACQUISITION CORPORATION,

By	/s/ Chinh E. Chu
Name:     Chinh E. Chu

Title:	Authorized Person

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

SCORPIO MERGER SUB CORPORATION,

By	/s/ Chinh E. Chu
Name:     Chinh E. Chu

Title:	Authorized Person

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

MATLINPATTERSON GLOBAL
OPPORTUNITIES PARTNERS,
L.P., as Stockholder Representative

By: MatlinPatterson Global Advisers, LLC, its
Investment Advisor

By:	/s/ Lawrence M. Teitelbaum
Name:     Lawrence M. Teitelbaum

Title:	Chief Financial Office

Annex I

Index of Defined Terms

Term	Defined in Section

Acquisition Agreement	6.03(b)
Additional Consideration Period	1.01(b)
Additional Expense Allocation	3.08(g)
Additional Expense Reimbursement Amount	1.01(b)
Additional Per Share Consideration	1.01(b)
Adjustments	3.07(d)
Affiliate	1.01(b)
Agreement	1.01(b)
Alternative	3.07(d)
Alternatives	3.07(d)
Applicable Law	4.04(a)
Appraisal Shares	3.06(a)
Appraisal Stockholder	3.06(a)
Balance Sheet	4.07(a)
Board of Directors	1.01(b)
Business Day	1.01(b)
Call Option	1.01(b)
Certificate	1.01(b)
Certificate of Merger	2.01(a)
Class A Common Stock	3.01(a)
Class B Common Stock	3.01(a)
Class C Common Stock	3.01(a)
Class D Common Stock	4.02(a)
Class E Common Stock	4.02(a)
Closing	2.02
Closing Date	2.02
Code	1.01(b)
Company	Preamble
Company Adverse Recommendation Change	6.03(b)
Company Advisor	1.01(b)
Company Benefit Agreement	1.01(b)
Company Benefit Plan	1.01(b)
Company Common Stock	3.01(a)
Company Disclosure Schedule	Article IV
Company Employee	1.01(b)
Company Intellectual Property	4.09(a)
Company Material Contracts	4.22(a)
Company Performance RSU	1.01(b)
Company Preferred Stock	4.02(a)
Company Property	4.08(a)
Company Restricted Shares	1.01(b)
Company RSU	1.01(b)

I-ii

Term	Defined in Section

Company Significant Subsidiary	1.01(b)
Company Stock Options	1.01(b)
Company Stock Plans	1.01(b)
Company Subsidiary	1.01(b)
Confidentiality Agreement	6.05
Consent	4.04(b)
Contract	4.04(a)
Control	1.01(b)
Controlled Group Liability	1.01(b)
Credit Agreement	1.01(b)
Current Employees	7.01(a)
Debt Financing	5.07
Debt Financing Commitments	5.07
DGCL	Recitals
DOJ	6.06(b)
Effect	1.01(b)
Effective Time	2.01(a)
Environmental Laws	1.01(b)
Equity-based Securities	4.02(a)
Equity Financing	5.07
Equity Financing Commitments	5.07
ERISA	1.01(b)
Escrow Agent	3.02(b)
Escrow Agreement	3.02(b)
Escrow Amount	3.02(b)
Escrow Fund	3.02(b)
Escrow Payments	1.01(b)
Escrow Release Dates	3.07(g)
Exchange Act	4.04(b)
Exchange Fund	3.02(a)
Expert	3.07(h)
Filed SEC Documents	Article IV
Final PHC Liability Release Date	3.07(g)
Financing	5.07
Financing Commitments	5.07
Financing Sources	1.01(b)
Foreign Benefit Plans	4.13(f)
Foreign Merger Control Laws	4.04(b)
Foreign Merger Filings	6.06(b)
FTC	6.06(b)
GAAP	1.01(b)
Governmental Entity	4.04(b)
Guarantor	Recitals
Hazardous Materials	1.01(b)

I-iii

Term	Defined in Section

HSR Act	4.04(b)
Indebtedness	1.01(b)
Information Statement	4.04(b)
Intellectual Property	1.01(b)
Interim PHC Liability	3.07(d)
Interim PHC Liability Release Date	3.07(g)
Investor	5.07
Judgment	4.04(a)
Knowledge	1.01(b)
Leased Property	4.08(a)
Leases	4.08(a)
Liabilities	4.05(a)
Licenses	4.15(b)
Liens	4.07(a)
Limited Guarantee	Recitals
Marketing Period	1.01(b)
Material Adverse Effect	1.01(b)
Merger	Recitals
Merger Consent	6.02(a)
Merger Subsidiary	Preamble
MP Stockholder	1.01(b)
Notice of Disagreement	3.07(h)
Outside Date	9.01(b)
Owned Property	4.08(a)
Parent	Preamble
Parent Advisor	1.01(b)
Parent Material Adverse Effect	5.01
Parent Termination Fee	9.02(a)
Paying Agent	3.02(a)
PBGC	4.13(c)
Per Share Closing Payment	1.01(b)
Per Share Escrow Amount	1.01(b)
Per Share Escrow Payment	1.01(b)
Permitted Liens	4.07(a)
Person	1.01(b)
PGI Group	1.01(b)
PGI Spain	1.01(b)
PHC Issue	1.01(b)
PHC Liability	1.01(b)
PHC Rulings	3.07(a)
Positive PHC Ruling	1.01(b)
Proceeding	4.12
Related Party	9.02(c)
Release	1.01(b)

I-iv

Term	Defined in Section

Representatives	6.03(a)
Required Information	6.12(b)
Restraint	8.01(d)
SEC	4.05(a)
SEC Documents	4.05(a)
Securities Act	4.05(a)
SOX	4.05(a)
Spain Agreement	1.01(b)
Special Committee	4.03
Specified Consents	6.06(c)
Stockholders	3.02(b)
Stockholder Approval	1.01(b)
Stockholder Representative	Preamble
Stockholder Representative’s Advisor	1.01(b)
Subsidiary	1.01(b)
Superior Proposal	6.03(a)
Surviving Corporation	2.01(b)
Takeover Proposal	6.03(a)
Tax	1.01(b)
Taxing Authority	1.01(b)
Tax Return	1.01(b)
Termination Fee	6.07(b)
Total Per Share Amount	1.01(b)
Total Share Number	1.01(b)
Voting Company Debt	4.02(a)

EXHIBIT A

FORM OF RESTATED

CERTIFICATE OF INCORPORATION

of

POLYMER GROUP, INC.

FIRST.  The name of the Corporation is Polymer Group, Inc.

SECOND.  The registered office and registered agent of the Corporation in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801.

THIRD.  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law or any successor statute.

FOURTH.  The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000 shares of common stock, par value $0.01 per share.

FIFTH.  The Board of Directors of the Corporation, acting by majority vote, is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation. In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in this Certificate of Incorporation, Bylaws of the Corporation may be adopted, amended or repealed by a majority of the Board of Directors of the Corporation, but any Bylaws adopted by the Board of Directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.

SIXTH.  (a) No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as the same may hereafter be amended. Any repeal or modification of this subsection (a) of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director, officer or the Corporation existing at the time of such repeal or modification. If the Delaware General Corporation Law is amended after the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. All references herein to a director or officer shall be references to current and former directors or officers of the Corporation.

(b) The Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, claim, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against all claims, losses, liabilities, expenses (including attorneys’ fees and disbursements), damages, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent permitted under the Delaware General Corporation Law, and the Corporation may adopt Bylaws or enter into agreements with any such person for the purpose of providing for such indemnification.

(c) To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (b) of this Article SIXTH, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Expenses (including attorneys’ fees) incurred by an officer or director in defending or testifying in a civil, criminal, administrative or investigative action, claim, suit or proceeding by reason of the fact that such person is or was an officer or director of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture,

2

employee benefit plan, trust or other enterprise) shall be paid by the Corporation in advance of the final disposition of such action, claim, suit or proceeding within ten business days of the Corporation’s receipt of a request for advancement of such expenses from such director or officer and, to the extent required by law, upon receipt of an undertaking by or on behalf of any such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation against such expenses as authorized by the relevant sections of the Delaware General Corporation Law, and the Corporation may adopt Bylaws or enter into agreements with such persons for the purpose of providing for such advances.

(e) The indemnification permitted by this Article SIXTH shall not be deemed exclusive of any other rights to which any person may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding an office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person. To assure indemnification under this Article SIXTH of all current and former directors and officers who are determined by the Corporation or otherwise to be or to have been “fiduciaries” of any employee benefit plan of the Corporation which may exist from time to time, Section 145 of the Delaware General Corporation Law shall, for the purposes of this Article SIXTH, be interpreted as follows: “other enterprise” shall be deemed to include such an employee benefit plan, including without limitation, any plan of the Corporation which is governed by the Act of Congress entitled “Employee Retirement Income Security Act of 1974,” as amended from time to time; the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; and excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall he deemed “fines.”

(f) The Corporation shall have the power to purchase and maintain insurance to protect itself and any person who is or was a director, officer, employee or agent of the Corporation, or while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the Delaware General Corporation Law or the provisions of this Article SIXTH or otherwise.

SEVENTH.  Except as otherwise agreed in writing between such director and the Corporation, or as provided below, to the fullest extent permitted by law, except as may be otherwise agreed in writing between such director and the Corporation, (a) no director of the Corporation shall have any duty (fiduciary or otherwise) or obligation, if any, to refrain from (i) engaging in the same or similar activities or lines of business as the Corporation or any of its subsidiaries or (ii) doing business with any client, customer or vendor of the Corporation or any of its subsidiaries, including, in the cases of clauses (i) or (ii), any such matters as may be Corporate Opportunities (as defined below); and (b) no officer, director or employee thereof shall be deemed to have breached any duty (fiduciary or otherwise), if any, to the Corporation or any of its subsidiaries or stockholders solely by reason of any director of the Corporation engaging in any such activity or entering into such transactions, including any Corporate Opportunities. “Corporate Opportunity” means any potential transaction, investment or business opportunity or prospective economic or competitive advantage in which the Corporation or any of its subsidiaries could have any expectancy or interest.

Without limiting the foregoing, the Corporation and its subsidiaries shall have no interest or expectation in, nor right to be informed of, any Corporate Opportunity, and in the event that any director of the Corporation acquires knowledge of a potential transaction or matter which may be a Corporate Opportunity, such director shall, to the fullest extent permitted by law, have no duty (fiduciary or otherwise) or obligation to communicate or offer such Corporate Opportunity to the Corporation or any of its subsidiaries or to any other director of the Corporation and shall not, to the fullest extent permitted by law, be liable to the Corporation or any of its subsidiaries or stockholder for breach of any fiduciary duty as a director or officer of the Corporation or any of its subsidiaries solely by reason of the fact that any director of the Corporation

3

acquires or seeks such Corporate Opportunity for itself, directs such Corporate Opportunity to another individual, partnership, joint venture, corporation, association, joint stock company, limited liability company, trust, unincorporated organization or government or an department or agency or political subdivision thereof, or otherwise does not communicate information regarding such Corporate Opportunity to the Corporation or its subsidiaries, and the Corporation and its subsidiaries, to the fullest extent permitted by law, waive and renounce any claim that such business opportunity constituted a Corporate Opportunity that should have been presented to the Corporation or its subsidiaries; provided that if an opportunity is expressly communicated to a director of the Corporation in his or her capacity as a director as an opportunity intended exclusively for the Corporation or its subsidiaries (hereinafter called an “Identified Corporate Opportunity”), such Identified Corporate Opportunity shall belong to the Corporation and its subsidiaries and, unless the Corporation notifies the stockholders that neither the Corporation nor any of its subsidiaries intend to pursue such Identified Corporate Opportunity.

EXHIBIT B

FORM OF

BYLAWS

of
POLYMER GROUP, INC.

(hereinafter, the “Corporation”)

ARTICLE I

OFFICES

SECTION 1.  Registered Office.  The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

SECTION 2.  Other Offices.  The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE II

MEETING OF STOCKHOLDERS

SECTION 1.  Place of Meetings.  Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors.

SECTION 2.  Annual Meetings.  The Annual Meeting of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors, at which meeting the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

SECTION 3.  Special Meetings.  Special Meetings of stockholders for any purpose or purposes may be called at any time by the Chairman of the Board or the Board of Directors, but such Special Meetings may not be called by any other person or persons. Business transacted at any Special Meeting shall be limited to the purposes stated in the notice.

SECTION 4.  Notice of Meetings.  Notice of an Annual Meeting or Special Meeting stating the place, date, and hour of the meeting and in the case of a Special Meeting, the purpose or purposes for which the meeting is called, shall be given by the Corporation either personally or by mail or by other lawful means not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

SECTION 5.  Quorum.  Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority in voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the time, place, if any, thereof and the means of remote communications, if any, by which stockholders may be deemed present in person at such adjourned meeting, until a quorum shall be present or represented. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 6.  Voting.  Except as otherwise provided by or pursuant to the provisions of the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each

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stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Corporation which are present in person or by proxy and entitled to vote thereon.

SECTION 7.  Action by Consent.  Any action required to be taken at any Annual or Special meeting of stockholders, or any action which may be taken at any Annual or Special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent shall be given by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not consented and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that consents given by a sufficient number of holders to take the action were delivered to the Corporation.

SECTION 8.  List of Stockholders Entitled to Vote.  The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, as required by applicable law. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

SECTION 9.  Organization.  At every meeting of stockholders, the Chairman of the Board, if there be one, shall be the chairman of the meeting or, in the case of vacancy in office or absence of the Chairman of the Board, one of the following officers present shall be the Chairman of the meeting in the order stated: the Vice Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the President, any Vice President, or, in the absence of any of the foregoing, a Chairman chosen by the stockholders at the meeting shall act as Chairman, and the Secretary, or in his or her absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the chairman of the meeting, shall act as Secretary.

SECTION 10.  Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (ii) in the case of determination of stockholders entitled to express consent to corporate action without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (iii) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if

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notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining stockholders entitled to express consent to corporate action without a meeting when no prior action of the Board of Directors is required by law, shall be the first day on which a consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 11.  Conduct of Meetings.  The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chairman of any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such chairman should so determine, such person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III

DIRECTORS

SECTION 1.  Number and Election of Directors.  The number of directors that shall constitute the Board of Directors shall be not less than one nor more than five. The initial directors shall be determined by resolution of the sole incorporator of the Corporation. Thereafter, within the limits specified above, the number of directors shall be determined by the Board of Directors. Each elected director shall hold office until the next Annual Meeting and until his successor is duly elected and qualified, or until his earlier resignation or removal.

SECTION 2.  Vacancies.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of all directors then in office, even if less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier resignation or removal.

SECTION 3.  Committees.  The Board of Directors may designate one or more committees, which committees shall, to the extent provided in the resolution of the Board of Directors establishing such a committee, have all authority and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation to the extent lawful under the General Corporation Law of the State of Delaware.

SECTION 4.  Duties and Powers.  The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such

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lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

SECTION 5.  Meetings.  The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the President or any one director with one day’s notice to each director, either personally or by mail, telephone, facsimile transmission or other means of electronic transmission.

SECTION 6.  Quorum; Board Action.  Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time, place, if any, thereof and the means of remote communications, if any, by which directors may be deemed present in person at such adjourned meeting, until a quorum shall be present.

SECTION 7.  Actions of Board.  Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in accordance with applicable law.

SECTION 8.  Removal.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of not less than eighty percent (80%) in voting power of outstanding shares of capital stock entitled to vote at an election of directors.

SECTION 9.  Telephonic Meetings Permitted.  Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this By-law shall constitute presence in person at such meeting.

ARTICLE IV

OFFICERS

The officers of the Corporation shall consist of a President, a Secretary, a Treasurer and such other additional officers with such titles as the Board of Directors shall determine, all of whom shall be chosen by and shall serve at the pleasure of the Board of Directors. Such officers shall have the usual powers and shall perform all the usual duties incident to their respective offices. All officers shall be subject to the supervision and direction of the Board of Directors. The authority, duties or responsibilities of any officer of the Corporation may be suspended by the President with or without cause. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause.

ARTICLE V

NOTICES

SECTION 1.  Notices.  Except as otherwise provided herein or permitted by applicable law, whenever notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the

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United States mail. Notice to directors may also be given personally or by telegram, telecopier, telephone or other means of electronic transmission.

SECTION 2.  Waivers of Notice.  Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VI

GENERAL PROVISIONS

SECTION 1.  Dividends.  Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

SECTION 2.  Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

SECTION 3.  Corporate Seal.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

ARTICLE VII

AMENDMENTS

These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the majority vote of the Board of Directors.

SECTION 1.  Entire Board of Directors.  As used in these Bylaws generally, the term “entire Board of Directors” means the total number of the directors which the Corporation would have if there were no vacancies or newly created directorships.

EXHIBIT C

WRITTEN CONSENT

OF CERTAIN STOCKHOLDERS OF

POLYMER GROUP, INC.

Pursuant to Section 228 of the
General Corporation Law of the State of Delaware

Pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”) and the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of Polymer Group, Inc., a Delaware corporation (the “Company”), the undersigned, the holders of 13,596,921 shares of Company Common Stock (as defined below), constituting approximately 63.4% of the voting power of the outstanding shares of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), Class B common stock, par value $0.01 per share (the “Class B Common Stock”) and Class C common stock, par value $0.01 per share (together with the Class A Common Stock and the Class B Common Stock, the “Company Common Stock”), voting or consenting together as a single class, do hereby irrevocably consent to the adoption of the following resolutions without the necessity of a meeting of the stockholders of the Company:

Adoption of the Merger Agreement

WHEREAS, the Board of Directors of the Company (the “Board”), acting upon the recommendation of the special committee established by the Board and comprised of independent directors of the Board, has (i) approved and declared advisable (A) the Agreement and Plan of Merger (the “Merger Agreement”) among the Company, Scorpio Acquisition Corporation, a Delaware corporation (“Parent”), Scorpio Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Subsidiary”), and MatlinPatterson Global Opportunities Partners L.P., a Delaware limited partnership, as the Stockholder Representative (as defined in the Merger Agreement), which is attached hereto as Exhibit A, pursuant to which, among other things, Merger Subsidiary will be merged with and into the Company and the Company will be the surviving entity in the Merger (the “Merger”), (B) the Merger and (C) the other transactions contemplated by the Merger Agreement, (ii) declared that it is in the best interests of the stockholders of the Company that the Company enter into the Merger Agreement and consummate the transactions contemplated by the Merger Agreement on the terms and subject to the conditions set forth in the Merger Agreement, (iii) declared that the terms of the Merger are fair to the Company and the stockholders of the Company, (iv) approved the submission of the Merger Agreement for adoption by the irrevocable written consent of the undersigned and (v) recommended that the stockholders of the Company adopt and approve the Merger Agreement;

WHEREAS, the Merger Agreement was executed by the parties thereto on October 4, 2010;

WHEREAS, the Merger Agreement provides that $64,500,000 shall be deposited, or caused to be deposited, by Parent with the Escrow Agent (as defined in the Merger Agreement), to cover certain liabilities, costs and expenses related to the potential application of the “personal holding company” rules of the Internal Revenue Code of 1986, as amended, to the Company and its Subsidiaries, upon the terms and subject to the conditions of the Merger Agreement;

WHEREAS, the Merger Agreement provides that, at the Effective Time (as defined in the Merger Agreement), each issued and outstanding share of Company Common Stock (other than (1) shares of Company Common Stock held in the treasury of the Company or by Parent or Merger Subsidiary immediately prior to the Effective Time, (2) shares of Company Common Stock held by any Company Subsidiary (as defined in the Merger Agreement) and (3) shares in respect of which appraisal rights have been properly

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exercised) shall be cancelled and shall be converted automatically into the right to receive the Per Share Closing Payment and the Per Share Escrow Payments (each as defined in the Merger Agreement));

WHEREAS, the undersigned understand and agree that, by executing and delivering this Action by Written Consent of Certain Stockholders, they will be deemed to have made certain other consents and agreements as set forth in the Merger Agreement, including without limitation, the approval and designation of the Stockholder Representative as the representative of the holders of Company Common Stock, Company Stock Options, Company Restricted Shares, Company Performance RSUs and Company RSUs, as contemplated by Section 3.08 of the Merger Agreement; and

WHEREAS, the undersigned have reviewed the Merger Agreement and such other information as they believed necessary to make an informed decision concerning their vote on the adoption of the Merger Agreement, and the undersigned have had the opportunity to consult with their own legal, tax and/or financial advisor(s) regarding the consequences to them of the Merger, the Merger Agreement and the execution of this Action by Written Consent of Certain Stockholders.

NOW, THEREFORE, BE IT RESOLVED, that the Merger Agreement and the transactions and agreements contemplated thereby, including the Merger, be, and the same hereby are, adopted and approved in all respects.

Other Matters

WHEREAS, one or more of the undersigned are parties to that Shareholders Agreement, dated as of March 5, 2003, by and among the Company, MatlinPatterson Global Opportunities Partners L.P., a Delaware limited partnership, Northeast Investors Trust, a Massachusetts business trust, One Group Income Bond Fund, a Massachusetts mutual fund, One Group High Yield Bond Fund, a Massachusetts mutual fund, Southern Ute Growth Fund, an Indian Tribal Fund, Southern Ute Permanent Fund, an Indian Tribal Fund, Atlantic Global Funding Ltd., a Cayman Islands company, CHYPS 1997-1 Ltd., a Cayman Islands company, CHYPS 1999-1 Ltd., a Cayman Islands company, James G. Boyd, and Jerry Zucker (as amended, the “2003 Shareholders Agreement”); and

WHEREAS, the Board has approved the termination of the 2003 Shareholders Agreement, subject to the satisfaction or waiver of all conditions to the Merger set forth in Article VIII of the Merger Agreement, such termination to be effective immediately prior to the Effective Time.

NOW, THEREFORE, BE IT RESOLVED, that, subject to the satisfaction or waiver of all conditions to the Merger set forth in Article VIII of the Merger Agreement, the undersigned hereby approve and agree to the termination of the 2003 Shareholders Agreement effective immediately prior to the Effective Time.

FURTHER, the undersigned hereby agree (on their own behalf and on behalf of their successors-in-interest, transferees or assignees) to forego participation as a plaintiff or member of a plaintiff class in any action (including any class action) with respect to any claim, direct, derivative or otherwise, based on their status as stockholders of the Company relating to the negotiation, execution or delivery of this Written Consent or the Merger Agreement or the consummation of (but not the failure to consummate) the Merger and the other transactions contemplated by the Merger Agreement, and to take all necessary steps to affirmatively waive and release any right or claim of recovery or recovery in any settlement or judgment related to any such action reasonably requested by the Parent in writing; provided, however, that the Stockholder Representative shall not be required to forego participation as a plaintiff in its role as the Stockholder Representative for any breach of the Merger Agreement or the Escrow Agreement. For the avoidance of doubt, none of the undersigned waive, release or discharge any claims relating to the right to receive the Per Share Closing Payment or the Per Share Escrow Payments under the Merger Agreement or the Escrow Agreement.

IN WITNESS WHEREOF, each of the undersigned has executed this written consent on the date first set forth opposite its name below.

MATLINPATTERSON GLOBAL
OPPORTUNITIES PARTNERS L.P.

By: MatlinPatterson Global Advisers, LLC, its
Investment Advisor

Date: October 4, 2010	By: /s/ Lawrence M. Teitelbaum
Name: Lawrence M. Teitelbaum
Title: Chief Financial Officer

MATLINPATTERSON GLOBAL
OPPORTUNITIES PARTNERS (BERMUDA) L.P.

By: MatlinPatterson Global Advisers, LLC, its
Investment Advisor

Date: October 4, 2010	By: /s/ Lawrence M. Teitelbaum
Name: Lawrence M. Teitelbaum
Title: Chief Financial Officer

MATLINPATTERSON GLOBAL
OPPORTUNITIES PARTNERS B, L.P.

By: MatlinPatterson Global Advisers, LLC, its Investment Advisor

Date: October 4, 2010	By: /s/ Lawrence M. Teitelbaum
Name: Lawrence M. Teitelbaum
Title: Chief Financial Officer

EXHIBIT D

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (as the same may be amended or modified from time to time pursuant hereto, the “Agreement”) entered into as of [•], 2010, by and among Scorpio Acquisition Corporation, a Delaware corporation (“Parent”), Polymer Group, Inc., a Delaware corporation (the “Company”), MatlinPatterson Global Opportunities Partners L.P., a Delaware limited partnership, as the representative of the Stockholders (the “Stockholder Representative”) (collectively, the “Parties”), and JPMorgan Chase Bank, National Association, as escrow agent (the “Escrow Agent”).

WHEREAS, pursuant to the Agreement and Plan of Merger dated as of October 4, 2010 among the Company, Parent, Scorpio Merger Sub Corporation, a Delaware corporation (“Merger Subsidiary”) and the Stockholder Representative (the “Merger Agreement”), Merger Subsidiary shall merge with and into the Company (the “Merger”) and the Company shall be the surviving corporation;

WHEREAS, the Merger Agreement contemplates the due execution of this Agreement prior to the Effective Time (as defined in the Merger Agreement);

WHEREAS, at or prior to the Effective Time, Parent shall deposit, or cause to be deposited with the Escrow Agent, for the benefit of the Stockholders and the Company, an amount of cash equal to $64,500,000 (the “Escrow Amount”), subject to reduction pursuant to Section 3.07(l) of the Merger Agreement, into an escrow account (the “Escrow Account”);

WHEREAS, pursuant to the Merger Agreement, the Parties desire that the Escrow Amount be held and distributed in accordance with the provisions of the Merger Agreement by the Escrow Agent pursuant to the terms of this Agreement; and

WHEREAS, the Escrow Agent is willing to act as escrow agent hereunder on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties hereby agree as follows:

1. Defined Terms.  Unless otherwise indicated, all initially capitalized terms used herein shall have the respective meanings attributed to them in the Merger Agreement.

2. Appointment.  The Parties hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

3. Establishment of Escrow.

(a) Pursuant to the Merger Agreement, at or prior to the Effective Time, Parent shall notify the Escrow Agent and shall deposit, or cause to be deposited with the Escrow Agent, for the benefit of the Stockholders and the Company, the Escrow Amount. The Escrow Amount (together with any Earnings (as defined below) accrued thereon, the “Escrowed Funds”) shall be held, invested and distributed pursuant to the terms and conditions of this Agreement.

(b) Except as Parent, the Company and the Stockholder Representative may otherwise agree to in writing, no part of the Escrowed Funds may be withdrawn from the Escrow Account except as expressly provided in this Agreement and pursuant to the Merger Agreement. The Escrow Agent agrees to hold and distribute the Escrowed Funds only in accordance with the terms and conditions of this Agreement.

4. Investment of Escrow Amount.  The Escrow Amount, and any interest, dividends, earnings or other income received by the Escrow Agent on such investment and reinvestment of the Escrow Amount (“Earnings”), shall be invested and reinvested in such of the following investments (the “Permitted

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Investments”) as specified in a written notice from the Stockholder Representative and delivered from time to time to the Escrow Agent:

(a) direct obligations of the United States or any agency thereof or obligations guaranteed by the United States or any agency thereof;

(b) commercial paper with a rating of at least A-1 by Standard & Poor’s Corporation or P-1 by Moody’s Investors Services, Inc. that is scheduled to mature not more than ninety (90) days after the date of issue and is issued by a corporation organized under the laws of the United States or any state thereof; and

(c) JPMorgan Chase Bank, N.A. money market deposit accounts, which have rates of compensation that may vary from time to time based upon market conditions.

(d) money market funds including without limitation a JPMorgan Money Market Mutual Fund that invest only in securities described above in clauses (a) through (c) (collectively, “MMMF”), selected by [•] and as set forth in a written instruction, and as shall be available to the Escrow Agent, based upon [•] independent review of prospectuses previously delivered to [•]. The Parties acknowledge that an affiliate of Escrow Agent, JPMorgan Asset Management (“JPMAM”), serves as investment manager for the selected MMMF and receives fees from the invested funds for services rendered separate from the fees for services rendered by Escrow Agent as further provided within this Agreement.

On the date hereof and until further notice from the Stockholder Representative in accordance with this Section 4, the Escrow Amount shall be invested and reinvested by the Escrow Agent in [•].

The Escrow Agent shall have no obligation to invest or reinvest the Escrowed Funds that are deposited with the Escrow Agent after 12:00 p.m. (Eastern Time) on such day of deposit. Instructions received after 10:00 a.m. (Eastern Time) will be treated as if received on the following Business Day. “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth in Section 17 is authorized or required by law or executive order to remain closed.

The Escrow Agent shall have the power to sell or liquidate investments in the Escrow Account whenever the Escrow Agent shall be required to release or distribute the Escrowed Funds pursuant to the terms hereof. The Escrow Agent shall have no liability for any investment losses resulting from the investment, reinvestment or liquidation of the Escrowed Funds prior to its maturity or for the failure of the Parties to give the Escrow Agent instructions to invest or reinvest the Escrowed Funds, except as a result of the Escrow Agent’s gross negligence or willful misconduct. Subject to Section 6, any Earnings shall continue to be held in the Escrow Account and shall increase the amount of Escrow Amount. Written investment instructions, if any, shall specify the type and identity of the investments to be purchased and/or sold. The Escrow Agent is hereby authorized to execute purchases and sales of investments through the facilities of its own trading or capital markets operations or those of any affiliated entity. The Escrow Agent or any of its affiliates may receive compensation with respect to any investment directed hereunder including without limitation charging an agency fee in connection with each transaction. The Stockholder Representative and the Company recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of moneys held in the Escrowed Funds or the purchase, sale, retention or other disposition of any investment described herein.

5. Disbursements from the Escrow Account.

(a) The Company shall notify the Escrow Agent in writing of the occurrence of the Closing within fifteen (15) days following the Closing and shall concurrently deliver such notice to the Stockholder Representative.

(b) The Escrow Agent shall disburse all or any portion of the Escrow Account pursuant to and in accordance with either (i) the joint written instructions of the Parties; or (ii) the instructions set forth in any written letter of direction, substantially in the form of Exhibit A hereto (the “Letter of Direction”), executed by the Company and the Stockholder Representative. The Company and the Stockholder Representative shall execute the Letter of Direction pursuant to Section 3.07 of the Merger Agreement

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with respect to disbursements (including reimbursements of the Stockholder Representative’s fees and expenses, to the extent provided in the Merger Agreement) from the Escrow Account in accordance with Section 3.07 of the Merger Agreement.

(c) Notwithstanding the foregoing, the first $500,000 to be released by the Escrow Agent to the Paying Agent for distribution to the Stockholders in accordance with paragraph (b) above shall, pursuant to instructions provided by the Parties in one or more Letters of Direction, be retained by the Escrow Agent in the Escrow Account. The Escrow Agent shall disburse all or any portion of such amount pursuant to and in accordance with the instructions set forth in any certificate, substantially in the form of Exhibit B hereto (the “Stockholder Representative Certificate”), executed by the Stockholder Representative (such funds to be provided for the reimbursement of fees and expenses of the Stockholder Representative or to be distributed to the Stockholders, in each case pursuant to Section 3.08(g) of the Merger Agreement). The Escrow Agent shall act solely upon the instructions that it receives in accordance with this Section and shall not be responsible for determining whether the instructions are in accordance with the Merger Agreement. The obligations contained in this Section 5 shall survive the termination of this Agreement and the resignation, replacement or removal of the Escrow Agent.

6. Fees of Escrow Agent.  The fees and costs, including reasonable attorneys’ fees, of the Escrow Agent in performing its duties hereunder along with any fees or charges for accounts, including those levied by any governmental authority which the Escrow Agent may impose, charge or pass-through, which unless otherwise agreed in writing shall be as described in Schedule I attached hereto, shall be paid to the Escrow Agent first from any Earnings on the Escrow Amount remaining in the Escrow Account from time to time and if such Earnings shall at any time be insufficient, (i) each of the Company and the Stockholder Representative shall be responsible to pay or cause to be paid 50% of the remaining portion of such fees and costs and (ii) if any such Party shall pay more than its share of such fees, such Party shall have a right of contribution from the other with respect to such fees paid by that Party. The obligations contained in this Section 6 shall survive the termination of this Agreement and the resignation, replacement or removal of the Escrow Agent.

7. Confidentiality.  The Escrow Agent may be provided reasonable access to information regarding the Merger for the sole purpose of performing its duties hereunder; provided that the Escrow Agent shall treat confidentially all non-public information (“Confidential Information”), and shall restrict access to the Confidential Information to those of the Escrow Agent’s officers, directors, employees, agents, regulators (including the officers, directors, employees, agents and regulators of JPMorgan Chase Bank, NA’s corporate parent and those of such parent’s direct or indirect subsidiaries), and non-employee consultants or advisors, in each case, with a “need to know” for the purposes of administering this Agreement. “Confidential Information” shall not include any information that:

(a) becomes generally available to the public other than as a result of a disclosure by the receiving party in violation of an obligation of confidentiality;

(b) was lawfully available to the Escrow Agent on a non-confidential basis prior to the disclosure; or

(c) becomes lawfully available to the Escrow Agent on a non-confidential basis from a source other than the Parties or their agents, advisors, or representatives which such source is entitled, to the best of the Escrow Agent’s knowledge, to make the disclosure.

Notwithstanding the foregoing, if the Escrow Agent is requested or required (by oral questions, interrogatories, requests for information or documents, any law, regulation, governmental order or judicial order, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, the Parties acknowledge and agree that, if lawful and not prejudicial to any legal privilege which may be applicable, the Escrow Agent shall provide the Parties or Party, as applicable, with prompt notice of such request(s) or obligations in accordance with Section 17, so that such Parties may seek an appropriate protective order and/or waive the Escrow Agent’s compliance with the provisions of this Section 7. If, failing the entry of a protective order or the receipt of a waiver hereunder, the Escrow Agent is, in the opinion of the Escrow Agent’s counsel, compelled or appropriately requested to disclose Confidential Information under pain of liability for contempt

4

or other censure, penalty, or adverse consequences the Escrow Agent may disclose such information without liability hereunder.

8. Responsibilities and Liabilities of the Escrow Agent.

(a) The Escrow Agent shall administer the Escrowed Funds only in accordance with this Agreement and to the extent referred to herein. The Escrow Agent shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature and no other duties shall be implied. The Escrow Agent assumes no liabilities except those expressed in this Agreement and shall have no responsibility or liability to any person with respect to any action taken, suffered or omitted to be taken by it in good faith under this Agreement, or for any mistake of fact or law, or for anything that it may do or refrain from doing in connection herewith, except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to any Party. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between or among the Parties, in connection herewith, if any, including without limitation the Merger Agreement (each, an “Underlying Agreement”), nor shall the Escrow Agent be required to determine if any person or entity has complied with any Underlying Agreement, nor shall any additional obligations of the Escrow Agent be inferred from the terms of any Underlying Agreements, even though reference thereto may be made in this Agreement. In the event of any conflict, solely with respect to the rights or obligations of the Escrow Agent, between the terms and provisions of this Agreement and those of any Underlying Agreement, the terms and conditions of this Agreement shall control. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, document, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper Party or Parties without inquiry and without requiring substantiating evidence of any kind. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. The Escrow Agent shall not be liable to any Party, any beneficiary or other person for refraining from acting upon any instruction setting forth, claiming, containing, objecting to, or related to the transfer or distribution of the Escrowed Funds, or any portion thereof, unless such instruction shall have been delivered to the Escrow Agent in accordance with Section 24 below and the Escrow Agent has been able to satisfy any applicable security procedures as may be required thereunder. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. The Escrow Agent shall have no duty to solicit any payments which may be due it or the Escrow Account, nor shall the Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder.

(b) Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, incidental, punitive, indirect or consequential loss or damages of any kind (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood for such loss or damage and regardless of the form of action.

(c) The Escrow Agent shall be protected in acting upon any notice, request, certificate, approval, consent, or other document delivery of which complies with Section 17 and/or Section 24, as applicable, and that the Escrow Agent reasonably believes to be genuine and to be signed by the proper Party or Parties. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents. The Escrow Agent may act in reliance upon the advice of counsel satisfactory to it in reference to any matter in connection with this Agreement and shall not incur any liability for any action taken in good faith in accordance with such advice. In the event that the Escrow Agent shall be uncertain or believe there is some ambiguity as to its duties or rights hereunder or shall receive instructions, claims or demands from any Party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be given a direction in writing by the Company and the Stockholder Representative which eliminates such ambiguity or uncertainty to

5

the satisfaction of Escrow Agent or by a final and non-appealable order or judgment of a court of competent jurisdiction.

(d) The Escrow Agent or any Successor Escrow Agent (as defined in Section 12) hereunder may resign hereunder (i) at any time, with the consent of the Stockholder Representative and the Company and the appointment of a substitute Escrow Agent by the Stockholder Representative and the Company; (ii) upon the petitioning of a court of competent jurisdiction seeking the appointment of a substitute Escrow Agent and the appointment by such court of a substitute Escrow Agent; or (iii) upon 30 days’ written notice to the Stockholder Representative and the Company and such resignation shall be effective from the date specified in such notice. If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following receipt of the notice of resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the Parties hereto. The Escrow Agent’s sole responsibility after such thirty (30) day notice period expires shall be to hold the Escrowed Funds (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery Escrow Agent’s obligations hereunder shall cease and terminate, subject to the provisions of Sections 6, 7 and 9 hereunder. After receipt of notice of the Escrow Agent’s intent to resign, the Stockholder Representative and the Company will work in good faith to select a substitute Escrow Agent. In case the office of the Escrow Agent shall become vacant for any reason, the Stockholder Representative and the Company shall appoint a bank or trust company with an office in New York City having a net worth (as reflected in its latest publicly available certified financial statements) in excess of $1,000,000,000 as the successor Escrow Agent hereunder by an instrument or instruments in writing delivered by the Stockholder Representative and the Company to such successor Escrow Agent, whereupon such successor Escrow Agent shall succeed to all rights and obligations of the retiring Escrow Agent as if this Agreement were originally executed by such successor Escrow Agent, and the retiring Escrow Agent shall deliver to such successor Escrow Agent all amounts in the Escrow Account.

(e) Any corporation into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any corporation to which substantially all the escrow business of the Escrow Agent may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

(f) Subject to Section 6 and Section 14 hereof, the Escrow Agent shall not have any interest in the Escrow Account, but shall serve as escrow holder only and have possession thereof. Any distribution or payment of Earnings from the Escrow Account shall be subject to withholding regulations then in force with respect to United States Taxes and as set forth in Section 15 below.

(g) The Escrow Agent shall acknowledge receipt of the Escrow Amount and shall hold the Escrow Amount pursuant to the terms and conditions of this Agreement.

9. Indemnification.  The Escrow Agent and its affiliates and their respective successors, assigns, agents, and employees (the “indemnitees”) shall be indemnified by each of the Parties in proportion to such Party’s respective responsibility, if any, from and against any and all damages, claims, liabilities, penalties, judgments, settlements, actions, suits, proceedings, litigation, investigations and reasonable costs and expenses (including, without limitation, the reasonable fees and expenses of in house or outside counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively “Losses”) arising out of or in connection with (a) the Escrow Agent’s execution and performance of this Agreement, tax reporting or withholding, the enforcement of any rights or remedies under or in connection with this Agreement, or as may arise by reason of any act, omission or error of the indemnitee, except in the case of any indemnitee to the extent that such Losses have been primarily caused by the gross negligence or willful misconduct of such indemnitee, or (b) its following any instructions or other directions, whether joint or singular, from the Company and the Stockholder Representative, except to the extent that its following any such instruction or

6

direction is expressly forbidden by the terms hereof. The Parties hereto acknowledge that the foregoing indemnitees shall survive the resignation, replacement or removal of the Escrow Agent or the termination of this Agreement.

10. Termination Date.  This Agreement shall terminate on the earlier to occur of (i) the date on which all of the Escrowed Funds are disbursed or released in accordance with the provisions of this Agreement and (ii) the Escrow Agent’s receipt of a notice signed by the Stockholder Representative and the Company notifying that this Escrow Agreement has been terminated and instructing the Escrow Agent to distribute the Escrowed Funds to a Party using the wire transfer instructions provided therein.

11. Interpleader.  In the event that the Escrow Agent shall at any time be confronted with inconsistent claims or demands by the Parties hereto, the Escrow Agent shall have the right to interplead said Parties in any court of competent jurisdiction and request that such court determine such respective rights of the Parties with respect to this Agreement, and upon doing so, the Escrow Agent automatically shall be released from any obligations or liability as a consequence of any such claims or demands, except that the Escrow Agent shall not be released from any liability for its gross negligence or willful misconduct occurring during the time that it served as Escrow Agent.

12. Removal of the Escrow Agent.  The Stockholder Representative and the Company, acting together, shall have the right to remove the Escrow Agent hereunder by giving thirty (30) days advance notice in writing to the Escrow Agent, specifying the date upon which such removal shall take effect. In the event of such removal, the Stockholder Representative and the Company agree that, prior to the effective date of removal of the Escrow Agent, they will jointly appoint a successor to the Escrow Agent (the “Successor Escrow Agent”), and the Escrow Agent hereby agrees that, upon receiving such joint instructions, it shall turn over and deliver to such Successor Escrow Agent the Escrowed Funds in accordance with the terms of such joint instructions and render the accounting required by Section 14.

13. Successor Escrow Agent.  Upon receipt of the Escrowed Funds, the Successor Escrow Agent shall thereupon be bound by all of the provisions hereof, and the term “Escrow Agent” as used herein shall mean the Successor Escrow Agent.

14. Accounting.  In the event of the resignation or removal of the Escrow Agent, upon the termination of this Agreement or upon demand under reasonable circumstances, the Escrow Agent shall render to the Stockholder Representative, the Company and the substitute Escrow Agent or Successor Escrow Agent(s), if any, an account in writing of the property constituting the Escrowed Funds and all disbursements therefrom unless waived in writing by the Stockholder Representative and the Company. (i) Each of the Company and the Stockholder Representative shall be responsible for 50% of all reasonable fees and expenses of the Escrow Agent for the preparation of such accounting, including the reasonable fees and disbursements of counsel and (ii) if any such Party shall pay more than its share of such fees and expenses, such Party shall have a right of contribution from the other with respect to such fees and expenses paid by that Party. This Section shall be subject to Sections 6 and 9 of this Agreement and shall in no way limit any rights granted to the Escrow Agent in Sections 6 and 9 herein.

15. Tax Matters.  The Company and the Stockholder Representative have provided the Escrow Agent with the respective fully executed Internal Revenue Service (“IRS”) Form W-8, or W-9 and/or other required documentation. The Parties agree that, solely for Tax reporting purposes, all Earnings and fees payable out of such Earnings pursuant to this Agreement shall be allocable to the Company, and the Escrow Agent shall report such Earnings consistently therewith to the IRS on IRS form 1099 or 1042S (or other appropriate form) and to any other Taxing authority (on the applicable form or forms), and, except as required by applicable law, the Escrow Agent and the Parties shall not take any position inconsistent therewith on any Tax Return or in any administrative or judicial proceeding. The Escrow Agent shall disburse to the Company, from time to time, pursuant to written instructions from the Parties, reasonably in advance of the date on which the Company is required to pay Taxes with respect to any period for which the Company is allocated Earnings, as a tax distribution, funds in an amount equal to 40% of the amount equal to (i) such Earnings allocated to the Company for such period less (ii) any deductible fees allocated to the Company pursuant to this Agreement for such period (which amount of fees in this (ii) shall be determined under accrual principles). The Company

7

and the Stockholder Representative shall provide Escrow Agent at the time of any disbursement, a schedule indicating the allocation of such disbursement from the Escrowed Funds between (a) principal and (b) income to be reported on IRS form 1099 or 1042S (or other appropriate form). The Parties acknowledge and agree that Escrow Agent shall have no responsibility for the preparation and/or filing of any Tax Return other than those Tax Returns referred to in the second and last sentences of this Section 15. The Escrow Agent shall withhold any Taxes required to be withheld by applicable law (other than any applicable Foreign Investment in Real Property Tax Act (“FIRPTA”) withholding), and shall timely remit such Taxes, together with any applicable forms (other than FIRPTA reporting forms), to the appropriate authorities.

16. Amendments.  This Agreement may only be amended by the mutual written agreement of Parent, the Stockholder Representative, the Company and the Escrow Agent.

17. Notices.  All notices, consents, waivers and other communications required or permitted by this Agreement shall be in writing and except for communications from the Parties setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of funds, including but not limited to funds transfer instructions (all of which shall be specifically governed by Section 24 below), shall be deemed to be duly given after it has been received (a) by facsimile; (b) by overnight courier; or (c) by prepaid registered mail, return receipt and requested, in each case, to the appropriate notice address set forth below or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested.

If to the Stockholder Representative:

MatlinPatterson Global Opportunities Partners L.P.
520 Madison Avenue
New York, NY 10022-4213
Fax No.: (212) 583-5722
Attn: General Counsel

with an additional copy (which shall not constitute notice) to:

Whalen LLP
19000 MacArthur Boulevard
Suite 600
Irvine, CA 92616
Fax No.: (949) 833-1710
Attn: Michael P. Whalen

with an additional copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
Fax No.: (212) 474-3700
Attention: George E. Zobitz, Esq.

If to Parent or the Company:

c/o The Blackstone Group
345 Park Avenue
New York, NY 10154
Fax No.: (212) 583-5722
Attention: Chinh E. Chu

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and

Polymer Group, Inc.
9335 Harris Corners Parkway, Suite 300
Charlotte, NC 28269
Fax No.: (704) 697-5120
Attention: General Counsel

with an additional copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017-3954
Facsimile: (212) 455-2502
Attention: Peter Martelli

If to Escrow Agent:

JPMorgan Chase Bank, N.A.
Escrow Services
4 New York Plaza, 21st Floor
New York, NY 10004
Attn: Michael Kuzmicz/Florence Hanley
Facsimile: (212) 623-6168

Notwithstanding the above, in the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by an officer of the Escrow Agent or any employee of the Escrow Agent who reports directly to any such officer at the above-referenced office. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate.

18. Governing Law; Jurisdiction.  This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon or arise out of this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), shall be governed by, and construed in accordance with, the laws of the State of New York. The Parties hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Agreement. Each Party and the Escrow Agent irrevocably waive any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of New York. To the extent that in any jurisdiction either Party may now or hereafter be entitled to claim for itself or its assets, immunity from suit, execution, attachment (before or after judgment), or other legal process, such Party shall not claim, and it hereby irrevocably waives, such immunity. No Party to this Agreement is liable to any other Party for losses due to, or if it is unable to perform its obligations under the terms of this Escrow Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control.

19. Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

20. Entire Agreement; Waiver.  This Agreement represents the entire understanding and agreement between the Parties, on the one hand, and the Escrow Agent, on the other hand, with respect to the subject matter hereof. This Agreement and the Merger Agreement represent the entire understanding and agreement between the Parties with respect to the subject matter hereof and thereof. No action taken pursuant to this Agreement, including any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representation, warranty, covenant or agreement contained

9

herein. The waiver by the Escrow Agent or any Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of the Escrow Agent or any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by the Escrow Agent or such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

21. Severability.  If any provision of this Agreement shall be deemed invalid or unenforceable by a court of competent jurisdiction, then this Agreement shall be construed with the invalid or inoperative provisions deleted and the rights and obligations of the parties shall be construed and enforced accordingly. Any provision deemed invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

22. Captions.  The captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

23. Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement may not be assigned by any party hereto (except as described in the next sentence) without the prior written consent of the other parties. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement.

24. Security Procedures.  (a) Notwithstanding anything to the contrary as set forth in Section 17, any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of funds, including but not limited to any such funds transfer instructions that may otherwise be set forth in a written instruction permitted pursuant to Section 5 of this Agreement, may be given to the Escrow Agent only by confirmed facsimile and no instruction for or related to the transfer or distribution of the Escrowed Funds, or any portion thereof, shall be deemed delivered and effective unless the Escrow Agent actually shall have received such instruction by facsimile at the number provided to the Parties by the Escrow Agent in accordance with Section 17 and as further evidenced by a confirmed transmittal to that number. In the event funds transfer instructions are given, whether in writing or by facsimile, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule II hereto (“Schedule II”), and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. Each funds transfer instruction shall be executed by an authorized signatory, a list of such authorized signatories is set forth on Schedule II. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified on Schedule II, the Escrow Agent is hereby authorized both to receive written instructions from and seek confirmation of such instructions by telephone call-back to any one or more of the Company or the Stockholder Representative’s executive officers (the “Executive Officers”), which shall include, in the case of Stockholder Representative, those persons with the titles of General Counsel or Chief Financial Officer and, in the case of the Company, those persons with the titles of General Counsel or Chief Financial Officer, in each case as the Escrow Agent may select. Such Executive Officer shall deliver to the Escrow Agent a fully executed incumbency certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. The Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Company or the Stockholder Representative to identify (a) the beneficiary, (b) the beneficiary’s bank, or (c) an intermediary bank. The Escrow Agent may apply any of the Escrowed Funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. The Company and the Stockholder Representative acknowledge that these security procedures are commercially reasonable.

10

(b) The Company acknowledges that the Escrow Agent is authorized to use the following funds transfer instructions to disburse any funds due to the Company under this Agreement without a verifying call-back as set forth in Section 24(a) above:

The Company’s Bank account information:	Bank name:
Bank Address:
ABA number:
Account name:
Account number:

Stockholder Representative acknowledges that the Escrow Agent is authorized to use the following funds transfer instructions to disburse any funds due to the Stockholder Representative under this Agreement without a verifying call-back as set forth in Section 24(a) above:

The Stockholder Representative’s Bank account information:	Bank name:
Bank Address:
ABA number:
Account name:
Account number:

The Parties acknowledge that the Escrow Agent is authorized to use the following funds transfer instructions to disburse any funds due to the Paying Agent under this Agreement without a verifying call-back as set forth in Section 24(a) above:

The Paying Agent’s Bank account information:	Bank name:
Bank Address:
ABA number:
Account name:
Account number:

(c) In addition to the Paying Agent’s and their respective funds transfer instructions as set forth in Section 24(b) above, the Company or the Stockholder Representative acknowledges that repetitive funds transfer instructions may be given to the Escrow Agent for one or more beneficiaries where only the date of the requested transfer, the amount of funds to be transferred, and/or the description of the payment shall change within the repetitive instructions (“Standing Settlement Instructions”). Accordingly, the Company or the Stockholder Representative shall deliver to Escrow Agent such specific Standing Settlement Instructions only for each respective beneficiary as set forth in Schedule II, by facsimile in accordance with Section 24. The Escrow Agent may rely solely upon such Standing Settlement Instructions and all identifying information set forth therein for each beneficiary. The Escrow Agent and the Company or the Stockholder Representative agree that such Standing Settlement Instructions shall be effective as the funds transfer instructions of the Company or the Stockholder Representative, without requiring a verifying callback, whether or not authorized, if such Standing Settlement Instructions are consistent with previously authenticated Standing Settlement Instructions for that beneficiary.

(d) The Parties acknowledge that the security procedures set forth in this Section 24 are commercially reasonable.

25. Compliance with Court Orders.  In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties hereto or to

11

any other person, entity, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

26. Patriot Act Disclosure.  Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Escrow Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, the Company and Stockholder Representative acknowledge that Section 326 of the USA PATRIOT Act and the Escrow Agent’s identity verification procedures require the Escrow Agent to obtain information which may be used to confirm the Company and Stockholder Representative identity including without limitation name, address and organizational documents (“identifying information”). The Company and the Stockholder Representative agree to provide the Escrow Agent with and consent to the Escrow Agent obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Escrow Agent.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first written above.

MATLINPATTERSON GLOBAL
OPPORTUNITIES PARTNERS L.P., as Stockholder Representative

By: MatlinPatterson Global Advisers,
LLC, its Investment Advisor

By:

Name: Title:

SCORPIO ACQUISITION
CORPORATION

By:

Name: Title:

POLYMER GROUP, INC.

By:

Name: Title:

JP MORGAN CHASE BANK, NATIONAL
ASSOCIATION

By:

Name: Title:

Schedule II

TELEPHONE NUMBER(S) AND AUTHORIZED SIGNATURE(S) FOR PERSON(S)
DESIGNATED TO GIVE FUNDS TRANSFER INSTRUCTIONS

If to Parent:

Name	Telephone Number	Signature

If to the Company:

Name	Telephone Number	Signature

If to Stockholder Representative:

Name	Telephone Number	Signature

TELEPHONE NUMBER(S) FOR CALL-BACKS AND PERSON(S) DESIGNATED TO
CONFIRM FUNDS TRANSFER INSTRUCTIONS

If to Parent:

Name	Telephone Number

If to the Company:

Name	Telephone Number

If to Stockholder Representative:

Name	Telephone Number

Telephone call backs shall be made to the Parties if joint instructions are required pursuant to the agreement. All funds transfer instructions must include the signature of the person(s) authorizing said funds transfer and must not be the same person confirming said transfer.

EXHIBIT A

Form of Letter of Direction pursuant to Section 5(b)

[Date]

To:
JPMorgan Chase Bank, N.A.
4 New York Plaza, 21st Floor
New York, NY 10004
Attention: [•]

Ladies and Gentlemen:

Reference is made to the ESCROW AGREEMENT dated as [•], 2010 (the “Agreement”), by and among SCORPIO ACQUISITION CORPORATION, a Delaware corporation, POLYMER GROUP, INC., a Delaware corporation (the “Company”), MATLINPATTERSON GLOBAL OPPORTUNITIES PARTNERS L.P., a Delaware limited partnership, as the representative of the Stockholders (as defined in the Merger Agreement) (the “Stockholder Representative”), and JP MORGAN CHASE BANK, NATIONAL ASSOCIATION, as escrow agent. Capitalized terms used but not defined herein have the meanings set forth in the Agreement.

In accordance with Section 5(b) of the Agreement, the Stockholder Representative and the Company hereby certify that distributions are to be made to the [Company] [Stockholder Representative] in accordance with Section 5(b) of the Agreement in an amount equal to $[•]. Please remit the amount described in the preceding sentence in accordance with Section 5(b) of the Agreement to the account identified in writing by the [Company] [Stockholder Representative].

Very truly yours,

POLYMER GROUP, INC.,

By	Name: Title:

MATLINPATTERSON GLOBAL
OPPORTUNITIES PARTNERS L.P., as Stockholder Representative

By: MatlinPatterson Global Advisers, LLC, its Investment Advisor

By
Name:
Title:

EXHIBIT B

Form of Stockholder Representative Certificate pursuant to Section 5(c)

[Date]

To:
JPMorgan Chase Bank, N.A.
4 New York Plaza, 21st Floor
New York, NY 10004
Attention: [•]

Ladies and Gentlemen:

Reference is made to the ESCROW AGREEMENT dated as [•], 2010 (the “Agreement”), by and among SCORPIO ACQUISITION CORPORATION, a Delaware corporation, POLYMER GROUP, INC., a Delaware corporation, MATLINPATTERSON GLOBAL OPPORTUNITIES PARTNERS L.P., a Delaware limited partnership, as the representative of the Stockholders (as defined in the Merger Agreement) (the “Stockholder Representative”), and JP MORGAN CHASE BANK, NATIONAL ASSOCIATION, as escrow agent. Capitalized terms used but not defined herein have the meanings set forth in the Agreement.

In accordance with Section 5(c) of the Agreement, the Stockholder Representative hereby certifies that distributions are to be made to the Stockholder Representative in accordance with Section 5(c) of the Agreement in an amount equal to $[•]. Please remit the amount described in the preceding sentence in accordance with Section 5(c) of the Agreement to the account identified in writing by the Stockholder Representative.

Very truly yours,

MATLINPATTERSON GLOBAL
OPPORTUNITIES PARTNERS L.P., as Stockholder Representative

By: MatlinPatterson Global Advisers, LLC, its
Investment Advisor

By

Name: Title:

EXHIBIT C

Form of Wire Instructions

[Date]

To:
JPMorgan Chase Bank, N.A.
4 New York Plaza, 21st Floor
New York, NY 10004
Attention: [•]

Ladies and Gentlemen:

Reference is made to the ESCROW AGREEMENT dated as [•], 2010 (the “Agreement”), by and among SCORPIO ACQUISITION CORPORATION, a Delaware corporation, POLYMER GROUP, INC., a Delaware corporation (the “Company”), MATLINPATTERSON GLOBAL OPPORTUNITIES PARTNERS L.P., a Delaware limited partnership, as the representative of the Stockholders (as defined in the Merger Agreement) (the “Stockholder Representative”), and JP MORGAN CHASE BANK, NATIONAL ASSOCIATION, as escrow agent. Capitalized terms used but not defined herein have the meanings set forth in the Agreement.

In accordance with the [Form of Letter of Direction] [Form of Stockholder Representative Certificate] provided by [the Company and the Stockholder Representative] [the Stockholder Representative] pursuant to Section [5(b)][5(c)] of the Agreement, please remit to the account set forth below, the amounts authorized in the [Form of Letter of Direction] [Form of Stockholder Representative Certificate].

Recipient:

Account Information:

Very truly yours,

[POLYMER GROUP, INC.]
[MATLINPATTERSON GLOBAL
OPPORTUNITIES PARTNERS L.P.],

By

Name: Title:

Section 262 of the Delaware General Corporation Law

ANNEX B

§ 262. Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ANNEX C

September 24, 2010

The Board of Directors and the Special Committee of the Board of Directors
Polymer Group, Inc.
9335 Harris Corners Parkway, Suite 300
Charlotte, NC 28269

Members of the Board of Directors and of the Special Committee:

Polymer Group, Inc., a Delaware corporation (“PGI”), Scorpio Acquisition Corporation, a Delaware corporation (“Parent”), Scorpio Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and MatlinPatterson Global Opportunities Partners L.P., a Delaware limited partnership, as the Stockholder Representative, are entering into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will merge with and into PGI (the “Merger”). Parent and Merger Sub are affiliates of Blackstone Capital Partners V L.P. (“BCP”). The proposed merger consideration is an aggregate amount in cash equal to $18.16 per share (the “Consideration”), of which $2.91 per share will be deposited in escrow for payment of liabilities, costs and expenses related to the PHC Liability (as defined in the Merger Agreement) with the remainder, if any, to be distributed as provided in the Merger Agreement and in the Escrow Agreement (as defined in the Merger Agreement) plus the Additional Per Share Consideration (as defined below), if any, without interest. If the Merger closes after December 31, 2010, the holders of PGI stock will receive additional per share consideration (“Additional Per Share Consideration”) equal to the number of days during the period beginning on January 1, 2011 and ending on the calendar day prior to closing the Merger multiplied by $53,571.43 and divided by the total share number outstanding as of the effective time of the Merger, calculated on a fully diluted basis. We did not account for Additional Per Share Consideration, the effects of the PHC Liability or any disbursements made from the portion of the Consideration held in escrow in our analyses or opinion because of their conditional natures. You have asked our opinion, as of the date hereof, whether the Consideration to be paid to the shareholders of PGI pursuant to the Merger is fair, from a financial point of view, to the shareholders of PGI other than MatlinPatterson Global Opportunities Partners, L.P. (the “Minority Shareholders”).

Janney Montgomery Scott LLC, as part of its investment banking business, is engaged in the valuation of companies and their securities in connection with mergers and acquisitions. We have acted as financial advisor to the Special Committee in connection with the Merger on a monthly retainer basis for our services. We will also receive a fee for rendering this opinion (which fee is not contingent on the successful completion of the Merger). We will not receive any other significant payment or compensation contingent upon the successful completion of the Merger. PGI has agreed to reimburse our reasonable expenses and to indemnify us for certain liabilities arising out of rendering this opinion. In addition, in the ordinary course of our business as a broker-dealer, we may, from time to time, have a long or short position in, and buy or sell, debt or equity securities of PGI for our own account or for the accounts of our customers.

1801 Market Street
Philadelphia, PA 19103-1675
Tel 215.665.6180
Fax 215.665.6197

Members New York Stock Exchange, Inc.
Other Principal Exchanges

The Board of Directors and the Special Committee
Polymer Group, Inc.

Our opinion does not address the relative merits of the Merger as compared to other business strategies or transactions that might be available to PGI’ or PGFs underlying business decision to effect the Merger. Our opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the Merger. At your direction, we have not been asked to, nor do we, offer any opinion as to the terms, other than the Consideration to the extent expressly specified herein, of the Merger Agreement or the form of the Merger. In rendering this opinion, we have assumed, with your consent, that (i) the final executed form of the Merger Agreement will not differ in any material respect from the draft dated September 23, 2010 (3:03 pm) that we have reviewed, (ii) PGI, Parent and Merger Sub will comply with all material terms of the Merger Agreement, and (iii) the Merger will be consummated in accordance with the terms of the Merger Agreement without any adverse waiver or amendment of any material term or condition thereof. We have also assumed that all governmental, regulatory or other consents, including BCP internal consents and approvals necessary for the consummation of the Merger, will be obtained without any material adverse effect on PGI, Parent or Merger Sub or the Merger.

In rendering our opinion, we have, among other things:

(a) reviewed the historical financial performance, current financial position and general prospects of PGI;

(b) considered the proposed financial terms of the Merger;

(c) considered the results of efforts to solicit indications of interest and definitive proposals from third parties with respect to a possible acquisition of PGI;

(d) reviewed the historical market price ranges and trading activity performance of the common stock of PGI;

(e) reviewed publicly-available information such as annual reports, quarterly reports and SEC filings;

(f) to the extent deemed relevant, analyzed information of certain other selected public companies and compared PGI from a financial point of view to these other companies;

(g) to the extent deemed relevant, analyzed information of certain other selected comparable merger and acquisition transactions and compared the Merger from a financial point of view to these other transactions to the extent information concerning such transactions was publicly available;

(h) discussed with certain members of senior management of PGI the strategic aspects of the Merger, including, but not limited to, past and current business operations, financial condition and prospects (including their views on the risks and uncertainties of achieving PGI’s projections);

(i) reviewed a draft of the Merger Agreement dated September 23, 2010 (3:03 pm)

(j) discussed with PGI and its advisors hypothetical scenarios with respect to personal holding company tax liabilities; and

(k) performed such other analyses and examinations as we deemed necessary.

In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by PGI or their

The Board of Directors and the Special Committee
Polymer Group, Inc.

respective representatives or that was otherwise reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. We have further relied on the assurances of management of PGI that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to and have not undertaken any independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of PGI or BCP or any of their affiliates or subsidiaries, or the ability to collect any such assets, nor have we been furnished with any such evaluations or appraisals. With respect to the financial projections prepared by PGI’s management, PGI’s management has confirmed that they reflect the best currently available estimates and judgments of such management of the future financial performance of PGI, and we have assumed that such performance will be achieved for the periods presented. We express no opinion as to such financial projections or the assumptions on which they are based. We have also assumed that there has been no change in PGI’s or BCP’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analysis that PGI and Parent will remain as going concerns for all periods relevant to our analysis, that all of the representations and warranties contained in the Merger Agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent to the Merger Agreement are not waived. We express no opinion as to the personal holding company tax liabilities of PGI.

Our conclusion is rendered on the basis of market, economic and other conditions prevailing as of the date hereof and on the conditions and prospects, financial and otherwise, of PGI, as they exist and are known to us on the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our opinion is directed to the Special Committee of the Board of Directors of PGI and to the Board of Directors of PGI, in each case in connection with its consideration of the Merger, and does not constitute a recommendation to any shareholder of PGI as to how such shareholder should vote on the Merger. Our opinion is directed only to the fairness, from a financial point of view, as of the date hereof, of the Consideration to the Minority Shareholders and does not address the fairness of the Merger to, or any consideration received in connection therewith by, shareholders other than the Minority Shareholders or the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of PGI, whether relative to the Consideration or otherwise. We are not expressing any opinion as to the impact of the Merger on the solvency or viability of PGI, any of the other parties to the Merger Agreement or BCP or their ability to pay their debts when they become due. Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document (other than (i) the Merger Agreement, (ii) the preliminary information statement and definitive information statement (and, in each case, any amendments or supplements thereto) filed by PGI with the SEC in connection with the Merger and (iii) any materials presented or distributed to the Special Committee in connection with the Merger), nor shall this opinion be used for any other purposes, without our prior written consent (which consent shall not be unreasonably withheld). We consent to providing a copy of this opinion to the Board of Directors of PGI. This opinion has been approved by our fairness opinion committee.

The Board of Directors and the Special Committee
Polymer Group, Inc.

On the basis of and subject to the foregoing, we are of the opinion that as of the date hereof, the Consideration to be paid to the Minority Shareholders pursuant to the Merger Agreement is fair, from a financial point of view, to the Minority Shareholders.

Very truly yours,

JANNEY MONTGOMERY SCOTT LLC

C-4